     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1999.


                                                      REGISTRATION NO. 333-64367
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ---------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             ---------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                            GOLDEN SKY SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE                                                     43-1749060
      (State or Other Jurisdiction of Incorporation or                  (I.R.S. Employer Identification Number)
                       Organization)

                            AND AFFILIATE GUARANTORS

     ARGOS SUPPORT SERVICES COMPANY                          TEXAS                            75-2475630
            PRIMEWATCH, INC.                             NORTH CAROLINA                       56-1798070
 (Exact Name of Registrants as Specified        (State or Other Jurisdiction of            (I.R.S. Employer
      in Their Respective Charters)              Incorporation or Organization)         Identification Number)


                                                                                            JOHN R. HAGER
                                                                                       CHIEF FINANCIAL OFFICER
                                                                                       GOLDEN SKY SYSTEMS, INC.
   605 WEST 47TH STREET, SUITE 300                                                 605 WEST 47TH STREET, SUITE 300
        KANSAS CITY, MO 64112                                                           KANSAS CITY, MO 64112
            (816) 753-5544                               4841                               (816) 753-5544
  (Address, Including Zip Code, and          (Primary Standard Industrial        (Name, Address, Including Zip Code,
Telephone Number, Including Area Code,       Classification Code Number)         and Telephone Number, Including Area
 of Registrant's Principal Executive                                                 Code, of Agent For Service)
               Offices)


                                    Copy to:

                            KAREN C. WIEDEMANN, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                               NEW YORK, NY 10111
                                 (212) 841-5700

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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PROSPECTUS

                            GOLDEN SKY SYSTEMS, INC.
                             OFFER TO EXCHANGE ITS
             12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
              12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A
                             ---------------------
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

                                   , 1999, UNLESS EXTENDED.

                             ---------------------


     Golden Sky Systems, Inc., a Delaware corporation ("GSS" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 12 3/8% Senior Subordinated Notes due 2006, Series B ("New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount of its issued and outstanding 12 3/8% Senior Subordinated Notes due 2006, Series A (the "Old Notes" and, collectively with the New Notes, the "Notes"), of which $195,000,000 aggregate principal amount is outstanding, from the holders thereof. The Company will not receive any proceeds from the Exchange Offer and has agreed to pay all the expenses incident to the Exchange Offer. The Company is a wholly-owned subsidiary of Golden Sky DBS, Inc., a Delaware corporation ("Golden Sky DBS"), which is a wholly-owned subsidiary of Golden Sky Holdings, Inc., a Delaware corporation ("Holdings"). The Notes are unconditionally guaranteed, on a senior subordinated basis, by GSS's subsidiaries Argos Support Services Company and Primewatch, Inc. (together with any other subsidiaries of the Company that may guarantee the Notes in the future, the "Guarantors"). Each guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor.



     The terms of the New Notes are identical in all material respects (including principal amount, interest rate, maturity and guarantees) to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Notes rank pari passu with all present and future senior subordinated debt of the Company, and senior to all present and future subordinated debt of the Company. As of December 31, 1998, the aggregate amount of outstanding indebtedness (excluding the Notes) of the Company was approximately $83.2 million. See "Description of the New Notes." Upon a Change of Control (as defined herein), each holder of the New Notes may require the Company to repurchase all or a portion of such holder's New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. In the event of a Change of Control, the Company may not have sufficient funds to satisfy its obligation to repurchase the New Notes and other debt that may come due as a result thereof. See "Description of the New Notes -- Change of Control."


     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the registration rights agreement relating to the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, and such holder has no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by a broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

                                                  (Cover continued on next page)


      SEE "RISK FACTORS" ON PAGE 15 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------


                 The date of this Prospectus is March   , 1999.

(Continued from cover page)


     The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires (the "Expiration Date"), which will be March , 1999 unless the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. See "The Exchange Offer."


     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture (as defined herein). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of the Exchange Offer to Non-Tendering Holders of the Old Notes" and "The Exchange Offer -- Terms of the Exchange Offer."

     The New Notes will initially be available only in book-entry form. The Company expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in a Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, a New Note in certificated form will be issued in exchange for a Global Note only on the terms set forth in the Indenture. See "Description of the New Notes -- Book Entry; Delivery and Form."
                             ---------------------

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.
                             ---------------------


     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of March   , 1999.


     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Additional Information......................................    1
Forward-Looking Statements..................................    2
Sources of Material Information.............................    2
Summary of the Prospectus...................................    4
Risk Factors................................................   15
Use of Proceeds.............................................   27
The Exchange Offer..........................................   27
Capitalization..............................................   32
Pro Forma Financial Statements..............................   33
Selected Consolidated Financial Data........................   38
Management's Discussion and Analysis of Results of
  Operations and Financial Condition........................   39
Business....................................................   48
Management..................................................   62
Principal Stockholders......................................   67
Certain Relationships and Related Transactions..............   71
Description of Other Indebtedness...........................   74
Description of the New Notes................................   77
Certain Federal Income Tax Considerations...................  107
Plan of Distribution........................................  108
Legal Matters...............................................  108
Experts.....................................................  109
Index to Financial Statements...............................  F-1


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the New Notes. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants, including the Company, that file such information electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     As a result of the filing of the Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The Company's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company, other than the fiscal year in which such registration statement or registered exchange offer for the New Notes becomes effective. However, the indenture, dated as of July 31, 1998 (the "Indenture"), by and among the Company, as issuer, Argos Support Services Company, as guarantor, PrimeWatch, Inc., as guarantor, and State Street Bank and Trust Company of Missouri, N.A., as trustee (the "Trustee"), provides that the Company must file with the Commission and provide the holders of the Notes with copies of annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act as long as the Notes are outstanding.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN, OR DELIVERED WITH, THE PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 605 WEST 47TH STREET, SUITE 300, KANSAS CITY, MISSOURI 64112, ATTENTION: INVESTOR RELATIONS, (816) 753-5544. IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH INFORMATION, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements involving known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends, including consolidation; the continued growth of the direct-to-home television industry; uncertainties regarding business strategies, including the Company's acquisition strategy; the ability of the Company to obtain and retain subscribers; changes in the regulatory environment affecting the Company; and actions of the Company's competitors. All statements herein other than statements of historical fact, including, without limitation, the statements under "Summary of the Prospectus," "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources," and "Business" regarding the Company's profitability, financial position, liquidity and capital requirements are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, under "Risk Factors." All written forward-looking statements by or attributable to the Company or persons acting on its behalf contained in this Prospectus are expressly qualified in their entirety by the Cautionary Statements.

                        SOURCES OF MATERIAL INFORMATION

     THIS PROSPECTUS CONTAINS INFORMATION OBTAINED FROM SOURCES OTHER THAN THE COMPANY CONCERNING, AMONG OTHER THINGS, THE COMPANY'S INDUSTRY AND MARKETS, THE COMPANY'S PRINCIPAL DIRECT AND INDIRECT SUPPLIERS OF SERVICES, DIRECTV, INC. ("DIRECTV"), THE NRTC (AS DEFINED HEREIN), THE RURAL DIRECTV MARKETS (AS DEFINED HEREIN), AND THE NRTC'S RELATIONSHIP (CONTRACTUAL AND OTHERWISE) WITH DIRECTV. SUCH INFORMATION IS MATERIAL TO UNDERSTANDING THE COMPANY'S BUSINESS AND PROSPECTS. SPECIFICALLY, WHILE THE COMPANY'S SOLE BUSINESS IS THE OFFERING OF DIRECTV SERVICES, THE COMPANY HAS NO DIRECT CONTRACTUAL RELATIONSHIP WITH DIRECTV RELATING TO ITS PRINCIPAL MARKETS AND OBTAINS THOSE SERVICES THROUGH THE NRTC. THE NRTC RECEIVES DIRECTV SERVICES PURSUANT TO ARRANGEMENTS WITH DIRECTV THE TERMS OF WHICH HAVE BEEN KEPT CONFIDENTIAL BY THE NRTC. THE COMPANY RELIES UPON THE NRTC TO HAVE ACCURATELY REPRESENTED THE SCOPE AND TERM OF ITS ARRANGEMENTS WITH HUGHES (AS DEFINED HEREIN) AND DIRECTV. UNDER THE COMPANY'S ARRANGEMENTS WITH THE NRTC, THE NRTC PROVIDES SUBSTANTIAL SERVICES TO THE COMPANY, INCLUDING BILLING AND CUSTOMER AUTHORIZATION, AND THE COMPANY RELIES UPON THE NRTC TO PROVIDE IT WITH ACCURATE AND COMPLETE INFORMATION CONCERNING THE COMPANY'S CUSTOMERS. INFOR-

MATION CONCERNING THE NRTC AND ITS ARRANGEMENTS WITH DIRECTV IS BASED UPON INFORMATION THAT HAS BEEN MADE AVAILABLE TO THE COMPANY BY THE NRTC OR IS OTHERWISE PUBLICLY AVAILABLE. EXCEPT WHERE OTHERWISE INDICATED, INFORMATION REGARDING NUMBERS OF HOUSEHOLDS AND/OR SUBSCRIBERS IN RURAL DIRECTV MARKETS IS BASED UPON INFORMATION COMPILED BY CLARITAS, INC., WHICH THE COMPANY HAS SUPPLEMENTED WHERE NECESSARY WITH INFORMATION COMPILED BY THE U.S. POSTAL SERVICE. OTHER INDUSTRY-RELATED INFORMATION HAS BEEN DERIVED FROM SKY REPORT AND DBS DIGEST. WHILE THE COMPANY BELIEVES THESE AND OTHER THIRD-PARTY SOURCES OF INFORMATION TO BE RELIABLE, IT HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND IS NOT IN A POSITION TO DO SO. SEE "RISK FACTORS -- RISKS RELATED TO RELATIONSHIP WITH NRTC."


     The following trademarks owned by third parties are used in this
Prospectus: DIRECTV(R), USSB(R), Total Choice(R), NFL SUNDAY TICKET(TM), NHL(R) CENTER ICE(R) and DirecPC(R).

                           SUMMARY OF THE PROSPECTUS

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the risk factors and consolidated financial statements and the notes thereto included elsewhere in this Prospectus. As used herein, unless the context requires otherwise, the term "Company" includes Golden Sky Systems, Inc. and its consolidated subsidiaries. The term "NRTC" refers to the National Rural Telecommunications Cooperative, an organization whose members are engaged in the distribution of telecommunications and other services in rural America. The term "Rural DIRECTV Markets" means those areas in the United States in which the NRTC and certain of its members and affiliates (including the Company) have the exclusive right to provide DIRECTV services to residential customers.

                                  THE COMPANY


     The Company is the second largest independent provider of DIRECTV, the leading Direct Broadcast Satellite ("DBS") company serving the continental United States. The Company markets and provides DIRECTV's programming package ("DIRECTV Programming") on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of multiple dwelling units ("MDUs") and commercial customers. The Company has obtained the exclusive right to provide DIRECTV Programming to homes in its Rural DIRECTV Markets under agreements between the Company and the NRTC. The NRTC and its DBS members and affiliates (including the Company) provide DIRECTV Programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes Communications Galaxy, Inc. ("Hughes"), DIRECTV's predecessor-in-interest. The Company estimates that the Rural DIRECTV Markets comprise approximately 9.0 million households, or approximately 9% of total U.S. television households, but account for approximately 1.0 million, or approximately 22%, of total DIRECTV customers.



     Since its formation by management in June 1996 through January 31, 1999, the Company has:



     - acquired 50 Rural DIRECTV Markets in 23 states with approximately 1.8 million households and 129,800 subscribers at the dates of acquisition;



     - increased its subscriber base in these markets by approximately 83.3% in aggregate, to approximately 238,000, achieving a subscriber penetration rate of approximately 13.5% through aggressive marketing and a local, service-driven approach to the customer;



     - commenced marketing and distributing DIRECTV Programming to approximately 4,600 commercial and MDU customers in five cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide; and


     - together with its corporate parent, raised $87.4 million of equity capital from several institutional venture capital firms and Company management, and secured $150.0 million of senior bank financing.


     Since inception, the Company's recurring revenue has increased rapidly due to internal subscriber growth and a low average annual subscriber disconnect ("churn") rate (approximately 8.8% for the twelve months ended December 31, 1998). The Company's net internal subscriber growth in its Rural DIRECTV Markets during 1998 totaled approximately 80,300. This represented approximately 6.9% of DIRECTV's net new subscribers nationwide for the period, although total households in the Company's Rural DIRECTV Markets approximated just 1.5% of all television households in the continental United States. Although the Company incurs substantial costs to add subscribers, it has relatively low recurring costs to service them. The Company believes these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA (as defined herein). The Company had EBITDA of negative $5.4 million and negative $20.0 million for the years ended December 31, 1997 and 1998, respectively.


     The Company believes that its exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets is attractive for the following reasons:


     - The Company believes that marketing DIRECTV, the country's leading DBS provider, gives it a competitive advantage over providers of other subscription television services.


     - Competition from cable television providers in Rural DIRECTV Markets is often limited.

     - Local providers of DIRECTV Programming, such as the Company, are supported by DIRECTV's national marketing campaigns and extensive retail distribution network. Additionally, three major consumer electronics manufacturers currently compete to provide customers with satellite receivers and related equipment required to receive DIRECTV Programming ("DBS Equipment").


     - Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for the Company to grow through acquisitions, rationalize operations and create operating leverage.


     The Company intends to leverage its competitive strengths by pursuing the following strategies:



     - emphasizing direct sales and local customer service, which the Company believes generates rapid subscriber growth, higher customer satisfaction and lower churn;



     - acquiring additional Rural DIRECTV Markets to continue the expansion of the Company's core business; and



     - developing related business opportunities that rely on the Company's existing local sales and service organization.



     In addition to its business in Rural DIRECTV Markets under agreements with the NRTC, the Company has developed other business relationships with DIRECTV and its affiliated companies. For example, the Company was chosen in January 1998 by DIRECTV as a Master System Operator to market and provide DIRECTV Programming nationally to residents of MDUs and commercial establishments. In February 1998, the Company began marketing and providing DIRECTV Programming to residents of MDUs and commercial establishments in five major metropolitan areas near its rural territories. The Company intends to focus its MDU and commercial activities on high-growth urban areas near its Rural DIRECTV Markets to create a larger universe of potential subscribers while maintaining its fixed cost base. Also during 1998, the Company began test marketing DirecPC, a satellite-based Internet access service.



                          RECENT INDUSTRY DEVELOPMENTS



     On November 20, 1998, EchoStar Communications Corporation ("EchoStar") announced that it had entered into an agreement to acquire certain satellite-television assets from The News Corporation Limited and MCI Worldcom Inc. The satellite-television assets to be acquired by EchoStar include a license for 28 DBS frequencies at 110 degrees W.L. (an orbital location providing DBS service to the entire continental United States), two satellites to be delivered in orbit, and a direct broadcast operations facility. If EchoStar completes these asset purchases, it may be able to significantly expand its DBS and other programming offerings, thereby potentially strengthening its competitive position relative to DIRECTV and the Company. The Company believes that it can successfully compete with EchoStar in the DBS market because of DIRECTV's brand name, nationwide marketing program and significantly larger distribution network.



     On December 14, 1998, Hughes announced that it will acquire United States Satellite Broadcasting Company ("USSB") for approximately $1.3 billion. On January 22, 1999, DIRECTV announced that it will acquire certain of Primestar Inc.'s and one of its affiliates' assets for approximately $1.8 billion. Each of these acquisitions is subject to conditions, and there can be no assurance that either will be consummated. The Company is not yet able to assess the effect of either acquisition on its future business, financial position or results of operations. The information contained in this Prospectus related to the number of households and subscribers in the Company's Rural DIRECTV Markets does not reflect the impact, if any, of these announced acquisitions. The Company cannot yet determine whether and how these acquisitions, if consummated, would affect the Company's rights in its Rural DIRECTV Markets or the Company's capital requirements.



                              RECENT TRANSACTIONS



     Golden Sky DBS was formed as a wholly-owned subsidiary of Holdings on February 2, 1999 for the purpose of issuing $193.1 million in principal amount at maturity of 13 1/2% Senior Discount Notes due 2007 (the "13 1/2% Notes"). On February 19, 1999, Golden Sky DBS consummated its offering of 13 1/2% Notes (the "13 1/2% Notes Offering"). The 13 1/2% Notes were issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, Donaldson Lufkin & Jenrette Securities Corporation and Fleet Securities, Inc. (collectively, the "13 1/2% Notes Initial Purchasers"). The 13 1/2% Notes Offering resulted in gross proceeds to Golden Sky DBS of approximately $100.0 million. Golden Sky DBS contributed the net proceeds of the 13 1/2% Notes Offering (approximately $96.8 million) to the Company. The Company will use the contributed proceeds to repay existing senior bank indebtedness, fund potential acquisitions, provide working capital and for general corporate purposes. Immediately before the 13 1/2% Notes were issued, Holdings transferred all the outstanding capital stock of the Company (together with $100 in cash) to Golden Sky DBS in exchange for 100 shares of common stock, $.01 par value, of Golden Sky DBS. As a result of these transactions, Golden Sky DBS became an intermediate holding company between Holdings and the Company. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Recent Developments."



     Subsequent to December 31, 1998, the Company acquired four Rural DIRECTV Markets, which territories include approximately 54,000 households and 10,600 subscribers, for an aggregate purchase price of approximately $19.9 million. The Company is continually evaluating acquisition prospects and expects to enter into additional acquisition agreements and complete further acquisitions of Rural DIRECTV Markets consistent with the Company's growth strategy.


                                  RISK FACTORS

     An investment in the Notes is subject to a number of risks, including, without limitation, the following:

     - net losses and negative EBITDA,

     - substantial leverage,

     - ability to service indebtedness,

     - subordination of the New Notes,

     - asset encumbrances,

     - restrictions imposed by terms of indebtedness,

     - substantial capital requirements,

     - risks attendant to acquisition strategy,

     - dependence upon DIRECTV,

     - reliance upon the NRTC,

     - ability to acquire DBS services from NRTC and DIRECTV after expiration of NRTC Agreements,

     - ability to manage growth effectively,

     - absence of public market for the New Notes, and

     - consequences of the Exchange Offer to non-tendering holders of the Old Notes.


Holders of the Old Notes should consider carefully all of the information contained in the Prospectus prior to tendering their Old Notes in the Exchange Offer. In particular, holders of Old Notes should consider the factors set forth under "Risk Factors" beginning on page 15 of this Prospectus.



                            OWNERSHIP AND MANAGEMENT



     The Company was formed by management on June 25, 1996 ("Inception") and completed its first Rural DIRECTV Market acquisition in November 1996. To date, the Company, together with its parent, has raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Delcage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC, including an aggregate $2.5 million investment by management. Substantially all the proceeds of such financings have been contributed to the Company.



     The Company has assembled an experienced management team to execute its business strategy. Rodney A. Weary, the Company's Chief Executive Officer, has over 27 years of experience in building, consolidating and expanding rural cable television systems. Mr. Weary also helped found and take public Premiere Page Inc., a regional paging company. William J. Gerski, the Company's Vice President, Sales and Marketing, has 26 years of experience building and leading sales forces in the communications industry, including multi-channel subscription television services. The Company's management team also includes executives with long-term affiliations with the NRTC and DIRECTV, as well as others experienced in other aspects of the telecommunications industry.



     The Company's principal executive officers are located at 605 West 47th Street, Suite 300, Kansas City, Missouri 64112, and its telephone number is
(816) 753-5544.

                         THE OFFERING OF THE OLD NOTES

Old Notes.....................   The Old Notes were sold (the "Offering") by the
                                 Company on July 31, 1998 to Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated and
                                 NationsBanc Montgomery Securities LLC (the
                                 "Initial Purchasers") pursuant to a Purchase
                                 Agreement, dated July 24, 1998 (the "Note
                                 Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to qualified
                                 Institutional buyers pursuant to Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United
                                 States within the meaning of Regulation S under the Securities Act.

Registration Rights
Agreement.....................   Pursuant to the Note Purchase Agreement, the
                                 Company and the Initial Purchasers entered into a Registration Rights Agreement, dated July 31,
                                 1998 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The
                                 Exchange Offer is intended to satisfy such exchange rights, which terminate upon the consummation of the Exchange Offer.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer............   The Company is offering to exchange up to
                                 $195,000,000 aggregate principal amount of its 12 3/8% Senior Subordinated Notes due 2006,
                                 Series B, for a like amount of its 12 3/8%
                                 Senior Subordinated Notes due 2006, Series A.
                                 The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. See "Description of the New
                                 Notes." The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement relating to the Old Notes.

Expiration Date; Withdrawal of

  Tender......................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on March   , 1999, or such
                                 later date and time to which it is extended.
                                 The tender of Old Notes pursuant to the
                                 Exchange Offer may be withdrawn at any time prior to the Expiration Date.


Accrued Interest on the New
Notes and the Old Notes.......   Each New Note will bear interest from the most
                                 recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from July 31, 1998. Holders of
                                 Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the New Notes, or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after the last date to which interest has been paid or duly provided for on the Old Notes, or, if no such interest has been paid or duly provided for, from and after July 31, 1998.

Procedures for Tendering......   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation, to State Street Bank and Trust
                                 Company of Missouri, N.A., as Exchange Agent, at the address set forth herein and therein.
                                 The Letter of Transmittal will contain a representation by the tendering holder that, among other things, (i) the New Notes to be received pursuant to the Exchange Offer are being acquired in the ordinary course of the business of the person receiving such New
                                 Notes, (ii) such holder has no arrangement with another person to participate in the distribution of such New Notes, (iii) such holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company, and (iv) if the tendering holder is a broker or a dealer (as defined in the Exchange
                                 Act), it acquired the Old Notes for its own account as a result of market-making activities or other trading activities, and that it has not entered into any arrangement with the Company or any "affiliate" of the Company to distribute the New Notes to be received in the Exchange Offer. In the case of a broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making or other trading activities, the Letter of Transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this Prospectus in connection with the resale by it of New Notes received pursuant to the Exchange
                                 Offer. See "Plan of Distribution."

Guaranteed Delivery
Procedures....................   Holders who wish to accept the Exchange Offer
                                 and cannot complete the procedures for
                                 tendering on a timely basis may effect a tender according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering."

Federal Income Tax
Consequences..................   The exchange pursuant to the Exchange Offer
                                 will not result in any income, gain or loss to the holders of the Notes or the Company for Federal income tax purposes. See "Certain
                                 Federal Income Tax Considerations."

Exchange Agent................   State Street Bank and Trust Company of
                                 Missouri, N.A. is serving as Exchange Agent in connection with the Exchange Offer. The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange
                                 Agent."

Consequences of Exchanging Old
  Notes Pursuant to the
  Exchange Offer..............   Generally, based on interpretations by the
                                 staff of the Commission, the Company believes that holders of Old Notes (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus-delivery provisions of the Securities Act; provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New
                                 Notes. Each broker-dealer that receives New
                                 Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New
                                 Notes. The Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions.

Untendered Old Notes..........   Following the consummation of the Exchange
                                 Offer, holders of Old Notes eligible to
                                 participate but who do not tender their Old
                                 Notes will not have any further exchange rights, and such Old Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
  Exchange....................   If a holder of Old Notes does not exchange such
                                 Old Notes for New Notes pursuant to the
                                 Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The
                                 Exchange Offer -- Consequences of Failure to
                                 Exchange."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The form and terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes will evidence the same debt as the New Notes, and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities thereunder. See "Description of the New Notes."

Securities Offered............   $195,000,000 aggregate principal amount of
                                 12 3/8% Senior Subordinated Notes due 2006,
                                 Series B.

Maturity Date.................   August 1, 2006.

Interest Payment Dates........   Interest on the New Notes will accrue at the
                                 rate of 12 3/8% per annum and will be payable semi-annually on each February 1 and August 1, commencing February 1, 1999.

Escrow Account................   The Company has purchased certain Government
                                 Securities (as defined herein), representing an amount (the "Escrow Account") sufficient to pay, together with interest received from the investment thereof in Government Securities, the first four semi-annual interest payments on the Notes (estimated to be $45.2 million), as security for repayment of the first four scheduled interest payments on the Notes. The
                                 Notes will be secured by a security interest in the Escrow Account to the extent set forth herein. The Escrow Account will be held by the Escrow Agent (as defined herein) under the Escrow Agreement (as defined herein) pending disbursement. See "Description of the New
                                 Notes -- Escrow Account."

Optional Redemption...........   The New Notes will be redeemable, in whole or
                                 in part, at the option of the Company on or after August 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public
                                 Equity Offerings (provided that, in the case of any such sale or sales by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of New Notes. See
                                 "Description of the New Notes -- Redemption."

Change of Control.............   Upon the occurrence of a Change of Control,
                                 each holder of the Notes may require the Company to repurchase all or a portion of such holder's New Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase.
                                 See "Description of the New Notes -- Change of
                                 Control."

Ranking.......................   The Notes will be unsecured (except as
                                 described under "-- Escrow Account") senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein).
                                 As of December 31, 1998, on a pro forma basis after giving effect to the Completed
                                 Acquisitions (as defined herein), the Company would have had approximately $289.0 million of outstanding indebtedness, of which approximately $77.8 million was Senior
                                 Indebtedness, and $16.2 million was
                                 unsubordinated indebtedness that would not constitute Senior Indebtedness.


Guarantees....................   The New Notes are unconditionally guaranteed,
                                 on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Company's wholly-owned subsidiaries Argos Support
                                 Services Company and PrimeWatch, Inc., and may, under certain circumstances, be guaranteed in the future by other subsidiaries of the Company
                                 (together with Argos Support Services Company and PrimeWatch, Inc., the "Guarantors"). Each guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to prior payment in full of all Guarantor
                                 Senior Indebtedness (as defined in the
                                 Indenture) of such Guarantor.

Certain Covenants.............   The Indenture imposes certain limitations on
                                 the ability of the Company to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of the New
                                 Notes -- Certain Covenants."

     For additional information regarding the New Notes, see "Description of the New Notes."

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA


     The summary historical consolidated financial data for the periods ended December 31, 1996, 1997 and 1998 were derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The financial information for the Completed Acquisitions has been derived from the respective historical financial statements of the acquired entities.



     As used herein, the "Pro Forma" financial and operating data reflect (i) the Company's 50 acquisitions completed since Inception excluding six acquisitions that are immaterial individually and in the aggregate (the "Completed Acquisitions"), (ii) the Offering, and (iii) the contribution to the Company of the proceeds from the 13 1/2% Notes Offering. The Pro Forma financial and operating data also excludes the effects of five Rural DIRECTV Markets the acquisition of which are under negotiation but for which binding letters of intent have not been executed. See "Summary of Prospectus -- Recent Transactions." The Pro Forma information is presented as if each of these events had occurred at the beginning of the period presented with respect to the statement of operations data and as of December 31, 1998 with respect to the balance sheet data. The summary Pro Forma data do not purport to be indicative of the results of operations that would have been achieved had the Completed Acquisitions and the borrowings under the Credit Facility been consummated as of the assumed dates, nor are the results intended to be indicative of the Company's future results of operations. The following information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Company's Consolidated Financial Statements and notes thereto, the Pro Forma Financial Statements and notes thereto, and the individual financial statements and notes thereto of certain acquired businesses appearing elsewhere in this Prospectus.



                                                                                         YEAR ENDED
                                                                                      DECEMBER 31, 1998
                                                 INCEPTION TO                       ---------------------
                                                 DECEMBER 31,      YEAR ENDED                      PRO
                                                     1996       DECEMBER 31, 1997   HISTORICAL    FORMA
                                                 ------------   -----------------   ----------   --------
                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  DBS services.................................    $   219          $ 16,452         $ 74,910    $ 88,318
  Lease and other..............................         36               944            1,014       1,142
                                                   -------          --------         --------    --------
          Total revenue........................        255            17,396           75,924      89,460
Costs and expenses:
  Cost of DBS services.........................        130             9,304           45,291      53,835
  System operations............................         26             3,796           11,021      13,015
  Sales and marketing..........................         73             7,316           32,201      32,810
  General and administrative...................      1,035             2,331            7,431       7,470
  Depreciation and amortization................         97             7,300           23,166      30,514
                                                   -------          --------         --------    --------
          Total costs and expenses.............      1,361            30,047          119,110     137,644
                                                   -------          --------         --------    --------
Operating Loss.................................     (1,106)          (12,651)         (43,186)    (48,184)
Net interest expense...........................        (61)           (3,133)         (18,964)    (29,277)
                                                   -------          --------         --------    --------
Net loss before extraordinary charge...........    $(1,167)         $(15,784)        $(62,150)   $(77,461)
                                                   =======          ========         ========    ========

                                                                                DECEMBER 31, 1998
                                                                             ------------------------
                                                                                           PRO FORMA
                                                         DECEMBER 31, 1997   HISTORICAL   AS ADJUSTED
                                                         -----------------   ----------   -----------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..............................      $ 13,632         $  4,460     $ 66,312
Restricted cash:
  Current..............................................            --           28,083       22,741
  Long-term............................................            --           23,534       23,534
Working capital........................................         3,827           15,204       71,728
Total assets...........................................       156,236          328,071      393,307
Total debt.............................................        69,113          278,204      246,204
Stockholder's equity...................................        70,449           15,922      113,035



                                                                                         YEAR ENDED
                                                                                      DECEMBER 31, 1998
                                                INCEPTION TO                       -----------------------
                                                DECEMBER 31,      YEAR ENDED                       PRO
                                                    1996       DECEMBER 31, 1997   HISTORICAL     FORMA
                                                ------------   -----------------   ----------   ----------
                                                   (IN THOUSANDS, EXCEPT SUBSCRIBER AND HOUSEHOLD DATA)
OTHER FINANCIAL DATA:
EBITDA(1).....................................    $(1,009)        $   (5,351)      $  (20,020)  $
Net cash provided by (used in) operating
  activities..................................       (790)            (3,099)         (36,588)
Net cash provided by (used in) investing
  activities..................................     (3,231)          (120,729)        (159,921)
Net cash provided by financing activities.....      4,500            136,981          187,337
Capital expenditures..........................        105                998            3,317        3,317
Aggregate purchase price of acquisitions......      5,256            129,725          124,844      135,729
OPERATING DATA:
Households at end of period(2)(3).............     21,800          1,134,700        1,727,400    1,767,400
Subscribers acquired in acquisitions(3).......      2,975             65,706           55,291       61,041
Subscribers added in existing
  territories(3)..............................        229             22,014           80,310       80,310
Subscribers at end of period(3)(4)............      3,204             90,924          226,525      232,275
Subscriber acquisition costs, per net
  subscriber added(3)(5)......................    $   319         $      332       $      393   $      393
Penetration at end of period..................       14.7%               8.0%            13.1%        13.1%
Ratio of earnings to fixed charges(6).........         --                 --               --


---------------

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, the Company believes that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of the Company's financial covenants. Further, the Company believes that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in the Company's free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with the Company in terms of operating performance, leverage and liquidity. EBITDA as calculated by the Company is not necessarily comparable to similarly captioned amounts of other companies.


(2) Household numbers are rounded to the nearest hundred. Pro Forma households include households as of the later of December 31, 1998 or acquisition date for Completed Acquisitions.


(3) Household and subscriber data reflect 100% of the households or subscribers comprising the Company's Rural DIRECTV Markets, including two Rural DIRECTV Markets in which the Company acquired less than 100% ownership. The Company receives 100% of the revenue generated by all subscribers in its Rural DIRECTV Markets. Excludes approximately 4,000 commercial and MDU subscribers.



(4) For Completed Acquisitions, subscriber data are as of the later of December 31, 1998 or acquisition date.



(5) Represents subscriber acquisition costs ("SAC") incurred per net new subscriber activation in Rural DIRECTV Markets. Excludes acquired, commercial and MDU subscribers and related SAC.



(6) The ratio of earnings to fixed charges is determined by dividing the sum of net loss before interest expense and extraordinary item and a portion of rent expense representative of interest by the sum of interest expense and such portion of rent expense. For the periods ended December 31, 1996, 1997 and 1998, the deficiency of earnings to fixed charges was $1.2 million, $15.8 million, and $63.7 million, respectively.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, prospective investors should consider carefully the following risk factors before tendering their Old Notes in the Exchange Offer.

NET LOSSES AND NEGATIVE EBITDA


     The Company has had a limited operating history, during which time it has generated net losses and negative EBITDA. This is due primarily to the costs incurred to acquire Rural DIRECTV Markets, to integrate acquired operations and to expand the Company's sales and marketing activities, including the creation of a direct sales force. The Company reported net losses of approximately $15.8 million and $64.7 million for the years ended December 31, 1997 and December 31, 1998, respectively, and EBITDA of approximately negative $5.4 million and negative $20.0 million for the years ended December 31, 1997 and December 31, 1998, respectively. The extent to which the Company actually experiences positive EBITDA in the future will depend upon a number of factors, including the Company's ability to acquire new Rural DIRECTV Markets, the time and expense required to integrate new operations and implement adequate systems and controls and to train direct sales and other personnel, the Company's ability to generate internal subscriber growth and introduce new products and services, the degree of competition encountered by the Company, the cost of programming services, and economic conditions generally. There can be no assurance when or whether the Company will generate or sustain positive EBITDA or net income.


SUBSTANTIAL LEVERAGE


     The Company is highly leveraged and is expected to increase its leverage as it pursues further acquisitions by borrowing additional funds and by issuing additional seller notes. At December 31, 1998, on a pro forma basis, the Company's total consolidated long-term indebtedness, including the current portion, would have approximated $289.0 million, representing approximately 95% of the Company's total capitalization, and the Company's earnings would have been insufficient to cover its fixed charges by approximately $79.0 million. On such pro forma basis, assuming satisfaction of the conditions to borrowing (including satisfaction of the subscriber borrowing base requirements and financial maintenance covenants), the Company would have had the ability to borrow an additional $53.4 million under the Credit Facility and expects to do so principally to fund additional acquisitions of Rural DIRECTV Markets.


     The degree to which the Company is leveraged could have adverse consequences to holders of the New Notes, including, but not limited to, the following: (i) the Company's ability to fund internally or obtain additional debt or equity financing in the future for acquisitions, working capital, operating losses, capital expenditures and other purposes could be impaired;
(ii) the Company's flexibility in planning for, or reacting to, changes to its business and market conditions may be limited; (iii) the Company may be constrained from competing with less highly leveraged competitors; and (iv) the Company may be financially vulnerable in the event of a downturn in its business or the economy generally. In addition, borrowings under the Credit Facility bear interest at variable rates, which could further increase the Company's debt service obligations in the event of an increase in interest rates generally. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Other Indebtedness -- Credit Facility."

ABILITY TO SERVICE INDEBTEDNESS


     The ability of the Company to meet its debt service obligations, including in respect of the New Notes, will be dependent upon the Company's future operating performance. Such operating performance can be subject to many factors, some of which will be beyond the Company's control, such as prevailing economic conditions and relations with the NRTC. See "-- Reliance Upon the NRTC." There can be no assurance that the Company will be able to generate sufficient cash flow to service required interest and principal payments. Borrowings under the revolving credit line established pursuant to the Credit Facility will be available to the Company until September 30, 2005, but commitments and borrowings are subject to quarterly reductions commencing March 31, 2001. Borrowings under the term loan facility established pursuant thereto are required to be repaid in 16 consecutive quarterly installments commencing March 31, 2002, with the balance due December 31, 2005. If the Company does not have sufficient available resources to repay indebtedness under the Credit Facility at such time, the Company may find it necessary to refinance such indebtedness, and there can be no assurance that such refinancing would be available, or available on reasonable terms. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources," "Description of Other Indebtedness -- Credit Facility" and "Description of the New Notes."


SUBORDINATION OF THE NEW NOTES


     The New Notes will be general unsecured (other than the first-priority security interest in the Escrow Account) obligations of the Company and will be subordinate in right of payment to all Senior Indebtedness, including indebtedness under the Credit Facility. As of December 31, 1998, on a pro forma basis, the Company would have had $77.8 million of Senior Indebtedness outstanding and $53.4 million of availability under the Credit Facility. The Company also had approximately $16.2 million of unsubordinated indebtedness, representing the Seller Notes (as defined herein) and obligations under capital leases, to which the New Notes will not be subordinated. The Indenture permits the Company to incur additional indebtedness, which may take the form of Senior Indebtedness, subject to certain limitations, and the Company expects from time to time to incur additional Senior Indebtedness. By reason of the subordination provisions of the Indenture, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company, holders of Senior Indebtedness must be paid in full before payment of amounts due on the New Notes may be made. Accordingly, there may be insufficient assets remaining after such payments of Senior Indebtedness to pay amounts due on the New Notes. The guarantees of the Notes by the Guarantors are subordinated to Guarantor Senior Indebtedness of each Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company, and the ability to collect under such guarantees may therefore be similarly limited.


     In addition, during the continuance of any default in payment in respect of any Designated Senior Indebtedness (as defined herein), no payment (subject to limited exceptions) may be made on account of the obligations with respect to the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents. In addition, during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated and after the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such default, no payment (subject to limited exceptions) may be made by the Company on account of the Obligations (as defined herein) with respect to the Notes for a specified period. If any Event of Default (as such term is defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. However, such a continuing Event of Default also would permit the acceleration of all outstanding obligations under the Credit Facility. In such an event, the subordination provisions of the Indenture would prohibit any payments to holders of the Notes unless and until such obligations (and any other accelerated Designated Senior Indebtedness) have been repaid in full in cash or Cash Equivalents (as defined herein). See "Description of the New Notes -- Subordination."

ASSET ENCUMBRANCES

     The New Notes will not be secured by any assets of the Company other than the Escrow Account that secures the first four interest payments on the Notes. The obligations of the Company under the Credit Facility will be secured by substantially all of its assets and those of its subsidiaries, including the NRTC Agreements referred to below. If the Company becomes insolvent or is liquidated, or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facility. Accordingly, any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Notes with respect to such assets. See "Description of Other Indebtedness -- Credit Facility."

     The Company's valuable assets are comprised primarily of its rights under the agreements between the NRTC and its members, pursuant to which the members acquired the right to distribute DIRECTV Programming in the Rural DIRECTV Markets (collectively, the "NRTC Agreements") and the Company's interest in its subscriber base. Because the NRTC Agreements are terminable upon a bankruptcy or insolvency of the Company, and the nature of the Company's interest in its subscriber base is the subject of uncertainty, there can be no assurance as to the ability of creditors, including holders of Notes, to realize upon these assets and to satisfy all or any part of their claims against the Company. See "Reliance Upon the NRTC."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS


     The Credit Facility, the Indenture, and the indenture governing the 13 1/2% Notes contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Credit Facility also contains a number of financial covenants that will require the Company to meet certain financial ratios and financial condition tests, and availability under the revolving credit facility of the Credit Facility depends upon satisfaction of these covenants as well as minimum subscriber base requirements. See "Description of Other
Indebtedness -- Credit Facility" and "Description of the New Notes -- Certain Covenants." The Company's ability to meet these covenants and requirements can be affected by events beyond its control, and, in any event, there can be no assurance that the Company will meet such covenants and requirements. A failure to comply with the obligations in the Credit Facility or the Indenture could result in an event of default under the Credit Facility or an Event of Default under the Indenture that, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default under the Credit Facility or an Event of Default under the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Notes.


SUBSTANTIAL CAPITAL REQUIREMENTS

     The Company's operations have required and will continue to require substantial capital to finance acquisitions of Rural DIRECTV Markets and the costs associated with integrating acquired operations and expanding the Company's sales and marketing activities in new markets, as well as general working capital requirements and operating expenses. No assurance can be given that actual cash requirements will not materially exceed the Company's estimated capital requirements and available capital. Moreover, because the Company's ability to access the total availability of the Credit Facility is dependent on maintaining certain specified financial and operating covenants, there can be no assurance that the Company will be able to draw funds under the Credit Facility sufficient to finance its planned acquisitions and the continued development of its operations. The amount of capital the Company requires will depend upon a number of factors, including costs of future acquisitions, capital expenditures and negative cash flow generally. No assurance can be given that, in the event the Company were to require additional financing, such additional financing would be available on terms satisfactory to the Company or at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Other Indebtedness -- Credit Facility."


     In addition, the Company is not yet able to assess whether and to what extent the acquisitions by Hughes of USSB or by DIRECTV of Primestar may affect the Company's future capital requirements. See "Summary of the Prospectus -- Recent Industry Developments" and "Business -- Competition."

RISKS ATTENDANT TO ACQUISITION STRATEGY


     An essential part of the Company's business strategy is to acquire additional Rural DIRECTV Markets. Since Inception, the Company has acquired the right to provide DIRECTV Programming in 50 Rural DIRECTV Markets, and the Company is continually identifying additional potential acquisition targets. The Company is aware of at least one other DIRECTV Programming provider that is currently pursuing an acquisition strategy targeted on Rural DIRECTV Markets that is similar to the Company's. The prices paid in acquisitions by the Company are a function of numerous factors, including the demographics of the particular Rural DIRECTV Market, the extent of penetration by the prior operator and of other pay television operators in such market and the extent of competition for the particular acquisition. Other acquirers of Rural DIRECTV Markets may have greater financial resources than the Company.


     Each of the Company's potential acquisitions is subject to the negotiation of a definitive agreement and, among other conditions, the prior approval of Hughes and the NRTC, which approval may be beyond the Company's control. See "-- Reliance Upon the NRTC" for a discussion of the risks attendant to securing NRTC approval of acquisitions. In addition, each acquisition is subject to conditions typical in acquisitions of this nature, certain of which also may be beyond the control of the Company. There can be no assurance that the anticipated benefits of any of the acquisitions described herein or future acquisitions will be realized. The process of integrating acquired operations into the Company's operations may result in unforeseen operating difficulties, could divert management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. There also can be no assurance that the Company will be able to identify suitable acquisitions in the future or, if identified, to arrive at favorable prices and terms. In addition, possible future acquisitions by the Company could result in the incurrence of additional debt and contingent liabilities which could materially adversely affect the Company's financial condition and results of operations.

DEPENDENCE UPON DIRECTV


     The Company obtains substantially all of its revenue through the distribution of DIRECTV Programming. As a result, the Company may be materially adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Such material adverse effects could result from possible electronic, computer or other technical problems experienced by DIRECTV or from DIRECTV's failure to retain or renew its Federal Communications Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites, at least some of which licenses expire and are subject to renewal in December 1999. The Company relies upon DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in such past practice due to, for example, a failure to replace a satellite upon the expiration of its useful orbital life or a delay in launching a successor satellite may prevent the Company from continuing to provide DBS services and could have a material adverse effect on the Company's financial condition and results of operations. See "-- Reliance Upon the NRTC" and "-- Ability to Acquire DBS Services from NRTC and DIRECTV after Expiration of NRTC Agreements."


RELIANCE UPON THE NRTC


     The Company depends greatly upon the NRTC for (i) maintaining valuable rights that it has with DIRECTV (because the Company's ability to offer DIRECTV Programming derives from those rights), (ii) providing the Company with accurate information concerning the NRTC's relationship with DIRECTV (because the Company does not have direct access to that information), and (iii) providing the Company with certain essential services on a timely and effective basis. The interests of the Company and the NRTC may conflict. The NRTC is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. The Company is not a member of the NRTC, but it is a non-voting affiliate of the NRTC. The NRTC may be expected to act solely in the interests of its members, whose interests may diverge from those of the Company.

     Rights Based Solely Upon NRTC Agreements. Virtually all of the Company's business is comprised of the distribution of DIRECTV Programming to residential households and commercial establishments in rural markets pursuant to the NRTC Agreements. The NRTC has obtained such rights pursuant to an agreement with Hughes ("the Hughes Agreement"). Under the NRTC Agreements, the NRTC has granted to the Company the exclusive right to market, sell and retain revenue from DIRECTV Programming (other than Non-Select Services (as defined herein)) transmitted over Hughes' 27 frequencies from the 101 degrees W.L. orbital location to identified residences or identified areas, as applicable. The Company does not have a direct contractual arrangement with Hughes (except with respect to its Systems Operator and commercial licenses, which have not generated material revenue to date), and the NRTC has declined to make available to the Company a copy of the Hughes Agreement. Accordingly, the Company relies upon the NRTC to have accurately represented the scope and term of its rights and obligations and to diligently perform all of its obligations under the Hughes Agreement, as well as pursue any rights and remedies which it may have against Hughes. The NRTC Agreements provide that, in general, upon a default or breach by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Programming directly from DIRECTV either, at Hughes' option,
(i) by the assumption by Hughes of the NRTC's obligations under the NRTC Agreements or (ii) under a new agreement between the Company and Hughes on terms no less favorable to the Company than those in the NRTC Agreements. There can be no assurance as to the existence or scope of such right under the Hughes Agreement (e.g., whether Hughes is obligated to exercise any such option) or as to the Company's ability to timely and successfully exercise such right. There can be no assurance that the NRTC will act or fail to act in a manner that will preserve the Company's ability to offer DIRECTV Programming on a basis consistent with past practice. Although Hughes is contractually entitled to enforce the NRTC's rights under the NRTC's agreements with the Company, the Company is not entitled to enforce or preserve any rights that the NRTC may have under its agreement with Hughes.



     The Company would also be materially adversely affected by the termination of the NRTC Agreements by the NRTC prior to the expiration of their respective terms. Such agreements may be terminated by the NRTC (i) as a result of a termination of the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Agreements and such failure or breach continues unremedied for more than 30 days after written notice from the NRTC or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements. If the NRTC Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Programming in the Rural DIRECTV Markets. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.



     The NRTC Agreements also require the Company to comply with policies of the NRTC adopted from time to time. The Company and other NRTC-affiliated DIRECTV providers have disputed certain policies proposed by the NRTC in the past that they believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to the Company. The dispute was resolved without any modifications to the NRTC Agreements and the Company's then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of affiliated DIRECTV providers. The NRTC Agreements provide that NRTC affiliates, including the Company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including the Company, have differed over the import of these rights and interests, which may have consequences in the event that the Company's rights to offer DIRECTV Programming through the NRTC are terminated or expire.



     Certain Services and Information. The NRTC Agreements provide that the NRTC supply the Company with certain support services, including subscriber authorization and data reporting capability, retail billing services and central office subscriber services. These services are critical to the operation and management of the Company's business. The cost of the services provided to the Company by the NRTC may or may not be greater than that of alternatives. In addition to the fees paid upon signing of the NRTC Agreements, the Company is required to pay to the NRTC monthly operating fees, monthly security fees, monthly programming fees (based on accepted cable industry rate cards) and a "reasonable margin" on the cost of providing DBS services to the Company. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources or provide them for themselves. There can be no assurance that the cost to the Company of acquiring those services elsewhere or providing them internally would not exceed the amounts payable to the NRTC under the NRTC Agreements or, alternatively, that the Company would not be able to secure such services on a more economic basis on its own but continue to be required to obtain such services from the NRTC under the NRTC Agreements.



     The NRTC Agreements do not provide for direct or complete access to or control by the Company of the management information systems of the NRTC, including certain management information systems data concerning individual subscribers of the Company. Therefore, although the Company is entitled to verify the accuracy of individual customer financial accounts, it must rely on the NRTC to accurately provide detailed general demographic and other information regarding its subscribers, which information is critical to the growth and development of the Company's ongoing marketing and sales strategy. The Company must also rely upon the NRTC and DIRECTV to be Year 2000 compliant on a timely basis.


ABILITY TO ACQUIRE DBS SERVICES FROM NRTC AND DIRECTV AFTER EXPIRATION OF NRTC AGREEMENTS


     The DIRECTV Programming offered by the Company to its subscribers is acquired pursuant to the NRTC Agreements. The NRTC, in turn, acquires the services pursuant to the Hughes Agreement. The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. Although, according to Hughes and USSB, which owns five transponders on the first DIRECTV satellite, the three DIRECTV satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to obtain DBS services pursuant to the NRTC Agreements. The Company is not certain whether the NRTC is entitled to services from all three DIRECTV satellites as a contractual matter and, therefore, whether it will receive services for the life of all three satellites. All of these uncertainties may render it more difficult to refinance the Notes and other indebtedness, if necessary, and affect the Company's ability to secure additional financing, if necessary or desirable.


     The Company believes that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS services (other than programming services) in substantially the same form as such DBS services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The NRTC is not obligated to exercise any right of first refusal. There can be no assurance that, upon removal of the current satellites from their orbital locations at the end of their useful lives (estimated to be in 2008 or 2009), the Company would continue to have access to DIRECTV Programming or the exclusive right to control or dispose of its interest in its subscriber base. See "-- Reliance Upon the NRTC -- Rights Based Solely Upon NRTC Agreements."

     Any right of first refusal in the Hughes Agreement may not be available to the NRTC if Hughes does not launch a successor satellite, which may be the case, for example, if Hughes ceases to own the FCC licenses necessary to transmit from its existing orbital locations. Such right of first refusal also may not be available to the NRTC if the NRTC is in default under the Hughes Agreement or if the NRTC is unable to raise sufficient funds from its then existing members or others to purchase rights in any successor Hughes satellite. Whether or not a right of first refusal exists, the terms and conditions, including the financial terms, of any continuing relationship between the NRTC and Hughes following the expiration of the NRTC Agreements cannot be predicted. Moreover, the terms and conditions, including the financial terms under which the NRTC may make available such rights to the Company and other NRTC members and affiliates is unknown, which may impact the economics of the Company's business and its ability to meet its obligations, including in respect of the Notes. In the event the Company is unable to acquire DIRECTV Programming through Hughes and the NRTC after the expiration of the NRTC Agreements, the Company would be required to acquire such DBS services from others, or to attempt to sell its subscriber base to one or more other DBS providers (which it may be unable to do for contractual or other reasons) and cease or fundamentally change its business operations.

ABILITY TO MANAGE GROWTH EFFECTIVELY

     The Company has experienced a period of rapid growth, primarily as a result of acquisitions. In order to achieve its business objectives, the Company expects to continue to expand largely through acquisitions of additional Rural DIRECTV Markets, which have placed and will continue to place a significant strain on its management, operating systems and procedures, financial resources, employees and other resources. This growth has affected the preparation of financial and operating information, and the Company has hired additional personnel and implemented additional accounting practices and procedures to address this concern. The Company will need to continue to improve its operational systems and procedures and to hire and retain additional qualified personnel as the size of its operations grows. If the Company is unable to do so, the Company's financial condition and results of operations could be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL

     The Company's future success may depend to a significant extent upon the performance of a number of the Company's key personnel, including Rodney A. Weary, who is the Company's Chief Executive Officer. The Company has employment and non-competition agreements with Mr. Weary and seven other executives. See "Management." Although the Company maintains "key-man" insurance on the life of Mr. Weary, the loss of Mr. Weary or other key management personnel or the failure to recruit and retain additional qualified personnel could have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION AND TECHNOLOGICAL CHANGE

     The industry in which the Company operates is highly competitive, and the Company expects to face intense competition from existing and future competitors. The Company's competitors include a broad range of companies engaged in the provision of communications and entertainment services, including cable operators, other direct-to-home ("DTH") programming providers, wireless cable operators, broadcast television networks and home video products companies, as well as companies developing new technologies. Certain of these competitors and potential competitors are well established companies and have significantly greater financial and marketing resources than the Company. The Company expects to compete primarily against providers of subscription programming, such as cable and satellite operators. The Company also expects to encounter a number of challenges in competing with cable television providers. Cable operators generally have large installed customer bases, and many cable television operators have significant investments in, and access to, programming. The Company anticipates that many cable systems in the United States will be upgraded to provide better quality programming and a better signal than are currently available through cable, but that cable's programming and signal will remain inferior to those available through DBS services. The Company further believes that due to the expense of upgrading less densely populated areas such as those within the Rural DIRECTV Markets, cable systems in the Rural DIRECTV Markets in general will be upgraded more slowly (if at all) than those in more densely populated areas. In order to substantially increase its subscriber base, however, the Company may find it necessary to attract customers who currently subscribe to cable.


     The Company competes with companies offering DTH programming through various satellite broadcasting systems, although DIRECTV, USSB and EchoStar are the only current domestic DBS operators. On December 14, 1998, Hughes announced that it will acquire USSB for approximately $1.3 billion. On January 22, 1999, DIRECTV announced that it will acquire certain of Primestar's and one of its affiliates' assets for approximately $1.8 billion. Each of these acquisitions is subject to conditions, and there can be no assurance that either will be consummated. The Company is not yet able to assess the effect of either acquisition on the Company's ability to compete in the future. Primestar and all other domestic DTH operators currently transmit from low power or medium power satellites, which generally require the use of larger and, in the case of low power DTH broadcasting, more expensive dishes. Certain regional telephone operators have also expressed an interest in becoming subscription television providers. The entry of these competitors into the subscription television market would increase competition substantially and could have a material adverse effect on the financial condition and results of operations of the Company.


     A variety of other technologies are under development that could result in increased competition for the Company, including, among others, the expansion of the Internet to include and use developing video and audio compression technologies to develop the "information superhighway." There can be no assurance that additional competitors will not enter the markets that the Company serves or that the Company will be able to succeed against such competition. Moreover, changes in technology could lower the cost of competitive services to a level where the Company's services will become less competitive or where the Company will need to reduce its service prices in order to remain competitive. See "Business -- Competition."

REGULATION; PRIMETIME 24 LITIGATION


     The Satellite Home Viewer Act of 1994 (the "SHVA") establishes the terms and conditions under which a DTH operator, for a statutorily-mandated fee, may claim a "compulsory" copyright license to retransmit "superstation" and broadcast network programming to subscribers for private home viewing. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24 Joint Venture ("PrimeTime 24"), a satellite provider of network programming, regarding alleged violations of the SHVA. PrimeTime 24 provides network programming to several satellite providers, including DIRECTV (and its distributors, including NRTC DBS members and affiliates such as the Company) and providers of programming for C-band satellite services.



     In the case of broadcast network programming, the compulsory license established by SHVA is applicable only to DTH retransmission to persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional, outdoor, rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides the network signal. The PrimeTime 24 litigation alleges that the network programming offered by PrimeTime 24 has been retransmitted in violation of the "unserved households" limitations.



     While the Company believes that it has complied to date with the SHVA in providing network programming only to "unserved households" and does not believe that the interpretation of the SHVA applied by the Florida and North Carolina federal courts (discussed below) will have a material adverse effect on the Company's financial results or the Company's ability to attract new subscribers, there can be no assurance that the Company's inability to provide network services to certain subscribers will not have such effects. In addition, the costs of compliance with those interpretations could be material should the Company elect to continue to offer network services. The Company's inability, along with that of DIRECTV, to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect the Company's average revenue per subscriber and subscriber growth and churn. See "Business -- Regulation."



     On December 30, 1998, a Federal District Court in Florida granted a permanent injunction effectively prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households in designated geographic areas (based on Longley-Rice propagation maps recognized by the court as identifying those households that receive "a signal of at least Grade B intensity" or past subscription to cable) and to any business. The injunction further required the disconnection of any such current PrimeTime 24 customers for CBS or Fox programming, unless the local network affiliate consents or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. The injunction also imposed other obligations on PrimeTime 24 and its distributors with respect to future sales of Fox and CBS programming nationwide. The court established February 28, 1999 as the deadline for compliance with the permanent injunction with respect to customers who first began receiving PrimeTime 24's network programming after March 11, 1997; for customers who first received service before that date, the compliance deadline is April 30, 1999. On

February 24, 1999, CBS, NBC, Fox, and ABC filed with the court a "Motion for Temporary Restraining Order, Preliminary Injunction, and Contempt Finding" against DIRECTV in response to an announcement by DIRECTV that it was discontinuing retransmission of the programming of the four networks received from PrimeTime 24 and would instead distribute a different package of network affiliates to its existing subscribers. On February 25, 1999, the court granted CBS and Fox a temporary restraining order requiring DIRECTV (and its agents and those who act in active concert or participation with DIRECTV) not to deliver CBS or Fox programming to subscribers who do not live in "unserved households." (For purposes of determining whether a subscriber is "unserved," the court referred to a modified version of the Longley-Rice signal propagation model; the modifications reflect an order adopted by the FCC on February 2, 1999 (see below).) The court scheduled a hearing for March 8, 1999 on the plaintiffs' requests (including the requests by ABC and NBC) for a preliminary injunction and contempt finding against DIRECTV.



     In addition, on May 16, 1998, a Federal District Court in North Carolina issued an order holding that PrimeTime 24 had violated the copyright provisions and reporting obligations under the SHVA with respect to ABC network programming in the Raleigh-Durham market. On August 19, 1998, the court issued a permanent injunction restraining PrimeTime 24 (and its distributors) from providing retransmission of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. Similar litigation brought by an NBC affiliate is also pending in Texas. It is unclear whether PrimeTime 24 and its agents and distributors will be subjected to claims of damages or other judicially ordered relief through these or other proceedings. In November 1998, the FCC adopted a notice of proposed rulemaking to consider whether and how it might redefine the standard for measuring a "Grade B intensity" signal for purposes of the SHVA.



     On February 2, 1999, the FCC released its decision in this rulemaking. The FCC declined to change the definition of a signal of Grade B intensity. However, the FCC did adopt a standardized method of measuring the strength of television signals at individual locations, and it endorsed a method for predicting signal strength at individual locations that could be used in place of taking actual measurements. The Company cannot yet predict what, if any, impact this rulemaking will have on the Company's business.



     In October 1998, EchoStar filed a lawsuit in the United States District Court of Colorado seeking a declaratory ruling establishing a predictive model for determining whether a household is "unserved" for purposes of the SHVA based on a "Longley-Rice" predictive model that applies a criteria of 95% of the locations receiving a Grade-B signal 95% of the time with a 50% degree of confidence. The lawsuit also asks the court to clarify the particular means (e.g., antenna height and orientation) for measuring signal strength. The effect of the FCC's February 2, 1999 rulemaking on this litigation cannot be predicted.



     The SHVA currently is scheduled to expire on December 31, 1999, in which case DTH operators would be required to negotiate in the marketplace to obtain the necessary copyright clearances to retransmit superstations and broadcast network programming. Legislation to extend the SHVA has been introduced in Congress. There can be no assurance that any such legislation will be passed.



     Unlike cable operators, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return and other regulation. However, there are laws and regulations that affect DIRECTV and, therefore indirectly, the Company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) licensing of satellites,
(ii) avoidance of interference with other broadcasting signals and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses.



RELIANCE ON SATELLITE TRANSMISSION TECHNOLOGY


     There are numerous risks associated with satellite transmission technology, in general, and DIRECTV's delivery of DBS services, in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. Although according to Hughes and USSB the DIRECTV satellites used to provide the DBS services have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, there can be no assurance as to the longevity of the satellites or that loss, damage or changes in the satellites as a result of acts of war, anti-satellite devices, electrostatic storms or collisions with space debris will not occur. While the Company does not believe that the loss of a single satellite would adversely affect its operations, the loss of two or more satellites could have a material adverse effect on DIRECTV and the Company. Furthermore, the digital compression technology used by DBS providers is not standardized and is undergoing rapid change. Such changes or other technological changes or innovations may require modifications to ground station programming uplink facilities, satellites and subscriber equipment, which modifications could be costly. Such costs would likely be passed through by DIRECTV or the NRTC to the Company, and would be borne by the Company to the extent it could not pass such costs through to its subscribers in the form of higher fees.

RISK OF SIGNAL THEFT


     The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used in the DBS Equipment will remain totally effective. If the DBS Equipment encryption technology is compromised in a manner that is not promptly corrected, the Company's revenue could be adversely affected.



     Just as the Company has exclusive DIRECTV distribution rights in its territories, the Company is not allowed to have customers outside its territories. In addition, DIRECTV and the Company are prohibited by law from providing DIRECTV Programming outside the United States. Despite subscribers' assurance that they receive programming within one of the Company's Rural DIRECTV Markets, a portion of the Company's subscribers may, in fact, be receiving DIRECTV Programming outside the Company's markets. If the Company must disconnect a significant portion of its subscribers because they receive services outside the Company's Rural DIRECTV Markets, the Company's financial condition and results of operations could be adversely affected.


DEPENDENCE ON THIRD PARTY PROGRAMMERS

     DIRECTV, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DIRECTV's programming agreements have terms that expire on various dates with different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original term. In the event any such agreements are not renewed or are canceled, there is no assurance that DIRECTV would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality, marketability or cost to the Company's existing programming. The ability of the Company to compete successfully will depend on DIRECTV's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- DIRECTV."

     Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on nondiscriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. The Company anticipates that DIRECTV will continue to purchase a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC or Congress. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of DIRECTV, could adversely affect DIRECTV's ability, and therefore the Company's ability, to acquire programming or acquire programming on a cost-effective basis.

LIMITED CONSUMER ADOPTION OF SATELLITE TELEVISION


     The Company believes that one of the largest hurdles to the mass market adoption of DBS has been the cost to the subscriber of purchasing the DBS Equipment. This equipment generally costs between $99 and

$299, depending upon the level of features desired and number of television sets to be connected. While the cost of such equipment has decreased over time, and the Company believes that the suppliers of the subscriber equipment have strong incentives to supply equipment at affordable prices as the subscriber base expands and as competition increases among equipment vendors, there can be no assurance that such costs will continue to decrease. To the extent that the cost of the equipment remains an obstacle to increased demand for satellite services offered by the Company, the growth of the Company's subscriber base could be delayed, which could have an adverse effect on the Company's financial condition and results of operations.



     Another potential hurdle to widespread adoption of DBS is that subscribers do not receive local news and sports as part of DIRECTV Programming. In order to make such programming available to its subscribers, the Company can install an off-air antenna upon request by the subscriber. While all of the major DBS providers, including DIRECTV, offer broadcast network channels on an a la carte or package basis, it is unclear whether FCC regulations prohibit satellite providers from selling network programming to households that can receive a signal from that network's local affiliate station using traditional off-air antennae. Certain subscribers may not be willing to purchase DBS because of this uncertainty. See "-- Regulation; PrimeTime 24 Litigation."


CERTAIN CONSEQUENCES OF ESCROW ACCOUNT RELATED TO BANKRUPTCY

     The right of the Trustee under the Indenture and the Escrow Agent under the Escrow Agreement to foreclose upon and sell collateral upon the occurrence of an Event of Default is likely to be impaired significantly by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company or one or more of its subsidiaries. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval. The Escrow Account is only pledged to secure the first four scheduled interest payments on the Notes, including amounts accruing following the commencement of any bankruptcy or reorganization case. See "Description of the New Notes -- Escrow Account."

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were sold to the Initial Purchasers on July 31, 1997 and then resold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities
Act) and pursuant to offers and sales outside the United States within the meaning of Regulation S under the Securities Act and are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. The New Notes are securities for which there currently is no market. If the New Notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, and other factors. The Company does not intend to apply for listing of the New Notes on any securities exchange or the Nasdaq National Market. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the New Notes.

CONSEQUENCES OF THE EXCHANGE OFFER TO NON-TENDERING HOLDERS OF THE OLD NOTES

     In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, the New Notes would rank pari passu with the Old Notes, and the holders of Old Notes seeking liquidity in their investment would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act. A reduction of the aggregate principal amount of the Old Notes outstanding as a result of the consummation of the Exchange Offer may have an adverse effect on the ability of holders of the Old Notes to transfer such Old Notes.

YEAR 2000 COMPLIANCE


     The Company is in the process of assessing the impact of the Year 2000 issue on its computer systems and operations. Many existing computer systems and applications currently use two-digit character fields to designate a year. Date-sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the Year 2000 issue may cause computer systems and applications to fail to process critical financial and operational information correctly. This issue affects virtually all organizations and can be very costly and time consuming to correct. The Company has reviewed the Year 2000 compliance of its internal systems and believes that such systems are Year 2000 compliant. However, there can be no assurance that all of the software products currently used by the Company are in fact Year 2000 compliant. The Company has engaged the services of a consultant to assist in the Company's assessment of the impact of the Year 2000 issue on its computerized systems and operations. Additionally, the Company is in the process of conducting surveys of all of its vendors and other pertinent relationships to assess their readiness for Year 2000 processing.



     The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to the Company's contractual relationship with the NRTC. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that such systems will be compliant by April 1999. The Company is reliant on DIRECTV for distribution of its DBS programming services. DIRECTV has informed the Company that it expects to establish Year 2000 compliance for its satellite programming, subscriber databases, and customer billing systems by the end of the first calendar quarter of 1999. In addition to the NRTC and DIRECTV, the Company is significantly reliant on other parties (such as its suppliers of DBS Equipment) for the successful conduct of its business. As previously described, the Company is in the process of ascertaining the Year 2000 readiness of these third parties.



     Currently, the Company believes its costs to successfully mitigate the Year 2000 issue will approximate $200,000. If the Company's plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which the Company's systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on the Company's business or its operations. To date, the Company has not implemented a Year 2000 contingency plan. Contingency plans for mission-critical systems primarily involve development and testing of manual procedures or the use of alternate systems. Viable contingency plans are difficult to develop for certain third-party failures, especially in high-technology industries, such as the DBS industry, due to the lack of alternate suppliers. However, the Company will continue to monitor the progress of third-party remediation efforts and contingency plans. Substantial completion of the Company's Year 2000 contingency plan is expected in mid-1999. There can be no assurance that such contingency plans will successfully mitigate any adverse effects that the Year 2000 issue may have on the Company's operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Year 2000 Compliance."

                                USE OF PROCEEDS


     The Company will not receive any proceeds from the issuance of New Notes pursuant to the Exchange Offer. The Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the Notes. As of December 31, 1998, the remaining net proceeds had been fully utilized principally for the retirement of existing indebtedness and related accrued interest, acquisitions, and for working capital purposes. See "Management's Discussion and Analysis of Operations and Financial
Condition -- Liquidity and Capital Resources."


                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     The holders of the Old Notes currently are entitled to certain registration rights under the Registration Rights Agreement. Pursuant thereto, the Company became obligated to file with the Commission a registration statement covering the offer by the Company to the holders of the Old Notes to exchange all of the Old Notes for the New Notes. The Exchange Offer being made hereby, if consummated, will satisfy the Company's obligations under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders have no arrangement with any person to participate in the distribution of such New Notes. See Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991), Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).

     If any person were to be participating in the Exchange Offer for the purposes of distributing securities in a manner not permitted by the Commission's interpretation, such person (i) could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation or similar interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

     As of the date of this Prospectus, there was $195,000,000 aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all such registered holders as of the date of this Prospectus.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Company and delivering New Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     If Old Notes are not tendered, they shall remain outstanding and shall continue to accrue interest from their date of issue, July 31, 1998, at a rate of 12 3/8% per annum.

     In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors -- Consequences of the Exchange Offer to Non-Tendering Holders of the Old Notes."

     The term "Expiration Date" shall mean the expiration date set forth on the cover page of this Prospectus, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     In addition, the Company will issue notice of each such extension by press release or other public announcement as contemplated by the provisions of Rule 14e-1 promulgated under the Exchange Act.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from July 31, 1998, payable semiannually on February 1 and August 1 of each year, commencing February 1, 1999, at a rate of 12 3/8% per annum.

PROCEDURES FOR TENDERING

     The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a book-entry transfer facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc., which firm must also be a member of or participant in the

Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (any of the foregoing being hereinafter referred to as an "Eligible Institution"). If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.


     THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY FAR IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.


     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution, that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the back cover page of this Prospectus on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer, and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding.

The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

     By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder has no arrangement with any person to participate in the distribution of such New Notes, (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, and (iv) if such holder is a broker or a dealer (as defined in the Exchange Act), that it acquired the Old Notes for its own account as a result of market-making activities on other trading activities and that it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company to distribute the New Notes received in the Exchange Offer.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written transmission notice of withdrawal via telegram, telex, facsimile transmission or letter must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the depositor withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but that are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     The Exchange Offer is not subject to any conditions other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission.

EXCHANGE AGENT

     State Street Bank and Trust Company of Missouri, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and deliveries of completed Letters of Transmittal with tendered Old Notes should be directed to the Exchange Agent addressed as follows:

By Hand/Overnight Express:   By Facsimile (for Eligible   By Mail:
                             Institutions only):          State Street Bank and
State Street Bank and                                     Trust Company of Missouri,
Trust Company of Missouri,   (617) 664-5290               N.A.
N.A.                         Attention: Corporate Trust   Two International Place,
61 Broadway, 15th Floor      Department                   4th Floor
New York, NY 10016                                        Boston, MA 02110
Attention: Corporate Trust   Confirm by telephone:        Attention: Corporate Trust
Department                                                Department
                             (617) 664-5587               Kellie Mullen

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and their affiliates in person, by telegraph or telephone.

     The Company will not make any payments to brokers, dealers, or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, but not including transfer taxes, if any, relating to the sale or disposition of the Old Notes by a holder of the Old Notes, will be paid by the Company, and are estimated in the aggregate to be $200,000.

                                 CAPITALIZATION


     The following table sets forth the cash and the total capitalization of the Company as of December 31, 1998 (i) on an historical basis, (ii) on a pro forma basis to give effect to the Completed Acquisitions, and (iii) on a pro forma as adjusted basis to give effect to the contribution to the Company of the proceeds from the 13 1/2% Notes Offering, the application of the 13 1/2% Notes Offering proceeds to repay amounts outstanding under our revolving Credit Facility, and the amendment to our Credit Facility effected in connection with the 13 1/2% Notes Offering. The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and notes related thereto, the financial statements related to certain of the acquisitions and the Pro Forma Financial Information included elsewhere in this Prospectus. See "Description of Other Indebtedness -- Seller Notes," "Description of Other Indebtedness -- Credit Facility," "Pro Forma Financial Statements," "Use of Proceeds" and "Management's Discussion and Analysis of Results of Operations and Financial Condition."



                                                                    AS OF DECEMBER 31, 1998
                                                              ------------------------------------
                                                                                        PRO FORMA
                                                              HISTORICAL   PRO FORMA   AS ADJUSTED
                                                              ----------   ---------   -----------
                                                                         (IN THOUSANDS)
Cash and cash equivalents...................................   $  4,460    $  4,460     $ 66,312
                                                               ========    ========     ========
Restricted cash(1)..........................................   $ 51,617    $ 51,617     $ 46,275
                                                               ========    ========     ========
Long-term debt (including current maturities):
  Credit Facility...........................................   $ 67,000    $ 77,789     $ 35,000
  Seller Notes..............................................     15,407      15,407       15,407
  Other.....................................................        797         797          797
  Notes.....................................................    195,000     195,000      195,000
                                                               --------    --------     --------
          Total long-term debt..............................    278,204     288,993      246,204
                                                               --------    --------     --------
Stockholder's equity:
  Common stock, par value $.01; 1,000 shares authorized,
     issued and outstanding.................................         --          --           --
                                                               --------    --------     --------
  Additional paid-in capital................................     97,600      97,600      197,649
  Accumulated deficit.......................................    (81,678)    (81,678)     (84,614)
                                                               --------    --------     --------
          Total stockholder's equity........................     15,922      15,922      113,035
                                                               --------    --------     --------
          Total capitalization..............................   $294,126    $304,915     $359,239
                                                               ========    ========     ========


---------------


(1) Includes the amount placed in escrow in connection with the Offering to fund, together with the interest received thereon, the first four scheduled interest payments on the Notes. For the historical presentation, includes $5.3 million deposited with the administrative agent under the Credit Facility to fund a contingent reduction of availability under the term loan facility that will not occur under the terms of the Credit Facility, as amended in connection with the 13 1/2% Notes Offering.

                         PRO FORMA FINANCIAL STATEMENTS

GENERAL


     The following pro forma statements of operations data reflect (i) the Company's acquisitions completed since Inception excluding eight acquisitions that are immaterial individually and in the aggregate, (ii) the Offering (iii) the amendment to the Credit Facility effected in February 1999, and (iv) the 13 1/2% Notes Offering. The pro forma statements of operations data are presented as if each of these events had occurred at the beginning of the period presented.



     The following pro forma balance sheet data reflect (i) the Company's acquisitions completed since December 31, 1998 excluding three acquisitions that are immaterial individually and in the aggregate, (ii) the amendment to the Credit Facility effected in February 1999, and (iii) the 13 1/2% Notes Offering. The pro forma balance sheet data is presented as if each of these events had occurred as of December 31, 1998.



     Historical information for the Company for the year ended December 31, 1998 was derived from audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The financial information for acquired businesses was derived from the respective historical financial statements of the acquired entities included elsewhere in this Prospectus.



     The Pro Forma financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of actual or future results had such transactions been completed on the dates indicated.

                            GOLDEN SKY SYSTEMS, INC.


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1998



                                                                   1998               1999           PRO FORMA
                                                HISTORICAL    ACQUISITIONS(1)    ACQUISITIONS(2)    ADJUSTMENTS         PRO FORMA
                                                ----------    ---------------    ---------------    -----------         ---------
                                                                                 (IN THOUSANDS)
Revenue:
  DBS services................................   $ 74,910         $11,876            $1,532          $     --           $ 88,318
  Lease and other.............................      1,014             126                 2                --              1,142
  Other.......................................         --              28                --               (28)(a)             --
                                                 --------         -------            ------          --------           --------
Total revenue.................................     75,924          12,030             1,534               (28)            89,460
                                                 --------         -------            ------          --------           --------
Costs and expenses:
  Cost of DBS services........................     45,291           7,570               974                --             53,835
  Other cost of revenue.......................         --              21                --               (21)(a)             --
  System operations...........................     11,021           1,822               172                --             13,015
  Sales and marketing.........................     32,201             399               210                --             32,810(3)
  General and administrative..................      7,431              39                --                --              7,470
  Depreciation and amortization...............     23,166             490               173              (663)(b)         30,514
                                                                                                        7,348(c)
                                                 --------         -------            ------          --------           --------
Total costs and expenses......................    119,110          10,341             1,529             6,664            137,644
                                                 --------         -------            ------          --------           --------
Operating profit (loss).......................    (43,186)          1,689                 5            (6,692)           (48,184)
Non-operating items:
  Interest and investment income..............      1,573             222                 4              (226)(d)          1,573
  Interest expense............................    (20,537)           (139)               --               139(d)         (30,850)
                                                                                                      (14,592)(e)
                                                                                                        4,279(g)
                                                 --------         -------            ------          --------           --------
  Gain on sale of wireless TV rights..........         --           1,956                --            (1,956)(a)             --
  Net profit on asset disposal................         --           8,421                --            (8,421)(a)             --
                                                 --------         -------            ------          --------           --------
Total non-operating items.....................    (18,964)         10,460                 4           (20,777)           (29,277)
                                                 --------         -------            ------          --------           --------
Net profit (loss) before income taxes.........    (62,150)         12,149                 9           (27,469)           (77,461)
                                                 --------         -------            ------          --------           --------
  Income taxes................................         --          (3,074)               --             3,074(f)              --
                                                 --------         -------            ------          --------           --------
Net profit (loss).............................   $(62,150)        $ 9,075            $    9          $(24,395)          $(77,461)
                                                 ========         =======            ======          ========           ========

---------------

(1) Includes the operations of the 1998 acquisitions from January 1, 1998 through acquisition dates.



(2) Includes activity for the year ended December 31, 1998 for Completed Acquisitions.



(3) Includes net equipment and installation subsidies of $15,059 (proceeds from the sale and installation of DBS equipment of $11,648 net of related costs of $26,707).


(a) To give effect to the elimination of other revenue and expense related to operations not acquired.

(b) To give effect to the elimination of historical amortization of intangible assets.


(c) To give effect to the amortization of intangible assets recorded in purchase accounting. Intangible assets consist of non-compete agreements, customer lists, and DIRECTV distribution rights. The non-compete agreements are amortized over the contract period (3 years), while customer lists are amortized over 5 years. DIRECTV distribution rights are amortized over the remaining useful life of the satellites (expiring in 2008), generally 10-12 years depending upon date of acquisition.


(d) To give effect to the elimination of interest income and expense related to operations not acquired.

(e) To give effect to interest expense on borrowings under the Credit Facility and the Offering assumed to be incurred in connection with the Completed Acquisitions as if such borrowings had occurred at the beginning of the period at their respective historical interest rates.

(f) To give effect to the elimination of historical income tax expense
(benefit).


(g) To give effect to the reduction of interest expense as a result of the paydown of debt from the contribution of the proceeds from the 13 1/2% Notes Offering.

                            GOLDEN SKY SYSTEMS, INC.


                      PRO FORMA CONSOLIDATED BALANCE SHEET


                               DECEMBER 31, 1998



                                                                POST-          PRO FORMA
                                                            DECEMBER 31,      ADJUSTMENTS
                                                                1998              FOR           PRO        DBS         PRO FORMA
                                              HISTORICAL   ACQUISITIONS(1)   ACQUISITIONS      FORMA     OFFERING     AS ADJUSTED
                                              ----------   ---------------   -------------    --------   --------     -----------
                                                                                (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................   $  4,460         $ --            $    --       $  4,460   $ 57,260(f)   $ 66,312
                                                                                                             (750)(g)
                                                                                                            5,342(h)
  Restricted cash, current portion..........     28,083           --                 --         28,083     (5,342)(h)    22,741
  Subscriber receivables....................      8,632          103                 34(a)       8,769         --         8,769
  Other receivables.........................      2,465           --                 --          2,465         --         2,465
  Inventory.................................     10,146            6                 (6)(a)     10,146         --        10,146
  Prepaid expenses and other................      1,859           --                 --          1,859         --         1,859
                                               --------         ----            -------       --------   --------      --------
Total current assets........................     55,645          109                 28         55,782     56,510       112,292
Restricted cash, net of current portion.....     23,534           --                 --         23,534         --        23,534
Property and equipment, net.................      4,994          114                (74)(a)      5,034         --         5,034
Intangible assets, net......................    233,139          469               (469)(b)    243,874         --       243,874
                                                                                 10,735(c)
Deferred financing costs, net...............     10,541           --                 --         10,541     (2,186)(g)     8,355
Other assets................................        218           50                (50)(a)        218         --           218
                                               --------         ----            -------       --------   --------      --------
Total assets................................   $328,071         $742            $10,170       $338,983   $ 54,324      $393,307
                                               ========         ====            =======       ========   ========      ========
Current liabilities:
  Trade accounts payable....................   $ 13,539         $ 95            $   (95)(d)   $ 13,539   $     --      $ 13,539
  Current maturities of other notes payable
    and obligations under capital leases....      8,916           --                 --          8,916         --         8,916
  Payable to Golden Sky Holdings, Inc.......         12           --                 --             12         --            12
  Unearned revenue..........................      5,574           --                104(d)       5,678         --         5,678
  Interest payable..........................     11,009           --                 --         11,009         --        11,009
  Accrued payroll and other liabilities.....      1,391           56                (37)(d)      1,410         --         1,410
                                               --------         ----            -------       --------   --------      --------
Total current liabilities...................     40,441          151                (28)        40,564         --        40,564
Long-term obligations, net of current
  portion:
  Senior Notes..............................    195,000           --                 --        195,000         --       195,000
  Credit Facility...........................     67,000           --             10,789(e)      77,789    (42,789)(f)    35,000
  Other notes payable and obligation under
    capital leases, net of current
    maturities..............................      7,288           --                 --          7,288         --         7,288
  Minority interest in consolidated
    partnerships............................      2,420           --                 --          2,420         --         2,420
                                               --------         ----            -------       --------   --------      --------
Total long-term obligations, net of current
  maturities................................    271,708           --             10,789        282,497    (42,789)      239,708
                                               --------         ----            -------       --------   --------      --------
Total liabilities...........................    312,149          151             10,761        323,061    (42,789)      280,272
                                               --------         ----            -------       --------   --------      --------
Total stockholders' equity..................     15,922          591               (591)(d)     15,922    100,049(f)    113,035
                                                                                                           (2,936)(g)
                                               --------         ----            -------       --------   --------      --------
Total liabilities and stockholders'
  equity....................................   $328,071         $742            $10,170       $338,983   $ 54,324      $393,307
                                               ========         ====            =======       ========   ========      ========

---------------


(1) Includes acquisitions completed after December 31, 1998.


(a) To give effect to assets not purchased.

(b) To give effect to the elimination of historical intangible assets.


(c) To give effect to intangible assets resulting from acquisitions completed subsequent to December 31, 1998.


(d) To give effect to the elimination of liabilities not assumed and historical equity.


(e) To give effect to new debt issued in connection with acquisitions completed subsequent to December 31, 1998.



(f) To give effect to the 13 1/2% Notes Offering.



(g) To write off the unamortized balance of deferred financing costs of $2,936 associated with the Credit Facility prior to its amendment, net of deferred financing costs of $750 associated with the amendment itself.



(h) To reflect the release, upon effectiveness of the amendment of our credit facility, of amounts deposited with the administrative agent to fund a contingent reduction of availability under the term loan facility that is not required under the terms of the amendment.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected historical consolidated financial data as of December 31, 1996, 1997 and 1998 and for the periods then ended presented below were derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The following information should be read in conjunction with and "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Company's Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                                                YEARS ENDED
                                                             INCEPTION TO      DECEMBER 31,
                                                             DECEMBER 31,   -------------------
                                                                 1996         1997       1998
                                                             ------------   --------   --------
                                                                       (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  DBS services.............................................    $   219      $ 16,452   $ 74,910
  Lease and other..........................................         36           944      1,014
                                                               -------      --------   --------
Total revenue..............................................        255        17,396     75,924
Costs and Expenses:
  Cost of DBS services.....................................        130         9,304     45,291
  System operations........................................         26         3,796     11,021
  Sales and marketing......................................         73         7,316     32,201
  General and administrative...............................      1,035         2,331      7,431
  Depreciation and amortization............................         97         7,300     23,166
                                                               -------      --------   --------
Total costs and expenses...................................      1,361        30,047    119,110
                                                               -------      --------   --------
Operating loss.............................................     (1,106)      (12,651)   (43,186)
Net interest expense.......................................        (61)       (3,133)   (18,964)
                                                               -------      --------   --------
Net loss before extraordinary charge.......................    $(1,167)     $(15,784)  $(62,150)
                                                               =======      ========   ========



                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 13,632    $  4,460
Restricted cash:
  Current...................................................        --      28,083
  Long-term.................................................        --      23,534
Working capital.............................................     3,827      15,204
Total assets................................................   156,236     328,071
Total debt..................................................    69,113     278,204
Stockholder's equity........................................    70,449      15,922
Ratio of earnings to fixed charges(1).......................        --          --


---------------


(1) The ratio of earnings to fixed charges is determined by dividing the sum of net loss before interest expense and extraordinary item and a portion of rent expense representative of interest by the sum of interest expense and such portion of rent expense. For the years ended December 31, 1997 and 1998, the deficiency of earnings to fixed charges was $15.8 million and $63.7 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following is a discussion of the historical consolidated results of operations, liquidity and capital resources of the Company. This discussion should be read in conjunction with the consolidated financial statements of the Company and the notes related thereto appearing elsewhere in this Prospectus.

OVERVIEW


     The Company was formed in June 1996 to acquire rights to distribute DIRECTV programming services in Rural DIRECTV Markets. The Company is a non-voting affiliate of the NRTC. The Company acquired its first Rural DIRECTV Market in November 1996. As of December 31, 1998 the Company had acquired the rights to serve 48 Rural DIRECTV Markets serving approximately 1.7 million households. The aggregate purchase price for these acquisitions totaled approximately $259.8 million, or approximately $144 per household. The Company has created a strong local presence in its Rural DIRECTV Markets through the opening and operation of 63 offices in its territories. Additionally, the Company has established dealer relationships with over 350 local retailers of DBS Equipment.



     Subsequent to December 31, 1998, the Company acquired four Rural DIRECTV Markets, which territories include approximately 54,000 households and 10,600 subscribers, for an aggregate purchase price of approximately $19.9 million. The Company is continually evaluating acquisition prospects and expects to continue to enter into acquisition agreements to purchase additional Rural DIRECTV Markets consistent with its growth strategy.


     In addition to growth by acquisitions, the Company has increased its subscriber base through increased penetration of its Rural DIRECTV Markets. Management believes that there is a substantial opportunity to increase penetration through local marketing. Most of the NRTC members from which the Company acquires Rural DIRECTV Markets generally have not engaged in significant marketing efforts, but rather have relied primarily on the consumer to take the initiative to acquire service.


     The Company has experienced net losses as well as negative EBITDA and operating cash flows from operations since its inception. These operating shortfalls are primarily the result of the Company's rapid subscriber growth and acquisitions of Rural DIRECTV Markets. In particular, the Company has incurred significant sales and marketing expense in its effort to rapidly build its subscriber base. Many of these expenses, which are expensed as incurred and include advertising and promotional expenses, sales commissions and DBS Equipment and installation subsidies, are incurred at or before the time a new subscriber is activated. As a result, revenue attributable to new subscribers lags the expense incurred in acquiring same. The impact of this lag generally increases with the rate at which the Company adds subscribers. The Company's rapid subscriber growth and related subscriber acquisition costs have been significant contributors to the Company's net losses and negative EBITDA experienced to date. The Company believes that its subscriber acquisition costs will continue to negatively affect operating results for at least the next year as the Company continues to add new subscribers. However, as long as a subscriber continues service, future operating results benefit from a recurring monthly revenue stream with minimal additional sales and marketing expense. Because the Company has experienced a relatively low rate of churn (its 1998 annual churn rate was approximately 8.8%), the Company believes that its investment in building its subscriber base rapidly will enhance EBITDA and operating results in the longer term.



     EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, the Company believes that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of the Company's financial covenants. Further, the Company believes that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in the Company's free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with the Company in terms of operating performance, leverage and liquidity. EBITDA as calculated by the Company is not necessarily comparable to similarly captioned amounts of other companies. During the year ended December 31, 1997, the Company used net cash of $3.1 million in operating activities, used net cash of $120.7 million in investing activities, and provided net cash of $137.0 million from financing activities. During the year ended December 31, 1998, the Company used net cash of $36.6 million in operating activities, used net cash of $159.9 million in investing activities, and provided net cash of $187.3 million from financing activities.


     As a result of the Company's historical and anticipated significant growth rate, the historical operating results of the Company may not be comparable from period to period.


RECENT DEVELOPMENTS



     On February 19, 1999, Golden Sky DBS, the holder of all of the Company's outstanding capital stock, consummated its offering of $193.1 million in principal amount at maturity of 13 1/2% Senior Discount Notes due 2007. The
13 1/2% Notes Offering resulted in net proceeds to Golden Sky DBS of approximately $96.8 million (after payment of underwriting discounts and other issuance costs aggregating approximately $3.3 million). Cash interest on the 13 1/2% Notes will not accrue prior to March 1, 2004. Thereafter, cash interest on the 13 1/2% Notes will accrue at a rate of 13 1/2% per annum and will be payable in arrears on March 1 and September 1 of each year, commencing September 1, 2004. The 13 1/2% Notes will mature on March 1, 2007. Golden Sky DBS contributed the net proceeds of the 13 1/2% Notes Offering to the Company, which utilized such contributed proceeds to repay approximately $53.0 million of existing senior bank indebtedness. The Company intends to utilize the remaining amount to fund future acquisitions of Rural DIRECTV Markets, provide working capital and for general corporate purposes -- see "-- Liquidity and Capital Resources".


RESULTS OF OPERATIONS


     The following table presents certain items from the Company's consolidated statements of operations as a percentage of total revenue for the periods noted.



                                                                               YEARS ENDED
                                                              INCEPTION TO    DECEMBER 31,
                                                              DECEMBER 31,   ---------------
                                                                  1996       1997      1998
                                                              ------------   -----     -----
                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  DBS services..............................................       85.9%      94.6%     98.7%
  Lease and other...........................................       14.1        5.4       1.3
                                                                 ------      -----     -----
Total revenue...............................................      100.0%     100.0%    100.0%
Costs and Expenses:
  Costs of DBS services.....................................       51.0%      53.5%     59.7%
  System operations.........................................       10.2       21.8      14.5
  Sales and marketing.......................................       28.6       42.0      42.4
  General and administrative................................      405.9       13.4       9.8
  Depreciation and amortization.............................       38.0       42.0      30.5
  Net interest expense......................................       23.9       18.0      25.0
  Other.....................................................        0.0        0.0       3.4
                                                                 ------      -----     -----
Total costs and expenses....................................      557.6      190.7     185.3
                                                                 ------      -----     -----
Net loss....................................................     (457.6)%    (90.7)%   (85.3)%
                                                                 ======      =====     =====



     Revenue. The Company earns revenue by providing DIRECTV programming services to subscribers within its Rural DIRECTV Markets. DBS services revenue includes any combination of various monthly program service plans, additional monthly premium channel program upgrades, seasonal sports programming packages, one-time event programming on a pay-per-view basis, and miscellaneous fee revenue related to providing programming to subscribers. Lease and other revenue principally is comprised of revenue from the rental of DBS equipment to subscribers.



     Costs of DBS Services. The Company's largest cost of providing service to its subscribers is the wholesale cost of DIRECTV programming and related services. The principal components of programming costs include miscellaneous service fees and programming costs paid to the NRTC, and a 5% royalty based on programming revenue paid to DIRECTV.



     System Operations. System operations expenses include costs of the Company's national call center operations, field office operations and other subscriber service expenses. The Company expects that these expenses will increase as the Company continues to make acquisitions and open additional field offices. However, many of these costs are fixed in nature, and the Company does not expect that these expenses will increase in direct proportion to revenue.



     Sales and Marketing. Sales and marketing expenses include such costs as advertising, promotional expenses, marketing personnel expenses, commission expenses to Company employees and outside sales agents, net equipment and installation costs, and other marketing overhead costs. The Company subsidizes the cost to the consumer of DBS Equipment, as well as the cost of installation of DBS Equipment. Equipment and installation revenues, and related expenses, are recognized upon delivery and installation of DBS Equipment. Net transaction costs associated with the sale and installation of DBS Equipment are reported as a component of sales and marketing expenses in the Company's statement of operations. The Company invests significantly to develop its sales and distribution systems and to acquire new subscribers. A large part of sales and marketing expense is comprised of costs related to the addition of new subscribers. Although the Company anticipates continuing to incur such costs as it builds its subscriber base, these costs are not expected to increase in direct proportion to revenue.



     General and Administrative. General and administrative expenses include corporate general office and administration expenses incurred primarily at the Company's Kansas City corporate office. The Company expects that these expenses will increase as the Company grows and continues to expand its infrastructure. However, since many of these expenses are fixed in nature, general and administrative expenses are not expected to increase in direct proportion to increases in subscribers and revenue.



     Depreciation and Amortization. Depreciation and amortization includes amortization of intangible assets associated with acquisitions and depreciation of property and equipment.



     Income Taxes. The Company elected Subchapter "S" Corporation status in 1996. As an S Corporation, the Company was generally not directly subject to income taxation and recognized no income tax expense or benefit as an S corporation. On February 12, 1997, the Company terminated its Subchapter S Corporation status, and became subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. The Company has recognized no income tax benefits in any of the periods presented because it has incurred operating losses in all periods, and realization of future tax benefits is uncertain.



Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997.



     Revenue. DBS services revenue for the year ended December 31, 1998 totaled $74.9 million, which represented a 355% increase as compared to the prior year. This increase was principally attributable to the increase in the number of subscribers. The average number of subscribers during 1998 increased to approximately 155,200, compared to approximately 33,600 during 1997. Average monthly programming revenue per subscriber approximated $40 and $41 during those same periods.



     Costs of DBS Services. Costs of DBS services increased $36.0 million, or 387%, during 1998, to $45.3 million. This increase is consistent with the increase in the average number of subscribers. As a percentage of DBS services revenue, the costs of DBS services increased to 60% during 1998, compared to 57% in 1997. This increase resulted largely from increased programming costs.

     System Operations. System operations costs totaled $11.0 million for the year ended December 31, 1998, a $7.2 million increase, or 190%, over 1997. These costs rose as a result of the increased number of field offices and related activity resulting from the Company's continued acquisition of Rural DIRECTV Markets, as well as from subscriber growth. As a percentage of total revenue, system operations expenses declined to 14.5% for the year ended December 31, 1998, from 21.8% during the year ended December 31, 1997. The decrease in system operations expenses as a percentage of total revenues resulted from the increases in subscribers and revenues as previously described.



     Sales and Marketing. Sales and marketing expenses totaled $32.2 million during the year ended December 31, 1998, an increase of $24.9 million compared to the previous year. This increase principally resulted from the 265% increase in new subscriber activations during 1998, as compared to 1997. Sales and marketing costs per new subscriber activation approximated $320 and $280 during the years ended December 31, 1998 and 1997, respectively. While there can be no assurance, during 1999 the Company expects that its subscriber acquisition costs, on a per new subscriber activation basis, generally will approximate 1998 levels. However, such costs may exceed historical levels to the extent that (i) competition for new subscribers intensifies and the Company decides to increase its subscription acquisition costs as a result thereof, (ii) the Company participates in DIRECTV national promotions that result in higher subscriber acquisition costs than those typically experienced by the Company, and (iii) the Company opts to increase its subscriber acquisition costs in response to specific business opportunities (such as the conversion of Primestar subscribers -- see "-- Liquidity and Capital Resources"). Advertising expenses totaled $5.1 million during the year ended December 31, 1998, compared to $1.4 million during 1997. The increase in advertising expenses of $3.7 million resulted from the Company's increased size and marketing activities.



     General and Administrative. During the year ended December 31, 1998, general and administrative expenses totaled $7.4 million, compared to $2.3 million during 1997. The increase in general and administrative expenses resulted from the addition of administrative resources necessary to support the Company's growth. As a percentage of total revenue, general and administrative expenses decreased to 9.8% during the year ended December 31, 1998, from 13.4% during 1997. This decrease reflects the continued leveraging of these costs, which are partially fixed in nature, over increased subscribers and revenues.



     Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA for the year ended December 31, 1998 totaled negative $20.0 million, compared to EBITDA of negative $5.4 million during the same period in 1997. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described. During the year ended December 31, 1998, the Company used net cash of $36.6 million in operating activities, used net cash of $159.9 million in investing activities, and provided net cash of $187.3 million from financing activities. During the year ended December 31, 1997, the Company used net cash of $3.1 million in operating activities, used net cash of $120.7 million in investing activities, and provided net cash of $137.0 million from financing activities.



     Depreciation and Amortization. Depreciation and amortization expenses increased $15.9 million to $23.2 million during the year ended December 31, 1998, compared to $7.3 million during the year ended December 31, 1997. This increase resulted from higher intangible assets balances, which have resulted from the Company's acquisitions of additional Rural DIRECTV Markets.



     Interest Expense. Interest expense totaled $20.5 million during the year ended December 31, 1998 and $3.2 million during 1997. This increase of $17.3 million primarily resulted from higher outstanding debt balances and, to a lesser degree, from an increase in weighted-average interest costs.


  Year Ended December 31, 1997 Compared to Period from Inception to December 31, 1996


     Revenue. DBS services revenue for the year ended December 31, 1997 increased to $16.5 million from $219,000 for the period from Inception to December 31, 1996 (the "1996 Period"). Equipment lease revenue was $944,000 for the year ended December 31, 1997, compared to $36,000 for the 1996 Period. These increases principally resulted from the Company operating for all of 1997 as opposed to only a portion of 1996, and from the increase in subscribers. The average number of subscribers during 1997 increased to approximately 33,600, compared to approximately 3,000 during the 1996 Period.

     Costs of DBS Services. Costs of DBS services totaled $9.3 million for the year ended December 31, 1997, compared to $130,000 for the 1996 Period. The increase in the costs of DBS services resulted from the Company operating for all of 1997 as opposed to only a portion of 1996 and corresponds to the large increase in subscribers added by the Company in 1997. As a percentage of DBS services revenue, the costs of DBS services decreased to 57% for the year ended December 31, 1997, compared to 59% for the 1996 Period. This decrease was primarily due to a change in subscriber revenue mix toward packages with higher margins.



     System Operations. System operations expenses totaled $3.8 million for the year ended December 31, 1997 and $26,000 for the 1996 Period. These expenses rose as a result of the Company being operational during all of 1997 and from the increase in the number of field offices and related activity during 1997. The Company opened its first two field offices in November 1996 and had a total of 36 field offices as of December 31, 1997.



     Sales and Marketing. Sales and marketing expenses totaled $7.3 million for the year ended December 31, 1997 and $73,000 for the 1996 Period. The increase of $7.2 million in sales and marketing expenses resulted from the Company operating for all of 1997 and from the increase in the size and scope of the Company's operations. Advertising expenses were $1.4 million for the year ended December 31, 1997, compared to $33,000 during the 1996 Period.



     General and Administrative. General and administrative expenses approximated $2.3 million for the year ended December 31, 1997 and $1.0 million for the 1996 Period. The increase of $1.3 million in general and administrative expenses resulted from the Company operating for all of 1997 and from the Company's growth.



     Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA for the year ended December 31, 1997 totaled negative $5.4 million, compared to EBITDA of negative $1.0 million during the 1996 Period. This increase in negative EBITDA principally resulted from the Company operating for all of 1997 and from the increases in sales and marketing activities and related new subscriber activations previously described. During the year ended December 31, 1997, the Company used net cash of $3.1 million in operating activities, used net cash of $120.7 million in investing activities, and provided net cash of $137.0 million from financing activities. During the 1996 Period, the Company used net cash of $790,000 in operating activities, used net cash of $3.2 million in investing activities, and provided net cash of $4.5 million from financing activities.



     Depreciation and Amortization. Depreciation and amortization totaled $7.3 million for the year ended December 31, 1997, compared to $97,000 during the 1996 Period. The increase in depreciation and amortization expense of $7.2 million primarily reflects increased amortization of intangible assets resulting from the Company's acquisition activity during 1997, as well as the Company operating for all of 1997.



     Interest Expense. Interest expense amounted to $3.2 million for the year ended December 31, 1997 and $62,000 for the 1996 Period. The increase in interest expense of $3.1 million resulted primarily from the Company operating for all of 1997 and from increased borrowings. Bank borrowings at December 31, 1997 totaled approximately $60.0 million and were incurred to fund acquisitions and, to a lesser extent, working capital needs resulting from the Company's growth during the year.


LIQUIDITY AND CAPITAL RESOURCES


     The Company's operations require substantial capital for (i) acquisitions of Rural DIRECTV Markets, (ii) financing subscriber growth (including DBS Equipment and installation subsidies and marketing and selling expenses), (iii) investments in, and maintenance of, field offices in its Rural DIRECTV Markets,
(iv) financing infrastructure development costs necessary to support the growth of the Company's business, and (v) the funding of start-up losses and other working capital requirements. The Company's capital expenditures, inclusive of acquisitions of Rural DIRECTV Markets, totaled $128.2 million and $130.7 million during the years ended December 31, 1998 and 1997, respectively, and $5.4 million during the 1996 Period. During those same periods, net cash flows used in operations totaled $36.6 millions $3.1 million, and $790,000, respectively.

     To date, the Company's acquisitions, subscriber growth and operations have been financed from borrowings under its bank credit facilities, proceeds of the Offering, proceeds from the issuance of capital stock, contributions by the Company's parent, and, to a lesser extent, the issuance of promissory notes to sellers of Rural DIRECTV Markets. During the year ended December 31, 1998, net cash flows from financing activities totaled $187.3 million, which was comprised of net proceeds of $189.2 million from the Offering and net borrowings of $7.0 million under the Company's bank credit facilities, less deferred financing costs of $5.2 million and $3.7 million of repayments on the Company's other indebtedness. In 1997, net cash flows from financing activities totaled $137.0 million, comprised of $81.1 million from the issuance of capital stock and $59.2 million of net borrowings under the Company's bank credit facilities and other indebtedness, less deferred financing costs of $3.3 million.



Credit Facility



     In May 1998, the Company entered into the Credit Facility (as defined), which provides for a $150.0 million line of credit to fund acquisitions and working capital requirements. Of this amount, $35.0 million is in the form of a term loan facility, and $115.0 million is in the form of a revolving credit facility (including a letter of credit sub-limit of $40.0 million). In connection with the 13 1/2% Notes Offering, the Company entered into an amendment to such credit agreement (as so amended, the "Credit Facility"). As of February 28, 1999, the Company had fully utilized the entire $35.0 million of term loan availability, had no outstanding borrowings under the revolving credit line, and had utilized approximately $12.9 million of the letter of credit sub-facility. The term loan amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. Availability of revolving loan borrowings reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. Borrowings under the Credit Facility bear interest at variable rates calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin with reductions, under certain circumstances, based on leverage. See "Description of Other Indebtedness."


     The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates.


     The Credit Facility also contains a number of financial covenants that will require the Company to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on indebtedness to Pro Forma EBITDA ratios. Availability under the revolving credit line of the Credit Facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements. As of December 31, 1998, the Company was in compliance with all of its covenants under the Credit Facility. For additional information regarding the Credit Facility, see "Description of Other Indebtedness."



The Offering



     On July 31, 1998, the Company consummated the Offering of the Notes. Interest on the Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The Notes mature on August 1, 2006. The Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the Notes.



     The Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness. The Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Company and senior in right of payment to all existing and future subordinated indebtedness, if any, of the Company. The Notes are guaranteed on a full, unconditional, joint and several basis by Argos Support Services Company ("Argos") and PrimeWatch, Inc. ("PrimeWatch"). Both Argos and PrimeWatch are wholly-owned subsidiaries of the Company.



     The Notes are redeemable, in whole or in part, at the option of the Company on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of the Company or Holdings yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that immediately after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the Notes.



     The Indenture contains restrictive covenants that, among other things, impose limitations on the ability of the Company to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In the event of a change of control, as defined in the Indenture, each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Notes."


Future Capital Requirements


     The Company's future capital requirements will depend upon a number of factors, including the extent of the Company's acquisition activities, the rate of subscriber growth, and the working capital needs necessary to accommodate the Company's anticipated growth. The Company expects that increased investments in its administrative and computer systems will be necessary to support the Company's increased size and continued growth. The Company currently subsidizes a portion of the cost of DBS equipment and subscriber installations. The extent of such future subsidies may materially affect the Company's liquidity and capital requirements. In addition, the Company's favorable working capital position relies, in part, upon the existing terms of its agreements with the NRTC and the timing for making required payments thereto. Excluding costs associated with the acquisition of additional Rural DIRECTV Markets, the Company anticipates that its total capital expenditures, primarily related to expanding facilities and information systems for its corporate office, customer service operations and field offices, will approximate $5.0 million during the year ending December 31, 1999. During 1999, the Company expects to continue its acquisitions of Rural DIRECTV Markets and to expand its marketing efforts in its existing markets in order to increase its subscriber penetration.



     The Company continually evaluates acquisition prospects and expects to enter into additional acquisition agreements and complete further acquisitions of Rural DIRECTV Markets consistent with its growth strategy. There can be no assurance that any such acquisitions will be consummated.



     The Company is not yet able to assess whether and to what extent the acquisition by Hughes of USSB or by DIRECTV of Primestar may affect the Company's future capital requirements. Subsequent to DIRECTV's announcement of its proposed acquisition of Primestar, EchoStar began to offer increased promotional and other incentives to Primestar customers, as well as to EchoStar retailers, to entice the conversion of Primestar subscribers to EchoStar's competing DBS service, the DISH Network. Consequently, beginning in February 1999 the Company increased its marketing efforts with respect to Primestar subscribers.

The Company's increased Primestar conversion efforts include, among other things, discounted equipment and installation prices and higher sales commissions. The Company estimates that its subscriber acquisition costs relative to converted Primestar subscribers may approximate as much as $400 on a per converted subscriber basis. The Company is unable to reasonably estimate the number of Primestar subscribers it will be able to successfully convert to its DIRECTV service.



     The Company is highly leveraged and expects to increase its leverage as it pursues further acquisitions of Rural DIRECTV Markets by borrowing additional funds under the Credit Facility or otherwise, and by the issuance of other acquisition-related notes payable. The approximately $15.4 million of Seller Notes outstanding at December 31, 1998 mature as follows: $8.5 million in 1999, $1.9 million in 2000, $2.0 million in 2001, $2.0 million in 2002 and $1.0 million in 2003. See "Description of Other Indebtedness." Additional financing may be required to meet the Company's debt service requirements and, depending upon the timing of the Company's acquisitions, additional sources of capital may need to be secured to pursue acquisitions. There can be no assurance that such additional financing would be available on terms acceptable to the Company, or at all, and if available, that the proceeds of such financing would be sufficient to enable the Company to meet its debt service requirements or completely execute its business plan.



     There may be a number of factors, some of which may be beyond the Company's control or ability to predict, that could require the Company to raise additional capital. These factors include possible acquisitions of additional Rural DIRECTV Markets, increased costs associated with potential future acquisitions of Rural DIRECTV Markets, unexpected increases in operating costs and expenses, subscriber growth in excess of that currently expected, or an increase in the cost of acquiring subscribers due to increased DBS Equipment and subscriber installation subsidies, as well as from additional competition, among other things. Additional financing also may be required to meet the Company's debt-service requirements. There can be no assurance that additional debt, equity or other financing will be available on terms acceptable to the Company, or at all, and if available, that the proceeds of such financing would be sufficient to enable the Company to meet its debt-service requirements or completely execute its business plan.



YEAR 2000



     The Company continues to assess the impact of the Year 2000 issue on its computer systems and operations. The Year 2000 issue is a general term used to describe the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other equipment as the year 2000 approaches and is reached. Many existing computer systems and applications currently use two-digit date fields to designate a year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the Year 2000 issue may cause computer systems and applications to fail to process critical financial and operational information correctly. This issue affects virtually all organizations and can be very costly and time consuming to correct.



     The Company has reviewed the Year 2000 readiness of its internal systems and believes that such systems are Year 2000 compliant. However, there can be no assurance that all of the software products currently used by the Company are in fact Year 2000 compliant. The Company has engaged the services of a consultant to assist in its assessment of the impact of the Year 2000 issue on its computerized systems and operations. Additionally, the Company is in the process of conducting surveys of all of its significant vendors and other pertinent relationships to assess their readiness for Year 2000 processing.


     The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to the Company's contractual relationship with the NRTC. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that such systems will be compliant by April 1999. The Company is reliant on DIRECTV for distribution of its DBS programming services. DIRECTV has informed the Company that it expects to establish Year 2000 compliance for its satellite programming, subscriber databases, and customer billing systems by the end of the first calendar quarter of 1999. In addition to the NRTC and DIRECTV, the Company is significantly reliant on other parties (such as its suppliers of

DBS Equipment) for the successful conduct of its business. As previously described, the Company is in the process of ascertaining the Year 2000 readiness of these third parties.



     Currently, the Company believes its costs to successfully mitigate the Year 2000 issue will approximate $200,000. If the Company's plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which the Company's systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on the Company's business or its operations.


     To date, the Company has not implemented a Year 2000 contingency plan. Contingency plans for mission critical systems primarily involve development and testing of manual procedures or the use of alternate systems. Viable contingency plans are difficult to develop for certain third party failures, especially in high-technology industries such as the DBS industry, due to the lack of alternate suppliers. However, the Company will continue to monitor the progress of third party remediation efforts and contingency plans. Substantial completion of the Company's Year 2000 contingency plan is expected in mid 1999. There can be no assurance that such contingency plans will successfully mitigate any adverse effects that the Year 2000 issue may have on the Company's operations.

RECENT ACCOUNTING DEVELOPMENTS


     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, the Company has no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations.



     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As the Company previously has expensed all such costs, the adoption of SOP 98-5 is not expected to effect the Company's results of operations or financial position.

                                    BUSINESS

GENERAL


     The Company is the second largest independent provider of programming by DIRECTV, the leading DBS company serving the continental United States. The Company markets and provides DIRECTV Programming on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of MDUs and commercial customers. The Company has obtained the exclusive right to provide DIRECTV Programming to homes in its Rural DIRECTV Markets under agreements between the Company and the NRTC. The NRTC and its DBS members and affiliates (including the Company) provide DIRECTV Programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes Communications Galaxy, Inc., DIRECTV's predecessor-in-interest. The Company estimates that the Rural DIRECTV Markets comprise approximately 9.0 million households or approximately 9% of total U.S. television households, but account for approximately 1.0 million, or approximately 22%, of total DIRECTV customers.



     Since its formation by management in June 1996 through January 31, 1999, the Company has:



     - acquired 50 Rural DIRECTV Markets in 23 states with approximately 1.8 million households and 129,800 subscribers at the dates of acquisition;



     - increased its subscriber base in these markets by approximately 83.3% in the aggregate, to approximately 238,000, achieving a subscriber penetration rate of approximately 13.5% through aggressive marketing and a local, service-driven approach to the customer; and



     - commenced marketing and distributing DIRECTV Programming to approximately 4,600 commercial and MDU customers in five cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide.



     To date, the Company, together with Holdings, has raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Deleage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC. and including an aggregate $2.5 million investment by management. The Company has also secured $150.0 million of senior bank financing and $195.0 million gross proceeds from the Offering. See "Management's Discussion of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."



     Since inception, the Company's recurring revenue has increased rapidly due to internal subscriber growth and a low average annual churn rate (approximately 8.8% for the twelve months ended December 31, 1998). The Company's net internal subscriber growth in its Rural DIRECTV Markets during 1998 totaled approximately 80,300. This represented approximately 6.9% of DIRECTV's net new subscribers nationwide for the period, although total households in the Company's Rural DIRECTV Markets approximated just 1.5% of all television households in the continental United States. Although the Company incurs substantial costs to add subscribers, it has relatively low recurring costs to service them. The Company believes these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA. The Company had EBITDA of negative $5.4 million and negative $20.0 million for the years ended December 31, 1997 and 1998, respectively.


     The Company believes that its exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets is attractive for the following reasons:


     - DIRECTV Programming. The Company believes that marketing DIRECTV, the country's leading DBS provider, gives it a competitive advantage over providers of other subscription television services. DIRECTV offers more channels than competing services at a comparable price, including a wide variety of programming, exclusive sports packages (such as NFL SUNDAY TICKET) and a large selection of pay-per-view movies and events. The Company capitalizes on the recognition of DIRECTV's brand name and on DIRECTV's programming advantages to broaden the Company's subscriber base in its Rural DIRECTV Markets. DIRECTV currently has over 50% of all DBS subscribers nationwide.

     - Limited Competition in Rural Markets. Competition from cable television providers in Rural DIRECTV Markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with a small channel capacity (i.e., less than 40 channels) and poor quality signal relative to DBS service. Given the relatively low housing density in these markets, the build-out of new systems or upgrade of existing systems may not be cost-effective. Other entertainment options, such as theaters, movies and sporting events, may also be limited. The Company believes that this market environment contributes to a subscriber penetration rate within the Rural DIRECTV Markets that is currently nearly three times the penetration rate for DIRECTV in other U.S. markets.


     - National Marketing, Distribution and Manufacturing Support. DIRECTV supports local providers, such as the Company, with a national marketing campaign, including television and print advertising, and through alliances with strategic partners such as Bell Atlantic and GTE. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more retail distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with DBS Equipment. Management believes that competition among DBS Equipment providers results in greater availability, continued product innovation and lower equipment costs compared to single-source DBS equipment required for some competing services.



     - Consolidation Opportunity. Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for the Company to grow through acquisitions, rationalize operations and create operating leverage. Because most of the operators from whom the Company has acquired or may acquire Rural DIRECTV Markets have not engaged in significant marketing efforts, the Company believes it has the potential to increase subscriber penetration significantly following such acquisitions.


Pursuant to its agreements with the NRTC, the Company has the exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets, and receives the monthly service revenue from all DIRECTV subscribers in such markets regardless of the subscribers' original point of purchase.


     In addition to its business in Rural DIRECTV Markets under agreements with the NRTC, the Company has developed other business relationships with DIRECTV and its affiliated companies. For example, the Company was chosen in January 1998 by DIRECTV to market and provide DIRECTV Programming nationally to residents of MDUs and commercial establishments as a Master System Operator. In February 1998, the Company began marketing and providing DIRECTV Programming to residents of MDUs and commercial establishments in five major metropolitan areas near its rural territories. The Company intends to focus its MDU and commercial activities on high-growth urban areas near its Rural DIRECTV Markets to create a larger universe of potential subscribers while maintaining its fixed cost base.


STRATEGY

     The Company intends to leverage its competitive strengths by pursuing the following strategies:


     - Emphasize Direct Sales and Local Customer Service. The Company believes a commitment to a strong local presence generates rapid subscriber growth, higher customer satisfaction and lower churn, and ultimately greater revenue and EBITDA. The Company has created a highly decentralized operating structure that permits managers to respond quickly and flexibly to local needs. Management believes that local presence differentiates the Company from other major DIRECTV and DBS providers and is a key element in the Company's strategy for attracting and retaining subscribers. Since inception, the Company has opened 63 offices in its Rural DIRECTV Markets. The Company provides sales, installation and customer service directly through these offices and in conjunction with more than

       350 local dealers. The Company believes that focused local marketing significantly enhances the existing national marketing efforts of DIRECTV and its national distribution partners, and that local customer service increases customer satisfaction and is a major contributor to the Company's low churn rate. The Company complements its local presence from its headquarters in Kansas City, Missouri with centralized sales, marketing, operational and administrative support, including overflow and after-hours customer support from a national call center that operates 24 hours a day, seven days a week.


     - Acquire Additional Rural DIRECTV Markets. The Company is aggressively pursuing the acquisition of additional Rural DIRECTV Markets held by original NRTC licensees, a majority of which are owned by rural electric and television cooperatives for whom offering DIRECTV Programming is an ancillary business. The Company is continually evaluating acquisition prospects and expects to continue to enter into acquisition agreements and complete acquisitions of additional Rural DIRECTV Markets consistent with its growth strategy. The Company is one of two companies actively consolidating Rural DIRECTV Markets. The Company estimates that approximately 100 Rural DIRECTV Markets, comprised of approximately 2.0 million households, are still owned by original NRTC members.


     - Develop Related Business Opportunities. The Company plans to leverage its local sales and support infrastructure by expanding its base of potential customers and product offerings. The Company has commenced marketing to MDUs and commercial establishments in five cities near its Rural DIRECTV Markets, including Dallas/Ft. Worth, Texas; Denver, Colorado; Ft. Myers, Florida; Kansas City, Missouri; and Las Vegas, Nevada. As of January 31, 1999, the Company had access to approximately 32,000 MDUs via "right of entry" agreements, with approximately 4,400 active subscribers. In addition, the Company is evaluating other telecommunications products and services that could be offered to customers using the Company's existing marketing and distribution infrastructure. In May 1998, the Company commenced test marketing of DirecPC, a satellite-based Internet access service provided by a corporate affiliate of Hughes.


SALES AND DISTRIBUTION

     The Company offers DIRECTV Programming to consumer and business segments in its Rural DIRECTV Markets through two separate but complementary sales and distribution channels.

  Direct Sales Force


     The Company has established direct sales forces in all but one of its Rural DIRECTV Markets, and has Company-owned full service retail stores located in substantially all its Rural DIRECTV Markets. The Company currently has approximately 250 direct salespeople and supports its direct sales staff and its local offices with an advertising campaign that the Company believes is both creative and consistent. The Company also seeks to develop close relationships with independent dealers of DBS equipment and provides marketing, subscriber authorization, installation and customer service support to enhance subscriber additions from such dealers. Wherever possible, the Company's arrangements with dealers are exclusive. In connection with the sale of a DBS unit and a subscription to DIRECTV Programming offered by the Company, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by the Company. The Company retains the ongoing monthly subscription revenue from the subscriber. For certain equipment sold through the indirect dealer network, the Company provides a subsidy, thus lowering the price of the equipment for the consumer. The Company believes that it can increase penetration more rapidly through its direct sales approach instead of relying, as some DTH providers have, upon the consumer to take the initiative to purchase the product and services.


  Other Distribution Channels

     In addition to the Company's direct sales force, the Company utilizes other distribution channels to offer DIRECTV Programming to potential subscribers in the Company's Rural DIRECTV Markets by (i) national retailers selected by DIRECTV, (ii) consumer electronics dealers authorized by DIRECTV to sell DIRECTV Programming and (iii) satellite dealers and consumer electronics dealers authorized by five regional sales management agents selected by DIRECTV. Similar to the Company's indirect dealer network, the Company pays a one-time commission to these distribution channels for the sale of DIRECTV Programming to a subscriber located in the Company's Rural DIRECTV Markets and the Company receives all monthly programming revenue associated therewith, regardless of what outlet originally sold DIRECTV Programming to the subscriber.

MARKETING


     Management believes that direct broadcast satellite services can compete favorably with medium and low power DTH, cable and other subscription television services on the basis of superior signal quality, channel capacity, programming choice and price. The Company complements the extensive existing marketing effort of DIRECTV and its other national distribution partners through focused local marketing and sales, including local print and radio advertising to promote general market acceptance of DIRECTV Programming. The Company believes that, to date, there has been no significant local presence to drive such local marketing and sales efforts.


     The Company also implements support advertising programs for its indirect distribution channels. The Company's marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenue per customer. Specific promotions, such as offering new subscribers an initial month's service at no charge, have been implemented to motivate customers to purchase such plans, and the Company has incentive-based sales compensation for both the direct and dealer sales forces to promote and sell premium subscription plans.


     A key element of the Company's marketing strategy is to offer value-priced DBS Equipment and installation through the use of subsidies on direct sales of equipment and installations. The Company offers various types of DBS equipment and accessories through its direct sales force and retail locations. The Company is able to take advantage of volume discounts in purchasing this equipment from the NRTC and other vendors. In addition, dealers are motivated to lower the prices at which they offer DBS Equipment and installation by the Company's volume-based commission structure.


CUSTOMER SERVICE


     The Company provides customer service from each of its local offices. Generally offices are staffed from 9 a.m. to 7 p.m., six days a week. Local managers are responsible for managing customer accounts receivable and churn. The Company believes it can sustain its historical average churn rate by providing local customer service and aggressively managing collections. Overflow and after hours assistance is provided 24 hours a day, seven days a week, by the Company's national call center located in Kansas City, Missouri. The Company also provides professional installation services and technical assistance in each of its offices.


OVERVIEW OF THE DTH INDUSTRY


     DTH services encompass all types of television transmission from satellites directly to the home. The FCC has authorized two types of satellite services for transmission of television programming: Direct Broadcast Satellite Services (commonly referred to as "DBS"), which operate at high power (120 to 240 watts per frequency channel) in the Ku-band, and Fixed Satellite Service (commonly referred to as low power and medium power DTH), which includes low power services transmitting in the C-band, as well as medium power (20 to 100 watts per frequency channel) services transmitting in the Ku-band. Both DBS and medium power DTH satellites are used for digital satellite television services. DBS provides high quality video and audio signals and can be received by an 18-inch dish. Medium and low power DTH signals require home satellite dishes of 27 inches to six feet in diameter (depending on the geographical location of the dish and wattage per frequency channel). See "-- DIRECTV." DIRECTV, USSB and EchoStar are the only current domestic providers of DBS services. All other DTH domestic satellite television providers currently provide medium or low power DTH services. See "-- Competition."

     A DBS system consists of an uplink center, one or more orbiting satellites and the subscribers' receiving equipment. The uplink center collects programming from on-site video equipment and from the direct feeds of programmers. Through antennae located at the uplink center, the operator transmits, or uplinks, the programming to transponders located on its geostationary satellite. The transponders receive and amplify the digital signal and transmit it to receiving dishes within the area covered by the satellite. The digital signal is then transmitted via coaxial cable to the subscribers' receiver, where it is converted into an analog signal which allows it to be received by the subscribers' televisions. System security is maintained through the use of reprogrammable access cards that must be inserted into each subscriber's decoder box to unscramble programming signals.

     DBS providers are afforded technological and regulatory advantages over medium and low power DTH services. The FCC requires the satellites used to provide DBS services to be spaced at greater intervals than medium and low power DTH satellites (nine degree orbital spacing over North America compared to two degree orbital spacing). The greater orbital spacing is intended to ensure that the signals transmitted by DBS providers can be received by a small dish, free of interference from adjacent satellites. The closer medium and low power DTH satellite orbital spacing requires the use of a larger, 27-inch to six foot dish to eliminate interference from nearby satellites. See "-- Competition -- Other DTH Providers." In addition, DBS satellites are allowed to broadcast with much higher power levels than medium and low power DTH satellites. The combination of greater orbital spacing and higher power enables providers of DBS services to obtain a superior balance of small dish size, signal quality in adverse weather conditions and increased channel capacity.

DIRECTV

     DIRECTV is a multichannel DBS programming service initially introduced to U.S. television households in 1994. DIRECTV currently offers in excess of 220 channels of near laser disc quality video and CD-quality audio programming, and transmits via three high-power Ku band satellites (only two are needed to support transmission of DIRECTV Programming), each containing 16 transponders. As of December 31, 1998, there were approximately 4.5 million DIRECTV subscribers.


     The Company believes that DIRECTV services are superior to those provided by other DTH service providers and that DIRECTV's extensive programming, including up to 80 channels of pay-per-view movies and events, various sports packages and the exclusive NFL SUNDAY TICKET(TM), will continue to contribute to the growth of DIRECTV's subscriber base and DIRECTV's market share for DTH services in the future. In addition, the Company believes that DIRECTV's national marketing campaign provides the Company with significant marketing advantages over other DTH competitors. DIRECTV's share of current DBS and medium power DTH subscribers was approximately 51.1% as of January 31, 1999. DIRECTV added approximately 1.2 million new subscribers (net of churn) during the twelve months ended December 31, 1998, which was a greater increase than any other DBS or medium power DTH provider and accounted for approximately 48.1% of all new DBS and medium power DTH subscribers. Although DIRECTV's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, the Company expects DIRECTV to remain the leading provider of DBS and medium power DTH services in an expanding market.



     The equipment required for reception of DIRECTV Programming (a DBS unit) includes an 18-inch satellite antenna, a digital receiver approximately the size of a standard VCR and a remote control, all of which are used with standard television sets. Each DBS receiver includes a "smart card" that is uniquely addressed to it. The smart card, which can be removed from the receiver, prevents unauthorized reception of DIRECTV services and retains billing information on pay-per-view usage, which information is sent at regular intervals from the DBS receiver telephonically to DIRECTV's authorization and billing system. The small size of the dish makes it more acceptable to housing communities and organizations that prohibit the installation of larger dishes due to their appearance. The DBS receiver captures and translates the signal and interfaces with an easy to use on-screen electronic program guide, which includes a parental locking/ratings control function.

     DBS units also enable subscribers to receive USSB programming. USSB is a DBS service providing 28 channels of video programming transmitted via five transponders it owns on DIRECTV's first satellite. USSB primarily offers Time Warner and Viacom premium satellite programming services, such as multiple channels of HBO and Showtime, which are not available through DIRECTV but which are generally complementary to DIRECTV Programming. As of December 31, 1998, approximately 50% of DIRECTV's 4.5 million subscribers received USSB programming.



     On December 14, 1998, Hughes announced that it will acquire USSB for approximately $1.3 billion. Hughes said it will combine its DIRECTV business with USSB's assets and satellite slots to expand its DBS programming lineup through the addition of premium multi-channel movie services such as HBO and Showtime. Hughes also announced that it plans to use certain of the DBS satellite frequencies to be acquired for the delivery of Spanish-language programming services. On January 22, 1999, DIRECTV announced that it will acquire certain of Primestar's and one of its affiliates' assets for approximately $1.8 billion. The Company is not yet able to assess the effect of Hughes' acquisition of USSB on its future business, financial position or results of operations.



     DBS Equipment is now produced by major manufacturers under brand names including RCA, Sony, Hughes, and others. DBS Equipment is currently sold at retail outlets throughout the U.S. for prices typically ranging from $99 to $299, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DBS Equipment have declined consistently since introduction, further stimulating demand for DIRECTV services.


  Programming


     DIRECTV programming includes (i) cable networks, broadcast networks and audio services available for purchase in tiers for a monthly subscription fee,
(ii) premium services available a la carte or in tiers for a monthly subscription fee, (iii) sports programming (major professional league sports packages, including the exclusive NFL SUNDAY TICKET, regional sports networks and seasonal college sports packages) available for a yearly, seasonal or monthly subscription fee and (iv) movies from all major Hollywood studios and special events available for purchase on a pay-per-view basis. Satellite and premium services available a la carte or for a monthly subscription are priced comparably to cable. Pay-per-view movies are available for viewing on multiple channels at staggered starting times so that a viewer does not have to wait more than 30 minutes to view a particular pay-per-view movie. DIRECTV periodically adjusts its programming packages to provide the best channel mix possible at various price points. The following is a summary of some of the more popular DIRECTV Programming packages currently available from the Company:



          Total Choice(TM): Package of 60 video channels, including two Disney channels and in-market regional sports network, 31 CD audio channels and access to up to 55 channels of pay per view movies and events, which retails for $29.99 per month. Total Choice(TM) is DIRECTV's most popular offering. Total Choice(TM) Platinum, Gold, Silver and Plus Encore offer additional programming at higher retail prices.



          Plus DIRECTV: Package of 16 video channels, 31 CD audio channels and access to up to 55 channels of pay per view movies and events, which retails for $14.99 per month. Plus DIRECTV consists of channels not typically offered on most cable systems and is intended to be sold to existing cable subscribers to augment their cable or other satellite services.



          NFL SUNDAY TICKET: All out-of-market NFL Sunday games. NFL SUNDAY TICKET is exclusive to DIRECTV with respect to small dish providers through at least the end of the 1999-2000 football season.



          Sports Choice: Package of 24 channels (including over 18 regional sports networks) and five general sports networks (the Golf channel, NewSport, Speedvision, Classic Sports Network and Outdoor Life).



          NHL CENTER ICE: Approximately 500 out-of-market NHL games.



          MLB Extra Innings: Approximately 800 out-of-market major league baseball games.

          ESPN Full Court: Hundreds of college basketball games.



          ESPN Game Plan: Up to ten college football games every Saturday.



     DIRECTV generally does not provide local broadcast programming via satellite. However, seamless switching between satellite and broadcast programming provided by other sources is possible with all DBS units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable.


RELATIONSHIP WITH THE NRTC AND DIRECTV

     The NRTC acquired the right to provide DIRECTV Programming to residential households in 1992 and commercial establishments located in the Rural DIRECTV Markets in 1994, pursuant to the Hughes Agreement. The NRTC subdivided its rights to provide such services into approximately 250 geographically based Rural DIRECTV Markets, then sold a portion of its rights to the individual Rural DIRECTV Markets to NRTC members pursuant to the NRTC Agreements. The Company acquired from the NRTC the exclusive right to provide DIRECTV Programming in each of its Rural DIRECTV Markets pursuant to an NRTC Agreement, which is assigned to the Company with the consent of the NRTC and DIRECTV when the Company acquires such Rural DIRECTV Market.


     Pursuant to the NRTC Agreements, the Company is obligated to promote, market and sell DIRECTV Programming in accordance with NRTC procedures and to take all reasonable steps to ensure that DIRECTV Programming is not received at any unauthorized locations or in any unauthorized manner. The Company also purchases customer authorization, billing services and centralized remittance processing services from the NRTC pursuant to the NRTC Agreements. The NRTC Agreements also contain customary provisions regarding payment terms, compliance with laws and indemnification and provide that both the NRTC and DIRECTV must consent prior to the assignment or transfer by the NRTC Member party thereto of its rights or obligations under the NRTC Agreements, which consent shall not be unreasonably withheld. The NRTC Agreements also contain termination provisions which allow the NRTC to terminate such agreements (i) as a result of termination of the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Agreement and such failure or breach continues for more than 30 days after written notice from the NRTC or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements. The NRTC Agreements also require the Company to comply with policies of the NRTC promulgated from time to time. The Company and other NRTC-affiliated DIRECTV providers have disputed certain policies proposed by the NRTC in the past that they believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to the Company. The dispute was resolved without any modifications to the NRTC Agreements and the Company's then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of NRTC members and affiliates. The NRTC Agreements provide that NRTC members and affiliates, including the Company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including the Company, have differed over the import of these rights and interests, which may have consequences in the event that the Company's rights to offer DIRECTV Programming through the NRTC are terminated or expire.



     Pursuant to the NRTC Agreements, the Company has obtained from the NRTC the exclusive right in its Rural DIRECTV Markets to market, sell and retain all of the revenue from subscribers derived from the sale of most programming transmitted by the DIRECTV satellites over the 27 frequencies owned by Hughes. The Company pays the NRTC for the wholesale cost of such programming and a fee to DIRECTV based upon 5% of the programming revenue. The NRTC has the right to choose to provide certain Non-Select Services, such as NFL SUNDAY TICKET, as DIRECTV and the content providers enter into new agreements.

"Non-Select Services" are services not generally included in the DIRECTV Programming provided by the Company, because providers of such programming require minimum subscriber guarantees, advance payments or other similar commitments, which the NRTC declines to give. The Company retains 5% of the revenue from Non-Select Services purchased by its subscribers and remits the balance to DIRECTV.


     The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. According to Hughes and USSB, the DIRECTV satellites have estimated orbital lives of at least 15 years from their respective launches in December 1993 and 1994. The Company believes that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS services (other than programming services) in substantially the same form as such DBS Services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The Company is an affiliate of the NRTC. See "Risk
Factors -- Ability to Acquire DBS Services from NRTC and DIRECTV after Expiration of NRTC Agreements."


COMPETITION

     The Company faces competition both for acquisitions of Rural DIRECTV Markets from one other company, and within its exclusive Rural DIRECTV Markets from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of the Company's competitors have greater financial and marketing resources than the Company, and the business of providing subscription and pay television programming is highly competitive. The Company believes that quality and variety of programming, signal quality and service and cost will be the key bases of competition. See "Risk Factors -- Competition and Technological Change" and "Risk Factors -- Risks Attendant to Acquisition Strategy."

  Competition for Acquisition of Rural DIRECTV Markets

     The Company is aware that at least one other company, Pegasus Communications Corporation ("Pegasus") is currently pursuing the same goal as the Company of consolidating Rural DIRECTV Markets. Pegasus is currently the largest independent provider of DIRECTV services and has substantially greater financial resources than the Company. There can be no assurance that the marketing and sales efforts or competing acquisition strategies of Pegasus or other competitors will not have an adverse effect on the Company's ability to execute its acquisition strategy.

  Competing Subscription Television Providers

     Cable Television Providers


     Cable operators in the United States serve approximately 64 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 30 to 80 channels of programming at an average monthly subscription price of approximately $35. While cable companies currently serve a majority of the U.S. television market, the Company believes many may not be able to provide the quality and variety of programming offered by DIRECTV until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems, and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. However, although cable systems with adequate channel capacity may offer digital service without major rebuilds, the Company believes that other cable systems that have limited channel capacity like those in most of the Rural DIRECTV Markets will have to be upgraded to add bandwidth in order to provide digital service. The Company believes that such upgrades will require substantial investments of capital and time to complete industry-wide. As a result, the Company believes that there will be a substantial delay before cable systems in the Rural DIRECTV Markets can offer programming services equivalent to digital DBS providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.


     The Company expects to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. The Company believes that its current strategy of targeting for acquisition Rural DIRECTV Markets which are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the up-front costs to the consumer associated with purchasing and installing DBS Equipment are higher than the up-front costs for installation of cable television. However, prices for DBS Equipment have declined consistently since introduction, and the Company believes that competition among DBS Equipment vendors and technological improvements will create continuing downward pressure on prices. Third, current DBS systems, unlike cable, do not provide local broadcast programming via satellite, although seamless switching between satellite and broadcast programming from other sources is possible with all DBS units. In addition, DIRECTV provides programming, from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. The Company believes that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of DBS providers such as DIRECTV, presents DBS providers with an opportunity to take substantial market share for pay television services from cable in the Rural DIRECTV Markets.


     Other DTH Providers


     EchoStar, the only other DBS provider, commenced national broadcasting of programming in March 1996 and currently broadcasts over 120 video channels and 30 audio channels. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. full continental United States ("CONUS") orbital position and has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 2.0 million subscribers as of January 31, 1999. On November 30, 1998, EchoStar announced that it had entered into an agreement to acquire certain satellite-television assets from The News Corporation Limited and MCI Worldcom Inc. The satellite-television assets to be acquired by EchoStar include a license for 28 DBS frequencies at 110 degrees W.L. (a full CONUS orbital location), two satellites to be delivered in orbit, and a direct broadcast operations facility. Consummation of these asset purchases by EchoStar may enable it to significantly expand its DBS and other programming offerings, thereby potentially strengthening its competitive strength relative to DIRECTV and the Company. The Company believes that it can successfully compete with EchoStar in the DBS market because of DIRECTV's brand name and its significantly larger distribution networks and greater number of manufacturers of the equipment used to receive DTH services.



     Primestar, a medium-power DTH provider owned primarily by a consortium of cable companies including TCI, launched the first digital DTH satellite television service in 1994. As a result of the successful launch and operation of a new satellite in early 1997, Primestar increased its programming services to approximately 150 channels. As of January 31, 1999, Primestar had approximately 2.3 million subscribers. On January 22, 1999, DIRECTV announced that it had reached an agreement with Primestar to acquire Primestar's 2.3 million subscribers and related high-power satellite assets from Primestar and one of its affiliates in two transactions valued at approximately $1.8 billion. The Company is not yet able to assess the effect of DIRECTV's acquisition of Primestar on its future business, financial position, or results of operations.



     Low power C-band operators reported approximately 1.9 million subscribers as of January 31, 1999. The C-band/TVRO market has been built primarily on subscribers who live in markets not served by cable television. C-band equipment, including the six- to eight-foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. The Company believes that DBS services have significant advantages over low power C-band service in equipment cost, dish size and range of programming packages. The number of C-band subscribers declined by approximately 164,000 during 1998.

     Other Competitors

     Wireless cable systems (which are usually analog) typically offer only 20 to 40 channels of programming, which may include local programming. Wireless cable requires a direct line of sight from the receiver to the transmitter, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. However, while it is expected that most large wireless operators (especially certain of those backed by local telephone companies) will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost.

     Certain regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription multichannel video programming distributors. Furthermore, the Telecommunications Act of 1996 (the "1996 Act") removes barriers to entry which previously inhibited local telephone companies from competing, or made it more difficult for such telephone companies to compete, in the provision of video programming and information services. Certain telephone companies have received authorization to test market video and other services in certain geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of such multi-channel video service vary, as several telephone companies have pushed back or cancelled originally announced deployment schedules.

     As more telephone companies begin to provide multichannel video programming and other information and other communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of local wireline telephone service to the home.

     Most areas of the U.S. are covered by traditional territorial over-the-air VHF/UHF television broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. On August 5, 1997, Congress approved the release of additional digital spectra for use by VHF/UHF broadcasters.

REGULATION


     Unlike a cable operator, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DIRECTV and, therefore, affect the Company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) the licensing of individual satellites (i.e., the requirement that DIRECTV meet minimum financial, legal and technical standards),
(ii) avoidance of interference with radio stations and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses. As a distributor of television programming, DIRECTV is also affected by numerous other laws and regulations. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DTH operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DTH operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. In August 1996, the FCC promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the

FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. In November 1998, the FCC amended its rules to extend these protections to rental property in those areas under the exclusive use or control of the renter. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multi-channel video programming distributors such as DTH operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On December 30, 1998, a three-judge federal court in Delaware held that this provision was unconstitutional. The government has filed a notice indicating its intent to appeal this decision to the United States Supreme Court. In addition, the government has filed motions with the court in Delaware asking that the decision be limited to Playboy and not be applied to other adult services (such as Spice, Adam & Eve, and The Erotic Network) and that Playboy be required to amend its distribution contracts to require distributors who fail to fully scramble or block Playboy's programming to notify customers of the availability of free channel-blocking devices.


     In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DTH, to provide subscription television services. DIRECTV and the Company have benefitted from the programming access provisions of the Cable Act and implementing rules in that DIRECTV has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as DIRECTV in making programming available (or to discriminate in the terms and conditions of such programming) could adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, which would have an adverse impact on the Company. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC or Congress extends such restrictions.

     The Cable Act also requires the FCC to conduct a rule-making proceeding that will impose public interest requirements for providing video programming on DTH licensees. In November 1998, the FCC adopted rules requiring DTH licensees to provide reasonable and non-discriminatory access by qualified candidates for elective office. These rules also require DTH licensees to set aside four percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature.

     While DTH operators like DIRECTV currently are not subject to the "must carry" requirements of the Cable Act, the cable and broadcast television industries have argued that DTH operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DTH operators, or to the extent that new legislation of a similar nature is enacted, DIRECTV's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.


     The SHVA established the terms and conditions under which a DTH operator, for a statutorily-mandated fee, may claim a "compulsory" copyright license to retransmit "superstations" and broadcast network programming to subscribers for private home viewing. The SHVA currently is scheduled to expire on December 31, 1999, in which case DTH operators would be required to negotiate in the marketplace to obtain the necessary copyright clearances to retransmit superstations and broadcast network programming. Legislation to extend the SHVA has been introduced in Congress.



     With respect the retransmission of broadcast network programming, the compulsory license established by the SHVA is limited to DTH retransmissions to persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24, a satellite provider of network programming, regarding alleged violations of the SHVA. PrimeTime 24 provides network programming to several satellite providers, including

DIRECTV (and its distributors, including NRTC DBS members and affiliates such as the Company) and providers of programming for C-band satellite services. On December 30, 1998, a federal district court in Florida granted a permanent injunction effectively prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households in designated geographic areas (based on Longley-Rice propagation maps recognized by the Court as identifying those households that receive "a signal of at least Grade B intensity" or past subscription to cable) and to any business. The injunction further required the disconnection of any such current PrimeTime 24 customers for CBS or Fox programming, unless the local network affiliate consents or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. The injunction also imposed other obligations on PrimeTime 24 and its distributors with respect to future sales of Fox and CBS programming nationwide. The court established February 28, 1999 as the deadline for compliance with the permanent injunction with respect to customers who first began receiving PrimeTime 24's network programming after March 11, 1997; for customers who first received service before that date, the compliance deadline is April 30, 1999. On February 24, 1999, CBS, NBC, Fox, and ABC filed with the court a "Motion for Temporary Restraining Order, Preliminary Injunction, and Contempt Finding" against DIRECTV in response to an announcement by DIRECTV that it was discontinuing retransmission of the programming of the four networks received from PrimeTime 24 and would instead distribute a different package of network affiliates to its existing subscribers. On February 25, 1999, the court granted CBS and Fox a temporary restraining order requiring DIRECTV (and its agents and those who act in active concert or participation with DIRECTV) not to deliver CBS or Fox programming to subscribers who do not live in "unserved households." (For purposes of determining whether a subscriber is "unserved," the court referred to a modified version of the Longley-Rice signal propagation model; the modifications reflect an order adopted by the FCC on February 2, 1999 (see below).) The court scheduled a hearing for March 8, 1999 on the plaintiffs' requests (including the requests by ABC and NBC) for a preliminary injunction and contempt finding against DIRECTV.



     In addition, on May 16, 1998, a Federal District Court in North Carolina issued an order holding that PrimeTime 24 had violated the copyright provisions and reporting obligations under the SHVA with respect to ABC network programming in the Raleigh-Durham market. On August 19, 1998, the court issued a permanent injunction restraining PrimeTime 24 (and its distributors) from providing retransmission of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. Similar litigation brought by an NBC affiliate is also pending in Texas. It is unclear whether either DIRECTV or PrimeTime 24, or any of their agents and distributors, will be subjected to claims of damages or other judicially ordered relief through these or other proceedings.



     In November 1998, the FCC adopted a notice of proposed rulemaking to consider whether and how it might redefine the standard for measuring a "Grade B intensity" signal for purposes of the SHVA. On February 2, 1999, the FCC released its decision in this rulemaking. The FCC declined to change the definition of a signal of Grade B intensity. However, the FCC did adopt a standardized method of measuring the strength of television signals at individual locations, and it endorsed a method for predicting signal strength at individual locations that could be used in place of taking actual measurements. The Company cannot yet predict what, if any, impact the rulemaking will have on its business.


     In addition, in October 1998, EchoStar filed a lawsuit in the United States District Court of Colorado seeking a declaratory ruling establishing a predictive model for determining whether a household is "unserved" for purposes of the SHVA based on a "Longley-Rice" predictive model that applies a criteria of 95% of the locations receiving a Grade B signal 95% of the time with a 50% degree of confidence. The lawsuit also asks the court to clarify the particular means (e.g., antenna height and orientation) for measuring signal strength.

     Approximately half of the Company's current subscribers receive some or all of PrimeTime 24's network programming series. The Company believes, however, that a material portion of such subscribers will be unaffected by the preliminary injunction, either because they live in areas where the off-air network signal strength falls below the standard applied by the court or because they received PrimeTime 24's network programming prior to March 11, 1997. The Company also believes that its local presence and trained technical personnel will enable it to work with customers to develop appropriate alternative means of receiving network programming. The Company has been advised by the NRTC that a database is currently under development that will enable the Company to determine which of its customers would be required to disconnect under the terms of the preliminary injunction, but such information is not currently available. However, the court in the North Carolina litigation against PrimeTime 24 suggested that only sampling signal strength could satisfy the requirements of the SHVA. The Company's monthly revenue per subscriber for PrimeTime 24 network services (net associated programming costs) varies from $.90 to $4.50, depending on how many of the seven available networks the customer subscribes to. While the Company believes that it has complied to date with the SHVA in providing network programming only to "unserved households" and the Company does not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will materially adversely affect the Company's financial results or its ability to attract new subscribers, there can be no assurance that the Company's inability to provide network services to certain subscribers will not have such effects. In addition, should the Company elect to continue to offer network services, there can be no assurance that the costs of compliance with those interpretations will not be material. The inability of DIRECTV and the Company to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth.



     In October 1997, the United States Copyright Office recommended that the compulsory copyright fees for the retransmission of television "superstations" and broadcast network affiliates by satellite providers be increased. The new rates took effect on January 1, 1998. Although an exact comparison between copyright fees payable by cable operators and by satellite providers is not possible, it has been estimated that the new rates would be approximately 300% and 900% of the rates applicable to cable providers in their provision of the superstation signals and network signals, respectively. The United States Court of Appeals for the District of Columbia Circuit has affirmed the decision to increase the rates. Under the terms of the NRTC Agreements, the Company may expect to have this cost passed along to it, unless the NRTC elects to absorb all or a portion of the increased rate into the margin that it earns on the provision of DIRECTV Programming.


YEAR 2000 COMPLIANCE


     Many existing computer systems and software products use only two character fields to identify dates. These programs were designed and developed without consideration of the upcoming turn of the century. Significant uncertainty exists in the software industry concerning the potential consequences of the Year 2000 phenomenon. If not corrected, these computer applications could fail or create erroneous information from the Year 2000 date change. This issue affects virtually all organizations and can be very costly and time consuming to correct. The Company has reviewed the Year 2000 compliance of its internal systems and believes that such systems are Year 2000 compliant. However, there can be no assurance that all of the software products currently used by the Company are in fact Year 2000 compliant. The Company has engaged the services of a consultant to assist in its assessment of the impact of the Year 2000 issue on the Company's computerized systems and operations. Currently, the Company believes its costs to successfully mitigate the impact of the Year 2000 issue will approximate $200,000. Additionally, the Company is currently conducting surveys of all of its vendors and other pertinent relationships to assess their readiness for Year 2000 processing. The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to the Company's contractual relationship with the NRTC. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that such systems will be compliant by April 1999. The Company is reliant on DIRECTV for distribution of its DBS programming services. DIRECTV has informed the Company that it expects to establish Year 2000 compliance for its satellite programming, subscriber databases, and customer billing systems by the end of the first calendar quarter of 1999. In addition to the NRTC and DIRECTV, the Company is significantly reliant on other parties (such as its suppliers of DSS Equipment) for the successful conduct of its business. As previously described, the Company is in the process of ascertaining the Year 2000 readiness of these third-parties. If the Company's plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt the Company's ability to transact business with its customers and suppliers, and could have a material impact on its operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which the

Company's systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on the Company's business or its operations. Any adverse impact on subscribers in the Company's Rural DIRECTV Markets could also have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Year 2000 Compliance."

FACILITIES


     The Company is currently headquartered in leased space in Kansas City, Missouri. On January 27, 1999, the Company entered into a new lease with respect to approximately 35,000 square feet of office space in Kansas City, Missouri. Annual rent under this new lease will approximate $570,000 and the lease will terminate in August 2002. The Company expects to move its principal executive offices to this location in the second quarter of 1999. The Company also has 63 offices and operations in 23 states. The Company expects these facilities to be adequate for its needs in the foreseeable future. Management believes that the Company will be able to lease office and retail space in its Rural DIRECTV Markets as needed on acceptable terms.


MANAGEMENT AND EMPLOYEES

     The Company has assembled an experienced management team to execute its business strategy. Certain members of the senior management team have significant experience working together. The Company's executive team brings to the Company extensive business acquisition experience in the telecommunications industry, as well as experience in the sales and delivery of a full array of communications services to customers in rural America. As of December 31, 1998, the Company had approximately 800 employees. The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

LEGAL PROCEEDINGS

     The Company is not currently party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


     The following table sets forth certain information regarding the executive officers and directors of the Company as of February 26, 1999.



                NAME                   AGE                          POSITION
                ----                   ---                          --------
Rodney A. Weary......................  48    Chairman of the Board, Chief Executive Officer and
                                             Director
John R. Hager........................  37    Chief Financial Officer
William J. Gerski....................  46    Vice President, Sales and Marketing
Jo Ellen Linn........................  37    Secretary and General Counsel
Robert F. Benbow(1)..................  62    Director
William O. Charman...................  35    Director
William P. Collatos(1)...............  44    Director
William A. Johnston(1)(2)............  46    Director
Robert B. Liepold(2).................  72    Director
Erik M. Torgerson(2).................  33    Director


---------------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

BACKGROUND OF EXECUTIVE OFFICERS


     Rodney A. Weary. Mr. Weary founded the Company in June 1996 and has been its Chief Executive Officer since Inception. Until 1995, he was President of Cable Video Enterprises Inc., which Mr. Weary formed in 1986 by acquiring traditional cable systems located in three states. From 1988 to December 1994, Mr. Weary was a co-founder, officer and director of Premiere Page, a paging company. From 1986 to 1992, he was a principal shareholder in W.K. Cellular, Inc., which owned and operated cellular license R.S.A. 5 in Indiana. Mr. Weary was involved in the formation of the Missouri Cable Television Association in the 1970s, and has served in many capacities for both it and the four-state Mid-America Cable Television Association.


     John R. Hager. Mr. Hager has been Chief Financial Officer of the Company since October, 1998. Mr. Hager joined the Company in August 1998 as Vice President, Finance and Controller. From February 1997 until August 1998, Mr. Hager was Vice President -- Controller of EchoStar Communications Corporation. He was the Controller of American Telecasting, Inc. from August 1993 until February 1997. Prior to joining American Telecasting in 1993, Mr. Hager was with Ernst & Young, where he was an Audit Senior Manager.

     William J. Gerski. Mr. Gerski has been Vice President, Sales and Marketing of the Company since May 1997. From 1996 to 1997, Mr. Gerski was Regional Director of Marketing and Sales at American Telecasting Incorporated. In 1996, Mr. Gerski was Vice President of Marketing and Sales of Bell Atlantic Video Services. From 1990 through 1995, Mr. Gerski was Corporate Director of Sales at Adelphia Cable Communications. He has served on the Executive Board of Directors of the Southern California Cable Association and the Los Angeles, Chicago, and Cleveland Cable Co-ops.


     Jo Ellen Linn. Ms. Linn has been Secretary and General Counsel of the Company since Inception. From 1993 to 1996, Ms. Linn was General Counsel to Cable Video Management, Inc., a communications management company and the former Cable Video Enterprises, Inc., which owned and operated domestic cable television systems. Ms. Linn was a contract negotiator in the network real estate department of Sprint Communications from 1990 to 1992. From 1988 to 1990, Ms. Linn was Vice President and General Counsel of the cable brokerage firm Hardesty, Puckett & Company (now HPC Puckett & Company). Ms. Linn is licensed to practice law in Kansas and Texas.

BACKGROUND OF DIRECTORS

     Robert F. Benbow. Mr. Benbow has been a Director of the Company since February 1997. He is a Vice President of Burr, Egan, Deleage & Co. and a General Partner of Alta Communications VI, L.P. Prior to joining Burr, Egan Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a Director of Teletrac, Inc., a major metropolitan wireless provider of location and two way messaging services for fleets of commercial vehicles, and Preferred Networks, Inc.

     William O. Charman. Mr. Charman has been a Director of the Company since March 1997. He has served as a Vice President of BancBoston Capital since 1995. From 1993 to 1995, Mr. Charman was a Director and team leader for Bank of Boston's Media & Communications Group in London. Mr. Charman was a Director in Bank of Boston's Media & Communications Group in Boston from 1987 to 1993. Mr. Charman is a Director of Cambridge Communications, MultiTechnology Services and Prime Communications.


     William P. Collatos. Mr. Collatos has been a Director of the Company since March 1997. He is a Managing General Partner of Spectrum Equity Investors, which he founded in 1993. Prior to the founding of Spectrum, he was an independent consultant from 1991 to 1993. Mr. Collatos was an Associate and then General Partner of funds managed by TA Associates from 1980 to 1990 and a founding General Partner of Media/Communications Partners. Prior to joining TA Associates, Mr. Collatos was in charge of the media lending group at Fleet National Bank in Providence, Rhode Island. He is a Director of Galaxy Telecom Systems, Inc., TSR Paging, Inc., Internet Network Services, Ltd. and ITXC, Inc.



     William A. Johnston. Mr. Johnston has been a Director of the Company since November 1997. He is a Managing Director of HarbourVest Partners, LLC and has served in a variety of capacities for HarbourVest Partners, LLC and its predecessor, Hancock Venture Partners, Inc., since 1983. Prior to joining Hancock Venture Partners, Inc., Mr. Johnston was an assistant vice president at State Street Bank in Boston, Massachusetts. He is a Director of Adesemi Communications International, Inc., Epoch Internet, Inc., Formus Communications, Inc., The Marks Group, Inc. and V-I-A Internet, Inc.



     Robert B. Liepold. Mr. Liepold has been a Director of the Company since Inception. Mr. Liepold has been President and Chief Executive Officer of KCWE-TV, an independent commercial television station operating in Kansas City, Missouri, since 1994. Since 1983, Mr. Liepold also has been a consultant to the telecommunications industry. From 1978 through 1983, he was Executive Vice President of Sprint/United Telecom. He is a Director of KCWE-TV, Com-21 and W.K. Communications.



     Erik M. Torgerson. Mr. Torgerson has been a Director of the Company since November 1997. He is an Investment Manager at Norwest Equity Partners. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was with Arthur Anderson & Co.'s financial consulting and audit practice. Mr. Torgerson serves as a director of Command Tooling Systems, LLC, Seasonal Specialties, LLC, TelcoPlus Communications, Inc., InSTEP, LLC and Norwesco, Inc.


     Each Director of the Company has been elected pursuant to the terms of the Stockholders' Agreement. See "Certain Relationships and Related
Transactions -- Stockholders' Agreement."

     All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors do not receive an annual retainer or meeting attendance fees. However, the Company reimburses non-management directors for expenses incurred in attending meetings of the Board of Directors.


     During 1998, the Board of Directors of the Company held 8 meetings. The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The current members of the Audit Committee are Messrs. Liepold, Johnston and Torgerson. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee was formed in February 1997. The current members of the Compensation Committee are Messrs. Benbow, Collatos and Johnston. The Compensation Committee approves compensation arrangements for the Company's executive officers and administers the Company's Stock Option Plan. The Compensation Committee was formed in February 1997.

EXECUTIVE COMPENSATION


     The following table sets forth certain compensation information for the fiscal years ended December 31, 1997 and 1998 as to the Chief Executive Officer and the two other highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 for such year:


                           SUMMARY COMPENSATION TABLE


                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                  ---------------
                                           ANNUAL COMPENSATION      SECURITIES
                                           --------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY      BONUS     OPTIONS/SARS(#)   COMPENSATION($)
---------------------------         ----   ---------   --------   ---------------   ---------------
Rodney A. Weary...................  1998   $227,462    $90,000        21,884            $7,945(1)
Chief Executive Officer,            1997    198,818     50,000        21,884                --
Chairman of the Board of Directors
William J. Gerski.................  1998   $153,270    $80,000        15,000            $   --
Vice President, Sales and           1997     60,259     50,000        12,182                --
Marketing
Jo Ellen Linn.....................  1998   $ 93,061    $32,500         2,501            $   --
Secretary and General Counsel       1997     80,926     25,000         2,501                --


---------------

(1) Represents compensation attributable to Mr. Weary's use of a Company-owned vehicle.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options to the named executive officers during the fiscal year ended December 31, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                INDIVIDUAL GRANTS
                              -----------------------------------------------------        POTENTIAL
                                             PERCENT OF                               REALIZABLE VALUE AT
                                               TOTAL                                     ASSUMED ANNUAL
                               NUMBER OF      OPTIONS/                                RATES OF STOCK PRICE
                              SECURITIES    SARS GRANTED                                APPRECIATION FOR
                              UNDERLYING    TO EMPLOYEES   EXERCISE OF                    OPTION TERM
                              OPTION/SARS    IN FISCAL     BASE PRICE    EXPIRATION   --------------------
NAME                          GRANTED(#)        YEAR         ($/SH)         DATE        5%($)      10%($)
----                          -----------   ------------   -----------   ----------   ---------   --------
Rodney A. Weary.............        --            --             --            --           --         --
William J. Gerski...........     2,818          15.1          $1.00       10/8/07      $ 1,772     $4,491
Jo Ellen Linn...............        --            --             --            --           --         --

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES


                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                      OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                            ACQUIRED ON    VALUE             YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                             EXERCISE     REALIZED   ---------------------------   ---------------------------
                                (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   --------   -----------   -------------   -----------   -------------
Rodney A. Weary...........     9,726           --       1,823         10,335           --             --
William J. Gerski.........     5,414           --       2,502          7,084           --             --
Jo Ellen Linn.............     1,111           --         208          1,192           --             --

---------------


(1) Based on a value of $1.00 per share, which is the fair value of the Common Stock as determined by the board of directors of Holdings for purposes of option grants. On this basis, the unexercised options are not in the money.


EMPLOYMENT AGREEMENTS


     In January 1997, the Company entered into substantially similar non-competition agreements with Rodney A. Weary and Jo Ellen Linn, the terms of which preclude each of them from competing with the Company during their respective periods of employment and for two years thereafter in any market in North America in which the Company operates or intends to operate.


     In February 1997, the Company and Mr. Weary entered into an agreement pursuant to which Mr. Weary agreed to serve as the President and Chief Executive Officer of the Company through February 2000. Such agreement may be extended according to its terms. Under the agreement, Mr. Weary is paid compensation in an amount not less than $200,000 per year and is eligible to participate in the Stock Option Plan.


     Also during 1997, the Company entered into substantially similar employment agreements with Ms. Linn and Mr. Gerski, pursuant to which each of them agreed to serve the Company in their present capacity through February and November 2000, respectively. Such agreements may be extended according to their terms. Under the agreements, Ms. Linn is paid compensation in an amount not less than $82,500 per year, and Mr. Gerski is paid compensation in an amount not less than $100,000 per year. Each is also eligible to participate in the Stock Option Plan.


     In August 1998, the Company entered into an employment agreement with Mr. Hager. Pursuant to the employment agreement, Mr. Hager agreed to serve the Company in his current capacity through August 2001. The employment agreement may be extended in accordance with its terms. Mr. Hager is paid compensation under the employment agreement in an amount not less than $120,000 per year and is eligible to participate in the Stock Option Plan. The Company and Mr. Hager also entered into a non-competition agreement and a confidentiality and proprietary rights agreement in August 1998. The terms of the non-competition agreement preclude Mr. Hager from competing with the Company during the term of his employment and for one year thereafter in any market in the United States in which the Company operates or intends to operate. The confidentiality and proprietary rights agreement requires Mr. Hager to maintain the confidentiality of the Company's proprietary information during the period of his employment and thereafter.

STOCK OPTION PLAN

     In July 1997, the Board of Directors of the Company adopted the Stock Option Plan pursuant to which the Company may, at the direction of the Compensation Committee of the Company's Board of Directors, grant incentive stock options, non-qualified stock options or restricted stock options to officers, directors and employees of the Company. The Stock Option Plan was approved by the stockholders of the Company on July 24, 1997. The Stock Option Plan was assumed by Holdings and approved by its stockholders effective September 9, 1997.

401(K) PLAN

     The Company maintains a 401(k) Savings Plan for its full-time employees which permits employee contributions up to 15% of annual compensation to the plan on a pre-tax basis. In addition, the Company may make contributions on a discretionary basis as a percentage of each participating employee's annual compensation. The Company may also make additional discretionary contributions to the Plan in any plan year up to the annual 401(k) plan contribution limits as defined in the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors of the Company.

                             PRINCIPAL STOCKHOLDERS


     All of the issued and outstanding capital stock of the Company is owned by Golden Sky DBS. The following table sets forth certain information as of March 5, 1999, regarding the ownership of Holdings' Common Stock, Series A Convertible Participating Preferred Stock, $.01 par value ("Series A Preferred Stock"), Series B Convertible Participating Preferred Stock, $.01 par value ("Series B Preferred Stock"), and Series C Senior Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), by (i) certain stockholders or groups of related stockholders who, individually or as a group, are the beneficial owners of 5% or more of any class of Holdings' capital stock and (ii) the executive officers and directors of the Company. Beneficial ownership percentages of the Common Stock presented below are significantly affected by the securities convertible into or exercisable for Common Stock held by each stockholder. Except as required by law, holders of the Common Stock do not vote as a separate class on matters presented for stockholder approval.



                                                               SHARES BENEFICIALLY OWNED
                                  -----------------------------------------------------------------------------------
                                       SERIES A             SERIES B            SERIES C
                                   PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK         FULLY-
                                  ------------------   ------------------   -----------------   ---------------------   DILUTED
                                               % OF                 % OF                % OF                   % OF      VOTING
NAME(1)                             SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)    CLASS(3)   POWER(%)
-------                           ----------   -----   ----------   -----   ---------   -----   ----------   --------   --------
PRINCIPAL STOCKHOLDERS:
  Alta Subordinated Debt
    Partners III, L.P.(4).......   55,532.00   13.3     11,125.24    4.9           --     --      2,116.00      7.8        9.2
  Alta Communications VI,
    L.P.(4).....................   92,365.00   22.1     18,504.38    8.1           --     --      3,522.00     12.4       15.4
  Alta-Comm S By S, LLC(4)......    2,103.00    *          421.84    *             --     --         81.00     *          *
  Spectrum Equity Investors
    L.P.(5).....................   50,000.00   12.0            --     --           --     --         12.00     *           6.7
  Spectrum Equity Investors II
    L.P.(5).....................  100,000.00   23.9            --     --           --     --         25.00     *          13.4
  BancBoston Ventures Inc.(6)...   75,000.00   17.9     12,521.44    5.5           --     --         19.00     *          11.8
  Norwest Equity Partners VI,
    LP(7).......................          --     --     50,083.75   21.9           --     --            --       --        6.7
  Norwest Venture Partners VI,
    LP(7).......................          --     --     25,041.87   11.0           --     --            --       --        3.4
  HarbourVest Partners V-Direct
    Fund L.P.(8)................          --     --     75,125.62   32.9           --     --            --       --       10.1
  Lion Investments Limited(9)...          --     --      5,010.76    2.2           --     --            --       --       *
  Westpool Investment Trust
    plc(9)......................          --     --     15,031.27    6.6           --     --            --       --        2.0
  General Electric Capital
    Corporation(10).............          --     --     15,000.00    6.6           --     --            --       --        2.0
  Harold Poulsen(11)............    1,000.00    *              --     --    19,768.22   37.0     19,768.22     44.1        2.6
  Jack S. Ramirez and Carol H.
    Ramirez(12).................          --     --            --     --     8,357.52   15.7      8,357.52     25.1        1.1
  Joyce Travis, Trustee of the
    Travis Living Trust Dated
    the 5th day of March,
    1998(13)....................          --     --            --     --     4,919.54    9.3      4,919.54     16.5       *
  James and Constance R.
    Hertz(14)...................          --     --            --     --     5,014.52    9.4      5,014.52     16.7       *
  Maxon R. and Kristina
    Davis(15)...................          --     --            --     --     3,377.70    6.4      3,377.70     11.9       *
  Louise A. Davis(16)...........          --     --            --     --     3,300.68    6.2      3,300.68     11.7       *
  Jay and Maria Downen(17)......          --     --            --     --     2,846.05    5.4      2,846.05     10.2       *
  Otis J. Downen as Trustee of
    the Otis J. Downen, June
    1992 Trust and Frances
    Eileen Downen, Trustee of
    the Frances Eileen Downen
    June 1992 Trust as Tenants
    in Common(18)...............          --     --            --     --     2,843.50    5.3      2,843.50     10.2       *
  Chris J. Downen(19)...........          --     --            --     --     2,843.50    5.3      2,843.50     10.2       *

                                                               SHARES BENEFICIALLY OWNED
                                  -----------------------------------------------------------------------------------
                                       SERIES A             SERIES B            SERIES C
                                   PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK         FULLY-
                                  ------------------   ------------------   -----------------   ---------------------   DILUTED
                                               % OF                 % OF                % OF                   % OF      VOTING
NAME(1)                             SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)    CLASS(3)   POWER(%)
-------                           ----------   -----   ----------   -----   ---------   -----   ----------   --------   --------
EXECUTIVE OFFICERS AND
  DIRECTORS:
  Rodney A. Weary(20)(21).......   16,030.00    3.8            --     --           --     --     12,769.00     45.7        3.9
  John R. Hager(21)(22).........          --     --            --     --           --     --      2,222.00      8.2       *
  William J. Gerski(21)(23).....          --     --            --     --           --     --      8,750.00     31.0        1.2
  Jo Ellen Linn(21)(24).........      430.00    *              --     --           --     --      1,458.00      5.8       *
  Robert F. Benbow(25)..........  150,000.00   35.9     30,051.46   13.2           --     --      5,719.00     20.5       25.0
  William O. Charman(26)........   75,000.00   17.9     12,521.44    5.5           --     --         19.00        *       11.8
  William P. Collatos(27).......  150,000.00   35.9            --     --           --     --         37.00        *       20.1
  William A. Johnston(28).......          --     --     75,125.62   32.9           --     --            --       --       10.1
  Robert B. Liepold(21)(29).....    1,000.00    *              --     --           --     --      2,008.00      7.9       *
  Erik M. Torgerson(30).........          --     --     50,083.75   21.9           --     --            --       --        6.7
  All Executive Officers and
    Directors as a group (10
    persons)....................  392,460.00   93.5    167,782.27   73.4           --     --     32,982.00    100.0       79.8


---------------

  *  Less than 1%

 (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares set forth in the table.

 (2) Includes shares issuable upon exercise of warrants and options exercisable within 60 days of the date hereof, as well as shares of Common Stock issuable upon conversion of beneficially-owned shares of Series C Preferred Stock.


 (3) The percent of class beneficially owned by each listed holder of Common Stock appears unusually large, because there is a small number of shares of Common Stock outstanding relative to the number of shares of Common Stock owned and subject to options, warrants or conversion privileges held by such person.


 (4) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111, Attn: Robert Benbow. Alta Subordinated Debt Partners III, L.P. ("Alta Sub Debt III") is managed by Burr, Egan, Deleage & Co. Alta Communications VI, L.P. ("Alta VI") and Alta Comm S by S, LLC ("S by S") are managed by Alta Communications, Inc. The general partner of Alta Sub Debt III and the general partner of Alta VI exercise sole voting and investment powers with respect to the securities held by their respective fund. The general partners of Alta Subordinated Debt Management III, L.P., which is the general partner of Alta Sub Debt III, include Messrs. Craig Burr, William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble, Jean Deleage and Jonathan Flint and Ms. Eileen McCarthy. Such general partners may be deemed to share voting and investment powers for the shares held by Alta Sub Debt III. The general partners of Alta Communications VI Management Partners, L.P., which is the general partner of Alta VI, include Messrs. William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble and David Retik and Ms. Eileen McCarthy. Such general partners may be deemed to share voting and investment powers for the shares held by Alta VI. These general partners disclaim beneficial ownership of all such securities held by the funds except to the extent of their proportionate pecuniary interests therein. Certain principals of Burr, Egan, Deleage & Co. and Alta Communications, Inc. (including certain of the individuals identified above) are members of S by S, which invests alongside Alta VI. As members of S by S, they may be deemed to share voting and investment powers for the shares held by S by S. These principals disclaim beneficial ownership of all such shares except to the extent of their proportionate pecuniary interest therein.

     Common stock ownership includes warrants to purchase 2,103, 3,499 and 80 shares of Common Stock owned by Alta Sub Debt III, Alta VI and S by S, respectively.

 (5) The address is 125 High Street, Suite 2600, Boston, Massachusetts 02110,
     Attn: William P. Collatos. The sole general partner of Spectrum Equity Investors, L.P. is Spectrum Equity Advisors, LLC, a limited liability company whose members are Messrs. Brion B. Applegate and William P. Collatos. The sole general partner of Spectrum Equity Investors II, L.P. is Spectrum Equity Advisors II, LLC, a limited liability company whose members are Messrs. Brion B. Applegate, William P. Collatos and Kevin J. Morroni. Messrs. Applegate and Collatos may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors, L.P., and Messrs. Applegate, Collatos and Morroni may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors II, L.P. Such individuals disclaim such beneficial ownership except to the extent of their respective pecuniary interests in such shares.

 (6) The address is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110,
     Attn: William O. Charman. The shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by BancBoston Ventures Inc. are controlled by its President, Frederick M. Fritz, and by its Managing Director, Sanford Anstey, and by William O. Charman, who is a director of the Company.

 (7) The address is c/o Norwest Venture Capital Management, Inc., 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attn:
     Erik M. Torgerson. The shares of Series B Preferred Stock beneficially owned by Norwest Equity Partners VI, LP are controlled by its general partner, Itasca LBO Partners VI, LLP, which is controlled by John E. Lindahl, Managing Partner, and by John P. Whaley, Managing Administrative Partner. The shares of Series B Preferred Stock beneficially owned by Norwest Venture Partners VI, LP are controlled by its general partner, Itasca VC partners, LLP, which is controlled by its Managing Partner, George J. Still, Jr., and by John P. Whaley, Managing Administrative Partner.

 (8) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111, Attn: William A. Johnston. The sole general partner of HarbourVest Partners V -- Direct Fund L.P. ("HarbourVest V") is a limited liability company whose managing member is HarbourVest Partners, LLC. The managing directors of HarbourVest Partners, LLC are Messrs. George Anson, John M. Begg, Philip M. Bilden, Theodore A. Clark, Kevin S. Delbridge, William A. Johnston, Edward W. Kane, Frederick C. Maynard, Ofer Nernirovsky, Robert M. Wadsworth and D. Brooks Zug, and Ms. Martha D. Vorlicek. Such individuals may be deemed to share beneficial ownership of the shares held by HarbourVest V, and disclaim such beneficial ownership except to the extent of their respective pecuniary interest in such shares.

 (9) The address is c/o London Merchant Securities, Carlton House, 33 Robert Adam Street, London WIM 5AH, England, Attn: Iain MacPhail. Each of Lion Investments Limited and Westpool Investment Trust plc is a wholly-owned subsidiary of London Merchant Supplies plc, a publicly traded company in the U.K.

(10) The address is 120 Long Ridge Road, 3rd Floor, Stamford, Connecticut 06927,
     Attn: Peter Foley. General Electric Capital Corporation is a wholly-owned subsidiary of General Electric Corporation.

(11) The address is P.O. Box 1376, Great Falls, Montana 59403.

(12) The address is 2061 Norwich Ct., Glenview, Illinois 60025.

(13) The address is Escalon Avenue Apt. 2117, Sunnyvale, California 94086.

(14) The address is 7444 Molt Road, Billings, Montana 59106.

(15) The address is 163 Woodland Estates Rd., Great Falls, Montana 59404.

(16) The address is 242 East 87th Street, Apt. 1K, New York, New York 10128.

(17) The address is 511 Fortress Circle, Leesburg, Virginia 21075.

(18) The address is 2105 Noble Avenue, Springfield, Illinois 62704.

(19) The address is 1617 Outer Park, Springfield, Illinois 62704.


(20) 16,030 shares of Series A Preferred Stock and 9,730 shares of Common Stock are held by the Rodney A. Weary Revocable Trust Dated 10/25/95 and may be deemed to be beneficially owned by Mr. Weary. In addition, through the Stock Option Plan, Mr. Weary beneficially owns 3,039 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 21,884 shares available to him.


(21) The address is c/o Golden Sky Systems, Inc., 605 West 47th Street, Suite 300, Kansas City, Missouri 64112.


(22) Through the Stock Option Plan, Mr. Hager beneficially owns 2,222 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 10,000 available to him.



(23) Mr. Gerski beneficially owns 5,414 shares of Common Stock. In addition, through the Stock Option Plan, Mr. Gerski beneficially owns 8,750 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 15,000 shares available to him.

(24) Ms. Linn beneficially owns 430 shares of Series A Preferred Stock and 1,111 shares of Common Stock. In addition, through the Stock Option Plan, Ms. Linn beneficially owns 347 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 2,501 shares available to her.



(25) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111. Shares held by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC. Mr. Benbow is a general partner of the respective general partners of Alta Subordinated Debt Partners III, L.P. and Alta Communications VI, L.P. As a general partner, he may be deemed to share voting and investment powers with respect to the shares held by the funds. Mr. Benbow disclaims beneficial ownership of the shares held by such funds except to the extent of his proportionate pecuniary interest therein. Mr. Benbow also disclaims beneficial ownership of all shares held by Alta Comm S by S, LLC, of which he is not a member.



(26) The address is c/o BancBoston Ventures, Inc., 175 Federal Street, 10th Floor, Boston, Massachusetts 02110. Shares held by BancBoston Ventures Inc., which may be deemed to be beneficially owned by Mr. Charman.



(27) The address is c/o Spectrum Equity Investors, 125 High Street, Suite 2600, Boston, Massachusetts 02110. Shares held by Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P., which may be deemed to be beneficially owned by Mr. Collatos.



(28) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111. Shares held by HarbourVest Partners V-Direct Fund L.P., which may be deemed to be beneficially owned by Mr. Johnston.



(29) Mr. Liepold beneficially owns 1,000 shares of Series A Preferred Stock and 1,425 shares of Common Stock. In addition, through the Stock Option Plan, Mr. Liepold beneficially owns 583 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 3,758 shares available to him.



(30) The address is c/o Norwest Equity Partners, 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402-3388. Shares held by Norwest Equity Partners VI, LP, which may be deemed to be beneficially owned by Mr. Torgerson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE AGREEMENTS

     On February 12, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among the Company, Rodney A. Weary, and the investors named therein, the Company sold an aggregate 199,000 shares of Series A Preferred Stock and 75 shares of Common Stock to such investors. At a subsequent closing on February 28, 1997, the Company issued certain of such investors an additional 207,000 shares of Series A Preferred Stock and 25 shares of Common Stock in the aggregate. Such transactions resulted in proceeds to the Company of approximately $40.6 million in the aggregate. The Company subsequently sold an aggregate 12,000 shares of Series A Preferred Stock to certain investors who had not previously purchased either Series A Preferred Stock or Common Stock. Such transactions resulted in proceeds to the Company of approximately $35.6 million, in addition to conversion of approximately $2.4 million in stock subscriptions and $3.8 million in short term borrowings.


     Pursuant to an Agreement and Plan of Merger dated as of September 9, 1997 by and among the Company, GSS Mergersub Inc., a wholly-owned subsidiary of Holdings, and Holdings, GSS Mergersub Inc. merged with and into the Company, with the Company being the surviving corporation. Upon the consummation of such merger, each share of Series A Preferred Stock of the Company was converted into a share of Series A Preferred Stock of Holdings, each share of Common Stock of the Company was converted into a share of Common Stock of Holdings, and each share of capital stock of GSS Mergersub Inc. was converted into a share of Common Stock of the Company, thereby causing the Company to be a wholly-owned subsidiary of Holdings. Pursuant to a letter agreement dated as of September 9, 1997 by and between Holdings and the Company, the Company assigned and Holdings assumed all of the rights and obligations of the Company under the Series A Stock Purchase Agreement.



     Pursuant to a Note Purchase Agreement dated as of November 6, 1997 by and among Holdings, the Company and certain outside investors, Holdings issued and sold to such investors an aggregate $10.0 million principal amount of convertible promissory notes of Holdings ("Series B Convertible Notes"). Each Series B Convertible Note (together with accrued interest thereon, if any) was automatically convertible into a specified number of shares of Series B Preferred Stock upon the consummation of a qualified Series B Preferred Stock financing. On November 24, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among Holdings, the Company, Rodney A. Weary and the investors named therein, Holdings issued an aggregate 228,442 shares of Series B Preferred Stock at a purchase price of $200 per share to certain of such investors upon conversion of the Series B Convertible Notes. Such Stock Purchase Agreement provides that certain actions by Holdings, including the incurrence of indebtedness in excess of $1.0 million and the granting of liens securing indebtedness in excess of $1.0 million, require the approval of a supermajority of the members of the Holdings' Board of Directors.



     Subject to certain exceptions, Holdings and its subsidiaries (including the Company) are prohibited under the terms of each of the Stock Purchase Agreements from paying any dividends or making any distributions of cash, property or securities of Holdings or any such subsidiary with respect to any shares of capital stock of any such company, or directly or indirectly redeeming, purchasing or otherwise acquiring for consideration any shares of capital stock of any such company. Such prohibitions could have the effect of limiting the cash available for the Company to service its indebtedness.



     On October 2, 1998, pursuant to an Agreement and Plan of Merger, dated as of September 1, 1998, among Holdings, the Company, Western Montana DBS, Inc. d/b/a Rocky Mountain DBS ("Western Montana DBS") and the then stockholders of Western Montana DBS, Holdings issued an aggregate 51,000 shares of Series C Preferred Stock to such stockholders.



     On February 19, 1999, Holdings transferred all the outstanding capital stock of the Company (together with $100 in cash) to Golden Sky DBS in exchange for 100 shares of common stock, $.01 par value, of Golden Sky DBS.

STOCKHOLDERS' AGREEMENT


     Holdings and its stockholders have entered into a stockholders' agreement dated as of November 24, 1997 (the "Stockholders' Agreement"). Under the Stockholders' Agreement, Holdings and certain of its stockholders were granted a right of first offer and a co-sale option with respect to shares of Holdings' capital stock offered in transactions not otherwise expressly permitted under the Stockholders' Agreement. In addition, certain of the holders of Series A and Series B Preferred Stock were granted the right, upon the affirmative vote of 58% of the outstanding shares of each such class, to cause the other holders to
(i) dispose of all their shares of capital stock of Holdings in connection with a sale of all outstanding shares of Holdings capital stock or (ii) vote for the merger or consolidation of Holdings with an unaffiliated acquiring entity or the sale of all or substantially all the assets of Holdings. Such rights shall terminate immediately upon an initial public offering of Holdings' Common Stock meeting certain criteria or a sale of Holdings. The election of directors is also established by the Stockholders' Agreement. Under the Stockholders' Agreement, Holdings has agreed, subject to certain conditions, to effect up to four demand registrations of the Common Stock held by its stockholders for a sale to the public under applicable federal and state securities laws. In addition, the stockholders have certain "piggy-back" registration rights and rights to registration on Form S-3, subject to certain conditions. In consideration for such registration rights, under the Stockholders' Agreement the stockholders have agreed not to sell or otherwise dispose of shares of Holdings' Common Stock for 180 days following any initial public offering by Holdings upon the request of Holdings or the underwriter for such offering. The obligations of Holdings to register shares of its Common Stock under the Stockholders' Agreement will terminate as to any party thereto (other than Holdings) seven years after an initial public offering of Holdings' securities, or, as to any party holding less than 2% of Holdings' outstanding Common Stock, at such time after the first anniversary of an initial public offering when all such shares can be legally transferred in a three-month period under Rule 144 under the Securities Act (as reasonably determined by Holdings).


FORMER CABLE-VIDEO MANAGEMENT, INC. ARRANGEMENT

     On July 1, 1996, the Company entered into a management agreement with Cable-Video Management, Inc. ("CVM"), which is owned by Rodney A. Weary, the Company's Chief Executive Officer, to administer the Company's first Acquisition. The management agreement was terminated effective September 30, 1996. During the term of the agreement, total management fees of $280,000 were paid to CVM, and the Company reimbursed CVM for salaries and other miscellaneous expenses totaling approximately $343,000. Upon termination of the management agreement, the Company purchased the assets of CVM for $44,000.

CONSULTING ARRANGEMENT WITH ROBERT B. LIEPOLD


     The Company has an oral consulting agreement with Robert B. Liepold, a vice president and director of the Company, to provide expertise on an "as needed" basis at the rate of $200 per hour in fiscal 1997 and at the rate of $7,000 per month in 1998. The Company paid an aggregate $77,000 and $84,000 to Mr. Liepold in 1997 and 1998, respectively, in connection with such services. In addition, the Company paid Mr. Liepold a commission of $75,000 in October 1998 in connection with a recent acquisition.


PAYMENTS TO AFFILIATES OF RODNEY A. WEARY

     The Company utilizes the air transportation services of a company owned by Rodney A. Weary, the Company's Chief Executive Officer. The Company paid $506,000 in 1998, $109,000 in 1997 and $31,000 in 1996 in connection with such services. In October 1997, the Company entered into an agreement to lease an aircraft from Mr. Weary. The lease is cancelable with six months' notice and requires monthly payments equal to the greater of $20,000 or a fixed hourly operating charge based on prevailing market rates.

     In 1997, Mr. Weary loaned $150,000 to the Company at an interest rate of 10% per annum. In 1996, Mr. Weary made a short-term loan in the principal amount of $381,000 to the Company at an annual interest rate of 10%. All such amounts were repaid by the Company prior to December 31, 1997.

     Also in 1997, the Company paid $66,000 to a company affiliated with Mr. Weary, which payment was reimbursement relating to consulting services rendered to the Company.

     In 1997, F.G. Weary, the father of Rodney A. Weary, loaned $215,000 to the Company at an interest rate of 10% per annum. Such loan, together with accrued interest, was repaid by the Company prior to December 31, 1997.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY


     The Amended and Restated Credit Agreement, dated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as syndication agent, Fleet National Bank, as administrative agent, and General Electric Capital Corporation, as documentation agent governs the Company's credit facility. On February 10, 1999, the Company agreed to an amendment of the Credit Facility effective upon the closing of the 13 1/2% Notes Offering (the "Credit Facility"). As amended, the Credit Facility provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. The Company has fully used its term loan availability. All the proceeds of borrowings pursuant to the term loan facility ("Term Loans") were used to repay existing indebtedness and for working capital purposes. The proceeds of borrowings pursuant to the revolving credit facility ("Revolving Loans") may be used to repay existing indebtedness and for working capital purposes. The remaining proceeds of Revolving Loans may be used to effect acquisitions of Rural DIRECTV Markets and for general corporate, capital expenditure and working capital purposes. Capitalized terms used in this section but not defined herein have the meaning ascribed to such terms as the Credit Facility.



     The term loan facility is to be repaid in 16 consecutive quarterly installments commencing March 31, 2002 with the remaining balance due December 31, 2005. Each of the quarterly payments due from March 31, 2002 through September 30, 2005 shall be in the amount of approximately $88,000 with $33.7 million due as a bullet payment at maturity on December 31, 2005. Borrowings under the revolving credit facility will be available to the Company until September 30, 2005; however, the total revolving loan commitment will be reduced quarterly commencing March 31, 2001 by approximately $1.2 million at the end of each quarter from March 31, 2001 through December 31, 2001, by approximately $3.4 million at the end of each quarter from March 31, 2002 through December 31, 2002, by $6.9 million at the end of each quarter from March 31, 2003 through December 31, 2003, by approximately $8.6 million at the end of each quarter from March 31, 2004 through December 31, 2004, and by $11.5 million from March 31, 2005 through September 30, 2005. The making of each loan under the Credit Facility is subject to the satisfaction of certain conditions, which include not exceeding a certain "borrowing base" based on the number of paying subscribers within the Rural DIRECTV Markets served by the Company and in Rural DIRECTV Markets to be acquired by the Company. In addition, the Credit Facility provides that the Company will be required to make mandatory repayments of the Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of capital stock or material assets, and with a percentage of any excess operating cash flow with respect to any fiscal year equal to 75%.



     Borrowings by the Company under the Credit Facility, as amended, are unconditionally and irrevocably guaranteed by Holdings, Golden Sky DBS and each of the Company's direct and indirect subsidiaries (excluding South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC), and such borrowings are secured by (i) a pledge by Holdings of all of the capital stock of Golden Sky DBS, (ii) a pledge by Golden Sky DBS of all of the capital stock of the Company, (iii) an equal and ratable pledge of all of the capital stock of the Company's subsidiaries, (iv) a first priority security interest in all of such subsidiaries' assets, and (v) a collateral assignment of the Company's NRTC Agreements.



     The Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum equal to either (i) the Base Rate plus the Applicable Margin or (ii) the Quoted Rate plus the Applicable Margin. When applying the Base Rate with respect to Revolving Loans, the Applicable Margin will be 2.50% per annum, less, in certain circumstances, a discount based on the Company's then ratio of Net Adjusted Consolidated EBITDA to Annualized Consolidated EBITDA. When applying the Quoted Rate with respect to Revolving Loans, the Applicable Margin will be 3.75% per annum, less a discount based on leverage, if applicable. When applying the Base Rate with respect to Term Loans, the Applicable Margin will be 2.75% per annum, less a discount based on leverage, if applicable. When applying the Quoted Rate with respect to Term Loans, the Applicable Margin will be 4.00% per annum, less a discount based on leverage, if applicable. As used herein, the "Base Rate" means the higher of (i) 0.50% in excess of the Federal Funds rate and (ii) the prime lending rate. As used herein, the "Quoted Rate" means (a) the quotation offered to the Administrative Agent in the New York interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the interest period applicable to such loan as determined by the Administrative Agent's Treasury Funding Management on the date which is two business days prior to the commencement of such interest period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to the remainder of 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under such Regulation
D).


     The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. In addition, the Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses.


     The Company will pay commitment fees on the unused amounts under the revolving loan commitments. Such commitment fees, which shall be payable quarterly in arrears, shall range from 0.5% per annum to 1.25% per annum based on our utilization of such commitments.



     Pursuant to a recent amendment to the NRTC Agreements, the Company and all other NRTC members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Agreements. The initial amount of the letter of credit issued at the request of the Company pursuant to the Credit Facility is equal to three times the Company's single largest monthly invoice from the NRTC, and must be increased as the Company makes additional acquisitions of Rural DIRECTV Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 67%.


SELLER NOTES


     In connection with the acquisition of the Company's Rural DIRECTV Market in Clark County, Nevada, the Company issued a promissory note (the "TEG-DBS Note") in favor of TEG-DBS Services, Inc. Pursuant to the TEG-DBS Note, the Company is obligated to pay to TEG-DBS the principal sum of $2.5 million, which amount is due and payable on June 12, 1999, together with interest accrued on the unpaid principal amount at the rate of 10% per annum, which interest is payable in quarterly installments. The obligations of the Company pursuant to the TEG-DBS Note are secured by assets of TEG-DBS acquired by the Company, as described in the Security Agreement, dated June 12, 1997 between the Company and TEG-DBS. As of December 31, 1998, the entire principal amount of the TEG-DBS Note was outstanding. A failure by the Company to make a payment under the TEG-DBS Note would entitle TEG-DBS, at its sole option to (i) a late payment penalty equal to 2% of the payment amount or (ii) to accelerate the payment by the Company of all amounts due pursuant to the TEG-DBS Note.


     In connection with the acquisition of the Company's Rural DIRECTV Market in Missoula, Montana, the Company issued a note payable in favor of Western Montana Entertainment Television, Inc. in the principal amount of $3.75 million, dated December 22, 1997 (the "Western Montana Note"). The Western Montana Note bears interest at an annual rate of 7%. Four annual installments of principal and interest of $1,121,868 are payable commencing January 5, 1999. The Western Montana Note is secured by a letter of credit.

     In connection with the acquisition of the Company's Rural DIRECTV Market in Enfield, North Carolina, the Company issued a note payable in favor of Halifax Electric Membership Corporation in the principal amount of $5.0 million, dated May 8, 1998 (the "Halifax Note"). The Halifax Note bears interest at an annual rate of 7%. Interest is payable in quarterly installments. Principal is payable in equal annual installments of $1.0 million on January 1 of each year, commencing January 1, 1999. The installment payment due January 1, 1999 was paid by the Company at the end of December 1998. The Halifax Note is secured by a letter of credit.



     In connection with the acquisition of the Company's Rural DIRECTV Market in Summerdale, Alabama, the Company issued a note payable in favor of Baldwin County Electric Membership Corporation in the principal amount of $5.16 million, dated June 29, 1998 (the "Alabama Note"). The Alabama Note bears interest at an annual rate of 8%. Principal and accrued interest was paid in full on January 15, 1999. The Alabama Note is secured by a letter of credit.


     The TEG-DBS Note, the Western Montana Note, the Halifax Note and the Alabama Note are collectively referred to herein as the "Seller Notes."

                          DESCRIPTION OF THE NEW NOTES

     The New Notes will be issued under the Indenture, a copy of which will be made available to holders of Old Notes upon request. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and prospective holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. As used in this section, the "Company" refers to Golden Sky Systems, Inc. only. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

GENERAL

     The New Notes will be general senior subordinated obligations of the Company secured to the limited extent described under "-- Escrow Account." The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium, if any, and interest on the New Notes are payable, and the New Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). No service charge will be made for any registration of transfer, exchange or redemption of the New Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

     The New Notes are limited to $195,000,000 aggregate principal amount and will mature on August 1, 2006. Interest on the New Notes will accrue at a rate of 12 3/8% per annum and will be payable in cash semi-annually in arrears on each February 1 and August 1 (each, an "Interest Payment Date"), commencing February 1, 1999, to registered holders of New Notes on the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date. Interest on the New Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from July 31, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company defaults on any payment in respect of the New Notes (whether upon redemption or otherwise), interest on overdue principal and premium and, to the extent permitted by law, on overdue installments of interest will accrue on the amount in default at the rate of interest borne by the New Notes.

REDEMPTION

     Optional Redemption. The New Notes will be redeemable, at the option of the Company, in whole or in part, on or after August 1, 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................     112%
2004........................................................     110%
2005 and thereafter.........................................     108%

     Optional Redemption upon Public Equity Offerings. On or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the New Notes, at a redemption price in cash equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public Equity Offerings (provided that, in the case of any such Public Equity Offering or Public Equity Offerings by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that not less than 65% of the originally issued aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any sale resulting in the requisite gross proceeds.

     Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the New Notes. However, (i) following the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding New Notes at a price equal to 101% of the principal amount thereof (determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding New Notes at a price equal to 100% of the principal amount thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase. See "-- Change of Control" and "-- Certain Covenants -- Disposition of Proceeds of Asset Sales."

     Selection; Effect of Redemption Notice. In the case of a partial redemption, selection of the New Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No New Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes to be redeemed at its registered address. If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original New Note. Upon giving of a redemption notice, interest on New Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such New Notes will cease to be outstanding.

ESCROW ACCOUNT

     The New Notes will be collateralized, pending disbursement pursuant to the Escrow Agreement, by a pledge of the Escrow Account (funds and investments held from time to time in the Escrow Account are referred to as the "Escrow Collateral"). The Escrow Account represents funds that, together with the proceeds from the investment thereof, will be sufficient to pay interest on the outstanding Notes for the first four scheduled interest payments (but not any Additional Interest that may arise under the Registration Rights Agreement).

     The Escrow Agreement provides for the grant by the Company to the Trustee, for the benefit of the holders, of security interests in the Escrow Collateral. All such security interests will collateralize the payment and performance when due of the Company's secured obligations under the Indenture and the Notes, as provided in the Escrow Agreement. The Liens created by the Escrow Agreement are intended to be first priority security interests in the Escrow Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

     Pursuant to the Escrow Agreement, funds may be disbursed from the Escrow Account only to pay interest on the Notes (or, if a portion of the Notes has been retired by the Company, funds representing the lesser of (i) the excess of the amount sufficient to pay interest through and including August 1, 2000 on the Notes not so retired and (ii) the interest payments that have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on August 1, 2000 shall be paid to the Company if no Default then exists under the Indenture).

     The Escrow Agreement provides that Escrow Collateral contained in the Escrow Account be held by the Escrow Agent, as directed by the Company, in the form of cash and certain other permitted investments in which it will maintain a perfected security interest. Funds contained in the Escrow Account have been invested in Government Securities, and interest earned on Government Securities will be placed in the Escrow Account. Upon the acceleration of the maturity of the Notes, the Escrow Agreement provides for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and, second, to the secured obligations under the Notes and the Indenture. Under the Escrow Agreement, assuming that the Company makes the first four scheduled interest payments on the Notes in a timely manner with funds or Government Securities held in the Escrow Account, all of the Government Securities will be released from the Escrow Account.

CHANGE OF CONTROL

     The Indenture provides that, following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will be obligated, within 30 days after the Change of Control Date, to make an offer to purchase (a "Change of Control Offer") on a business day not later than the 60th day following the Change of Control Date (the "Change of Control Payment Date") all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. The Company will be required to purchase all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to either (i) repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described herein. The Company's failure to comply with the two immediately preceding sentences shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "-- Events of Default."

     In order to effect such Change of Control Offer, the Company will, not later than the 30th day after the Change of Control Date, be obligated to mail to each holder of Notes notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer will be required to be kept open for a period of at least 20 business days.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of Notes seeking to accept the Change of Control Offer. If the Company fails to purchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "-- Events of Default" below.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control Offer, and any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default under the Indenture.

SUBORDINATION

     The payment of all Obligations on the New Notes will be subordinated in right of payment, as described below, to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to Senior

Indebtedness. To the extent holders of Notes realize upon Escrow Collateral prior to the Release Date following an exercise of remedies under the Indenture, the following subordination provisions will not apply.

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Obligations with respect to Senior Indebtedness must be paid in cash or cash equivalents in full before any payment or distribution (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") is made on account of the Obligations with respect to the Notes or for the acquisition, redemption or other purchase of any Obligations with respect to the Notes for cash, property or otherwise.

     During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period and after receipt by the Trustee from representatives of holders of such Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") shall be made on account of the Obligations with respect to, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default, neither the Company nor any other Person on its behalf shall make any payment or distribution of any kind or character (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") may be made by the Company on account of the Obligations with respect to, or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period will commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness and will end on the earliest to occur of the following events: (i) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period. After the end of any Payment Blockage Period the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 360 consecutive days. No Non-payment Event of Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period based upon any new events that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or any holder of any Note prohibited by the subordination provision of the Indenture, then such payment or distribution will be required to be paid over and delivered to the holders (or their representative) of Designated Senior Indebtedness.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds that would be otherwise payable to the holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.


     As of December 31, 1998, on a pro forma basis, the Company would have had outstanding $77.8 million of Senior Indebtedness and $53.4 million of availability under the Credit Facility. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness that is senior to the Notes, but prohibits the incurrence of any Indebtedness contractually subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the Notes. See "Risk Factors -- Subordination of the Notes" and "Risk Factors -- Asset Encumbrances."


     Each guarantee of the Notes by the Guarantors is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor.

CERTAIN COVENANTS

     Set forth below are certain covenants that are contained in the Indenture.

     Limitation on Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that the Company will be permitted to Incur Indebtedness, and any Restricted Subsidiary will be able to Incur Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to such Incurrence (including the application of the net proceeds therefrom), the Debt to Operating Cash Flow Ratio of the Company would be less than or equal to 6.5 to 1.0.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the Debt to Operating Cash Flow Ratio set forth in the covenant "Limitation on Additional Indebtedness"; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments and Designation Amounts declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) the difference between (x) the Cumulative Operating Cash Flow determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted

     Payment and (y) 150% of Cumulative Consolidated Interest Expense determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment, plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date, plus
     (c) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after the Issue Date upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (iv) of the following paragraph) made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus (e) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest equal to the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus (f) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been Designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below and minus (g) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (d) of the definition of Permitted Indebtedness at the time of such Restricted Payment. For purposes of the preceding clauses
     (b) and (c) and without duplication and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net cash proceeds received by the Company upon the issuance of Qualified Equity Interests either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash received by the Company upon the conversion, exchange or exercise thereof.

     The provisions of this covenant shall not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Equity Interests); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue or sale (other than to a Subsidiary of the Company) of, (A) Equity Interests (other than Disqualified Equity Interests) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause (iii) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired; (iv) Investments constituting Restricted Payments in Persons engaged primarily in a Permitted Business in an amount not to exceed $10.0 million outstanding at any time; (v) the making of any Investment in or payment of any dividend or distribution to Holdings for bona fide costs and operating expenses of Holdings directly related to the operations of the Company and its Subsidiaries; and (vi) the payment of any dividend or distribution to Holdings to enable it to purchase, redeem, or otherwise acquire or retire for value Equity Interests of Holdings held by employees or former employees of Holdings, the Company or any Subsidiary of Holdings or the Company (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any year or $3.0 million in the aggregate since the Issue Date plus, in each case, the amount of the net proceeds received by the Company, Holdings or any such Subsidiary from life insurance policies on the life of the employee whose Equity Interests are being purchased, redeemed or otherwise acquired or retired for value.

     In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv) and (vi) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii) and (v) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

     Limitation on Other Senior Subordinated Debt. The Indenture provides that the Company will not, directly or indirectly, Incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any other Indebtedness of the Company and (ii) senior in right of payment to the Notes.

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom to secure any Indebtedness unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
(ii) in all other cases, contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for as long as such Indebtedness is secured by such Lien except for (i) Liens on property or assets of the Company (other than the Escrow Account) securing any Senior Indebtedness or on property or assets of Restricted Subsidiaries securing guarantees of Senior Indebtedness or on any property or assets of the Company or any Restricted Subsidiary securing any unsubordinated Indebtedness of any Restricted Subsidiary, (ii) Permitted Liens on property or assets (other than the Escrow Account) or (iii) Liens on the Escrow Account to secure the Notes.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Credit Facility or such other agreement on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any

Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices (including, without limitation, non-assignment provisions in agreements between the Company or any Restricted Subsidiary and the NRTC with respect to DBS services); (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "-- Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; or (vii) refinancing Indebtedness permitted under clause (h) of the definition of Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

     Disposition of Proceeds of Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in a Permitted Business and/or (C) Equity Interests in one or more Persons that are primarily engaged in a Permitted Business so long as upon the consummation of any sale in accordance with this clause (C), such Person becomes a Wholly Owned Restricted Subsidiary; provided, however, that, in the case of sales pursuant to clauses (B) and (C) not involving solely an exchange of a Permitted Business and cash (if any), if the Fair Market Value of the assets sold or otherwise disposed of in a single transaction or series of transactions exceeds $5.0 million, the Company shall be required to obtain the written opinion from an Independent Financial Advisor (and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries. Notwithstanding the foregoing, during the term of the Notes, the Company and the Restricted Subsidiaries may engage in Asset Sales involving $10.0 million or more without complying with clause (b) of the first sentence of this paragraph.

     Notwithstanding the foregoing, the Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) apply such Net Cash Proceeds to repay Specified Indebtedness and, by written notice to the Trustee and the holders (the "Permitted Debt Reduction"), elect to permanently reduce the amount of Specified Indebtedness that may be incurred as Permitted Indebtedness under the covenant "Limitation on Additional Indebtedness" by an amount equal to the amount of such Net Cash Proceeds; or (iii) apply such Net Proceeds to acquire, construct or improve properties and capital assets to be used on a Permitted Business within 365 days after the receipt thereof or (iv) any combination of the foregoing.

     To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i),
(ii) or (iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an offer to purchase ("Offer to Purchase") all outstanding Notes up to a maximum principal amount of Notes equal to the Note Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount of Notes, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     In the event that the terms of any Other Pari Passu Indebtedness requires that an offer to purchase be made to repurchase such Indebtedness upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may use the Unutilized Net Cash Proceeds otherwise required to be used to make an Offer to Purchase to make an offer to purchase or to retire such Other Pari Passu Indebtedness and to make an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds available to be applied to purchase the Notes is not less than the Note Pro Rata Share. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under the Indenture as the Purchase Date in respect thereof pursuant to any Other Indebtedness.

     With respect to any Offer to Purchase effected pursuant to this covenant, to the extent that the principal amount of the Notes tendered pursuant to such Offer to Purchase exceeds the Note Pro Rata Share to be applied to the purchase thereof, such Notes shall be purchased pro rata based on the principal amount of such Notes tendered by each holder.

     In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Each holder of Notes shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount and subject to any proration among tendering holders as described above.

     Limitation on Issuances and Sales of Preferred Equity Interests by Restricted Subsidiaries. The Indenture provides that the Company (i) will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

     Limitations on Conduct of Business of the Company. The Company will not, and will not permit any of the Restricted Subsidiaries to, be primarily engaged in any business, except for a Permitted Business.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions that are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5.0 million shall be approved by a majority of the Board of Directors, such approval to be evidenced by a board resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "-- Limitation on Restricted Payments" above; (v) loans, advances and reimbursements to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vi) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and (vii) the sale of products or property by any Person to the Company or a Restricted Subsidiary, or by the Company or any Restricted Subsidiary to any Person, in the ordinary course of business and consistent with past practice and (viii) the issuance and sale by the Company of Qualified Equity Interests.

     Limitation on Guarantees by and Certain Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to (x) any Indebtedness of the Company or (y) any Indebtedness of any such Restricted Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary, except for Indebtedness incurred under clause (f), (g) or (j) of the definition of "Permitted Indebtedness," unless, in either such case, (a) such Restricted Subsidiary executes and delivers, or has executed and delivered, a supplemental indenture to the Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary in the form required by the Indenture (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions not less favorable to the holders of the Notes than those contained in the indenture or similar document governing such subordinated Indebtedness. Any Restricted Subsidiary that has provided a Guarantee is herein referred to as a "Guarantor." The Company may elect to cause any Restricted Subsidiary to become a Guarantor. Any Guarantee shall contain subordination provisions and definitions that are substantively the same as those applicable to the Notes.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any such Restricted Subsidiary, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph or otherwise; or
(ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that (a) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

     The Notes are fully and unconditionally guaranteed, on a joint and several basis, by GSS's subsidiaries Argos Support Services Company and PrimeWatch, Inc. Each guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor.

     Reports. The Indenture provides that, whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each holder of Notes and file with the Trustee and, following the effectiveness of any Exchange Offer Registration Statement or a Shelf Registration Statement, file with the SEC (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

     Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso in "-- Limitation on Additional Indebtedness" above; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of or subclause (iv) of the second paragraph "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest of the Company and the Restricted Subsidiaries in such Subsidiary on such date.

     Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary if such Subsidiary distributes, directly or indirectly, DIRECTV Services pursuant to an agreement with the NRTC or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, any such agreement.

     Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of the Indenture, including, without limitation, pursuant to "-- Limitation on Restricted Payments" above and "-- Disposition of Proceeds of Asset Sales" above.

     (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted

Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture, the Escrow Agreement and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default shall have occurred and be continuing; (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness under the proviso in "-- Limitation on Additional Indebtedness" above; and (iv) the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed above in which the Company is not the Surviving Person and the Surviving Person is to assume all of the Obligations of the Company under the Notes, the Indenture, the Escrow Agreement and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under the Indenture, the Escrow Agreement, the Registration Rights Agreement and the Notes.

     The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of interest on the Notes issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more (provided such 30 day grace period shall be inapplicable for the first four interest payments due on the Notes); or

          (ii) default in the payment of the principal of or premium, if any, on the Notes when due (including the failure to make a payment to purchase Notes pursuant to a Change of Control Offer); or

          (iii) default in the performance, or breach, of any covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" or
     "-- Consolidation, Merger, Sale of Assets, Etc."; or

          (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the

     Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture); or

          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Company or a Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full and has not been paid in full (and such failure continues for a period of 30 days or more) or (b) such failure results in the acceleration of the final maturity of such Indebtedness (which acceleration has not been rescinded or amended prior to any declaration of acceleration of the Notes); or

          (vi) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable or any Guarantor shall assert or acknowledge in writing the invalidity of its Guarantee.

          (vii) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate (in all cases net of amounts covered by insurance for which coverage is not being challenged or denied), shall be entered against the Company or any of the Company's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired; or

          (viii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company, any Guarantor or any of the Company's Significant Restricted Subsidiaries shall have occurred.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (viii) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary, but subject to the provisions limiting payment described above under "-- Subordination," will become immediately due and payable; provided, however, that if there are any amounts or commitments outstanding under the Credit Facility if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (viii) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the Notes to the agent under the Credit Facility, but only if such Event of Default is then continuing and (viii) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility. If an Event of Default specified in clause (viii) of the preceding paragraph with respect to the Company occurs under the Indenture, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (v) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 30-day period.

     Any such declaration with respect to the Notes may be annulled as to past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Notes) upon the conditions provided in the Indenture. For information as to waiver of defaults, see "-- Amendment and Waivers" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Notes, give the holders of the Notes notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such Notes or a Default or Event of Default in complying with "Consolidation, Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal amount of the outstanding Notes under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have not received from the holders of a majority in aggregate principal amount of outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 45 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

DEFEASANCE

     The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all sums payable by it under the Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

     From time to time, the Company, when authorized by resolutions of the Company's board of directors, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Company and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,
(ii) change the currency in which any Notes or amounts owing thereon are payable, (iii) reduce the percentage of the aggregate principal amount outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (vi) reduce the rate or extend the time for payment of interest on the Notes, (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with the Indenture or waive any default in the performance thereof, (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes, (ix) release any Guarantee except in compliance with the terms of the Indenture or (x) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

REGARDING THE TRUSTEE AND ESCROW AGENT

     State Street Bank and Trust Company of Missouri, N.A. serves as Trustee under the Indenture and Escrow Agent under the Escrow Agreement.

GOVERNING LAW

     The Indenture and the Escrow Agreement provides that the Indenture and the Notes and the Escrow Agreement, respectively, are governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in the Indenture or the Escrow Agreement. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair such property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "-- Certain Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and (c) any transaction consummated in compliance with "-- Certain Covenants -- Limitation on Restricted Payments" above.

     "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country) have maturities of not more than six months from the date of acquisition; (ii) time deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any

State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above and entered into with any bank meeting the qualifications specified in clause (ii) above; and (v) money market funds that invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

     "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Company are converted into or exchanged for (1) Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors then in office; or (d) the approval by stockholders of the Company of any liquidation or dissolution of the Company.

     "Change of Control Date" has the meaning set forth under "-- Change of Control" above.

     "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, except to the extent any such reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (d) above) for such period.

     "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto (including, without limitation, any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Company as additional borrower or guarantor thereunder), and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

     "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating

Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "DBS" means direct broadcast satellite.

     "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness of the Company outstanding under the Credit Facility (including guarantees) and (b) any other Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50.0 million, if (in the case of Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

     "Designation" has the meaning set forth in "-- Certain
Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Company's Board of Directors other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transactions or series of related transactions.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

     "Escrow Account" shall mean the account established in the name of the Escrow Agent and funded by the Company on the Closing Date pursuant to the Indenture.

     "Escrow Agent" means the Trustee (or any duly appointed successor thereto).

     "Escrow Agreement" means the Escrow Agreement dated as of July 31, 1998 between the Company and the Trustee, as trustee and as escrow agent.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DIRECTV, Inc. and all other activities relating thereto or arising therefrom.

     "Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Company.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Company of Qualified Equity Interests of the Company in exchange for any such capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer or receiving such repayment.

     "Investment Grade" means, with respect to a security, that such security is rated by at least two nationally recognized statistical rating organizations in one of each such organization's four highest generic rating categories.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing substantially in investments of the types described in clauses (a) through (d) above.

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

     "Note Pro Rata Share" means the amount of the applicable Unutilized Net Cash Proceeds obtained by multiplying the amount of such Unutilized Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Unutilized Net Cash Proceeds to repay or make an Offer to Purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Notes outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Unutilized Net Cash Proceeds to offer to repay or make an Offer to Purchase or repay.

     "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), premium, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness, including the Notes.

     "Offer" has the meaning set forth under "-- Certain
Covenants -- Disposition of Proceeds of Asset Sales."

     "Other Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness nor Subordinated Indebtedness.

     "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

     "Permitted Business" means those businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto (including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission).

     "Permitted Holders" any of (i) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners, LLC and (ii) their respective Affiliates.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the Notes and the Indenture and other Indebtedness of the Company, and any guarantee thereof by a Guarantor, so long as the aggregate principal amount of such Indebtedness and of the Notes does not exceed $195.0 million;

          (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date;

          (c) (1) Indebtedness under the Credit Facility of the Company, and, without duplication, any guarantee thereof by a Guarantor, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter); and (2) Indebtedness of the Company, and, without duplication, any guarantee thereof by a Guarantor, incurred to fund Asset Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under the Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million, which amount shall be reduced by any permanent reduction of commitments thereunder;

          (d) Indebtedness of the Company such that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (d) and any refinancing thereof (whether initial or successive) Incurred pursuant to and otherwise incurred in compliance with the Indenture would not exceed 200% of Total Incremental Invested Equity;

          (e) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (e) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (e) to a Person (other than the Company or any Restricted Subsidiary) or (ii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under this covenant) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (g) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and the Restricted Subsidiaries for such disposition;

          (h) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating Cash Flow Ratio of the covenant "Limitation on Additional Indebtedness" or clause
     (a), (b), (c)(2), (i) or (k) of this definition; provided, however, that
     (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of an reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Notes or a Guarantee may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes (and supported by a guarantee that is pari passu or subordinate in right of payment with such Guarantee), and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (i) or (k) of this definition, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under such clauses) and (v) Indebtedness of the Company Incurred under clause (b) of this definition may only be refinanced with Indebtedness of the Company;

          (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated Rural DIRECTV Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subparagraph
     (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit (but only for so long as such letter of credit remains outstanding) constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause
     (c) of this definition;

          (j) Indebtedness in the form of Liens permitted under clause (b) of the definition of Permitted Liens; and

          (k) in addition to the items referred to in subparagraphs (a) through
     (j) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (k)) having an aggregate principal amount for the Company and the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

     Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (c) Investments in the Company by any Restricted Subsidiary; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (f) Interest Rate Protection Obligations; (g) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales (determined and computed as set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales"); (h) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (i) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (j) Investments in Marketable Securities by the Escrow Agent and held in the Escrow Account; and
(k) Permitted Acquisition Deposits.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture, (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued) and (d) the principal amount thereof shall not exceed the principal amount and accrued and unpaid interest of the Notes in respect of which such securities are issued.

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting front the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "-- Certain
Covenants -- Limitation on Additional Indebtedness" above, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business; (1) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests; and (n) Liens on the proceeds of Indebtedness that are pledged (or any Investment made therewith are pledged) to secure payments in respect of such Indebtedness.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means an underwritten public offering of Equity Interests (other than Disqualified Equity Interests) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "SEC" means the Securities and Exchange Commission.

     "Seller Notes" means any promissory notes issued by the Company to any Person selling any assets or properties to the Company or any Restricted Subsidiary in an Asset Acquisition, including those outstanding on the Issue Date.

     "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under standby letters of credit; and (d) all other Obligations relating to Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such

Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause
(d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (v), (vii) or (viii) of "-- Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Specified Indebtedness" means (i) any Senior Indebtedness, (ii) any Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Guarantor) that is not subordinated to any other Indebtedness of such Restricted Subsidiary; provided that, to the extent such Indebtedness has been guaranteed, it must have been guaranteed by a Guarantor on a senior basis.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or any Guarantees of such Guarantor, as applicable.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

     "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company by the Company) of its Qualified Equity interests after the Issue Date, plus (b) the aggregate net proceeds received by the Company or any Restricted Subsidiary after the Issue Date from the issuance (other than to a Subsidiary of the Company) of Qualified Equity Interests upon the conversion of, or in exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, minus (c) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (c) would exceed the amount determined under subclause (a) of clause
(iii) of the first paragraph under the "Limitation on Restricted Payments" covenant, plus (d) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of the return of capital with respect to such Investment and the amount of such Investment which has been deducted pursuant to such clause
(c), plus (e) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK ENTRY; DELIVERY AND FORM

     The Old Notes were initially issued in the form of a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note was deposited on the date of the closing of the Old Notes Offering with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of the DTC.

     The Global Note. Pursuant to procedures established by DTC, (i) upon the issuance of the Global Note, DTC or its custodian credited, on its internal system, the principal amount of Old Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary, and (ii) ownership of beneficial interests in the Global Note is shown on, and the transfer of such ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially were designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Note were limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or directly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any) and interest (including Additional Interest) on, the Global Note are made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, credits participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the Global Note held through such participants are governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments are the responsibility of such participants.

     Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and are settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes (including principal, premium, if any, and interest) be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the New Notes will therefore be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the New Notes.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange the New Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any New Note selected for redemption. Also, the Registrar is not required to transfer or exchange any New Note for a period of 15 days before a selection of the New Notes to be redeemed.

     The registered holder of a New Note will be treated as the owner of it for all purposes.

GOVERNING LAW

     The Indenture and the New Notes are governed by and construed in accordance with the laws of the State of New York.

THE TRUSTEE

     The Trustee acts as trustee under the Indenture and may, from time to time, act as depositary for funds of, make loans to, arid perform other services for, the Company in the ordinary course of business.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes certain United States federal income tax consequences of the exchange of Old Notes for New Notes as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Persons considering the exchange of Old Notes for New Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

EXCHANGE OF NOTES

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes, because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder of Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to a holder exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the New Notes may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has no arrangement or understanding with any broker or dealer to distribute the New Notes received in the Exchange Offer.

     For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, New York, New York.

                                    EXPERTS


     The (i) consolidated financial statements of the Company for the year ended December 31, 1997 and for the period from Inception (June 25, 1996) to December 31, 1996, (ii) financial statements of Thunderbolt Systems, Inc. for the years ended December 31, 1996, 1995 and 1994, (iii) financial statements of TEG DBS Systems, Inc. for the years ended December 31, 1996 and 1995, (iv) financial statements of Direct Vision for the years ended December 31, 1996, 1995, and 1994, (v) financial statements of Satellite Entertainment, Inc. for the years ended December 31, 1996, 1995 and 1994, (vi) financial statements of GVEC Rural TV, Inc. for the years ended December 31, 1996, 1995 and 1994, (vii) financial statements of JECTV for the years ended December 31, 1996, 1995, and 1994,
(viii) financial statements of Argos Support Services Company for the years ended December 31, 1996 and 1995, (ix) financial statements of Direct Broadcast Satellite (a segment of CTS Communication Corporation) for the years ended December 31, 1996, 1995, and 1994, (x) financial statements of DBS LC for the period from January 1, 1997 to November 17, 1997, (xi) financial statements of Cal-Ore Digital TV, Inc. for the period from January 1, 1997 to December 8, 1997 and for the year ended December 31, 1996, (xii) financial statements of NRTC System No. 0093, a segment of Cable and Communications Corporation, for each of the years in the three year period ended December 31, 1996, and (xiii) financial statements of Lakeland DBS, Inc. for the period from January 1, 1997 to December 24, 1997 and for the year ended December 31, 1996 appearing in this Prospectus have been audited by KPMG LLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.


     The financial statements of Triangle Communication System, Inc. for each of the years in the three-year period ended December 31, 1997 and the financial statements of Souris River Television, Inc. for the years ended December 31, 1996 and 1995 have been audited by Eide Helmeke PLLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

     The financial statements of Western Montana DBS, Inc. dba Rocky Mountain DBS for each of the years in the three-year period ended December 31, 1996 and for the year ended December 31, 1997 have been audited by Loucks & Glassley, pllp, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

     The financial statements of South Plains DBS Limited Partnership for each of the years in the two-year period ended December 31, 1996 and for the period ended December 22, 1997 have been audited by Bolinger, Segars, Gilbert & Moss, L.L.P., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Direct Broadcast Satellite (a segment of Nemont Communications Inc.) for the year ended December 31, 1997 have been audited by CHMS, P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Direct Broadcast Satellite (a segment of Volcano Vision, Inc.) for the year ended December 31, 1997 have been audited by Moss Adams LLP, independent auditors, as stated in their report, and are included herein in reliance upon the reports of such firm.


     The financial statements of DBS Segment of Cumby Cellular, Inc. for the year ended December 31, 1997 have been audited by Curtis Blakely & Co., P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.


     The financial statements of Gardonville Systems, Inc. (a wholly-owned subsidiary of Gardonville Cooperative Telephone Association) for the year ended December 31, 1997 have been audited by Olsen Thielen & Co., Ltd., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Western Montana Entertainment Television, Inc. for the year ended December 31, 1996 and for the period ended December 22, 1997 have been audited by Summers, McNea and Company, P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

                         INDEX TO FINANCIAL STATEMENTS


                                                               PAGE
                                                               -----
GOLDEN SKY SYSTEMS, INC.
THE PERIOD FROM INCEPTION (JUNE 25, 1996) THROUGH DECEMBER
  31, 1996 AND FISCAL YEARS 1997 AND 1998
  Independent Auditors' Report..............................     F-2
  Consolidated Balance Sheets as of December 31, 1997 and
     1998...................................................     F-3
  Consolidated Statements of Operations for the period from
     inception (June 25, 1996) through December 31, 1996,
     and for the years ended December 31, 1997 and 1998.....     F-4
  Consolidated Statements of Stockholder's Equity (Deficit)
     for the period from inception (June 25, 1996) through
     December 31, 1996, and for the years ended December 31,
     1997 and 1998..........................................     F-5
  Consolidated Statements of Cash Flows for the period from
     inception (June 25, 1996) through December 31, 1996,
     and for the years ended December 31, 1997 and 1998.....     F-6
  Notes to Consolidated Financial Statements................     F-7
FINANCIAL STATEMENTS OF COMPLETED ACQUISITIONS
  Western Montana DBS, Inc. dba Rocky Mountain DBS..........    F-27
  Western Montana DBS, Inc. dba Rocky Mountain DBS
     (unaudited)............................................    F-35
  TEG DBS Systems, Inc. ....................................    F-42
  TEG DBS Systems, Inc. (unaudited).........................    F-47
  Direct Vision (a segment of Mankato Citizens Telephone
     Company)...............................................    F-50
  Direct Vision (a segment of Mankato Citizens Telephone
     Company) (unaudited)...................................    F-58
  Satellite Entertainment, Inc. (a wholly-owned subsidiary
     of Ace Telephone Association)..........................    F-62
  Satellite Entertainment, Inc. (a wholly-owned subsidiary
     of Ace Telephone Association) (unaudited)..............    F-71
  GVEC Rural TV, Inc. ......................................    F-75
  GVEC Rural TV, Inc. (unaudited)...........................    F-85
  JECTV (a segment of Jackson Electric Cooperative).........    F-89
  JECTV (a segment of Jackson Electric Cooperative)
     (unaudited)............................................    F-98
  Argos Support Services Company............................   F-103
  Argos Support Services Company (unaudited)................   F-112
  Gardonville Systems, Inc. ................................   F-116
  Direct Broadcast Satellite (a segment of CTS
     Communications Corporation)............................   F-123
  Direct Broadcast Satellite (a segment of CTS
     Communications Corporation) (unaudited)................   F-131
  Souris River Television, Inc. ............................   F-135
  Souris River Television, Inc. (unaudited).................   F-144
  DBS LC....................................................   F-149
  Western Montana Entertainment Television, Inc. ...........   F-154
  South Plains DBS Limited Partnership......................   F-163
  Cal-Ore Digital TV, Inc. .................................   F-183
  NRTC System No. 0093 (a segment of Cable and
     Communications Corporation)............................   F-198
  NRTC System No. 0093 (a segment of Cable and
     Communications Corporation) (unaudited)................   F-207
  Lakeland DBS..............................................   F-211
  Triangle Communications System, Inc. .....................   F-217
  Direct Broadcast Satellite (a segment of Nemont
     Communications, Inc.)..................................   F-227
  DBS Segment of Cumby Cellular, Inc. ......................   F-236
  DBS Segment of Cumby Cellular, Inc. (unaudited)...........   F-244
  Direct Broadcast Satellite (a segment of Volcano Vision,
     Inc.)..................................................   F-250
  Direct Broadcast Satellite (a segment of Volcano Vision,
     Inc.) (unaudited)......................................   F-259
  Western Montana DBS, Inc. dba Rocky Mountain DBS..........   F-266
  Western Montana DBS, Inc. dba Rocky Mountain DBS
     (unaudited)............................................   F-275

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Investors
Golden Sky Systems, Inc.:



     We have audited the accompanying consolidated balance sheets of Golden Sky Systems, Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky Systems, Inc. as of December 31, 1997 and 1998 and the results of their operations and their cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.



KPMG LLP



February 22, 1999


Kansas City, Missouri

                            GOLDEN SKY SYSTEMS, INC.



                          CONSOLIDATED BALANCE SHEETS


                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                     ASSETS



                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
Current assets:
  Cash and cash equivalents.................................  $ 13,632   $  4,460
  Restricted cash, current portion..........................        --     28,083
  Subscriber receivables (net of allowance for uncollectible
     accounts of $138 and $293, respectively)...............     3,843      8,632
  Other receivables.........................................       335      2,465
  Inventory.................................................     2,174     10,146
  Prepaid expenses and other................................       127      1,859
                                                              --------   --------
Total current assets........................................    20,111     55,645
Restricted cash, net of current portion.....................        --     23,534
Property and equipment (net of accumulated depreciation of
  $1,061 and $3,214, respectively)..........................     2,936      4,994
Intangible assets, net......................................   129,896    233,139
Deferred financing costs....................................     3,106     10,541
Other assets................................................       187        218
                                                              --------   --------
          Total assets......................................  $156,236   $328,071
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Trade accounts payable....................................  $  8,471   $ 13,539
  Interest payable..........................................       786     11,009
  Current maturities of long-term obligations...............     2,538      8,916
  Unearned revenue..........................................     2,630      5,574
  Accrued payroll and other.................................     1,859      1,403
                                                              --------   --------
Total current liabilities...................................    16,284     40,441
Long-term obligations, net of current maturities:
  12 3/8% Notes.............................................        --    195,000
  Bank debt.................................................    60,000     67,000
  Seller notes payable......................................     6,200      6,912
  Other notes payable and obligations under capital
     leases.................................................       375        376
  Minority interest.........................................     2,928      2,420
                                                              --------   --------
Total long-term obligations, net of current maturities......    69,503    271,708
                                                              --------   --------
Total liabilities...........................................    85,787    312,149
Commitments and contingencies...............................        --         --
Stockholder's Equity:
  Common Stock, par value $.01; 1,000 shares authorized,
     issued and outstanding.................................        --         --
  Additional paid-in capital................................    87,400     97,600
  Accumulated deficit.......................................   (16,951)   (81,678)
                                                              --------   --------
Total stockholder's equity..................................    70,449     15,922
                                                              --------   --------
          Total liabilities and stockholder's equity........  $156,236   $328,071
                                                              ========   ========



          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                             (DOLLARS IN THOUSANDS)



                                                            INCEPTION
                                                             THROUGH       YEARS ENDED DECEMBER 31,
                                                           DECEMBER 31,    ------------------------
                                                               1996           1997          1998
                                                           ------------    ----------    ----------
Revenue:
  DBS services...........................................    $   219        $ 16,452      $ 74,910
  Lease and other........................................         36             944         1,014
                                                             -------        --------      --------
Total revenue............................................        255          17,396        75,924
Costs and Expenses:
  Costs of DBS services..................................        130           9,304        45,291
  System operations......................................         26           3,796        11,021
  Sales and marketing....................................         73           7,316        32,201
  General and administrative.............................      1,035           2,331         7,431
  Depreciation and amortization..........................         97           7,300        23,166
                                                             -------        --------      --------
Total costs and expenses.................................      1,361          30,047       119,110
                                                             -------        --------      --------
Operating loss...........................................     (1,106)        (12,651)      (43,186)
Non-operating items:
  Interest and investment income.........................          1              40         1,573
  Interest expense.......................................        (62)         (3,173)      (20,537)
                                                             -------        --------      --------
Total non-operating items................................        (61)         (3,133)      (18,964)
                                                             -------        --------      --------
Loss before income taxes.................................     (1,167)        (15,784)      (62,150)
Income taxes.............................................         --              --            --
                                                             -------        --------      --------
Loss before extraordinary charge.........................     (1,167)        (15,784)      (62,150)
Extraordinary charge on early retirement of debt.........         --              --        (2,577)
                                                             -------        --------      --------
          Net loss.......................................    $(1,167)       $(15,784)     $(64,727)
                                                             =======        ========      ========



          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.



                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                             (DOLLARS IN THOUSANDS)



                                                               ADDITIONAL
                                                      COMMON    PAID-IN     ACCUMULATED
                                                      STOCK     CAPITAL       DEFICIT      TOTAL
                                                      ------   ----------   -----------   -------
Balance at inception (June 25, 1996)................   $ --     $    --      $     --     $    --
  Issuance of 1,000 shares of Common Stock..........     --           1            --           1
  Net loss..........................................     --          --        (1,167)     (1,167)
                                                       ----     -------      --------     -------
Balance at December 31, 1996........................     --           1        (1,167)     (1,166)
  Cancellation of originally issued Common Stock....     --          (1)           --          (1)
  Issuance of 1,000 shares of new Common Stock......     --          --            --          --
  Contribution from Golden Sky Holdings, Inc. ......     --      87,400            --      87,400
  Net loss..........................................     --          --       (15,784)    (15,784)
                                                       ----     -------      --------     -------
Balance at December 31, 1997........................     --      87,400       (16,951)     70,449
  Contribution from Golden Sky Holdings, Inc. ......     --      10,200            --      10,200
  Net loss..........................................     --          --       (64,727)    (64,727)
                                                       ----     -------      --------     -------
Balance at December 31, 1998........................   $ --     $97,600      $(81,678)    $15,922
                                                       ====     =======      ========     =======



          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (DOLLARS IN THOUSANDS)



                                                               INCEPTION
                                                                THROUGH      YEARS ENDED DECEMBER 31,
                                                              DECEMBER 31,   -------------------------
                                                                  1996          1997          1998
                                                              ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(1,167)      $ (15,784)    $ (64,727)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................         97           7,300        23,166
  Amortization of deferred financing costs..................         --             215           977
  Extraordinary charge on early retirement of debt..........         --              --         2,577
  Change in operating assets and liabilities, net of
    acquisitions:
    Subscriber receivables, net of unearned revenue.........        (13)         (2,501)       (1,757)
    Other receivables.......................................       (123)           (161)       (2,130)
    Inventory...............................................        (31)         (1,604)       (8,049)
    Prepaid expenses and other..............................        (17)           (203)       (1,228)
    Trade accounts payable..................................        372           7,515         5,068
    Interest payable........................................         53             733        10,223
    Accrued payroll and other...............................         39           1,391          (708)
                                                                -------       ---------     ---------
Net cash used in operating activities.......................       (790)         (3,099)      (36,588)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets.......................     (2,806)       (120,051)     (104,487)
Offering proceeds and investment earnings placed in
  escrow....................................................         --              --       (51,617)
Purchases of property and equipment.........................       (105)           (998)       (3,317)
Other.......................................................       (320)            320          (500)
                                                                -------       ---------     ---------
Net cash used in investing activities.......................     (3,231)       (120,729)     (159,921)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from investors' subscriptions to purchase preferred
  stock.....................................................      2,499              --            --
Proceeds from issuance of Series A Convertible Participating
  Preferred Stock...........................................         --          34,289            --
Net proceeds from issuance of 12 3/8% Notes.................         --              --       189,150
Borrowings under the Credit Agreement.......................         --          75,000        28,000
Borrowings under the Credit Facility........................         --              --        62,000
Principal payments on the Credit Agreement..................         --         (15,000)           --
Principal payments on the Credit Facility...................         --              --       (83,000)
Proceeds from issuance of notes payable.....................      2,396           2,115            --
Principal payments on notes payable and obligations under
  capital leases............................................       (396)         (2,902)       (3,675)
Proceeds from issuance of Common Stock......................          1              --            --
Contribution from Golden Sky Holdings, Inc..................         --          46,800            --
Increase in deferred financing costs........................         --          (3,321)       (5,138)
                                                                -------       ---------     ---------
Net cash provided by financing activities...................      4,500         136,981       187,337
                                                                -------       ---------     ---------
Net increase (decrease) in cash and cash equivalents........        479          13,153        (9,172)
Cash and cash equivalents, beginning of period..............         --             479        13,632
                                                                -------       ---------     ---------
Cash and cash equivalents, end of period....................    $   479       $  13,632     $   4,460
                                                                =======       =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest......................................    $     9       $   2,225     $   9,337
Property and equipment acquired under capitalized lease
  obligations...............................................         --             554           609
Retirement of Credit Agreement from borrowings under the
  Credit Facility...........................................         --              --        88,000
Issuance of seller notes payable in acquisitions............      2,450           8,600        10,157
Conversion of notes payable and subscriptions to Series A
  Convertible Participating Preferred Stock.................         --           6,311            --
  Contribution from Golden Sky Holdings, Inc. resulting from
    issuance of its preferred stock in acquisitions.........         --              --        10,200



          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. ORGANIZATION AND NATURE OF OPERATIONS



  Principal Business



     Golden Sky Systems, Inc. ("Systems" or "the Company") is the second largest independent provider of DIRECTV subscription television services. DIRECTV is the leading direct broadcast satellite ("DBS") company serving the continental United States. Systems, a Delaware corporation formed on June 25, 1996 ("Inception"), is a non-voting affiliate of the National Rural Telecommunications Cooperative (the "NRTC"). The NRTC has contracted with Hughes Communications Galaxy, Inc. ("Hughes") for the exclusive right to distribute DIRECTV programming to homes in certain rural territories of the United States ("Rural DIRECTV Markets"). As of December 31, 1998, Systems had acquired 48 Rural DIRECTV Markets in 22 states with approximately 1.7 million households. As of that same date, Systems served approximately 230,500 subscribers.



  Organization and Legal Structure



     Until February 1999, Systems was a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("Holdings"). Holdings is a Delaware corporation formed on September 9, 1997 for the purpose of holding all the capital stock of Systems. Upon the formation of Holdings, Systems issued 1,000 shares of its common stock to Holdings and all the shareholders of the then outstanding preferred stock of Systems were issued equivalent shares of Holdings stock with identical features to Systems' preferred stock (the "Exchange"). The Exchange was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. Holdings has no significant assets or liabilities other than its investment in Systems.



     On February 2, 1999, Golden Sky DBS, Inc. ("Golden Sky DBS") was formed for the purpose of effecting an offering of senior discount notes. Upon formation, Golden Sky DBS issued 100 shares of its common stock to Holdings in exchange for $100 and the subsequent transfer of all of the capital stock of Systems to Golden Sky DBS. Upon completion of the aforementioned transfer, Systems became a wholly-owned subsidiary of Golden Sky DBS.



  Significant Risks and Uncertainties



     Substantial Leverage. Systems is highly leveraged, making it vulnerable to changes in general economic conditions and interest rates. As of December 31, 1998, Systems had outstanding long-term debt (including current portion) totaling approximately $278.2 million. Substantially all of Systems' and its subsidiaries' assets are pledged as collateral on its long-term debt. Further, the terms associated with Systems' long-term debt obligations significantly restrict its ability to incur additional indebtedness. Thus, it may be difficult for Systems and its subsidiaries to obtain additional debt financing if desired or required in order to further implement Systems' business strategy.



     Expected Operating Losses. Due to the substantial expenditures required to acquire Rural DIRECTV Markets and subscribers, Systems has sustained significant losses since Inception. Systems' operating losses were $1.1 million, $12.7 million and $43.2 million for the periods ended December 31, 1996, 1997 and 1998, respectively. Systems' net losses during those same periods aggregated $1.2 million, $15.8 million and $64.7 million, respectively. Improvement in Systems' results of operations is principally dependent upon its ability to cost effectively expand its subscriber base, control subscriber churn (i.e., the rate at which subscribers terminate service), and effectively manage its operating and overhead costs. No assurance can be given that Systems will be effective with regard to these matters. Systems incurs significant costs to acquire DIRECTV subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber churn. Systems anticipates that it will continue to experience operating losses through at least 1999. There can

                            GOLDEN SKY SYSTEMS, INC.

\be no assurance that such operating losses will not continue beyond 1999 or that Systems' operations will generate sufficient cash flows to pay its obligations, including its obligations on its long-term debt.



     Restrictions on Dividends and Other Distributions. The ability of Systems and its subsidiaries to pay dividends and make other distributions and advances is subject to, among other things, the terms of its long-term debt obligations and applicable law. As a result, Systems may be limited in its ability to make dividend payments and other distributions to Golden Sky DBS at the time such distributions are needed by Golden Sky DBS to meet its obligations.



     Reliance on DIRECTV/NRTC. Systems obtains substantially all of its revenue from the distribution of DIRECTV programming services. As a result, Systems would be materially adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Further, Systems relies upon DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in such practice due to, for example, a failure to replace a satellite upon the expiration of its useful orbital life or a delay in launching a successor satellite may prevent Systems from continuing to provide DBS services and could have a material adverse effect on Systems' financial condition and results of operations. Additionally, Systems' ability to offer DIRECTV programming services depends upon agreements between the NRTC and Hughes and between Systems and the NRTC. The NRTC's interests may differ from Systems' interests. Systems would be materially and adversely affected by the termination of the NRTC's agreement with Hughes and/or the termination of Systems' agreements with the NRTC. Systems' agreements with the NRTC require that it use the NRTC for certain support services including subscriber information and data reporting capability, retail billing services and central office subscriber services. Such services are critical to the operation and management of Systems' business.



     Competition. The subscription television industry is highly competitive. Systems faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than Systems. Systems ability to effectively compete in the subscription television industry will depend on a number of factors, including competitive factors (such as the introduction of new technologies or the entry of additional strong competitors) and the level of consumer demand for such services.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Basis of Presentation and Principles of Consolidation



     The consolidated financial statements include the financial statements of Systems and its majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Minority interest represents the cumulative earnings and losses, after capital contributions, attributable to minority partners and stockholders.



  Use of Estimates



     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.



  Cash and Cash Equivalents



     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1998, cash and cash equivalents include cash on hand, demand deposits and money market accounts.

                            GOLDEN SKY SYSTEMS, INC.

  Restricted Cash



     Restricted cash, as reflected in the accompanying consolidated balance sheets, includes cash restricted by the indenture associated with the Company's 12 3/8% Notes (see Note 5), plus investment earnings thereon. Restricted cash, which is held in escrow, is invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the indenture. As of December 31, 1998, restricted cash was composed entirely of U.S. treasury notes.



  Inventory



     Inventory is stated at the lower of cost (first-in, first-out) or market and consists of receivers, satellite dishes and accessories ("DBS Equipment"). The Company subsidizes the cost to the consumer of such equipment, which is required to receive DIRECTV programming services. Additionally, the Company subsidizes the cost to the consumer of installation of DBS Equipment. Equipment and installation revenues and related expenses are recognized upon delivery and installation of DBS Equipment. Net transaction costs associated with the sale and installation of DBS Equipment are reported as a component of sales and marketing expenses in the accompanying consolidated statements of operations. During the periods ended December 31, 1996, 1997 and 1998, aggregate proceeds from the sale and installation of DBS Equipment totaled $57,000, $3.8 million and $11.0 million, respectively; related cost of sales totaled $68,000, $4.6 million and $25.8 million during those same periods.



  Long-lived Assets



     Systems reviews its long-lived assets (e.g., property and equipment) and certain identifiable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the book value of the asset exceeded the undiscounted future cash flows related to the asset. For those assets which are to be disposed of, the assets would be impaired to the extent the fair value does not exceed the book value. Systems considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of DIRECTV distribution rights owned, in assessing whether the carrying value of assets can be recovered.



  Property and Equipment



     Property and equipment, consisting of computer hardware and software, furniture, vehicles, and office and other equipment, is recorded at cost. Depreciation is recognized on a straight-line basis over the related estimated useful lives, which range from two to five years.



  DIRECTV Distribution Rights



     DIRECTV distribution rights, which represent the excess of the purchase price over the fair value of net assets acquired, are amortized on a straight-line basis over the periods expected to be benefited, generally up to 12 years. The expected period to be benefited corresponds to the remaining estimated orbital lives of the satellites used by Hughes for distribution of DIRECTV programming services. Hughes' satellites are estimated to have orbital lives of approximately 15 years from the respective launch dates in December 1993, August 1994 and June 1995.

                            GOLDEN SKY SYSTEMS, INC.

  Fair Value of Financial Instruments



     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:



          Cash and cash equivalents: The carrying value approximates fair value as a result of the short maturity of these instruments.



          Receivables and payables: These assets are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.



          Long-term debt and notes payable: Fair value of the 12 3/8% Notes (as defined) is based on quoted market prices. As of December 31, 1998, the carrying value of the 12 3/8% Notes was $195.0 million; the fair value of the 12 3/8% Notes approximated $199.9 million as of that same date. The carrying value of Systems' Credit Facility (as defined) and other notes payable approximate fair value as interest rates are variable or approximate market rates.



  Revenue Recognition



     DBS services revenue is recognized in the month service is provided. Unearned revenue represents subscriber advance billings for one or more months and revenue recognition is deferred until service is provided.



  System Operations Expense



     System operations expense includes payroll and other administrative costs related to the Company's local offices and national call center.



  Advertising Costs



     Advertising costs are expensed as incurred. Such costs aggregated $33,000, $1.4 million and $5.1 million during the periods ended December 31, 1996, 1997 and 1998, respectively.



  Income Taxes



     Systems elected to be taxed as an S Corporation for federal income tax purposes in 1996. As an S Corporation, Systems was generally not directly subject to income taxation. On February 12, 1997, Systems terminated its S Corporation status, and thereafter is subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. Upon formation, Holdings elected to be taxed as a C Corporation for federal income tax purposes. Pro forma income taxes have not been presented because the Company has incurred operating losses in all periods.



  Effects of Recently Issued Accounting Pronouncements



     Systems adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income" ("FAS No. 130") during the first quarter of 1998. FAS No. 130 established new rules for the reporting of comprehensive income and its components. FAS No. 130 has no impact on net income or stockholder's equity. Systems has no components of comprehensive income other than net loss and thus, adoption of FAS No. 130 had no effect on its financial statements.



     In June 1998, the Financial Accounting Standards Board (the "FASB") issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, Systems has no derivative instruments or hedging

                            GOLDEN SKY SYSTEMS, INC.

arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on Systems' financial position or results of operations.



     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As Systems previously has expensed all such costs, the adoption of SOP 98-5 is not expected to effect Systems' financial position or results of operations.



  Reclassifications



     Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the current year presentation.



3. ACQUISITIONS



     The Company accounts for its acquisitions using the purchase method. The Company's consolidated statements of operations for the periods ended December 31, 1996, 1997 and 1998 include the results of operations of acquired Rural DIRECTV Markets from the respective acquisition dates.



     The aggregate purchase price (including direct acquisition costs) for the acquisitions completed during 1996, 1997 and 1998 were allocated as follows (dollars in thousands):



                                                           YEARS ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1996      1997       1998
                                                         ------   --------   --------
DIRECTV distribution rights............................  $4,664   $116,394   $114,747
Customer lists.........................................     453      9,450      7,114
Non-compete agreements.................................      35      4,879      2,587
Property and equipment.................................     135      1,953        204
Minority interest......................................      --     (2,931)        --
Working capital, net...................................     (31)       (20)       192
                                                         ------   --------   --------
                                                         $5,256   $129,725   $124,844
                                                         ======   ========   ========

                            GOLDEN SKY SYSTEMS, INC.

     The following summarizes the Company's acquisitions of Rural DIRECTV Markets consummated during 1996, 1997 and 1998 (dollars in thousands):



                                                                                      AGGREGATE
                 SELLER                    ACQUISITION DATE          STATE          CONSIDERATION
                 ------                   ------------------   ------------------   -------------
Aurora Cable TV.........................  November 15, 1996        Tennessee          $  1,092
TV Tennessee, Inc. .....................  November 22, 1996        Tennessee             4,164
                                                                                      --------
          Total 1996 acquisitions.......                                              $  5,256
                                                                                      ========
Deep East Texas Telecommunications,
  Inc. .................................   February 7, 1997          Texas            $  1,917
Images DBS Kansas, L.C., Images DBS
  Oklahoma, L.C. and Total
  Communications, Inc. .................  February 12, 1997     Kansas/Oklahoma         12,684
Direct Satellite TV, LTD. ..............  February 28, 1997          Texas               3,740
Thunderbolt Systems, Inc. ..............    March 11, 1997          Missouri             6,119
Western Montana DBS, Inc. dba Rocky
  Mountain DBS..........................     May 1, 1997            Colorado             4,767
TEG DBS Services, Inc. .................    June 12, 1997            Nevada              5,229
GVEC Rural TV, Inc. ....................     July 8, 1997            Texas               5,169
Satellite Entertainment, Inc. ..........    July 14, 1997      Minnesota/Michigan        9,626
Direct Vision...........................    July 15, 1997          Minnesota             7,441
Argos Support Services Company..........    August 8, 1997     Florida/Texas/Utah       18,377
JECTV, a segment of Jackson Electric
  Cooperative...........................   August 26, 1997           Texas               9,439
Lakes Area TV...........................  September 2, 1997        Minnesota             1,353
DCE Satellite Entertainment, LLC........   October 13, 1997        Wisconsin               313
Direct Broadcast Satellite, a segment of
  CTS Communication Corporation.........   November 7, 1997         Michigan             4,287
DBS, L.C. ..............................  November 17, 1997           Iowa               1,908
Panora Telecommunications, Inc. ........  November 20, 1997           Iowa               1,129
Souris River Television, Inc.             November 21, 1997       North Dakota           7,266
Cal-Ore Digital TV, Inc. ...............   December 8, 1997    California/Oregon         5,087
NRTC System No. 0093, a segment of Cable
  and Communications Corporation........  December 17, 1997         Montana              3,871
Western Montana Entertainment
  Television, Inc. .....................  December 22, 1997         Montana              7,057
South Plains DBS........................  December 23, 1997          Texas               9,130
Lakeland DBS............................  December 24, 1997         Oklahoma             3,816
                                                                                      --------
          Total 1997 acquisitions.......                                              $129,725
                                                                                      ========

                            GOLDEN SKY SYSTEMS, INC.

                                                                                      AGGREGATE
                 SELLER                    ACQUISITION DATE          STATE          CONSIDERATION
                 ------                   ------------------   ------------------   -------------
Direct Broadcast Satellite, a segment of
  Nemont Communications, Inc. ..........   January 14, 1998     Montana/Wyoming       $  8,284
Triangle Communications System, Inc. ...   January 20, 1998         Montana              9,765
Wyoming Mutual Telephone................   January 21, 1998           Iowa                 527
North Willamette Telephone..............    March 10, 1998           Oregon              6,015
Northwest Communications................    March 10, 1998        North Dakota           1,363
Beulahland Communications, Inc. ........    March 19, 1998          Colorado               835
Direct Broadcast Satellite, a segment of
  SCS Communications & Security,
  Inc. .................................    April 20, 1998           Oregon              5,386
PrimeWatch, Inc. .......................     May 8, 1998         North Carolina          7,988
Mega TV.................................     May 11, 1998           Georgia              2,103
Direct Broadcast Satellite, a division
  of Baldwin County Electric Membership
  Corporation...........................    June 29, 1998           Alabama             11,769
Frontier Corporation....................     July 8, 1998          Wisconsin               734
North Texas Communications..............    August 6, 1998           Texas               3,118
SEMO Communications Corporation.........   August 26, 1998          Missouri             2,918
DBS Segment of Cumby Cellular, Inc. ....   August 31, 1998           Texas               7,553
Minburn Telephone.......................  September 18, 1998          Iowa                 447
Western Montana DBS, Inc. dba Rocky
  Mountain DBS..........................   October 2, 1998       Idaho/Montana          20,740
Direct Broadcast Satellite, a segment of
  Volcano Vision, Inc. .................   October 9, 1998         California           31,425
North Central Missouri Electric Coop....   November 2, 1998         Missouri             1,745
Star Search Rural Television, Inc. .....   November 5, 1998         Oklahoma             2,129
                                                                                      --------
          Total 1998 acquisitions.......                                              $124,844
                                                                                      ========



     The unaudited pro forma information presented below, excluding five acquisitions that are immaterial individually and in the aggregate, reflects the Company's acquisitions of Rural DIRECTV Markets consummated during 1997 and 1998 as if each such acquisition had occurred as of the beginning of the period presented. These results are not necessarily indicative of future operating results or of what would have occurred had the acquisitions been consummated at those times (dollars in thousands).



                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Total revenue...............................................   $ 39,937      $ 87,857
Net loss before extraordinary charge........................    (26,654)      (79,813)



     Subsequent to December 31, 1998, the Company acquired the exclusive rights to provide DIRECTV programming in four additional Rural DIRECTV Markets. These Rural DIRECTV Markets served approximately 10,600 subscribers as of the respective acquisition dates. The aggregate purchase price of these acquisitions, which represent approximately 54,000 television households, totaled $19.9 million.



     During 1997, Systems acquired a controlling interest in DCE Satellite Entertainment, LLC ("DCE"). Systems has an option to purchase, for approximately $3.9 million, the remaining ownership interest in DCE that it does not own. Systems may exercise this option by delivering no earlier than April 8, 1999, and no later than April 23, 1999, written notice to DCE of its intention to exercise such option. Pursuant to the related operating agreement between Systems and DCE, closing shall occur no later than 30 days after the delivery of such notice.

                            GOLDEN SKY SYSTEMS, INC.

4. INTANGIBLE ASSETS



     Intangible assets, which are amortized using the straight-line method over the related estimated useful lives, consist of the following (dollars in thousands):



                                                        DECEMBER 31,
                                                     -------------------    ESTIMATED
                                                       1997       1998     USEFUL LIFE
                                                     --------   --------   -----------
DIRECTV distribution rights........................  $121,969   $236,531   10-12 years
Customer lists.....................................     9,903     17,018     5 years
Non-compete agreements.............................     4,914      7,501     3 years
                                                     --------   --------
                                                      136,786    261,050
Less accumulated amortization......................    (6,890)   (27,911)
                                                     --------   --------
  Intangible assets, net...........................  $129,896   $233,139
                                                     ========   ========



5. LONG-TERM OBLIGATIONS



     Long-term obligations consist of the following (dollars in thousands):



                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------   --------
12 3/8% Notes...............................................  $    --   $195,000
Bank debt...................................................   60,000     67,000
Seller notes payable........................................    8,600     15,407
Other notes payable and obligations under capital leases....      513        797
Minority interest...........................................    2,928      2,420
                                                              -------   --------
Total long-term obligations.................................   72,041    280,624
Less current maturities.....................................   (2,538)    (8,916)
                                                              -------   --------
  Long-term obligations, net of current maturities..........  $69,503   $271,708
                                                              =======   ========



  12 3/8% Notes



     On July 31, 1998, Systems consummated an offering (the "12 3/8% Notes Offering") of 12 3/8% Senior Subordinated Notes due 2006 (the "12 3/8% Notes"). Interest on the 12 3/8% Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The 12 3/8% Notes mature on August 1, 2006. The 12 3/8% Notes Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the 12 3/8% Notes Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the 12 3/8% Notes. Additionally, $5.3 million was reserved to fund a portion of a contingent reduction of the Company's availability under its Credit Facility. Such contingent reduction will not occur as a result of the February 1999 amendment to the Credit Facility (see Note 16).



     The 12 3/8% Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness of Systems. The 12 3/8% Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of Systems and senior in right of payment to all existing and future subordinated indebtedness, if any, of Systems. The 12 3/8% Notes are guaranteed on a full, unconditional, joint and several basis by Argos Support Services Company ("Argos") and PrimeWatch, Inc. ("PrimeWatch"). Both Argos and PrimeWatch are wholly-owned subsidiaries of the Company.

                            GOLDEN SKY SYSTEMS, INC.

     The 12 3/8% Notes are redeemable, in whole or in part, at Systems' option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, Systems may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the 12 3/8% Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of Systems or Holdings yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to Systems); provided, further that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% Notes.



     The indenture related to the 12 3/8% Notes (the "12 3/8% Notes Indenture") contains restrictive covenants that, among other things, impose limitations on Systems' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to Systems, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Systems' assets.



     In the event of a change of control, as defined in the 12 3/8% Notes Indenture, each holder of 12 3/8% Notes will have the right to require Systems to purchase all or a portion of such holder's 12 3/8% Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.



     The 12 3/8% Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). During 1998, Systems filed a registration statement with the Securities and Exchange Commission (the "SEC") relating to the exchange of the privately issued notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). The SEC has not yet declared the registration statement effective and Systems is engaged in discussions with the SEC's staff regarding the registration statement. Systems' registration statement presently does not include all of the financial statements of acquired businesses required by the SEC's rules and staff interpretations, particularly unaudited interim financial statements for three companies acquired during 1997 and audited financial statements for the two companies acquired during 1996. Because the registration statement was not declared effective within the time period required under the registration rights agreement associated with the 12 3/8% Notes Offering, since December 29, 1998, Systems has been required to pay liquidated damages of $18,750 per week to holders of the 12 3/8% Notes and will continue to do so until the registration statement is declared effective. The SEC continues to review Systems' registration statement and there can be no assurance that the SEC will not raise additional issues concerning Systems' financial presentation or other matters that would necessitate revision of the information in the registration statement.



 Bank Debt



     During 1997, Systems entered into a credit agreement (the "Credit Agreement") with a group of financial institutions, which provided for borrowings of $100.0 million. Loans outstanding under the Credit Agreement bore interest at variable rates (prime rate or LIBOR plus an applicable margin). At December 31, 1997, the effective rates on these loans ranged from 9% to 11%.



     During May 1998, the Company entered into a seven-year, $150.0 million amended credit facility (the "Credit Facility") with a syndicate of lenders. The Credit Facility provides for a term loan commitment of $35.0 million and a revolving loan commitment of $115.0 million. Borrowings under the Credit Facility bear interest at variable rates (approximately 10% as of December 31, 1998) calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of December 31, 1998, aggregate borrowings outstanding

                            GOLDEN SKY SYSTEMS, INC.

under the Credit Facility totaled $67.0 million, including $35.0 million borrowed pursuant to the Credit Facility's term loan commitment.



     Upon execution of the Credit Facility, Systems recognized an extraordinary charge of approximately $2.6 million to write-off unamortized deferred financing costs associated with the Credit Agreement.



     In February 1999, the Credit Facility was amended to permit, among other things, the offering of senior discount notes by Golden Sky DBS (see Note 15). As amended, the term loan commitment amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. Availability of revolving loan borrowings reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. Borrowings under the Credit Facility are unconditionally and irrevocably guaranteed by Holdings, Golden Sky DBS, and two subsidiaries of Systems, Argos and PrimeWatch. Further, such borrowings are secured by (i) a pledge by Holdings of all of the capital stock of Golden Sky DBS, (ii) a pledge by Golden Sky DBS of all of the capital stock of Systems, (iii) an equal and ratable pledge of all of the capital stock of Systems' subsidiaries, (iv) a first priority security interest in all of such subsidiaries' assets, and (v) a collateral assignment of Systems' NRTC agreements.



     The Credit Facility contains a number of significant covenants that, among other things, limit Systems' ability to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of Systems' capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. As of each of December 31, 1997 and 1998, no amounts were available for distribution to Holdings.



     The Credit Facility also contains a number of financial covenants that will require Systems to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on indebtedness to pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) ratios. Revolving credit availability under the Credit Facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements. As of December 31, 1998, the Company was in compliance with all of the covenants under the Credit Facility.



     Commitment fees are payable on unused amounts available under the Credit Facility. Such commitment fees, which are payable quarterly in arrears, range from 0.50% per annum to 1.25% per annum based on Systems' utilization of such commitments.



 Seller Notes Payable



     In connection with certain 1996 acquisitions, the Company issued seller notes payable totaling $2.5 million and bearing interest at an annual rate of 10%. These notes were repaid during 1997. The Company also issued seller notes payable totaling $8.6 million in connection with certain 1997 acquisitions and $10.2 million in connection with certain 1998 acquisitions. As of December 31, 1998, approximately $13.9 million of the outstanding seller notes payable were collateralized by bank letters of credit. The seller notes payable bear interest at rates ranging from 7% to 10%.



 Other Notes Payable



     In November 1996, the Company issued $2.0 million in promissory notes to a group of lenders under a bridge financing agreement. The notes bore interest at the rate of 10% per annum. In February 1997, these notes, along with $1.8 million in additional promissory notes issued in January 1997, were exchanged for Systems' Series A Convertible Participating Preferred Stock. In connection with the bridge agreement,

                            GOLDEN SKY SYSTEMS, INC.

Systems issued warrants exercisable for 5,682 shares of its Common Stock at an exercise price of $.01 per share. These warrants were immediately exercisable and expire on February 12, 2007. At the date of issuance, the fair value of the warrants was not material. These warrants were assumed by Holdings after its formation.



     Future maturities of amounts outstanding under Systems' long-term obligations as of December 31, 1998 are summarized as follows (dollars in thousands, bank debt amounts reflect February 1999 amendment):



                                             12 3/8%                SELLER NOTES
                                              NOTES     BANK DEBT     PAYABLE      OTHER    TOTAL
                                             --------   ---------   ------------   -----   --------
Year Ending December 31,
  1999.....................................  $     --    $    --      $ 8,495      $421    $  8,916
  2000.....................................        --         --        1,906       322       2,228
  2001.....................................        --         --        1,969        54       2,023
  2002.....................................        --        350        2,037        --       2,387
  2003.....................................        --        350        1,000        --       1,350
  Thereafter...............................   195,000     66,300           --        --     261,300
                                             --------    -------      -------      ----    --------
          Total debt.......................  $195,000    $67,000      $15,407      $797    $278,204
                                             ========    =======      =======      ====    ========



6. STOCKHOLDER'S EQUITY



     During 1996, Systems issued 1,000 shares of Common Stock, par value $.01, for aggregate consideration of $1,000 cash. In February 1997, Systems (i) amended its certificate of incorporation to cancel its outstanding shares of Common Stock, (ii) created new classes of common and preferred stock and (iii) exchanged all of the canceled shares of Systems' Common Stock for an aggregate of ten shares of Systems' Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock").



     In February 1997, Systems issued 24,990 shares of Series A Preferred Stock in fulfillment of an investor's subscription to purchase Series A Preferred Stock that was outstanding at December 31, 1996 (aggregate consideration of $2,499,000). During that same month, Systems issued 100 shares of its Common Stock (par value $.01) for aggregate consideration of $100 cash and a total of 38,107 shares of Series A Preferred Stock upon the conversion of convertible promissory notes (plus accrued interest of approximately $62,000) issued in November 1996 ($2.0 million) and January 1997 ($1.8 million). In February and March 1997, Systems issued 342,893 additional shares of Series A Preferred Stock for cash totaling $34.3 million. Upon the formation of Holdings in September 1997, all shareholders of Systems' Common Stock and Series A Preferred Stock were issued equivalent shares of Holdings' stock. Concurrent therewith, Systems issued 1,000 shares of its Common Stock (par value $0.01) to Holdings for cash proceeds of $10 and all previously outstanding shares of Systems' Common Stock and Series A Preferred Stock were canceled.



7. STOCK INCENTIVE PLAN



     In July 1997 Systems adopted the Golden Sky Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the "Stock Incentive Plan") to provide incentive to attract and retain certain officers, directors and key employees. The options are exercisable during a period of up to ten years after grant. Stock options granted under the Stock Incentive Plan vest over a three-year period. Effective September 9, 1997, Holdings assumed the Stock Incentive Plan. Participants in the Holdings' Stock Incentive Plan received options with terms identical to those under Systems' Stock Incentive Plan and all previously outstanding options were canceled.

                            GOLDEN SKY SYSTEMS, INC.

     A summary of incentive stock option activity during 1997 and 1998 is as follows:



                                                       1997                  1998
                                                -------------------   -------------------
                                                          WEIGHTED-             WEIGHTED-
                                                           AVERAGE               AVERAGE
                                                          EXERCISE              EXERCISE
                                                OPTIONS     PRICE     OPTIONS     PRICE
                                                -------   ---------   -------   ---------
Options outstanding, beginning of year........      --      $  --      62,525     $1.00
Granted.......................................  62,525       1.00      18,693      1.00
Exercised.....................................      --         --     (24,831)     1.00
Forfeited.....................................      --         --      (7,642)     1.00
                                                ------      -----     -------     -----
Options outstanding, end of year..............  62,525      $1.00      48,745     $1.00
                                                ======      =====     =======     =====
Options exercisable, end of year..............   8,684      $1.00       5,595     $1.00
                                                ======      =====     =======     =====



  Accounting for Stock-Based Compensation



     Systems has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for the Stock Incentive Plan. Under APB 25, because the exercise price of employee stock options granted pursuant to the Stock Incentive Plan is equal to or greater than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. In October 1995, the FASB issued FAS No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. Systems elected to not adopt FAS No. 123 for expense recognition purposes.



     Pro forma information regarding net income is required by FAS No. 123 and has been determined as if Systems had accounted for its stock-based compensation using the fair value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the corresponding vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The fair value of each option grant was estimated at the date of the grant using a Black-Scholes option valuation model with the following weighted-average assumptions:



                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1997           1998
                                                              ----------     ----------
Risk-free interest rate.....................................       6.0%           6.0%
Dividend yield..............................................       0.0%           0.0%
Volatility factor...........................................       0.0%           0.0%
Expected term of options....................................   10 years       10 years



     The options granted during the years ended December 31, 1997 and 1998 had no net value using the preceding assumptions. Therefore, there was no pro forma effect on Systems' net loss.



8. 401(K) RETIREMENT PLAN



     Systems sponsors a 401(k) Retirement Plan (the "401(k) Plan") for eligible employees. Employer matching contributions to the 401(k) Plan, which became effective as of January 1, 1997, are discretionary. During the years ended December 31, 1997 and 1998, Systems made no discretionary employer matching contributions to the 401(k) Plan. Administrative expenses associated with the 401(k) Plan during those same periods were not material.

                            GOLDEN SKY SYSTEMS, INC.

9. INCOME TAXES



     The components of the (provision for) benefit from income taxes are as follows (in thousands):



                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                1997           1998
                                                              ---------     ----------
Current (provision) benefit:
  Federal...................................................   $ 3,777       $ 16,325
  State.....................................................       717          3,097
  Increase in valuation allowance...........................    (4,494)       (19,422)
                                                               -------       --------
Total current (provision) benefit...........................        --             --
Deferred benefit:
  Federal...................................................     1,148          3,243
  State.....................................................       218            615
  Increase in valuation allowance...........................    (1,366)        (3,858)
                                                               -------       --------
Total deferred benefit......................................        --             --
                                                               -------       --------
Total benefit (provision)...................................   $    --       $     --
                                                               =======       ========



     As of December 31, 1998, the Company had net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $63.4 million. The NOLs expire beginning in the year 2011. Use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. FAS No. 109, "Accounting for Income Taxes" ("FAS No. 109"), requires that the potential future tax benefit of NOLs be recorded as an asset. FAS No. 109 also requires that deferred tax assets and liabilities be recorded for the estimated future tax effects of temporary differences between the tax basis and book value of assets and liabilities. Deferred tax assets are offset by a valuation allowance if deemed necessary.



     In 1998, Systems increased its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of net deferred tax assets is not assured and is principally dependent on generating future taxable income prior to expiration of the NOLs. Management frequently reviews the adequacy of its valuation allowance. Future decreases to the valuation allowance will be made only as changed circumstances indicate that it is more likely than not the additional benefits will be realized. Any future adjustments to the valuation allowance will be recognized as a separate component of Systems' provision for income taxes.

                            GOLDEN SKY SYSTEMS, INC.

     The temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1997 and 1998 are as follows (in thousands):



                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------   --------
Current deferred tax assets:
  Allowance for doubtful accounts...........................  $    52   $    111
  Amortization of intangible assets.........................       54         54
  Accrued expenses..........................................       --         29
                                                              -------   --------
Gross current deferred tax assets...........................      106        194
Valuation allowance.........................................     (106)      (194)
                                                              -------   --------
          Net current deferred tax assets...................       --         --
Non-current deferred tax assets:
  Depreciation..............................................        7         45
  Amortization of intangible assets.........................      951      4,497
  Net operating loss carryforwards..........................    5,095     24,677
                                                              -------   --------
          Total non-current deferred tax assets.............    6,053     29,219
Non-current deferred tax liabilities:
  Amortization of intangible assets.........................     (299)      (271)
                                                              -------   --------
Gross non-current deferred tax assets.......................    5,754     28,948
Valuation allowance.........................................   (5,754)   (28,948)
                                                              -------   --------
          Net non-current deferred tax assets...............       --         --
                                                              -------   --------
          Net deferred tax assets...........................  $    --   $     --
                                                              =======   ========



     The actual income tax benefit (provision) for 1997 and 1998 are reconciled to the amounts computed by applying the statutory federal tax rate to income before income taxes as follows:



                                                        YEARS ENDED DECEMBER 31,
                                                   -----------------------------------
                                                        1997                1998
                                                   ---------------    ----------------
                                                     TAX     RATE       TAX      RATE
                                                   -------   -----    --------   -----
Statutory rate...................................  $ 4,725    34.0%   $ 21,131    34.0%
State income taxes, net of federal benefit.......      617     4.4       2,450     3.9
Non-deductible amortization of intangible
  assets.........................................     (291)   (2.1)       (415)   (0.7)
Other............................................      (12)     --         (27)     --
Increase in valuation allowance..................   (5,039)  (36.3)    (23,139)  (37.2)
                                                   -------   -----    --------   -----
Income taxes.....................................  $    --      --%   $     --      --%
                                                   =======   =====    ========   =====

                            GOLDEN SKY SYSTEMS, INC.

10. COMMITMENTS AND CONTINGENCIES



     The Company has non-cancelable operating leases for office, warehouse and storage space that expire at various dates. Future minimum lease payments as of December 31, 1998 are summarized as follows (dollars in thousands):



1999........................................................  $1,522
2000........................................................   1,186
2001........................................................     733
2002........................................................     443
2003........................................................     121
                                                              ------
          Total.............................................  $4,005
                                                              ======



     In November 1999, certain meteoroid events will occur as the earth's orbit passes through the particulate trail of Comet 55P (Tempel-Tuttle). These meteoroid events pose a potential threat to all in-orbit geosynchronous satellites, including DBS satellites. The Company is unable to determine the impact, if any, these meteoroid events could have on the DBS satellites used by Hughes for distribution of DIRECTV programming services. In the event the Hughes DBS satellites are adversely affected by these meteoroid or other events, the Company's business and results of operations could be adversely impacted.



11. RELATED PARTY TRANSACTIONS



     During 1996, Systems purchased the assets of Cable-Video Management, Inc. ("CVM"), an entity owned by Systems' president, for $44,000. Prior to the acquisition of CVM's assets, Systems obtained management and other services from CVM. Aggregate management fees paid to CVM approximated $280,000 during 1996 and are included in general and administrative expenses in the accompanying consolidated statements of operations. Also during 1996, Systems reimbursed CVM for salaries and other miscellaneous expenses aggregating $343,000. In 1997, Systems paid $66,000 to a company affiliated with Systems' president for consulting services received by Systems. Additionally, during 1996, 1997 and 1998, Systems paid $5,000, $77,000 and $159,000 (including $75,000 paid in connection with a 1998 acquisition), respectively, to one of its directors for consulting services.



     During 1996, the Company's president provided Systems with a short-term loan in the amount of $381,000. In 1997, the Company received an additional $150,000 short-term loan from its president and a $215,000 short-term loan from a shareholder. Each of these loans bore interest at an annual rate of 10% and were repaid during 1997.



     Systems has contracted with an entity owned by its president for air transportation services. Such services include the lease of an aircraft. This lease is cancelable with six months notice and requires monthly payments equal to the greater of $20,000 or an aggregate fixed hourly operating charge. The fixed hourly operating charge is based on prevailing market prices. The total cost of such services received by Systems approximated $31,000, $109,000 and $506,000 during 1996, 1997 and 1998, respectively.

                            GOLDEN SKY SYSTEMS, INC.

12. VALUATION AND QUALIFYING ACCOUNTS



     Systems' valuation and qualifying accounts as of December 31, 1996, 1997 and 1998 are as follows (in thousands):



                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                              1996     1997      1998
                                                              -----   ------   --------
Allowance for doubtful accounts, beginning of period........  $ --    $   4    $   138
Charged to costs and expenses...............................     4      417      1,537
Deductions..................................................    --     (283)    (1,382)
                                                              ----    -----    -------
Allowance for doubtful accounts, end of period..............  $  4    $ 138    $   293
                                                              ====    =====    =======



13. CONSOLIDATING FINANCIAL INFORMATION AND SUBSIDIARY GUARANTORS



     Consolidating financial information for the Company, the Company's guarantor subsidiaries and the Company's non-guarantor subsidiaries is as follows (dollars in thousands):



Consolidated Balance Sheet -- December 31, 1997



                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
ASSETS
Current assets:
Cash and cash equivalents........................  $ 12,146     $ 1,077         $  409          $     --         $ 13,632
  Subscriber receivables, net....................     2,841         633            369                --            3,843
  Other receivables..............................       307          28             --                --              335
  Intercompany receivables.......................     2,570          --             --            (2,570)              --
  Inventory......................................     1,997         106             71                --            2,174
  Prepaid expenses and other.....................       127          --             --                --              127
                                                   --------     -------         ------          --------         --------
Total current assets.............................    19,988       1,844            849            (2,570)          20,111
Property and equipment, net......................     2,759          77            100                --            2,936
Investment in subsidiaries.......................    26,735          --             --           (26,735)              --
Intangible assets, net...........................    96,585      18,302          3,842            11,167          129,896
Deferred financing costs.........................     3,106          --             --                --            3,106
Other assets.....................................        91          86             10                --              187
                                                   --------     -------         ------          --------         --------
        Total assets.............................  $149,264     $20,309         $4,801          $(18,138)        $156,236
                                                   ========     =======         ======          ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.........................  $  8,125     $   194         $  152          $     --         $  8,471
  Interest payable...............................       786          --             --                --              786
  Current maturities of long-term obligations....     2,538          --             --                --            2,538
  Unearned revenue...............................     1,857         511            262                --            2,630
  Accrued payroll and other......................     1,372       2,655            402            (2,570)           1,859
                                                   --------     -------         ------          --------         --------
Total current liabilities........................    14,678       3,360            816            (2,570)          16,284
Long-term obligations, net of current maturities:
  Bank debt......................................    60,000          --             --                --           60,000
  Seller notes payable...........................     6,200          --             --                --            6,200
  Other notes payable and obligations under
    capital leases...............................       331          44             --                --              375
  Minority interest..............................        --          --             --             2,928            2,928
                                                   --------     -------         ------          --------         --------
Total long-term obligations, net of current
  maturities.....................................    66,531          44             --             2,928           69,503
                                                   --------     -------         ------          --------         --------
Total liabilities................................    81,209       3,404            816               358           85,787
Stockholder's Equity (Deficit):
  Common Stock...................................        --           6             --                (6)              --
  Additional paid-in capital.....................    87,400       1,967             --            (1,967)          87,400
  Retained earnings (accumulated deficit)........   (19,345)     14,932          3,985           (16,523)         (16,951)
                                                   --------     -------         ------          --------         --------
Total stockholder's equity (deficit).............    68,055      16,905          3,985           (18,496)          70,449
                                                   --------     -------         ------          --------         --------
        Total liabilities and stockholder's
          equity (deficit).......................  $149,264     $20,309         $4,801          $(18,138)        $156,236
                                                   ========     =======         ======          ========         ========

                            GOLDEN SKY SYSTEMS, INC.

Consolidated Statement of Operations -- Year Ended December 31, 1997



                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
Revenue:
  DBS services...................................  $ 13,356      $2,787          $309             $  --          $ 16,452
  Lease and other................................       931          --            13                --               944
                                                   --------      ------          ----             -----          --------
Total revenue....................................    14,287       2,787           322                --            17,396
Costs and Expenses:
  Costs of DBS services..........................     7,514       1,601           189                --             9,304
  System operations..............................     2,830         876           100               (10)            3,796
  Sales and marketing............................     6,597         693            26                --             7,316
  General and administrative.....................     2,260          59            12                --             2,331
  Depreciation and amortization..................     6,312         109            79               800             7,300
                                                   --------      ------          ----             -----          --------
Total costs and expenses.........................    25,513       3,338           406               790            30,047
                                                   --------      ------          ----             -----          --------
Operating loss...................................   (11,226)       (551)          (84)             (790)          (12,651)
Non-operating items:
  Interest and investment income.................        30          10            --                --                40
  Interest expense...............................    (3,170)         (3)           --                --            (3,173)
                                                   --------      ------          ----             -----          --------
Total non-operating items........................    (3,140)          7            --                --            (3,133)
                                                   --------      ------          ----             -----          --------
Loss before income taxes.........................   (14,366)       (544)          (84)             (790)          (15,784)
Income taxes.....................................        --          --            --                --                --
                                                   --------      ------          ----             -----          --------
        Net loss.................................  $(14,366)     $ (544)         $(84)            $(790)         $(15,784)
                                                   ========      ======          ====             =====          ========



Consolidated Statement of Cash Flows -- Year Ended December 31, 1997



                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                  ---------   ------------   -------------   ---------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $ (14,366)     $ (544)         $(84)            $(790)        $ (15,784)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................      6,312         109            79               800             7,300
  Amortization of deferred financing costs......        215          --            --                --               215
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue...................................     (1,827)       (615)          (59)               --            (2,501)
    Other receivables...........................       (185)         24            --                --              (161)
    Inventory...................................     (1,499)        (34)          (71)               --            (1,604)
    Prepaid expenses and other..................       (201)          8           (10)               --              (203)
    Trade accounts payable......................      7,683        (320)          152                --             7,515
    Interest payable............................        733          --            --                --               733
    Accrued payroll and other...................     (1,461)      2,460           402               (10)            1,391
                                                  ---------      ------          ----             -----         ---------
Net cash used in operating activities...........     (4,596)      1,088           409                --            (3,099)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets...........   (120,051)         --            --                --          (120,051)
Other...........................................        320          --            --                --               320
Purchases of property and equipment.............       (992)         (6)           --                --              (998)
                                                  ---------      ------          ----             -----         ---------
Net cash used in investing activities...........   (120,723)         (6)           --                --          (120,729)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A Preferred
  Stock.........................................     34,289          --            --                --            34,289
Borrowings under the Credit Agreement...........     75,000          --            --                --            75,000
Principal payments on the Credit Agreement......    (14,995)         (5)           --                --           (15,000)
Proceeds from issuance of notes payable.........      2,115          --            --                --             2,115
Principal payments on notes payable and
  obligations under capital leases..............     (2,902)         --            --                --            (2,902)
Contribution from Holdings......................     46,800          --            --                --            46,800
Increase in deferred financing costs............     (3,321)         --            --                --            (3,321)
                                                  ---------      ------          ----             -----         ---------
Net cash provided by (used in) financing
  activities....................................    136,986          (5)           --                --           136,981
Net increase in cash and cash equivalents.......     11,667       1,077           409                --            13,153
Cash and cash equivalents, beginning of
  period........................................        479          --            --                --               479
                                                  ---------      ------          ----             -----         ---------
Cash and cash equivalents, end of period........  $  12,146      $1,077          $409             $  --         $  13,632
                                                  =========      ======          ====             =====         =========

                            GOLDEN SKY SYSTEMS, INC.

Consolidated Balance Sheet -- December 31, 1998



                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents......................  $    827     $ 1,189         $2,444          $     --         $  4,460
  Restricted cash, current portion...............    28,083          --             --                --           28,083
  Subscriber receivables, net....................     6,815       1,043            774                --            8,632
  Other receivables..............................     2,360          87             18                --            2,465
  Intercompany receivables.......................    11,521          --             --           (11,521)              --
  Inventory......................................     9,255         583            308                --           10,146
  Prepaid expenses and other.....................     1,819          37              3                --            1,859
                                                   --------     -------         ------          --------         --------
Total current assets.............................    60,680       2,939          3,547           (11,521)          55,645
Restricted cash, net of current portion..........    23,534          --             --                --           23,534
Property and equipment, net......................     4,418         381            195                --            4,994
Investment in subsidiaries.......................    34,200          --             --           (34,200)              --
Intangible assets, net...........................   199,867      25,051          3,525             4,696          233,139
Deferred financing costs.........................    10,541          --             --                --           10,541
Other assets.....................................       133          85             --                --              218
                                                   --------     -------         ------          --------         --------
        Total assets.............................  $333,373     $28,456         $7,267          $(41,025)        $328,071
                                                   ========     =======         ======          ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.........................  $ 13,482     $    49         $    8          $     --         $ 13,539
  Interest payable...............................    11,009          --             --                --           11,009
  Current maturities of long-term obligations....     8,916          --             --                --            8,916
  Unearned revenue...............................     4,380         789            405                --            5,574
  Accrued payroll and other......................     1,028       6,263          5,633           (11,521)           1,403
                                                   --------     -------         ------          --------         --------
Total current liabilities........................    38,815       7,101          6,046           (11,521)          40,441
Long-term obligations, net of current maturities
  12 3/8% Notes..................................   195,000          --             --                --          195,000
  Bank debt......................................    67,000          --             --                --           67,000
  Seller notes payable...........................     6,912          --             --                --            6,912
  Other notes payable and obligations under
    capital leases...............................       318          58             --                --              376
  Minority interest..............................        --          --             --             2,420            2,420
                                                   --------     -------         ------          --------         --------
Total long-term obligations, net of current
  maturities.....................................   269,230          58             --             2,420          271,708
                                                   --------     -------         ------          --------         --------
Total liabilities................................   308,045       7,159          6,046            (9,101)         312,149
Stockholder's Equity (Deficit):
  Common Stock...................................        --         896             --              (896)              --
  Additional paid-in capital.....................    97,600       1,967             --            (1,967)          97,600
  Retained earnings (accumulated deficit)........   (72,272)     18,434          1,221           (29,061)         (81,678)
                                                   --------     -------         ------          --------         --------
Total stockholder's equity (deficit).............    25,328      21,297          1,221           (31,924)          15,922
                                                   --------     -------         ------          --------         --------
        Total liabilities and stockholder's
          equity (deficit).......................  $333,373     $28,456         $7,267          $(41,025)        $328,071
                                                   ========     =======         ======          ========         ========

                            GOLDEN SKY SYSTEMS, INC.

Consolidated Statement of Operations -- Year Ended December 31, 1998



                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
Revenue:
  DBS services...................................  $ 57,437     $11,172         $ 6,301          $    --         $ 74,910
  Lease and other................................       982          22              10               --            1,014
                                                   --------     -------         -------          -------         --------
Total revenue....................................    58,419      11,194           6,311               --           75,924
Costs and Expenses:
  Costs of DBS services..........................    34,640       6,813           3,838               --           45,291
  System operations..............................     7,683       2,533           1,318             (513)          11,021
  Sales and marketing............................    23,753       5,045           3,403               --           32,201
  General and administrative.....................     7,000         267             164               --            7,431
  Depreciation and amortization..................    19,336         996             340            2,494           23,166
                                                   --------     -------         -------          -------         --------
Total costs and expenses.........................    92,412      15,654           9,063            1,981          119,110
                                                   --------     -------         -------          -------         --------
Operating loss...................................   (33,993)     (4,460)         (2,752)          (1,981)         (43,186)
Non-operating items:
  Interest and investment income.................     1,571           2              --               --            1,573
  Interest expense...............................   (20,497)        (28)            (12)              --          (20,537)
                                                   --------     -------         -------          -------         --------
Total non-operating items........................   (18,926)        (26)            (12)              --          (18,964)
                                                   --------     -------         -------          -------         --------
Loss before income taxes.........................   (52,919)     (4,486)         (2,764)          (1,981)         (62,150)
Income taxes.....................................        --          --              --               --               --
                                                   --------     -------         -------          -------         --------
Loss before extraordinary charge.................   (52,919)     (4,486)         (2,764)          (1,981)         (62,150)
Extraordinary charge on early retirement of
  debt...........................................    (2,577)         --              --               --           (2,577)
                                                   --------     -------         -------          -------         --------
        Net loss.................................  $(55,496)    $(4,486)        $(2,764)         $(1,981)        $(64,727)
                                                   ========     =======         =======          =======         ========



Consolidated Statement of Cash Flows -- Year Ended December 31, 1998



                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                  ---------   ------------   -------------   ---------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $ (55,496)    $(4,486)        $(2,764)         $(1,981)       $ (64,727)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................     19,336         996             340            2,494           23,166
  Amortization of deferred financing costs......        977          --              --               --              977
  Extraordinary charge on early retirement of
    debt........................................      2,577          --              --               --            2,577
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue...................................     (1,283)       (222)           (252)              --           (1,757)
    Other receivables...........................     (2,144)         32             (18)              --           (2,130)
    Inventory...................................     (7,335)       (477)           (237)              --           (8,049)
    Prepaid expenses and other..................     (1,189)        (36)             (3)              --           (1,228)
    Trade accounts payable......................      5,357        (145)           (144)              --            5,068
    Interest payable............................     10,223          --              --               --           10,223
    Accrued payroll and other...................    (10,253)      4,827           5,231             (513)            (708)
                                                  ---------     -------         -------          -------        ---------
Net cash provided by (used in) operating
  activities....................................    (39,230)        489           2,153               --          (36,588)
                                                  ---------     -------         -------          -------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets...........   (104,487)         --              --               --         (104,487)
Offering proceeds and investment earnings placed
  in escrow.....................................    (51,617)         --              --               --          (51,617)
Purchases of property and equipment.............     (2,858)       (341)           (118)              --           (3,317)
Other...........................................       (500)         --              --               --             (500)
                                                  ---------     -------         -------          -------        ---------
Net cash used in investing activities...........   (159,462)       (341)           (118)              --         (159,921)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of 12 3/8% Notes.....    189,150          --              --               --          189,150
Borrowings under the Credit Agreement...........     28,000          --              --               --           28,000
Borrowings under the Credit Facility............     62,000          --              --               --           62,000
Principal payments on the Credit Facility.......    (83,000)         --              --               --          (83,000)
Principal payments on notes payable and
  obligations under capital leases..............     (3,639)        (36)             --               --           (3,675)
Increase in deferred financing costs............     (5,138)         --              --               --           (5,138)
                                                  ---------     -------         -------          -------        ---------
Net cash provided by (used in) financing
  activities....................................    187,373         (36)             --               --          187,337
                                                  ---------     -------         -------          -------        ---------
Net increase (decrease) in cash and cash
  equivalents...................................    (11,319)        112           2,035               --           (9,172)
Cash and cash equivalents, beginning of
  period........................................     12,146       1,077             409               --           13,632
                                                  ---------     -------         -------          -------        ---------
Cash and cash equivalents, end of period........  $     827     $ 1,189         $ 2,444          $    --        $   4,460
                                                  =========     =======         =======          =======        =========

                            GOLDEN SKY SYSTEMS, INC.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)



     Systems' quarterly results of operations are summarized as follows (in thousands):



                                                         THREE MONTHS ENDED
                                          ------------------------------------------------
                                          MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                          --------   --------   ------------   -----------
Period Ended December 31, 1997:
  Total revenue.........................  $ 1,255    $  2,248     $  5,634      $  8,259
  Operating loss........................     (766)     (1,966)      (3,918)       (6,001)
  Net loss..............................     (834)     (2,024)      (5,160)       (7,766)
Period Ended December 31, 1998:
  Total revenue.........................  $14,129    $ 16,849     $ 19,912      $ 25,034
  Operating loss........................   (6,034)     (8,806)     (11,462)      (16,884)
  Loss before extraordinary charge......   (8,287)    (11,761)     (17,354)      (24,748)
  Net loss..............................   (8,287)    (14,338)     (17,354)      (24,748)



15. SUBSEQUENT EVENTS



     On February 19, 1999, Golden Sky DBS consummated an offering (the "13 1/2% Notes Offering") of 13 1/2% Senior Discount Notes due 2007 (the "13 1/2% Notes"). The 13 1/2% Notes Offering resulted in net proceeds to Golden Sky DBS of approximately $96.8 million (after initial purchasers' discount but before other offering expenses). Golden Sky DBS intends to contribute the net proceeds of the 13 1/2% Notes Offering to Systems. Systems will use the contributed proceeds to repay existing revolving credit indebtedness outstanding under its Credit Facility, to finance the acquisition of Rural DIRECTV Markets and related costs and expenses, and for general corporate purposes. Interest on the 13 1/2% Notes will not accrue prior to March 1, 2004. Thereafter, cash interest on the 13 1/2% Notes will accrue at a rate of 13 1/2% per annum and be payable in arrears on March 1 and September 1 of each year, commencing September 1, 2004. The 13 1/2% Notes will mature on March 1, 2007. The Company is not obligated for repayment of the 13 1/2% Notes and, as described in Note 5, is restricted as to its ability to make payments to Golden Sky DBS. However, Golden Sky DBS is dependent on the Company for dividends or other cash distributions in amounts sufficient to make the required payments.



     As previously described, in connection with the 13 1/2% Notes Offering, Systems' Credit Facility was amended. The amendment became effective on February 19, 1999. On that same date, Systems repaid balances outstanding under the revolving credit commitment of the Credit Facility (total of $53.0 million, which may be reborrowed for permitted purposes including to finance the acquisition of Rural DIRECTV Markets) with the proceeds of cash contributed to Systems by Golden Sky DBS. Systems expects that it will report an extraordinary charge on the early retirement of debt of approximately $2.7 million during the first quarter of 1999 as a result of the amendment.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheets of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1996 and 1995 and the related statements of earnings, accumulated deficit and cash flows for the years ended December 31, 1996 and 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

September 12, 1997
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets
  Cash and Equivalents (Note 4).............................  $  251,602   $  107,722
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 2).....................................     277,829      107,336
  Inventories...............................................      12,416        5,496
                                                              ----------   ----------
          Total Current Assets..............................     541,847      220,554
                                                              ----------   ----------
Furniture and equipment, less accumulated depreciation......      15,610       18,379
                                                              ----------   ----------
Intangible assets
  Franchise Costs...........................................   1,253,803    1,253,803
  Accumulated Amortization..................................    (334,358)    (208,977)
                                                              ----------   ----------
                                                                 919,445    1,044,826
                                                              ----------   ----------
Other assets
  Prepaid Expenses..........................................       1,420        1,420
  NRTC Patronage Capital (Note 5)...........................      91,730       47,420
                                                              ----------   ----------
                                                                  93,150       48,840
                                                              ----------   ----------
          Total Assets......................................  $1,570,052   $1,332,599
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  355,831   $  190,717
  Unearned Revenues.........................................     548,343      100,827
  Accrued Salaries and Other................................      25,273        4,078
                                                              ----------   ----------
          Total Current Liabilities.........................     929,447      295,622
                                                              ----------   ----------
Stockholders' equity
  Common Stock, No Par Value, Authorized 50,000 shares,
     10,463 shares Issued and Outstanding...................   1,124,739    1,124,739
  Accumulated Deficit.......................................    (484,134)     (87,762)
                                                              ----------   ----------
          Total Stockholders' Equity........................     640,605    1,036,977
                                                              ----------   ----------
          Total Liabilities and Stockholders' Equity........  $1,570,052   $1,332,599
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                           ----------   ----------   ---------
REVENUES
  DSS Programming Revenues...............................  $2,588,681   $1,191,353   $  62,544
  DSS Equipment Sales....................................      93,472      225,583     429,015
  Other DSS Sales........................................      31,362       33,120          --
                                                           ----------   ----------   ---------
                                                            2,713,515    1,450,056     491,559
COST OF REVENUES
  Programming Costs......................................   1,763,043      771,093      40,479
  Equipment Costs........................................      66,930      205,200     391,056
  Other DSS Cost of Revenues.............................      40,259        9,163          --
  Rebates................................................     274,529       23,546          --
                                                           ----------   ----------   ---------
                                                            2,144,761    1,009,002     431,535
                                                           ----------   ----------   ---------
          Gross Profit...................................     568,754      441,054      60,024
                                                           ----------   ----------   ---------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions........................     206,113      118,064      40,038
  Amortization and Depreciation..........................     131,654      133,411      88,147
  Bad Debt Expense.......................................      16,202       12,512          --
  Advertising............................................      90,395       53,076       5,431
  Other Selling, General and Administrative..............     132,304      117,990      32,656
                                                           ----------   ----------   ---------
                                                              576,668      435,053     166,272
                                                           ----------   ----------   ---------
          Net Operating Income (Loss)....................      (7,914)       6,001    (106,248)
                                                           ----------   ----------   ---------
OTHER INCOME (EXPENSES)
  Patronage Income (Note 5)..............................      44,310       30,609      16,921
  Interest Expense.......................................      (1,268)     (19,485)    (15,589)
  Interest Income........................................       2,212           29          --
                                                           ----------   ----------   ---------
                                                               45,254       11,153       1,332
                                                           ----------   ----------   ---------
          Net Income (Loss)..............................  $   37,340   $   17,154   $(104,916)
                                                           ==========   ==========   =========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                       STATEMENTS OF ACCUMULATED DEFICIT
                     AS OF DECEMBER 31, 1996, 1995 AND 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Balance, Beginning of Year................................  $ (87,762)  $(104,916)  $      --
  Net Income (Loss).......................................     37,340      17,154    (104,916)
  Dividends and Distributions.............................   (433,712)         --          --
                                                            ---------   ---------   ---------
Balance, End of Year......................................  $(484,134)  $ (87,762)  $(104,916)
                                                            =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)......................................  $  37,340   $  17,154   $  (104,916)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and Amortization.......................    131,654     133,411        88,147
     (Increase) decrease in:
       Trade Accounts Receivable.........................   (170,493)    (37,643)      (69,693)
       Inventories.......................................     (6,920)     69,871       (75,367)
       Prepaids..........................................         --        (701)         (719)
       NRTC Patronage Capital............................    (44,310)    (30,499)      (16,921)
     Increase (decrease) in:
       Trade Accounts Payable............................    165,114      26,357       164,360
       Accrued Expenses..................................     21,195       2,394         1,684
       Unearned Revenues.................................    447,516      74,091        26,736
          Net Cash Provided by Operating Activities......    581,096     254,435        13,311
                                                           ---------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment..............     (3,504)     (3,131)      (27,829)
  Investment in NRTC Marketing Rights....................         --          --    (1,253,803)
                                                           ---------   ---------   -----------
          Net Cash Used by Investing Activities..........     (3,504)     (3,131)   (1,281,632)
                                                           ---------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Line of Credit Borrowings..............................         --          --       487,534
  Line of Credit Repayments..............................         --    (236,458)     (251,076)
  Borrowings from Stockholder............................         --          --        33,499
  Repayment on Stockholder Loan..........................         --     (33,499)           --
  Distributions to Stockholders..........................   (433,712)         --            --
  Issuance of Common Stock...............................         --          --     1,124,739
                                                           ---------   ---------   -----------
          Net Cash Provided (Used) by Financing
            Activities...................................   (433,712)   (269,957)    1,394,696
                                                           ---------   ---------   -----------
Net Increase (Decrease) in Cash..........................    143,880     (18,653)      126,375
Cash, Beginning of Year..................................    107,722     126,375            --
                                                           ---------   ---------   -----------
Cash, End of Year........................................  $ 251,602   $ 107,722   $   126,375
                                                           ---------   ---------   -----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest.................  $   1,268   $  19,485   $    15,589
                                                           =========   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide, exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for five counties in Montana, three counties in Idaho, and three counties in Colorado. The Colorado operating rights were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories --

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

recorded. For the five months ended December 31, 1994, the company incurred a loss and no income taxes were due.

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1995 or 1996.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing and the determination of unearned revenue.

  Property, Plant, and Equipment --

     Property, plant and equipment consists principally of office equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods.

  Advertising --

     Advertising costs are charged to expense as incurred.

NOTE 2 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During 1994, a shareholder advanced $33,499 to the Company. This advance had no specific repayment terms and was repaid in 1995.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $73,370 at December 31, 1996.

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The company occupies its offices on a month to month to month rental arrangement. Rent expense was $3,224 in 1994, $12,090 in 1995, and $18,000 in 1996.

NOTE 7 -- SUBSEQUENT EVENT

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of revenues.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                            MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                         AS OF MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                     ASSETS

                                                                 1997         1996
                                                              ----------   ----------
Current assets
  Cash and Equivalents......................................  $  487,473   $  180,274
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 in 1996 and 1997.............................     215,468      109,312
  Inventories...............................................       8,440       17,536
                                                              ----------   ----------
          Total Current Assets..............................     711,381      307,122
                                                              ----------   ----------
Furniture and Equipment
  Furniture and Equipment...................................      35,581       33,746
  Accumulated Depreciation..................................     (20,686)     (14,412)
                                                              ----------   ----------
     Net Furniture and Equipment............................      14,895       19,334
                                                              ----------   ----------
Intangible Assets
  Franchise Costs...........................................   1,253,803    1,253,803
  Accumulated Amortization..................................    (365,703)    (240,322)
                                                              ----------   ----------
                                                                 888,100    1,013,481
                                                              ----------   ----------
Other Assets
  Prepaid Expenses..........................................         320        1,420
  NRTC Patronage Capital....................................      91,730       47,420
                                                              ----------   ----------
                                                                  92,050       48,840
                                                              ----------   ----------
                                                              $1,706,426   $1,388,777
                                                              ==========   ==========

Current Liabilities
  Trade Payables............................................     389,978      226,939
  Unearned Revenues.........................................     608,590      112,491
  Accrued Salaries and Other................................      13,723       25,896
                                                              ----------   ----------
          Total Current Liabilities.........................   1,012,291      365,326
                                                              ----------   ----------
Stockholders' Equity
  Common Stock, No Par Value, Authorized 50,000 shares,
     10,463 Shares Issued and Outstanding...................   1,124,739    1,124,739
  Retained Earnings (Deficit)...............................    (430,604)    (101,288)
                                                              ----------   ----------
          Total Stockholders' Equity........................     694,135    1,023,451
                                                              ----------   ----------
 ............................................................  $1,706,426   $1,388,777
                                                              ==========   ==========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997        1996
                                                              ----------   --------
REVENUES
  DSS Programming Revenues..................................  $1,124,385   $526,368
  DSS Equipment Sales.......................................      22,592     25,467
  Other DSS Sales...........................................       7,909      5,859
                                                              ----------   --------
                                                               1,154,886    557,694
COST OF REVENUES
  Programming Costs.........................................     580,354    296,016
  DSS Equipment Costs.......................................      22,592     22,817
  Other DSS Cost of Revenues................................       2,679      2,888
  Rebates...................................................     170,943     12,570
                                                              ----------   --------
                                                                 776,568    334,291
                                                              ----------   --------
          Gross Profit......................................     378,318    223,403
                                                              ----------   --------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions...........................      64,628     35,881
  Amortization and Depreciation.............................      32,755     32,755
  Bad Debt Expense..........................................      14,907      1,983
  Marketing and Advertising.................................      24,487     20,192
  Other General and Administrative..........................      39,604     39,127
                                                              ----------   --------
                                                                 176,381    129,938
                                                              ----------   --------
          Operating Income..................................     201,937     93,465
                                                              ----------   --------
OTHER INCOME (EXPENSE)
  Interest and Dividend Income..............................       1,728        671
  Interest Expense..........................................        (135)    (1,246)
                                                              ----------   --------
                                                                   1,593       (575)
                                                              ----------   --------
          Net Income........................................  $  203,530   $ 92,890
                                                              ==========   ========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                   STATEMENTS OF RETAINED EARNINGS (DEFICIT)
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Balance, Beginning of Period................................  $(484,134)  $ (87,762)
  Net Income................................................    203,530      92,890
  Dividends and Distributions...............................   (150,000)   (106,416)
                                                              ---------   ---------
Balance, End of Period......................................  $(430,604)  $(101,288)
                                                              =========   =========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Cash Flows from Operating Activities
  Net Income................................................  $ 203,530   $  92,890
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................     32,755      32,755
     (Increase) Decrease in:
       Trade Accounts Receivable............................     62,361      (1,976)
       Inventories..........................................      3,976     (12,040)
       Prepaids.............................................      1,100          --
     Increase (Decrease) in:
       Trade Accounts Payable...............................     34,147      36,222
       Accrued Expenses.....................................    (11,550)     21,818
       Unearned Revenues....................................     60,247      11,664
                                                              ---------   ---------
          Net Cash Provided by Operating Activities.........    386,566     181,333
                                                              ---------   ---------
Cash Flows from Investing Activities
  Purchase of Property, Plant and Equipment.................       (695)     (2,365)
                                                              ---------   ---------
          Net Cash Used by Investing Activities.............       (695)     (2,365)
                                                              ---------   ---------
Cash Flows from Financing Activities
  Distributions to Stockholders.............................   (150,000)   (106,416)
                                                              ---------   ---------
          Net Cash Used by Financing Activities.............   (150,000)   (106,416)
                                                              ---------   ---------
Net Increase in Cash........................................    235,871      72,552
Cash, Beginning of Period...................................    251,602     107,722
                                                              ---------   ---------
Cash, End of Period.........................................    487,473     180,274
                                                              ---------   ---------
Supplemental Disclosures:
  Cash paid during the period for interest..................  $     135   $   1,246
                                                              =========   =========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

       SELECTED INFORMATION -- SUBSTANTIALLY ALL DISCLOSURES REQUIRED BY
           GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ARE NOT INCLUDED
                            MARCH 31, 1997 AND 1996

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                      SELECTED INFORMATION -- (CONTINUED)

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

SUBSEQUENT EVENTS

     In May of 1997, the Company sold its Colorado subscribers to Golden Sky Systems, Inc. On October 2, 1998, the company was acquired by Golden Sky Systems, Inc. Company shareholders received both cash and shares in Golden Sky Holdings, Inc. in this latter transaction.

                             TEG DBS SYSTEMS, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
TEG DBS Systems, Inc.

     We have audited the accompanying statements of operations and cash flows of TEG DBS Systems, Inc. (the Company) for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of TEG DBS Systems, Inc. for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                            KPMG LLP

January 11, 1999
Kansas City, Missouri

                             TEG DBS SERVICES, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996         1995
                                                              ---------    ---------
Revenue:
  Program revenue...........................................  $ 380,942    $ 125,934
  Equipment sales...........................................         --       69,538
                                                              ---------    ---------
          Total revenue.....................................    380,942      195,472
                                                              ---------    ---------
Costs and expenses:
  Programming costs.........................................    312,874      101,157
  Equipment costs...........................................         --      187,321
  General and administrative................................    148,236      193,774
  Marketing.................................................     14,436       15,551
  Depreciation and amortization.............................     87,544       85,265
                                                              ---------    ---------
          Total costs and expenses..........................    563,090      583,068
                                                              ---------    ---------
          Net loss..........................................   (182,148)    (387,596)
                                                              =========    =========

                See accompanying notes to financial statements.

                             TEG DBS SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996         1995
                                                              ---------    ---------
Cash flow from operating activities
  Net loss..................................................  $(182,148)   $(387,596)
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation and amortization..........................     87,544       85,265
  Changes in:
     Accounts receivable....................................    (50,406)     (15,954)
     Inventory..............................................         --       81,543
     Unearned revenue.......................................    104,860       11,909
     Accounts payable.......................................     61,646       40,154
     Other assets...........................................    146,880     (118,188)
     Other liabilities......................................    (12,897)      16,180
                                                              ---------    ---------
          Net cash provided by (used in) operating
            activities......................................    155,479     (286,687)
                                                              ---------    ---------
Cash flows from investing activities:
  Proceeds from the sale of property, plant and equipment...     13,404           --
  Purchase of property, plant and equipment.................         --      (22,648)
                                                              ---------    ---------
          Net cash provided by (used in) investing
            activities......................................     13,404      (22,648)
                                                              ---------    ---------
Cash flows from financing activities:
  Increase (decrease) in payable to related party...........   (135,039)     110,914
                                                              ---------    ---------
          Net cash provided by (used in) financing
            activities......................................   (135,039)     110,914
                                                              ---------    ---------
          Net change in cash................................     33,844     (198,421)
Beginning of year cash and cash equivalents.................     20,318      218,739
                                                              ---------    ---------
End of year cash and cash equivalents.......................  $  54,162    $  20,318
                                                              =========    =========
Supplemental cash flow disclosure:
  Cash paid for interest....................................  $   7,270    $   8,771

                See accompanying notes to financial statements.

                             TEG DBS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     TEG DBS Systems, Inc. (the Company) is a limited liability company organized in California in 1994 for the purpose of supplying direct broadcast satellite services (DBS) to customers within its franchise areas, which include certain zip codes in Nevada. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company discontinued selling equipment to customers in 1995.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Company is not a taxable entity for federal and state income tax purposes. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) SUBSEQUENT EVENTS

     On June 12, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                             TEG DBS SYSTEMS, INC.
                                  (UNAUDITED)

                    SPECIAL PURPOSE STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                             TEG DBS SERVICES, INC.

                    SPECIAL PURPOSE STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997      1996
                                                               --------   -------
Revenues:
  DBS Programming Revenue...................................   $164,028   $64,121
DBS costs and expenses:
  DBS programming costs.....................................    107,516    45,561
  Bad debt expense..........................................      2,606       977
  Rebate expense............................................     43,448     1,272
                                                               --------   -------
          Total costs and expenses..........................    153,570    47,810
                                                               --------   -------
          DBS operations....................................   $ 10,458   $16,311
                                                               ========   =======

                             TEG DBS SYSTEMS, INC.

                      NOTES TO SPECIAL PURPOSE STATEMENTS
                            MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

     TEG DBS Systems, Inc. (the Company) is a limited liability company organized in California in 1994 for the purpose of supplying direct broadcast satellite services (DBS) to customers within its franchise areas, which include certain zip codes in Nevada. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

REVENUE RECOGNITION

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

BASIS OF PRESENTATION

     The accompanying special purpose statements of operations present the revenue and expense directly attributable to the Company's DBS operations. These statements do not include other costs and expenses such as general and administrative, marketing and depreciation and amortization. Accordingly, had these costs and expenses been included in these special purpose statements, the results of operations would have been reduced.

(2) SUBSEQUENT EVENTS

     On June 12, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mankato Citizens Telephone Company:

     We have audited the accompanying balance sheets of Direct Vision (the Segment), a segment of Mankato Citizens Telephone Company, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Vision at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG LLP

May 30, 1997, except as to note 4,
which is as of July 15, 1997
Kansas City, Missouri

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Inventory.................................................  $   59,336   $  138,396
  Accounts receivable -- subscribers (note 3)...............     122,860       33,964
                                                              ----------   ----------
          Total current assets..............................     182,196      172,360
Intangible assets (net of accumulated amortization of
  $278,419 and $163,211) (note 1)...........................     887,855    1,003,063
Other assets................................................      11,870       11,563
                                                              ----------   ----------
          Total assets......................................  $1,081,921   $1,186,986
                                                              ==========   ==========

LIABILITIES AND SEGMENT EQUITY
Liabilities:
  Accounts payable:
     Intercompany (note 2)..................................  $  319,609      328,486
     Vendors................................................      51,503       22,876
  Unearned revenue..........................................     200,408       24,045
                                                              ----------   ----------
          Total liabilities.................................     571,520      375,407
Segment equity..............................................     510,401      811,579
                                                              ----------   ----------
          Total liabilities and segment equity..............  $1,081,921   $1,186,986
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Revenues:
  Programming revenues....................................  $ 735,576   $ 273,712   $  20,825
  Equipment sales.........................................    157,031     148,931      63,980
  Other revenues..........................................     10,773       6,977       1,341
                                                            ---------   ---------   ---------
          Total revenues..................................    903,380     429,620      86,146
                                                            ---------   ---------   ---------
Cost of revenues:
  Programming costs.......................................    446,900     170,592      12,894
  Equipment costs.........................................    202,514     166,764      34,969
  Rebate expense..........................................    106,667          --          --
                                                            ---------   ---------   ---------
          Total cost of revenues..........................    756,081     337,356      47,863
                                                            ---------   ---------   ---------
          Gross profit....................................    147,299      92,264      38,283
                                                            ---------   ---------   ---------
Expenses:
  Salaries and commissions................................    197,840     165,493      50,894
  Amortization............................................    120,941     115,208      48,003
  Marketing...............................................    100,508      49,591      40,734
  Billing and other expenses..............................     29,188      12,522       2,797
                                                            ---------   ---------   ---------
                                                              448,477     342,814     142,428
                                                            ---------   ---------   ---------
          Net loss........................................  $(301,178)  $(250,550)  $(104,145)
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                          STATEMENTS OF SEGMENT EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                SEGMENT
                                                                 EQUITY
                                                               ----------
Balance at August 1, 1994...................................   $       --
  Company contribution to segment...........................    1,166,274
  1994 net loss.............................................     (104,145)
                                                               ----------
Balance at December 31, 1994................................    1,062,129
  1995 net loss.............................................     (250,550)
                                                               ----------
Balance at December 31, 1995................................      811,579
  1996 net loss.............................................     (301,178)
                                                               ----------
Balance at December 31, 1996................................   $  510,401
                                                               ==========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
Operating activities:
  Net loss...............................................  $(301,178)  $(250,550)  $  (104,145)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities -- amortization...    115,208     115,208        48,003
  Change in:
     Inventory...........................................     79,060     (74,660)      (63,736)
     Accounts receivable -- subscribers..................    (88,896)    (22,008)      (11,956)
     Other assets........................................       (307)     (7,230)       (4,333)
     Accounts payable -- vendor..........................     28,627      17,077         5,799
     Unearned revenue....................................    176,363      13,924        10,121
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................      8,877    (208,239)     (120,247)
                                                           ---------   ---------   -----------
Investing activities -- purchase of DBS regions..........         --          --    (1,166,274)
                                                           ---------   ---------   -----------
Financing activities:
  Capital contribution by parent.........................         --          --     1,166,274
  Increase (decrease) in payable to parent...............     (8,877)    208,239       120,247
                                                           ---------   ---------   -----------
          Net cash provided by (used in) financing
            activities...................................     (8,877)    208,239     1,286,521
                                                           ---------   ---------   -----------
          Net change in cash.............................         --          --            --
Cash at beginning of period..............................         --          --            --
                                                           ---------   ---------   -----------
Cash at end of period....................................  $      --   $      --   $        --
                                                           =========   =========   ===========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Vision (the Segment) is a segment of Mankato Citizens Telephone Company (the Company). The Company is a wholly-owned subsidiary of Hickory Tech Corporation (the Parent). The Segment was formed in August 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southern Minnesota.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Segment is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) RELATED PARTY TRANSACTIONS

     As described in note 1, the operations of the Segment are closely related to those of the Company. As a result, substantially all cash transactions relating to the Segment's operations are processed at the Company level. Therefore, the Company is funding the cash operating losses and inventory purchases of the Segment. The Company also absorbs certain immaterial overhead costs such as rent and utilities.

     Intercompany payables as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Intercompany payables for:
  Cash operating losses.....................................  $269,702   $190,847
  Inventory purchases.......................................    59,336    138,396
  Other.....................................................    (9,429)      (757)
                                                              --------   --------
                                                              $319,609   $328,486
                                                              ========   ========

(3) ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Segment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996      1995
                                                              --------   -------
Accounts receivable -- programming..........................  $115,113   $27,881
Accounts receivable -- financed equipment sales.............     7,747     6,083
                                                              --------   -------
                                                              $122,860   $33,964
                                                              ========   =======

(4) SUBSEQUENT EVENTS

     On April 29, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on July 15, 1997.

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              --------    ---------
Revenue:
  Program revenue...........................................  $592,556    $ 286,647
  Equipment sales...........................................    10,269       95,048
  Other revenue.............................................     6,198        4,789
                                                              --------    ---------
          Total revenue.....................................   609,023      386,484
                                                              --------    ---------
Costs and expenses:
  Programming costs.........................................   351,222      174,706
  Equipment costs...........................................    14,077      101,667
  General and administrative................................   149,501       84,909
  Marketing.................................................    80,272       72,326
  Amortization..............................................    57,604       57,604
  Other expense.............................................    16,164        8,647
                                                              --------    ---------
          Total costs and expenses..........................   668,840      499,859
                                                              --------    ---------
                                                              --------    ---------
          Net loss..........................................   (59,817)    (113,375)
                                                              ========    =========

                            See accompanying notes.

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              --------    ---------
Cash flow from operating activities
  Net loss..................................................  $(59,817)   $(113,375)
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Amortization...........................................    57,604       57,604
  Changes in:
     Accounts receivable....................................     7,290       (7,361)
     Inventory..............................................    (2,964)      85,116
     Other assets...........................................   (13,541)      (2,131)
     Accounts payable.......................................   (16,672)    (120,718)
     Unearned revenues......................................    28,100      100,865
                                                              --------    ---------
          Net cash provided by operating activities.........        --           --
                                                              --------    ---------
          Net change in cash................................        --           --
Beginning of period cash and cash equivalents...............
                                                              --------    ---------
End of period cash and cash equivalents.....................  $     --    $      --
                                                              ========    =========

                            See accompanying notes.

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Vision (the Segment) is a segment of Mankato Citizens Telephone Company (the Company). The Company is a wholly-owned subsidiary of Hickory Tech Corporation (the Parent). The Segment was formed in August 1994 for the purpose of acquiring, owning and operating direct broadcast satellite services (DBS) to customers within its franchise areas, which include seven counties in Minnesota.

     The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

     The financial statement presented represent the operations of the Segment, which operates as part of the Company. As a result, substantially all cash transactions relating to the Segment's operations are processed at the Company level. Therefore, the Company is funding the cash operating losses and inventory purchases of the Segment. The Company also absorbs certain immaterial overhead costs such as rent and utilities.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Equipment sales are recognized as revenue when the equipment is delivered to the customer. The company ceased selling equipment during 1997.

  Use of Estimates

     Management of the Segment has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Segment is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent.

(2) SUBSEQUENT EVENTS

     On July 15, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ace Telephone Association:

     We have audited the accompanying balance sheets of Satellite Entertainment, Inc., a wholly-owned subsidiary of Ace Telephone Association, as of December 31, 1996 and 1995 and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Satellite Entertainment, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG LLP

July 3, 1997, except as to note 6,
which is as of July 14, 1997
Kansas City, Missouri

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash......................................................  $  156,502   $  120,187
  Accounts receivable, net of allowance of $33,598 in 1996
     (note 2)...............................................     257,995      263,198
  Inventory.................................................      79,008      131,142
                                                              ----------   ----------
          Total current assets..............................     493,505      514,527
Furniture, fixtures and equipment, net of accumulated
  depreciation of $106,968 and $35,791 (note 5).............     326,377      358,245
Intangible assets (net of accumulated amortization of
  $278,851 and $163,464) (note 1)...........................     875,006      990,393
Other assets................................................      39,404       22,189
                                                              ----------   ----------
          Total assets......................................  $1,734,292   $1,885,354
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Accounts payable (note 4).................................  $  105,288   $   65,539
  Unearned revenue..........................................     158,493       35,581
  Other liabilities.........................................      49,197       37,326
                                                              ----------   ----------
          Total current liabilities.........................     312,978      138,446
Long-term liabilities:
  Notes payable (note 4)....................................     350,000      600,000
                                                              ----------   ----------
          Total liabilities.................................     662,978      738,446
                                                              ==========   ==========
Shareholder's equity:
  Common stock ($1 par -- 50,000 shares issued and
     outstanding)...........................................      50,000       50,000
  Additional paid-in capital................................   1,250,000    1,250,000
  Accumulated deficit.......................................    (228,686)    (153,092)
                                                              ----------   ----------
          Total shareholder's equity........................   1,071,314    1,146,908
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $1,734,292   $1,885,354
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                               1996         1995        1994
                                                            ----------   ----------   --------
Revenues:
  Program revenues........................................  $1,216,893   $  542,511   $ 47,779
  Equipment sales.........................................     231,025      378,892    317,902
  Lease revenue (note 5)..................................      96,999       42,392      4,681
  Other revenues..........................................     138,594       82,838     58,004
                                                            ----------   ----------   --------
          Total revenues..................................   1,683,511    1,046,633    428,366
                                                            ----------   ----------   --------
Cost of revenues:
  Programming costs.......................................     794,779      340,460     19,868
  Equipment costs.........................................     213,005      322,617    258,964
  Rebate expense..........................................      85,675       14,909        724
  Other costs of revenue..................................      99,603      128,874     59,859
                                                            ----------   ----------   --------
          Total cost of revenues..........................   1,193,062      806,860    339,415
                                                            ----------   ----------   --------
          Gross profit....................................     490,449      239,773     88,951
                                                            ----------   ----------   --------
Expenses:
  Salaries and commissions................................     139,261       76,904      3,855
  Depreciation and amortization...........................     186,563      147,794     51,462
  Bad debt expense........................................      56,587        4,274         --
  Marketing...............................................      97,044      111,068     38,060
  Other...................................................      84,791       64,656     13,110
                                                            ----------   ----------   --------
                                                               564,246      404,696    106,487
                                                            ----------   ----------   --------
          Operating loss..................................     (73,797)    (164,923)   (17,536)
  Other income............................................       4,129        5,431         --
  Interest income.........................................      17,002       12,707      4,170
  Interest expense........................................     (52,394)     (64,989)    (7,440)
                                                            ----------   ----------   --------
          Loss before tax benefit.........................    (105,060)    (211,774)   (20,806)
Income tax benefit (note 3)...............................      29,466       70,964      8,524
                                                            ----------   ----------   --------
          Net loss........................................  $  (75,594)  $ (140,810)  $(12,282)
                                                            ==========   ==========   ========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                            ADDITIONAL
                                                  COMMON     PAID-IN     RETAINED      TOTAL
                                                   STOCK     CAPITAL     EARNINGS      EQUITY
                                                  -------   ----------   ---------   ----------
Balance at August 1, 1994.......................  $    --   $       --   $      --   $       --
  Sale of common stock..........................   50,000    1,250,000          --    1,300,000
  Net loss......................................       --           --     (12,282)     (12,282)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1994....................   50,000    1,250,000     (12,282)   1,287,718
  Net loss......................................       --           --    (140,810)    (140,810)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1995....................   50,000    1,250,000    (153,092)   1,146,908
  Net loss......................................       --           --     (75,594)     (75,594)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1996....................  $50,000   $1,250,000   $(228,686)  $1,071,314
                                                  =======   ==========   =========   ==========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
Operating activities:
  Net loss...............................................  $ (75,594)  $(140,810)  $   (12,282)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization.......................    186,563     147,794        51,462
     Bad debt expense....................................     56,587       4,274            --
  Change in:
     Accounts receivable.................................    (51,384)   (128,073)     (139,399)
     Inventory...........................................     52,134     298,286      (429,428)
     Other assets........................................    (17,215)    (22,189)           --
     Accounts payable....................................     39,749    (121,284)      186,823
     Unearned revenue....................................    122,912      26,401         9,180
     Other liabilities...................................     11,871      32,283         5,043
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................    325,623      96,682      (328,601)
                                                           ---------   ---------   -----------
Investing activities:
  Purchase of furniture, fixtures and equipment..........    (39,308)   (255,942)     (138,095)
  Purchase of DBS regions................................         --          --    (1,153,857)
                                                           ---------   ---------   -----------
          Net cash used in investing activities..........    (39,308)   (255,942)   (1,291,952)
                                                           ---------   ---------   -----------
Financing activities:
  Sale of common stock...................................         --          --     1,300,000
  Proceeds from issuance of notes payable................         --          --       600,000
  Payments on notes payable..............................   (250,000)         --            --
                                                           ---------   ---------   -----------
          Net cash provided by (used in) financing
            activities...................................   (250,000)         --     1,900,000
                                                           ---------   ---------   -----------
          Net change in cash.............................     36,315    (159,260)      279,447
Cash at beginning of period..............................    120,187     279,447            --
                                                           ---------   ---------   -----------
Cash at end of period....................................  $ 156,502   $ 120,187   $   279,447
                                                           =========   =========   ===========
Cash paid for interest...................................  $  62,528   $  56,299   $        --
                                                           =========   =========   ===========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Satellite Entertainment, Inc. (the Company) is a wholly-owned subsidiary of Ace Telephone Association (the Parent). The Company was formed in August 1994 for the purpose of owning and operating direct broadcast satellite (DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for three counties in Minnesota and five counties in Michigan.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Revenues for equipment sales are recognized when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of DBS receivers, satellite dishes and accessories as well as retail inventory at a Radio Shack franchise owned and operated by the Company. Radio Shack inventory had a carrying value at December 31, 1996 and 1995 of $30,079 and $31,139, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables, accounts payable and notes payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are carried at cost and depreciated on a straight-line basis over their estimated useful lives, which range from five to thirty years.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over a period of ten years, which is the expected useful life of the revenue stream of those services.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes.

(2) ACCOUNTS RECEIVABLE

     Trade receivables consist primarily of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Company. Trade receivables as of December 31, 1996, 1995 and 1994 are as follows:

                                                                1996       1995
                                                              --------   --------
Accounts receivable:
  Programming...............................................  $121,727   $ 65,884
  Financed equipment sales..................................   133,913    195,454
  Other.....................................................     2,355      1,860
                                                              --------   --------
                                                              $257,995   $263,198
                                                              ========   ========

(3) INCOME TAXES

     The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations. There are no significant differences between tax and book basis resulting in deferred tax assets or liabilities.

     Total income tax benefit differs from expected income tax benefit as follows:

                                                            1996      1995      1994
                                                           -------   -------   ------
Expected income tax benefit at 34%.......................  $35,720   $72,003   $7,074
Difference due to income tax benefit allocation made by
  Parent.................................................   (6,254)   (1,039)   1,450
                                                           -------   -------   ------
          Total income tax benefit.......................  $29,466   $70,964   $8,524
                                                           =======   =======   ======

     If the Company had filed income taxes on a separate return basis, any tax benefit and net operating loss carry-forward would not be recognizable due to the Company's recurring historical losses Pro forma net income would therefore be as follows:

 1996       1995      1994
-------   --------   -------
$88,545   $190,050   $20,806
=======   ========   =======

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) RELATED PARTY TRANSACTIONS

     The Company has a revolving line of credit with the Parent whereby the Parent will loan the Company cash for operating purposes up to $1,000,000. These borrowings carry interest at prime plus two percent and require quarterly interest-only payments, with the unpaid principal balance due on April 27, 1999. The unpaid balance of these borrowings totaled $350,000 and $600,000 at December 31, 1996 and 1995, respectively.

     The Company is also party to various intercompany transactions with the Parent and a subsidiary of the Parent, including interest accruals on the line of credit noted above, intercompany cash receipts and tax benefits arising from the Company's net losses. Net receivable balances due from the Parent offset against accounts payable at December 31, 1996 and 1995 were $43,323 and $34,486, respectively.

(5) LEASES

     In addition to selling satellite television equipment, the Company also leases the equipment to customers for a minimum one-year period at a fixed monthly rental charge. After one year, the customer may continue to lease the equipment on a month-to-month basis. All minimum rents due under such leases at December 31, 1996, 1995 and 1994 are, therefore, due within the next calendar year.

     The above leases qualify for operating lease treatment and, accordingly, the leased units are transferred from inventory to furniture, fixtures and equipment at average cost when leased and depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned. The carrying amount of leased equipment included in furniture, fixtures and equipment at December 31, 1996 and 1995 is as follows:

                                                                1996       1995
                                                              --------   --------
Cost........................................................  $299,744   $286,104
Accumulated depreciation....................................   (92,261)   (28,935)
                                                              --------   --------
  Net carrying cost.........................................  $207,483   $257,169
                                                              ========   ========

(6) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting-deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $38,239 and $21,724 at December 31, 1996 and 1995, respectively.

(7) SUBSEQUENT EVENTS

     On March 21, 1997, the Company contracted to sell substantially all of its assets to Golden Sky Systems, Inc. The sale closed on July 14, 1997.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997        1996
                                                              ----------   --------
Revenue:
  Program revenue...........................................  $  819,501   $553,637
  Equipment sales...........................................     108,623    120,499
  Lease revenue.............................................      39,002     47,144
  Other revenue.............................................      57,331     45,835
                                                              ----------   --------
          Total revenues....................................   1,024,457    767,115
                                                              ----------   --------
Costs and expenses:
  Programming costs.........................................     466,863    277,740
  Equipment costs...........................................      92,666     70,121
  Rebate expense............................................      62,106     41,978
  Selling, general and Administrative.......................     236,689    202,054
  Depreciation and amortization.............................      94,786     92,043
  Bad debt expense..........................................      31,019     26,963
  Other.....................................................      70,020     42,727
                                                              ----------   --------
          Total costs and expenses..........................   1,054,149    753,626
                                                              ----------   --------
          Operating income (loss)...........................     (29,692)    13,489
Interest income.............................................      13,413     13,366
Interest expense............................................     (11,883)   (30,654)
                                                              ----------   --------
          Loss before tax benefit...........................     (28,162)    (3,799)
Income tax benefit..........................................       9,400      1,296
                                                              ----------   --------
          Net loss..........................................  $  (18,762)  $ (2,503)
                                                              ==========   ========

                            See accompanying notes.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   --------
Operating Activities
  Net loss..................................................  $ (18,762)  $ (2,503)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................     94,786     92,043
     Bad debt expense.......................................     31,019     26,963
  Changes in:
     Accounts receivable....................................     52,328    (10,695)
     Inventory..............................................     39,141     57,816
     Other assets...........................................      5,930    (16,050)
     Accounts payable.......................................     48,133     49,026
     Unearned revenue.......................................         --     24,048
     Other liabilities......................................    (48,174)   (30,090)
                                                              ---------   --------
Net cash provided by operating activities...................    204,401    190,558
                                                              ---------   --------
Investing activities:
  Sale (purchase) of furniture, fixtures, and equipment.....     26,799    (68,304)
                                                              ---------   --------
Net cash provided by (used in) investing activities.........     26,799    (68,304)
                                                              ---------   --------
Financing activities:
  Payments on notes payable.................................   (200,000)   (50,000)
                                                              ---------   --------
Net cash used in financing activities.......................   (200,000)   (50,000)
                                                              ---------   --------
Net increase in cash........................................     31,200     72,254
Cash at beginning of period.................................    156,502    120,187
                                                              ---------   --------
Cash at end of period.......................................  $ 187,702   $192,441
                                                              =========   ========

                            See accompanying notes.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Satellite Entertainment, Inc. (the Company) is a wholly-owned subsidiary of Ace Telephone Association (the Parent). The Company was formed in August 1994 for the purpose of owning and operating direct broadcast satellite (DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At June 30, 1997 and 1996, the Company had the operating rights for three counties in Minnesota and five counties in Michigan.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations. There are no significant differences between tax and book basis resulting in deferred tax assets or liabilities.

(2) SUBSEQUENT EVENTS

     On July 14, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                              GVEC RURAL TV, INC.

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GVEC Rural TV, Inc.,
Guadalupe Valley Electric Cooperative and
Guadalupe Valley Development Corporation:

     We have audited the accompanying balance sheets of GVEC Rural TV, Inc. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GVEC Rural TV, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG LLP

August 8, 1997
Kansas City, Missouri

                              GVEC RURAL TV, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash and cash equivalents.................................  $  563,055   $       --
  Accounts receivable (notes 2 and 7).......................     214,827      186,101
  Inventory.................................................      47,348      286,718
  Note receivable (note 3)..................................      50,000       50,000
                                                              ----------   ----------
          Total current assets..............................     875,230      522,819
Intangible asset (net of accumulated amortization of
  $149,760 and $93,600).....................................     411,883      468,043
Other assets:
  Lease receivable -- noncurrent (note 7)...................     492,593      558,065
  Note receivable (note 3)..................................      30,000       80,000
  NRTC patronage capital (note 5)...........................      41,515       18,848
  Organizational costs......................................      31,436       39,295
                                                              ----------   ----------
          Total assets......................................  $1,882,657   $1,687,070
                                                              ==========   ==========

                         LIABILITIES AND INVESTORS' CAPITAL

Current liabilities:
  Accounts payable..........................................  $  122,258   $   45,604
  Related party accounts payable (note 6)...................      16,707           --
  Unearned revenue..........................................     108,106       24,571
  Other liabilities (note 5)................................      43,164       18,848
                                                              ----------   ----------
          Total current liabilities.........................     290,235       89,023
                                                              ----------   ----------
Investors' capital:
  Common stock -- class A, $1 par value; 100,000 shares
     authorized, 7,500 shares issued and outstanding........       7,500           --
  Common stock -- class B, $1 par value, 10,000 shares
     authorized, 2,500 shares issued and outstanding........       2,500           --
  Additional paid-in capital................................   1,638,047           --
  Retained earnings.........................................     (55,625)          --
  Segment equity............................................          --    1,598,047
                                                              ----------   ----------
          Total investors' capital..........................   1,592,422    1,598,047
                                                              ----------   ----------
          Total liabilities and investors' capital..........  $1,882,657   $1,687,070
                                                              ==========   ==========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996         1995        1994
                                                            ----------   ----------   --------
Revenues:
  Programming revenues....................................  $  752,079   $  336,503   $ 36,346
  Equipment sales.........................................     294,455      740,161    411,023
  Other revenues..........................................     241,862      219,011    181,728
                                                            ----------   ----------   --------
          Total revenues..................................   1,288,396    1,295,675    629,097
                                                            ----------   ----------   --------
Cost of revenues:
  Programming costs.......................................     431,058      210,394     23,649
  Equipment costs.........................................     298,919      545,565    273,326
  Rebate expense..........................................      14,558       10,900         --
  Other cost of revenues..................................     150,407      132,625    175,066
                                                            ----------   ----------   --------
          Total cost of revenues..........................     894,942      899,484    472,041
                                                            ----------   ----------   --------
          Gross profit....................................     393,454      396,191    157,056
                                                            ----------   ----------   --------
Expenses:
  Salaries, wages and commissions.........................     213,107      259,808    112,910
  Amortization............................................      64,019       56,160     37,440
  Bad debt expense........................................      96,775        8,735         --
  Other...................................................      90,704      112,988     10,911
                                                            ----------   ----------   --------
          Total expenses..................................     464,605      437,691    161,261
                                                            ----------   ----------   --------
          Operating loss..................................     (71,151)     (41,500)    (4,205)
Gain on sale of wireless TV rights (note 3)...............          --      230,000         --
                                                            ----------   ----------   --------
          Income (loss) before interest...................     (71,151)     188,500     (4,205)
Other income..............................................       2,141        3,537         --
Interest income...........................................      13,385        8,537         --
                                                            ----------   ----------   --------
          Income (loss)...................................  $  (55,625)  $  200,574   $ (4,205)
                                                            ==========   ==========   ========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                        STATEMENTS OF INVESTORS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   CLASS A   CLASS B   ADDITIONAL
                                   COMMON    COMMON     PAID-IN     RETAINED     SEGMENT       TOTAL
                                    STOCK     STOCK     CAPITAL     EARNINGS     EQUITY        EQUITY
                                   -------   -------   ----------   --------   -----------   ----------
Beginning balance -- December 31,
  1993...........................  $   --    $   --    $       --   $     --   $   561,643   $  561,643
  Cash investment by GVEC........      --        --            --         --       359,195      359,195
  Net loss.......................      --        --            --         --        (4,205)      (4,205)
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1994.....      --        --            --         --       916,633      916,633
  Cash investment by GVEC........      --        --            --         --       480,840      480,840
  Net income.....................      --        --            --         --       200,574      200,574
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1995.....      --        --            --         --     1,598,047    1,598,047
  Capitalization of GVEC Rural
     TV, Inc. by GVEC in exchange
     for 7,500 common shares.....   7,500        --     1,590,547         --    (1,598,047)          --
  Sale of 2,500 common shares to
     GVDC........................      --     2,500        47,500         --            --       50,000
  1996 net loss..................      --        --            --    (55,625)           --      (55,625)
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1996.....  $7,500    $2,500    $1,638,047   $(55,625)  $        --   $1,592,422
                                   ======    ======    ==========   ========   ===========   ==========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996       1995        1994
                                                             --------   ---------   ---------
Operating activities:
  Net income (loss)........................................  $(55,625)  $ 200,574   $  (4,205)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Amortization..........................................    64,019      56,160      37,440
     Bad debt expense......................................    96,775       8,735          --
     Gain on sale of wireless TV rights....................        --    (230,000)         --
  Changes in:
     Accounts and leases receivable........................   (60,029)   (530,311)   (222,590)
     Inventory.............................................   239,370     (97,879)   (188,839)
     Other assets..........................................        --     (39,295)         --
     Accounts payable......................................    88,661      34,243      11,361
     Unearned revenues.....................................    83,535      16,933       7,638
     Other liabilities.....................................     6,349          --          --
                                                             --------   ---------   ---------
          Net cash provided by (used in) operating
            activities.....................................   463,055    (580,840)   (359,195)
                                                             --------   ---------   ---------
Investing activities:
  Payments on notes receivable.............................    50,000     100,000          --
                                                             --------   ---------   ---------
          Net cash provided by investing activities........    50,000     100,000          --
                                                             --------   ---------   ---------
Financing activities:
  Cash investments by GVEC.................................        --     480,840     359,195
  Proceeds from issuance of stock..........................    50,000          --          --
                                                             --------   ---------   ---------
          Net cash provided by financing activities........    50,000     480,840     359,195
                                                             --------   ---------   ---------
          Net change in cash...............................   563,055          --          --
Cash at beginning of year..................................        --          --          --
                                                             --------   ---------   ---------
Cash at end of year........................................  $563,055   $      --   $      --
                                                             ========   =========   =========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     GVEC Rural TV, Inc. (the Company) is a Texas Corporation organized for the purpose of owning and operating direct broadcast services (DBS) television systems to customers within its franchise areas which include four counties in central Texas. The Company is an affiliated associate member of the National Rural Television Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. The Company also provides C-Band satellite television services.

     The Company is owned by Guadalupe Valley Electric Cooperative (GVEC) and Guadalupe Valley Development Corporation (GVDC).

     Prior to January 1, 1996, the operations of the Company were reported as a segment of GVEC. On January 1, 1996, GVEC incorporated its rural television segment into a separate entity (the Company). This was achieved by GVEC's contribution of certain assets in exchange for Company stock.

     The financial statements presented as of and for the year ended December 31, 1996 present the financial position and operations of the Company. As of and for the years ended December 31, 1995 and 1994, the financial statements represent the financial position and operation of GVEC's rural television segment. This segment was not a separate subsidiary of GVEC nor was it operated as a separate entity in 1995 or 1994. The financial statements for 1995 and 1994 presented herein have been derived from the records of GVEC and have been prepared to present the segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which were allocated to the segment by GVEC. Such allocated expenses may or may not be indicative of what such expenses would have been had the segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of the sale of C-Band equipment, G-Band program revenues and various DBS maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Cash Equivalents

     The Company considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

  Inventory

     Inventory is stated at the lower of average cost or market and consists primarily of receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of

                              GVEC RURAL TV, INC.

assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial reporting and tax basis of certain assets.

  Organizational Costs

     The cost of legal and other professional fees associated with the formation of GVEC Rural TV, Inc. on January 1, 1996 were capitalized and were being amortized over a five-year period.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees and for rental charges on leased equipment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Programming (net of allowance of $3,418 and $0 at December
  31, 1996 and 1995)........................................  $ 64,117   $ 42,784
Equipment leases -- current portion (note 7)................   122,967    130,904
Other.......................................................    27,743     12,413
                                                              --------   --------
                                                              $214,827   $186,101
                                                              ========   ========

                              GVEC RURAL TV, INC.

(3) NOTE RECEIVABLE

     In January 1995, the Company sold for $230,000 its rights to provide certain wireless television services to an unrelated party. An initial payment of $100,000 was received at the time of sale, and the buyer signed a note for the remaining $130,000. The note was paid in full in March 1997.

(4) INCOME TAXES

     The Company's deferred tax assets relate principally to nondeductible reserves for bad debt and a net operating loss carryforward.

     A summary of deferred tax assets at December 31, 1996 follows:

Deferred tax assets:
  Temporary differences.....................................   $ 2,056
  Net operating loss carryforward...........................     7,552
                                                               -------
          Total deferred tax assets.........................     9,608
Less asset valuation reserve................................    (9,608)
                                                               -------
          Net deferred tax assets...........................   $    --
                                                               =======

     Due to outstanding net operating loss carryforwards, no provision for income taxes was recorded in 1996. The net operating loss for tax purposes of $22,211 as of December 31, 1996 expires in 2011.

     In 1995 and 1994, the Company was not directly subject to income taxes, as it was operated as a segment of GVEC. GVEC did not allocate tax expense (benefit) to the segment and, accordingly, no provision for income taxes has been made in 1995 or 1994.

(5) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income of $41,515 and $18,848 was included in other liabilities at December 31, 1996 and 1995, respectively.

(6) RELATED PARTY TRANSACTIONS

     On January 1, 1996, GVEC contributed all of its satellite television assets to GVEC Rural TV, Inc. in exchange for 100% of the issued and outstanding 7,500 shares of Class A common stock. These assets were recorded at historical cost. GVDC purchased 100% of the issued and outstanding 2,500 shares of Class B common stock in January 1996. Class A and B common shares have identical features except that dividends may be declared separately on each issue at the discretion of the Board of Directors. GVEC and GVEC Rural TV, Inc. share the same Board of Directors as GVDC.

     GVEC continues to perform management and accounting functions for GVEC Rural TV, Inc. and bills GVEC Rural TV, Inc. for such services. A related payable to GVEC of $16,707 exists at December 31, 1996.

                              GVEC RURAL TV, INC.

(7) LEASES

     In addition to selling satellite television equipment, the Company also leases the equipment to customers for periods of three to seven years at a fixed monthly rental charge. These leases qualify as sales-type capital leases and are therefore recorded as sales of equipment.

     Future minimum rental payments to be received, less a monthly handling fee and an allowance for uncollectible accounts, are included in accounts receivable. At December 31, 1996, 1995 and 1994, the net lease receivable was $615,560, $688,969 and $202,500, respectively. The December 31, 1996 lease receivable is to be received in subsequent years as follows:

1997........................................................   $122,967
1998........................................................    122,967
1999........................................................    122,967
2000........................................................    122,967
2001........................................................    114,689
Thereafter..................................................     41,401
Less allowance..............................................    (32,398)
                                                               --------
          Total.............................................   $615,560
                                                               ========

     Lease receivables due within one year are classified as current receivables on the Company's balance sheets.

(8) SUBSEQUENT EVENT

     On June 3, 1997, the Company contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on July 8, 1997.

                              GVEC RURAL TV, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                              GVEC RURAL TV, INC.

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Revenue:
  Program revenue...........................................  $527,263   $376,622
  Equipment sales...........................................    57,971    167,092
  Other revenue.............................................    70,114     65,193
                                                              --------   --------
          Total revenues....................................   655,348    608,907
                                                              --------   --------
Costs and expenses:
  Programming costs.........................................   307,158    200,738
  Equipment costs...........................................    56,781    153,828
  Rebate expense............................................     4,929      6,523
  General and Administrative................................   176,388    133,995
  Amortization..............................................    28,080     28,080
  Bad debt expense..........................................    58,889     48,395
  Other.....................................................   111,019     55,512
                                                              --------   --------
          Total costs and expenses..........................   743,244    627,071
                                                              --------   --------
          Operating loss....................................   (87,896)   (18,164)
Interest income.............................................     7,663      6,954
                                                              --------   --------
          Net loss..........................................  $(80,233)  $(11,210)
                                                              ========   ========

                            See accompanying notes.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Operating Activities
  Net loss..................................................  $(80,233)  $(11,210)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization...........................................    28,080     28,080
     Bad Debt Expense.......................................    58,889     48,395
  Changes in:
     Accounts and leases receivable.........................   146,539    (67,956)
     Inventory..............................................    23,610    160,878
     Other assets...........................................    (5,348)   (18,738)
     Accounts payable.......................................    (8,445)    14,977
     Unearned revenue.......................................   (59,937)    55,429
     Other liabilities......................................   (34,834)    11,442
                                                              --------   --------
Net cash provided by operating activities...................    68,321    221,297
                                                              --------   --------
Investing activities:
  Payments on notes receivable..............................    80,000     50,000
                                                              --------   --------
Net cash provided by investing activities...................    80,000     50,000
                                                              --------   --------
Financing activities:
  Proceeds from issuance of stock...........................        --     50,000
                                                              --------   --------
Net cash provided by financing activities...................        --     50,000
                                                              --------   --------
Net increase in cash........................................   148,321    321,297
Cash at beginning of period.................................   563,055         --
                                                              --------   --------
Cash at end of period.......................................  $711,376   $321,297
                                                              ========   ========

                            See accompanying notes.

                              GVEC RURAL TV, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     GVEC Rural TV, Inc. (the Company) is a Texas corporation organized for the purpose of owning and operating direct broadcast satellite services (DBS) to customers within its franchise areas, which include four counties in central Texas. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. The Company also provides C-Band satellite television services.

     The company is owned by Guadalupe Valley Electric Cooperative (GVEC) and Guadalupe Valley Development Corporation (GVDC).

     Prior to January 1, 1996, the operations of the Company were reported as a segment of GVEC. On January 1, 1996, GVEC incorporated its rural television segment into a separate entity (the Company). This was achieved by GVEC's contribution of certain assets in exchange for Company stock.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of the sale of C-Band equipment, G-Band program revenues and various DBS maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     Due to outstanding net operating loss carryforwards, no provision for income taxes has been recorded as it is not recoverable.

(2) SUBSEQUENT EVENTS

     On July 8, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Electric Cooperative:

     We have audited the accompanying balance sheets JECTV (the Segment) as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JECTV as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG LLP

August 15, 1997, except at to
notes 6 and 7, which
are as of September 2 and
August 26, 1997 respectively
Kansas City, Missouri

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash......................................................  $  429,507   $  177,492
  Accounts receivable (note 2)..............................     152,778      106,540
  Inventory.................................................     187,612      445,896
  Notes receivable (note 3).................................     289,100      441,175
                                                              ----------   ----------
          Total current assets..............................   1,058,997    1,171,103
Furniture, fixtures and equipment (net of accumulated
  depreciation of $224,861 and $41,785) (note 5)............     775,865      542,015
Intangible assets (net of accumulated amortization of
  $179,455 and $107,673)....................................     538,366      610,148
Other assets (note 4).......................................      75,488       17,731
                                                              ----------   ----------
          Total assets......................................  $2,448,716   $2,340,997
                                                              ==========   ==========

                           LIABILITIES AND SEGMENT EQUITY

Current liabilities:
  Accounts payable (note 6).................................  $  235,101   $  118,865
  Unearned revenue..........................................     176,368       54,189
  Accrued interest (note 6).................................     155,807       50,526
  Other (note 4)............................................      80,383       22,871
  Note payable (note 6).....................................   1,451,796    1,340,630
                                                              ----------   ----------
          Total current liabilities.........................   2,099,455    1,587,081
Segment equity..............................................     349,261      753,916
                                                              ----------   ----------
          Total liabilities and segment equity..............  $2,448,716   $2,340,997
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                           ----------   ----------   ---------
Revenues:
  Programming revenues...................................  $1,609,572   $  723,437   $  29,503
  Equipment sales........................................     359,579      644,505     469,865
  Lease revenue (note 5).................................     197,417       48,022          --
  Other revenues.........................................      84,816      218,462      58,865
                                                           ----------   ----------   ---------
          Total revenues.................................   2,251,384    1,634,426     558,233
                                                           ----------   ----------   ---------
Cost of revenues:
  Programming costs......................................   1,007,875      447,331      30,582
  Equipment costs........................................     421,622      604,891     395,433
  Rebate expense.........................................      78,703       14,882         472
  Other costs of revenues................................     125,059      160,991      82,104
                                                           ----------   ----------   ---------
          Total cost of revenues.........................   1,633,259    1,228,095     508,591
                                                           ----------   ----------   ---------
          Gross profit...................................     618,125      406,331      49,642
                                                           ----------   ----------   ---------
Expenses:
  Salaries, wages and commissions........................     225,449      179,332      76,991
  Depreciation and amortization..........................     256,858      105,566      39,435
  Bad debt expense.......................................     161,383      165,236      11,607
  Marketing..............................................     104,850      190,631      12,124
  Other selling, general and administrative expenses.....      48,636       43,059      16,687
                                                           ----------   ----------   ---------
                                                              797,176      683,824     156,844
                                                           ----------   ----------   ---------
          Operating loss.................................    (179,051)    (277,493)   (107,202)
Interest income..........................................      40,867       31,437          --
Interest expense.........................................    (105,281)     (50,526)         --
                                                           ----------   ----------   ---------
          Net loss.......................................  $ (243,465)  $ (296,582)  $(107,202)
                                                           ==========   ==========   =========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          STATEMENTS OF SEGMENT EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Balance at December 31, 1993................................      $  717,821
  Additional investment by Jackson Electric.................         730,719
  Net loss..................................................        (107,202)
                                                                  ----------
Balance at December 31, 1994................................       1,341,338
  Return of capital to Jackson Electric.....................        (290,840)
  Net loss..................................................        (296,582)
                                                                  ----------
Balance at December 31, 1995................................         753,916
  Return of capital to Jackson Electric.....................        (161,190)
  Net loss..................................................        (243,465)
                                                                  ----------
Balance at December 31, 1996................................      $  349,261
                                                                  ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                            ---------   ----------   ---------
Cash from operating activities:
  Net loss................................................  $(243,465)  $ (296,582)  $(107,202)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................    256,858      105,566      39,435
     Bad debt expense.....................................    161,383      165,236      11,607
  Change in:
     Accounts receivable..................................   (169,623)     (87,112)    (75,658)
     Inventory............................................    (27,017)    (703,393)   (157,278)
     Other assets.........................................    (57,757)     (17,731)         --
     Accounts payable.....................................    116,236       96,037      22,828
     Unearned revenue.....................................    122,179       37,819      16,370
     Accrued interest.....................................    105,281       50,526          --
     Other liabilities....................................     59,969       16,806       6,065
                                                            ---------   ----------   ---------
          Net cash provided by (used in) operating
            activities....................................    324,044     (632,828)   (243,833)
                                                            ---------   ----------   ---------
Cash flows from investing activities:
  Additions to equipment..................................   (136,082)    (129,711)    (34,857)
  Issuance of notes receivable............................    (79,957)    (621,246)   (174,863)
  Payments on notes receivable............................    194,034      216,594      17,727
                                                            ---------   ----------   ---------
          Net cash used in investment activities..........    (22,005)    (534,363)   (191,993)
                                                            ---------   ----------   ---------
Cash flows from financing activities:
  Cash invested by (returned to) Jackson Electric.........   (161,190)    (290,840)    730,719
  Proceeds from issuance of debt..........................  1,006,807    1,552,500          --
  Payments on debt........................................   (895,641)    (211,870)         --
                                                            ---------   ----------   ---------
          Net cash provided by (used in) financing
            activities....................................    (50,024)   1,049,790     730,719
                                                            ---------   ----------   ---------
          Net change in cash..............................    252,015     (117,401)    294,893
Cash at beginning of period...............................    177,492      294,893          --
                                                            ---------   ----------   ---------
Cash at end of period.....................................  $ 429,507   $  177,492   $ 294,893
                                                            =========   ==========   =========

              See accompanying notes to the financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     JECTV (the Segment) is a segment of Jackson Electric Cooperative (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of accounts receivable, notes receivable, accounts payable, and long-term debt are carried at cost, which approximates fair value.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Company, and thus the Segment, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit entity. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Accounts receivable:
  Programming and leases (net of allowance of $7,700 and
     $0)....................................................  $124,839   $ 99,858
  Equipment sales (net of allowance of $14,200 and $0)......    27,939      6,682
                                                              --------   --------
                                                              $152,778   $106,540
                                                              ========   ========

(3) NOTES RECEIVABLE

     The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of three years and carry interest at 7% to 12%. Upon default by a customer, the Segment repossesses the equipment and transfers the resale value of the equipment to inventory and records an allowance for the balance of the unpaid note receivable.

     At December 31, 1996 and 1995, the net notes receivable balance consists of the following:

                                                                1996       1995
                                                              --------   ---------
Notes receivable............................................  $447,711   $ 561,788
Less allowance..............................................  (158,611)   (120,613)
                                                              --------   ---------
          Notes receivable, net.............................  $289,100   $ 441,175
                                                              ========   =========

(4) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 and 1995 was $75,488 and $17,731, respectively.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5) LEASES

     In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases have minimum lease terms of two years, which can be extended to up to seven years at the lessee's option.

     These leases qualify as operating leases and accordingly, the leased units are transferred from the Segment's inventory of existing units and included in furniture, fixtures and equipment at average cost along with related installation costs. Leased units are depreciated on a straight line basis over a five-year period, which approximates the average length of the rental term. Rental income is recognized in the month earned.

     The carrying amount of leased equipment included in furniture, fixtures and equipment at December 1, 1996 and 1995 is as follows:

                                                                1996       1995
                                                              --------   --------
Cost........................................................  $936,701   $549,507
Accumulated depreciation....................................  (202,871)   (30,845)
                                                              --------   --------
          Net carrying cost.................................  $733,830   $518,662
                                                              ========   ========

     Future minimum lease payments to be received under the Segment's equipment leases are approximately $113,000 in 1997 and $20,000 in 1998.

(6) RELATED PARTY TRANSACTIONS

     The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $717,821 prior to the commencement of DBS operations in mid-1994.

     The Company also has a revolving line of credit with a finance company under which it borrows funds which are used primarily to operate the Segment. A percentage of the outstanding debt and a percentage of the interest paid to the finance company under the line of credit is allocated to the Segment. The line of credit carries interest at a variable rate which ranged from 7% to 6% in 1996 and 1995. Interest expense allocated to the Segment was $105,281, $50,526, and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company also allocates certain salary costs associated with operating the Segment to the Segment's expense accounts. All other expenses are paid directly from the cash accounts of the Segment.

     Intercompany liabilities included in the Segment's December 31, 1996 and 1995 balance sheets are as follows:

                                                                 1996         1995
                                                              ----------   ----------
Accounts payable............................................  $   34,494   $       --
Long-term debt..............................................  $1,451,796   $1,340,630
Accrued interest............................................  $  155,807   $   50,526

     The line of credit noted above was paid off September 2, 1997 in conjunction with the sale of the Segment noted in note 5.

(7) SUBSEQUENT EVENTS

     On July 15, 1997, the Company contracted to sell substantially all of the Segment's assets to Golden Sky Systems, Inc. The acquisition closed on August 26, 1997.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX-MONTHS ENDED JUNE 30, 1997 AND 1996

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              ----------   ----------
Revenue:
  Program revenue...........................................  $  888,822   $  781,222
  Equipment sales...........................................     127,622      176,050
  Lease and other revenue...................................     139,278      143,041
                                                              ----------   ----------
          Total revenue.....................................   1,155,722    1,100,313
                                                              ----------   ----------
Costs and expenses:
  Programming costs.........................................     503,259      492,170
  Equipment costs...........................................     149,488      205,979
  Rebate expense and other costs of revenues................     167,445      105,928
  Selling, general and administrative.......................     230,355      216,807
  Depreciation and amortization.............................     139,814      121,517
  Bad debt expense..........................................     103,467       80,692
                                                              ----------   ----------
          Total costs and expenses..........................   1,293,828    1,223,093
                                                              ----------   ----------
          Operating loss....................................    (138,106)    (122,780)
Non-operating items:
  Interest income...........................................      13,005       21,971
  Interest expense..........................................     (41,981)     (55,539)
                                                              ----------   ----------
                                                                 (28,976)     (33,568)
                                                              ----------   ----------
          Net loss..........................................  $ (167,082)  $ (156,348)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Cash flow from operating activities Net loss................  $(167,082)  $(156,348)
  Adjustments to reconcile net cash income to net used in
     operating activities:
     Depreciation and amortization..........................    139,814     121,517
     Bad debt expense.......................................    103,467      80,692
  Changes in:
     Accounts receivable....................................   (136,180)   (153,264)
     Inventory..............................................     30,702     253,161
     Accounts payable.......................................   (147,322)     (2,790)
     Unearned revenues......................................    (80,989)     10,267
     Accrued interest and other liabilities.................   (155,807)    (50,701)
                                                              ---------   ---------
          Net cash provided by (used in) operating
            activities......................................   (413,397)    102,534
                                                              ---------   ---------
Cash flows from investing activities:
  Issuance of notes receivable..............................         --    (195,354)
  Payments on notes receivable..............................     34,114      61,254
  Purchase of equipment.....................................    124,204    (187,690)
                                                              ---------   ---------
          Net cash provided by (used in) investing
            activities......................................    158,318    (321,790)
                                                              ---------   ---------
Cash flows from financing activities:
  Proceeds from new notes payable...........................         --     558,987
  Payments on notes payable.................................         --    (447,821)
                                                              ---------   ---------
          Net cash provided by financing activities.........         --     111,166
                                                              ---------   ---------
          Net change in cash................................   (255,079)   (108,090)
Beginning of period cash and cash equivalents...............    429,507     177,492
                                                              ---------   ---------
End of period cash and cash equivalents.....................  $ 174,428   $  69,402
                                                              =========   =========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     JECTV (the Company) is a Segment of Jackson Electric Cooperative (the Parent). The Company was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Parent. The Parent is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. The Company has the operating rights for seven counties in Texas.

     The Company is not a separate subsidiary of the Parent nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Parent and have been prepared to present the Company's results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Company by the Parent. Such allocated expenses may or may not be indicative of what such expenses would have been had the Company been operated as a separate entity.

     The Company is party to various intercompany transactions with the Parent. The Parent purchased the DBS franchise rights under which the Company provides DBS programming for $717,821 prior to the commencement of DBS operations in mid-1994.

     The Parent also has a revolving line of credit with a finance company under which it borrows funds which are used primarily to operate the Company. A percentage of the outstanding debt and a percentage of the interest paid under the line of credit is allocated to the Company. The line of credit carries interest at a variable rate which ranged from 7% to 6% in 1996 through June 30, 1997.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Notes Receivable

     The Company provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of three years and carry interest at 7% to 12%. Upon default by a customer, the Company repossesses the equipment and transfers the resale value of the equipment to inventory and records an allowance for the balance of the unpaid note receivable.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Parent, and thus, the Company, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit entity. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) SUBSEQUENT EVENTS

     On August 26, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                         ARGOS SUPPORT SERVICES COMPANY

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORTS THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Argos Support Services Company:

     We have audited the accompanying balance sheet of Argos Support Services Company (the Company) as of December 31, 1996 and 1995 and the related statements of operations, shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argos Support Services Company at December 31, 1996 and 1995, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG LLP

August 8, 1997
Kansas City, Missouri

                         ARGOS SUPPORT SERVICES COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996          1995
                                                              -----------   ----------
Current assets:
  Cash and cash equivalents.................................  $ 1,271,024   $  227,358
  Restricted cash (note 2)..................................       50,524      135,000
  Trade receivables (net allowance of $3,732 and $0)........      473,905      117,684
  Inventory.................................................       79,994       84,478
                                                              -----------   ----------
          Total current assets..............................    1,875,447      564,520
Furniture, fixtures and equipment (net of accumulated
  depreciation of $45,777 and $15,680)......................       91,681       44,783
Intangible assets (net of accumulated amortization of
  $269,920 and $161,952)....................................      910,602      917,728
Other assets................................................       55,806       13,419
                                                              -----------   ----------
          Total assets......................................  $ 2,933,536   $1,540,450
                                                              ===========   ==========

                    LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Liabilities:
  Current liabilities:
     Trade payables.........................................  $   417,615   $  470,571
     Unearned revenues......................................      852,696      185,837
     Notes payable -- current portion.......................       21,085           --
     Line of credit (note 2)................................       50,000           --
     Other current liabilities (note 1).....................      144,269       40,203
                                                              -----------   ----------
          Total current liabilities.........................    1,485,665      696,611
                                                              -----------   ----------
  Long-term liabilities:
     Line of credit (note 2)................................           --      125,000
     Notes payable, less current portion (note 3)...........       10,883       11,577
     Long-term debt (note 3)................................      275,000           --
                                                              -----------   ----------
          Total long-term liabilities.......................      285,883      136,577
                                                              -----------   ----------
          Total liabilities.................................    1,771,548      833,188
                                                              -----------   ----------
Minority interest (note 5)..................................      529,472      842,091
                                                              -----------   ----------
Shareholder's equity (deficit):
  Capital stock ($1 par value; 10,000 shares authorized,
     5,800 shares issued and outstanding)...................        5,800        5,000
  Additional paid-in capital................................    1,968,018      608,818
  Accumulated deficit.......................................   (1,341,302)    (748,647)
                                                              -----------   ----------
          Total shareholder's equity (deficit)..............      632,516     (134,829)
                                                              -----------   ----------
          Total liabilities and shareholder's equity
            (deficit).......................................  $ 2,933,536   $1,540,450
                                                              ===========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996         1995
                                                              ----------   ----------
Revenues:
  Program revenues..........................................  $2,829,716   $  836,634
  Equipment sales...........................................     912,118      936,914
  Other revenues............................................      23,746        9,110
                                                              ----------   ----------
          Total revenues....................................   3,765,580    1,782,658
                                                              ----------   ----------
Cost of revenues:
  Programming costs.........................................   1,725,812      556,652
  Equipment costs...........................................     683,726      864,008
  Rebate expense............................................     408,958       16,875
  Other cost of revenues....................................      58,594          110
                                                              ----------   ----------
          Total cost of revenues............................   2,877,090    1,437,645
                                                              ----------   ----------
          Gross profit......................................     888,490      345,013
                                                              ----------   ----------
Expenses:
  Salaries and wages........................................     788,020      405,125
  Amortization and depreciation.............................     138,065      114,949
  Marketing.................................................      82,282       62,771
  Bad debt expense..........................................      20,850        4,540
  Professional fees.........................................     102,148       72,724
  Other selling, general and administrative.................     361,576      333,355
                                                              ----------   ----------
                                                               1,492,941      993,464
                                                              ----------   ----------
          Net loss before interest..........................    (604,451)    (648,451)
Interest income and expense:
  Interest income...........................................      36,971        7,511
  Interest expense..........................................     (25,175)      (8,725)
                                                              ----------   ----------
          Net loss..........................................  $ (592,655)  $ (649,665)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICE COMPANY

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           ADDITIONAL
                                                COMMON       PAID-IN        RETAINED
                                                STOCK        CAPITAL        EARNINGS       TOTAL
                                                ------   ---------------   -----------   ----------
Balance -- December 31, 1994..................  $5,000     $  608,818      $   (98,982)  $  514,836
  Net loss....................................     --              --         (649,665)    (649,665)
                                                ------     ----------      -----------   ----------
Balance -- December 31, 1995..................  5,000         608,818         (748,647)    (134,829)
  Sale of additional stock....................    800       1,359,200               --    1,360,000
  Net loss....................................     --              --         (592,655)    (592,655)
                                                ------     ----------      -----------   ----------
Balance -- December 31, 1996..................  $5,800     $1,968,018      $(1,341,302)  $  632,516
                                                ======     ==========      ===========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996        1995
                                                              ----------   ---------
Cash flow from operating activities
  Net loss..................................................  $ (592,655)  $(649,665)
  Adjustments to reconcile net income to net used in
     operating activities:
     Depreciation and amortization..........................     138,065     114,949
     Bad debt expense.......................................      20,850       4,540
  Changes in:
     Trade receivable.......................................    (377,071)   (122,224)
     Inventory..............................................       4,484     (70,763)
     Other assets...........................................     (42,387)    (11,070)
     Trade payables.........................................     (52,956)    469,571
     Unearned revenues......................................     666,859     185,837
     Other current liabilities..............................     104,066      22,658
                                                              ----------   ---------
          Net cash used in operating activities.............    (130,745)    (56,167)
                                                              ----------   ---------
Cash flows from investing activities:
  Additions to equipment....................................     (76,995)    (39,663)
  Proceeds from maturities of restricted cash investments...      84,476      15,000
                                                              ----------   ---------
          Net cash provided by (used in) investing
            activities......................................       7,481     (24,663)
                                                              ----------   ---------
Cash flows from financing activities:
  Proceeds from issuance of line of credit..................          --     125,000
  Payments on line of credit................................     (75,000)   (880,747)
  Proceeds from issuance of debt and notes payable..........     296,691      15,268
  Payments on debt and notes payable........................      (1,300)    (53,691)
  Proceeds from issuance of stock...........................   1,360,000          --
  Proceeds from sales of revenue sharing rights.............          --     842,091
  Purchase of investor's revenue sharing rights.............    (413,461)         --
                                                              ----------   ---------
          Net cash provided by financing activities.........   1,166,930      47,921
                                                              ----------   ---------
          Net change in cash................................   1,043,666     (32,909)
Beginning of year cash and cash equivalents balance.........     227,358     260,267
                                                              ----------   ---------
End of year cash and cash equivalents balance...............  $1,271,024   $ 227,358
                                                              ==========   =========
Cash paid for interest......................................  $   21,165   $   8,725
                                                              ==========   =========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Argos Support Services Company (the Company) was formed in March 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with the Company to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996 and 1995, the Company has the operating rights for territories in Texas, Florida and Utah.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of Direct Satellite Systems which includes receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of trade receivables, trade payables and long-term liabilities are carried at cost, which approximates fair value, as a result of the shortterm nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                         ARGOS SUPPORT SERVICE COMPANY

  NRTC Patronage Capital

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income included in other current liabilities was $48,107 and $10,804 at December 31, 1996 and 1995, respectively.

  Trade Receivables

     Trade receivables consist of amounts due from subscribers for monthly programming fees.

  Depreciation

     Depreciation on furniture, fixtures and equipment is computed on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years.

  Cash and Cash Equivalents

     Money market investments are classified as cash and cash equivalents for balance sheet and statement of cash flow purposes.

(2) RESTRICTED CASH

     The Company maintains a line of credit with a local bank for operating cash needs. As of December 31, 1996 and 1995, the Company had drawn $50,000 and $125,000, respectively, on this line of credit, which carries an interest rate of 8.5%, has a final maturity date of March 23, 1997 and is secured by certificates of deposit held by the bank.

(3) NOTES PAYABLE AND LONG-TERM DEBT

     Debt consist primarily of a $275,000 debenture payable to the majority shareholder of the Company. The debenture requires semiannual interest-only payments at 8.75% until maturity at April 1, 1999, at which time the principal is due in full. The Company also has two notes payable to banks totaling $31,968 at December 31, 1996.

     Scheduled repayments of long-term debt and notes payable outstanding at December 31, 1996 are as follows:

1997........................................................  $ 21,085
1998........................................................     3,543
1999........................................................   278,856
2000........................................................     3,484
                                                              --------
                                                              $306,968
                                                              ========

(4) INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement's carrying amounts of existing assets and liabilities and their respective tax basis.

                         ARGOS SUPPORT SERVICE COMPANY

Temporary differences, which relate primarily to allowances on receivables and the carrying value of fixed assets, are not significant to the financial statements.

     The Company has not recorded current or deferred tax benefits related to its taxable operating losses and temporary differences due to uncertainty as to the likelihood that the results of future operations will generate sufficient taxable income to realize net operating loss carryforwards and deferred tax assets.

(5) MINORITY INTEREST

     During 1995, the Company sold revenue rights to investors in return for a cash investment of $842,091. These rights entitle investors to receive a percentage of any positive net revenues on certain zip codes based on programming revenues less programming costs related to the zip codes, less an allocation of marketing and selling, general and administrative expenses. No amounts were earned or paid on these revenue rights in 1995 or 1996.

     As part of the pending sale of the Company described in note 6, the Company has made offers to repurchase the revenue rights described above. Repurchase amounts exceeding the original proceeds from the sale of the rights are recorded as an intangible asset and amortized over the expected useful life of the franchise. During 1996, the Company paid $413,461 to repurchase certain revenue rights with a book value of $312,619. At December 31, 1996, the Company has offered a total of $1,182,307 to buy back the revenue rights of the three remaining investors having a book value of $529,472.

     In August 1997, the Company purchased the rights of one of these investors (book value of $250,000) for $600,000. As of August 9, 1997, the Company has outstanding offers to purchase the rights of the remaining two investors for $582,307. Ultimate amounts paid, if any, could exceed this amount.

(6) SUBSEQUENT EVENTS

     On April 3, 1997, the Company's shareholders signed a letter of interest to sell substantially all its outstanding common stock to Golden Sky Systems, Inc.
(GSS), which owned 20% of the outstanding common stock of the Company. The acquisition closed on August 8, 1997.

                         ARGOS SUPPORT SERVICES COMPANY

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              ----------   ----------
Revenues:
  Program revenues..........................................  $2,348,267   $1,171,940
  Equipment sales...........................................     252,027      428,730
  Other revenues............................................      95,667        2,625
                                                              ----------   ----------
          Total revenues....................................   2,695,961    1,603,295
                                                              ----------   ----------
Cost of revenues:
  Programming costs.........................................   1,325,976      621,415
  Equipment costs...........................................     195,154      333,805
  Rebate expense............................................     344,437      149,909
  Other cost of revenues....................................      20,922           --
                                                              ----------   ----------
          Total cost of revenues............................   1,886,489    1,105,129
                                                              ----------   ----------
          Gross profit......................................     809,472      498,166
                                                              ----------   ----------
Expenses:
  Salaries and wages........................................     604,895      287,223
  Depreciation and amortization.............................      63,528       78,915
  Marketing.................................................      80,165       30,831
  Bad debt expense..........................................       2,586        6,880
  Professional fees.........................................      63,861       57,153
  Other selling, general and administrative.................     181,737      177,856
                                                              ----------   ----------
                                                                 996,772      638,858
                                                              ----------   ----------
          Loss before interest..............................    (187,300)    (140,692)
Interest:
  Interest income...........................................      29,696        9,206
  Interest expense..........................................     (16,373)          --
                                                              ----------   ----------
          Net loss..........................................  $ (173,977)    (131,486)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              -----------   ---------
Cash flow from operating activities
  Net loss..................................................  $  (173,977)  $(131,486)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       63,528      78,915
     Bad debt expense.......................................        2,586       6,880
  Changes in:
     Trade receivable.......................................      (36,586)    (84,014)
     Inventory..............................................      (17,600)     25,310
     Other assets...........................................       54,566      10,564
     Trade payables.........................................       (6,374)    (63,198)
     Unearned revenues......................................       38,646      30,150
     Other current liabilities..............................      (73,370)     12,671
                                                              -----------   ---------
          Net cash used in operating activities.............     (148,581)   (114,208)
                                                              -----------   ---------
Cash flows from investing activities:
  Additions to equipment....................................           --     (66,085)
  Proceeds from the sale of equipment.......................       22,285          --
                                                              -----------   ---------
          Net cash provided by (used in) investing
            activities......................................       22,285     (66,085)
                                                              -----------   ---------
Cash flows from financing activities:
  Proceeds from issuance of notes payable...................           --       9,300
  Payments on line of credit................................      (50,000)    (75,000)
  Proceeds from issuance of debt and notes payable..........           --     275,000
  Payments on debt and notes payable........................       (9,464)         --
                                                              -----------   ---------
          Net cash provided by (used in) financing
            activities......................................      (59,464)    209,300
                                                              -----------   ---------
          Net change in cash................................     (185,760)     29,007
Beginning of period cash and cash equivalents...............    1,321,548     362,358
                                                              -----------   ---------
End of period cash and cash equivalents.....................  $ 1,135,788   $ 391,365
                                                              ===========   =========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Argos Support Services Company (the Company) was formed in March 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with the Company to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At June 30, 1997 and 1996, the Company has the operating rights for territories in Texas, Florida and Utah.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Depreciation

     Depreciation of furniture, fixtures and equipment is computed on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years.

(2) INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement's carrying amounts of existing assets and liabilities and their respective tax basis. Temporary differences, which relate primarily to allowances on receivables and the carrying value of fixed assets, are not significant to the financial statements.

     The Company has not recorded current or deferred tax benefits related to its taxable operating losses and temporary differences due to uncertainty as to the likelihood that the results of future operations will generate sufficient taxable income to realize net operating loss carryforwards and deferred tax assets.

(3) SUBSEQUENT EVENTS

     On August 8, 1997, the Company's shareholders sold substantially all their outstanding common stock to Golden Sky Systems, Inc. (GSS), which owned 20% of the outstanding common stock of the Company.

                           GARDONVILLE SYSTEMS, INC.

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Gardonville Systems, Inc.
Brandon, Minnesota

     We have audited the accompanying balance sheet of Gardonville Systems, Inc. (a wholly-owned subsidiary of Gardonville Cooperative Telephone Association) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gardonville Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            OLSEN THIELEN & CO., LTD.

February 10, 1998
Eden Prairie, Minnesota

                           GARDONVILLE SYSTEMS, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current Assets:
  Cash......................................................  $155,919
  Escrow Deposit............................................    65,000
                                                              --------
          Total Current Assets..............................   220,919
                                                              --------
Long-Term Assets:
  Receivable from Affiliate -- Note 3.......................   570,007
                                                              --------
          Total Long-Term Assets............................   570,007
                                                              --------
          Total Assets......................................  $790,926
                                                              ========
                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts Payable..........................................  $ 14,685
                                                              --------
          Total Current Liabilities.........................    14,685
                                                              --------
Stockholder's Equity:
  Common Stock -- $1 Par Value, 1,000,000 Shares Authorized,
     279,720 Shares Issued and Outstanding..................   279,720
  Paid in Capital...........................................     2,745
  Retained Earnings.........................................   493,826
                                                              --------
          Total Stockholder's Equity........................   776,291
                                                              --------
          Total Liabilities and Stockholder's Equity........  $790,926
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

Operating Revenues:
  Subscription..............................................  $  171,063
  Sales.....................................................      17,127
  Other.....................................................      12,385
                                                              ----------
          Total Operating Revenues..........................     200,575
                                                              ----------
Operating Expenses:
  Subscription..............................................     108,510
  Cost of Goods Sold........................................      11,706
  Amortization and Depreciation.............................      20,705
  Miscellaneous.............................................      42,169
                                                              ----------
          Total Operating Expenses..........................     183,090
                                                              ----------
Operating Income............................................      17,485
                                                              ----------
Other Income and Expenses:
  Gain on Sale -- Note 2....................................   1,094,035
  Brokerage Fees............................................     (61,000)
                                                              ----------
          Net Other Income and Expenses.....................   1,033,035
                                                              ----------
Income Taxes -- Note 4......................................    (389,932)
                                                              ----------
          Net Income........................................  $  660,588
                                                              ==========

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                           RETAINED
                                                                           EARNINGS
                                                               COMMON    (ACCUMULATED   PAID IN
                                                               STOCK       DEFICIT)     CAPITAL
                                                              --------   ------------   -------
BALANCE, on December 31, 1996...............................  $279,720    $(166,762)    $2,745
          Net Income........................................                660,588
                                                              --------    ---------     ------
BALANCE, on December 31, 1997...............................  $279,720    $ 493,826     $2,745
                                                              ========    =========     ======

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows From Operating Activities:
  Net Income................................................  $   660,588
  Adjustments to Reconcile Net Income to Net Cash Used In
     Operating Activities:
     Amortization and Depreciation..........................       20,705
     Gain on Sale...........................................   (1,094,035)
     (Increase) Decrease in:
       Due from Customers...................................        2,090
       Escrow Deposit.......................................      (65,000)
     Increase in:
       Accounts Payable.....................................        9,245
                                                              -----------
          Net Cash Used In Operating Activities.............     (466,407)
                                                              -----------
Cash Flows From Investing Activities:
  Proceeds from Sale of DBS Business........................    1,298,084
  Purchase of Equipment.....................................       (1,212)
  Decrease in Materials and Supplies........................       14,289
  Decrease in Payable to Affiliate..........................     (237,442)
  Increase in Receivable from Affiliate.....................     (516,940)
                                                              -----------
          Net Cash Provided By Investing Activities.........      556,779
                                                              -----------
Net Increase in Cash........................................       90,372
Cash at Beginning of Year...................................       65,547
                                                              -----------
Cash at End of Year.........................................  $   155,919
                                                              ===========

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Nature of Operations -- The Company's principal line of business was providing direct broadcast satellite television service to residential customers in the Douglas County area (doing business as Lakes Area TV).

     B. Accounting Estimates -- The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

     C. Revenue Recognition -- Revenues are recognized when earned, regardless of when they are billed.

     D. Property and Depreciation -- Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. Any gains or losses on property and equipment retirements or sales are reflected currently in operations.

     Depreciation was computed using the straight-line method based on estimated service or remaining useful lives of the assets. Estimated service lives were:

Vehicles, Office and Work Equipment, and Computer
  Equipment.................................................  5-10 Years

     E. Intangible Asset -- Direct broadcast satellite (DBS) service area rights (Note 2) were being expensed equally over ten years.

     F. Income Taxes -- The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. If applicable, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

NOTE 2 -- SALE OF BUSINESS

     In September 1997, the Company sold substantially all of its DBS assets (equipment and inventory) and franchise rights for a pre-tax gain of $1,094,035, which is net of $168,896 of net intangibles expensed at the time of sale.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Company's parent provided billing and collection, accounting and management services totaling $29,944 in 1997 to the Company. The parent also bills the Company for certain actual expenses attributable to the Company such as income taxes and professional fees. The Company has an unsecured non-current receivable from its parent company, with no stated interest rate because the income was not significant to the financial statements. There are no definite repayment terms for this receivable. Approximately $290,000 of income taxes payable to the parent company are netted in "receivable from affiliate" on the balance sheet at December 31, 1997.

NOTE 4 -- INCOME TAXES

     The provision for income tax expense consists of current expense only.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CTS Communications Corporation:

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of CTS Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG LLP

October 10, 1997, except as to note 4,
which is as of November 7, 1997
Kansas City, Missouri

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                1996       1995
                                                              --------   --------
Current assets:
  Cash......................................................  $168,051   $ 66,616
  Accounts receivable (note 2)..............................    67,287     25,328
  Inventory.................................................    10,705     49,805
                                                              --------   --------
          Total current assets..............................   246,043    141,749
  Equipment.................................................    42,321     42,321
  Less, accumulated depreciation............................    21,346      7,970
                                                              --------   --------
          Equipment, net....................................    20,975     34,351
Intangible assets (net of accumulated amortization of
  $154,401 and $90,513) (note 1)............................   484,484    548,372
Other assets -- NRTC patronage capital (note 3).............    12,788      4,644
                                                              --------   --------
          Total assets......................................  $764,290   $729,116
                                                              ========   ========
                         LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable..........................................  $ 70,980   $ 34,377
  Unearned revenue..........................................   118,995     14,031
  NRTC Patronage Capital....................................    12,788      4,644
                                                              --------   --------
          Total current liabilities.........................   202,763     53,052
Segment equity..............................................   561,527    676,064
                                                              --------   --------
          Total liabilities and segment equity..............  $764,290   $729,116
                                                              ========   ========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Revenues:
  Programming revenues....................................  $ 520,940   $ 207,708   $  14,094
  Equipment sales.........................................     82,980     145,422      96,017
  Other revenues..........................................        280         152
                                                            ---------   ---------   ---------
          Total revenues..................................    604,200     353,282     110,111
                                                            ---------   ---------   ---------
Cost of revenues:
  Programming costs.......................................    306,079     140,734       6,357
  Equipment costs.........................................    116,614     133,867      82,435
  Rebate expense..........................................     56,538       5,413
                                                            ---------   ---------   ---------
          Total cost of revenues..........................    479,231     280,014      88,792
                                                            ---------   ---------   ---------
          Gross profit....................................    124,969      73,268      21,319
                                                            ---------   ---------   ---------
Expenses:
  Salaries, wages and commissions.........................    116,459      98,247      12,281
  Depreciation and amortization...........................     77,264      71,250      27,233
  Bad debt expense........................................      7,482       2,276          --
  Marketing...............................................     43,061      44,202      88,409
                                                            ---------   ---------   ---------
          Total expenses..................................    244,266     215,975     127,923
                                                            ---------   ---------   ---------
          Operating loss..................................   (119,297)   (142,707)   (106,604)
Other income..............................................      2,036       1,161
                                                            ---------   ---------   ---------
          Net loss........................................  $(117,261)  $(141,546)  $(106,604)
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                          STATEMENTS OF SEGMENT EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                               SEGMENT
                                                               EQUITY
                                                              ---------
Balance at July 1, 1994.....................................  $      --
  Company contribution to Segment...........................    818,328
  1994 net loss.............................................   (106,604)
                                                              ---------
Balance at December 31, 1994................................    711,724
  Company contribution to Segment...........................    105,886
  1995 net loss.............................................   (141,546)
                                                              ---------
Balance at December 31, 1995................................    676,064
  Company contribution to Segment...........................      2,724
  1996 net loss.............................................   (117,261)
                                                              ---------
Balance at December 31, 1996................................  $ 561,527
                                                              =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Operating activities:
  Net loss................................................  $(117,261)  $(141,546)  $(106,604)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     77,264      71,250      27,233
     Bad debt expense.....................................      7,482       2,276          --
  Changes in:
     Accounts receivable..................................    (49,441)    (19,051)     (8,553)
     Inventory............................................     39,100      (4,693)    (82,539)
     Accounts payable.....................................     36,603      16,839      17,538
     Unearned revenue.....................................    104,964      10,000       4,031
                                                            ---------   ---------   ---------
       Net cash provided by (used in) operating
          activities......................................     98,711     (64,925)   (148,894)
                                                            ---------   ---------   ---------
Investing activities:
  Purchases of equipment..................................         --          --      (4,894)
  Purchase of direct broadcast satellite contract areas...         --          --    (638,885)
                                                            ---------   ---------   ---------
       Net cash used for investing activities.............         --          --    (643,779)
                                                            ---------   ---------   ---------
Financing activities -- cash investments by CTS
  Communications Corporation..............................      2,724     105,886     818,328
                                                            ---------   ---------   ---------
          Net change in cash..............................    101,435      40,961      25,655
Cash at beginning of year.................................     66,616      25,655          --
                                                            ---------   ---------   ---------
Cash at end of year.......................................  $ 168,051   $  66,616   $  25,655
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Broadcast Satellite (the Segment) is a segment of CTS Communication Corporation (the Company). The Company is a wholly-owned subsidiary of Climax Telephone Company (the Parent). The Segment was formed in July 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for portions of two counties in southern Michigan.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans; rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Equipment

     Equipment has been recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from three to seven years.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

(3) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income is recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $12,788 and $4,644 at December 31, 1996 and 1995, respectively.

(4) SUBSEQUENT EVENTS

     On October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on November 7, 1997.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Revenue:
  Program revenue...........................................  $470,475   $365,236
  Equipment sales...........................................     9,268      7,846
  Other revenue.............................................     2,868      2,300
                                                              --------   --------
          Total revenues....................................   482,611    375,382
                                                              --------   --------
Costs and expenses:
  Programming costs.........................................   292,240    207,709
  Equipment costs...........................................    71,312     58,755
  Rebate expense............................................    20,156     15,647
  General and Administrative................................   100,807    104,311
  Amortization..............................................    57,755     57,948
  Bad debt expense..........................................     5,771      4,480
                                                              --------   --------
          Total costs and expenses..........................   548,041    448,850
          Net loss..........................................   (65,430)   (73,468)
                                                              ========   ========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                 (A SEGMENT OF CTS COMMUNICATIONS CORPORATION)

                     NOTES TO UNAUDITED FINANCIAL STATEMENT
                          SEPTEMBER 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Broadcast Satellite (the Segment) is a segment of CTS Communication Corporation (the Company). The Company is a wholly-owned subsidiary of Climax Telephone Company (the Parent). The Segment was formed in July 1994 for the purpose of acquiring, owning and operating direct broadcast satellite services
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At September 30, 1997 and 1996, the Company had the operating rights for portions of two counties in southern Michigan.

     The statements of operations presented represent the operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The statements of operations presented herein have been derived from the records of the Company and have been prepared to present the Segment's results of operations on a stand-alone basis. Accordingly, the statements of operations include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans; rebates are recorded when they are utilized.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

                           DIRECT BROADCAST SATELLITE
                 (A SEGMENT OF CTS COMMUNICATIONS CORPORATION)

             NOTES TO UNAUDITED FINANCIAL STATEMENT -- (CONTINUED)

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) SUBSEQUENT EVENTS

     On November 7, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Souris River Television, Inc.
Minot, North Dakota

     We have audited the accompanying balance sheets of Souris River Television, Inc. as of December 31, 1996, and 1995 and the related statements of earnings, shareholder's equity and cash flows for the years ended December 31, 1996, and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquisition, Inc. at December 31, 1996, and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, and 1995, in conformity with generally accepted accounting principles.

                                            EIDE HELMEKE PLLP

October 23, 1997
Sioux Falls, South Dakota

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                                 BALANCE SHEETS
                          DECEMBER 31, 1996, AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   67,573   $   32,720
  Accounts receivable, net of allowance (Note 2)............      54,353       95,700
  Accounts receivable -- associated company.................     377,704       26,124
  Inventory.................................................     254,927      259,619
  Notes receivable, current maturities (Note 3).............     105,984      172,166
  Other current assets......................................       2,451
                                                              ----------   ----------
          Total current assets..............................     862,992      586,329
  Property and equipment (net of accumulated depreciation of
     $1,186,886 in 1996 and $943,982 in 1995) (Note 4)......   1,076,776    1,086,569
                                                              ----------   ----------
  Intangible assets (net of accumulated amortization of
     $329,891 in 1996 and $206,182 in 1995).................     907,205    1,030,914
                                                              ----------   ----------
OTHER ASSETS:
  Other investments.........................................      71,741       19,449
  Deferred income taxes (Note 5)............................                    8,211
  Notes receivable, less current maturities (Note 3)........     176,117      273,771
                                                              ----------   ----------
          Total other assets................................     247,858      301,431
                                                              ----------   ----------
                                                              $3,094,831   $3,005,243
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  112,410   $   66,962
  Unearned revenue..........................................     326,924      109,937
  Customer deposits.........................................      85,500       58,300
  Other current liabilities.................................       5,955           --
                                                              ----------   ----------
          Total current liabilities.........................     530,789      235,199
                                                              ----------   ----------
  Deferred income taxes (Note 5)............................      74,223           --
                                                              ----------   ----------
          Total liabilities.................................     605,012      235,199
                                                              ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, no par value, authorized 100,000 shares;
     issued and outstanding 100 shares......................   2,963,885    2,963,885
  Accumulated deficit.......................................    (474,066)    (193,841)
                                                              ----------   ----------
          Total stockholder's equity........................   2,489,819    2,770,044
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $3,094,831   $3,005,243
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                              STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                                 1996         1995
                                                              ----------   ----------
REVENUES:
  CATV program revenues.....................................  $  253,708   $  261,159
  DBS program revenue.......................................   1,464,579      567,480
  Satellite program revenue.................................     448,568      602,030
  Equipment sales...........................................     549,432      819,901
  Lease revenue.............................................     236,672       18,186
  Other.....................................................      40,926       31,668
                                                              ----------   ----------
          Total revenues....................................   2,993,885    2,300,424
                                                              ----------   ----------
COST OF REVENUES:
  CATV program costs........................................      53,997       57,308
  DBS program costs.........................................     866,008      324,845
  Satellite program costs...................................     339,783      379,333
  Equipment costs...........................................     483,894      535,149
  Rebate expense............................................     139,414       14,343
                                                              ----------   ----------
          Total cost of revenues............................   1,883,096    1,310,978
                                                              ----------   ----------
          Gross Profit......................................   1,110,789      989,446
                                                              ----------   ----------
EXPENSES:
  Salaries, wages and commissions...........................     789,334      710,009
  Depreciation and amortization.............................     384,189      218,727
  Bad debt expense..........................................      35,967       50,899
  Marketing.................................................     170,664      129,993
  Maintenance and installation..............................      70,066       81,723
  Other selling, general and administrative expenses........     161,073      166,073
                                                              ----------   ----------
                                                               1,611,293    1,357,424
                                                              ----------   ----------
          NET LOSS BEFORE INTEREST AND TAXES................    (500,504)    (367,978)
                                                              ----------   ----------
INTEREST INCOME.............................................      41,119       50,206
                                                              ----------   ----------
          NET LOSS BEFORE TAXES.............................    (459,385)    (317,772)
INCOME TAX BENEFIT (Note 5).................................     179,160      123,931
                                                              ----------   ----------
          NET LOSS..........................................  $ (280,225)  $ (193,841)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                             COMMON     ACCUMULATED
                                                             STOCK       DEFICITS       TOTAL
                                                           ----------   -----------   ----------
Balance, January 1, 1995.................................  $       --    $      --    $       --
  Issuance of common stock for property and franchise
     rights..............................................   2,963,885           --     2,963,885
  Net loss, 1995.........................................          --     (193,841)     (193,841)
                                                           ----------    ---------    ----------
Balance, December 31, 1995...............................   2,963,885     (193,841)    2,770,044
  Net loss, 1996.........................................          --     (280,225)     (280,225)
                                                           ----------    ---------    ----------
Balance December 31, 1996................................  $2,963,885    $(474,066)   $2,489,819
                                                           ==========    =========    ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                                1996         1995
                                                              ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(280,225)  $  (193,841)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................    384,189       218,727
     Bad debt expense.......................................     35,967        50,899
     Deferred income taxes..................................     82,434        (8,211)
  (Increase) decrease in assets:
     Accounts receivable....................................     41,347       (81,157)
     Accounts receivable -- associated company..............   (351,580)      (26,124)
     Inventory..............................................      4,692       (38,514)
     Other assets...........................................     (2,451)           --
  (Decrease) increase in liabilities:
     Accounts payable.......................................     45,448        66,962
     Unearned revenue.......................................    164,695        90,488
     Customer deposits......................................     27,200        57,650
     Other liabilities......................................      5,955        (1,498)
                                                              ---------   -----------
          Net cash provided by operating activities.........    157,671       135,381
                                                              ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................   (250,687)     (705,050)
  Decrease (Increase) in notes receivable...................    127,869       (88,097)
  Transfer of DBS franchise rights..........................         --    (1,154,623)
                                                              ---------   -----------
          Net cash (used in) investing activities...........   (122,818)   (1,947,770)
                                                              ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt -- associated
     company................................................         --    (1,118,776)
  Issuance of common stock..................................         --     2,963,885
                                                              ---------   -----------
          Net cash provided by financing activities.........         --     1,845,109
                                                              ---------   -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................     34,853        32,720
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     32,720            --
                                                              ---------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................     67,573        32,720
                                                              =========   ===========

              See accompanying notes to the financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Operations -- Souris River Television, Inc. (the Company) is a wholly-owned subsidiary of Souris River Telecommunications Cooperative (the Parent). The Company was formed in December 1994 for the purpose of owning and operating direct broadcast satellite (DBS) and cable television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive right to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, and 1995, the Company had the operating rights for sixteen counties in North Dakota.

     Revenue Recognition -- Revenues are earned for monthly DBS and cable television and satellite services and are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes and satellite TV accessories.

     Use of Estimates -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare the balance sheets in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years which is the expected useful life of the revenue stream of those services.

     Income Taxes -- The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations.

     Investments and Other Assets -- Investments and other assets are stated at cost.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all deposits with a maturity of three months or less to be cash equivalents.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- ACCOUNTS RECEIVABLE

     Trade receivables consist primarily of amounts due from subscribers for monthly programming fees from cable television and direct broadcast satellite services. Accounts receivables as of December 31, 1996, and 1995 are as follows:

                                                               1996        1995
                                                              -------     -------
Accounts receivable:
  Programming -- DBS........................................  $50,167     $88,695
  Programming -- CATV.......................................    6,552       9,203
  Less allowance for uncollectibles.........................   (2,366)     (2,198)
                                                              -------     -------
                                                              $54,353     $95,700
                                                              =======     =======

NOTE 3 -- NOTES RECEIVABLE

     Notes receivable consist primarily of amounts due from subscribers for DBS and satellite equipment purchases financed by the Company, repayment of the notes range from one to five years. Notes receivable as of December 31, 1996, and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Notes receivable, net of allowance..........................  $282,101   $445,937
  Less amount due in one year...............................    105,98    172,166
                                                              --------   --------
                                                              $176,117   $273,771
                                                              ========   ========

NOTE 4 -- PROPERTY AND EQUIPMENT

                                                         1996                        1995
                                               -------------------------   -------------------------
                                                 PLANT      DEPRECIATION     PLANT      DEPRECIATION
                                                BALANCE         RATE        BALANCE         RATE
                                               ----------   ------------   ----------   ------------
Land and support assets......................  $  159,352       20.0%      $  178,083       20.0%
Towers and antennas..........................      81,994        6.7%          81,994        6.7%
CATV equipment...............................     671,460        6.7%         669,505        6.7%
CATV cable...................................     397,957        6.7%         397,957        6.7%
Leased DBS equipment.........................     952,899       20.0%         703,012       20.0%
                                               ----------                  ----------
          Total plant in service.............   2,263,662                   2,030,551
          Less accumulated depreciation......   1,186,886                     943,982
                                               ----------                  ----------
                                               $1,076,776                  $1,086,569
                                               ==========                  ==========

NOTE 5 -- INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax benefit for the year ended December 31, 1996 and 1995, is comprised of the following:

                                                                1996       1995
                                                              --------   --------
Current:
  Federal...................................................  $207,933   $131,712
  State.....................................................    53,661     33,990
                                                              --------   --------
          Total current tax benefit.........................   261,594    165,702
                                                              --------   --------
Deferred:
  Federal...................................................   (65,524)   (33,203)
  State.....................................................   (16,910)    (8,568)
                                                              --------   --------
          Total deferred tax benefit........................   (82,434)   (41,771)
                                                              --------   --------
          Total income tax benefit..........................  $179,160   $123,931
                                                              ========   ========

     The tax effects of temporary differences that result in tax assets and liabilities at December 31, 1996 and 1995, are presented below. There are no valuation allowances provided.

                                                                1996       1995
                                                              ---------   -------
Deferred income tax assets (liabilities):
  Allowance for uncollectibles..............................  $  31,790   $22,596
  Depreciation..............................................   (106,013)  (14,385)
                                                              ---------   -------
          Net deferred income tax assets (liabilities)......  $ (74,223)  $ 8,211
                                                              =========   =======

NOTE 5 -- RELATED PARTY TRANSACTIONS

     Souris River Telecommunications Cooperative owns 100% of the outstanding shares of Souris River Television, Inc. Souris River Telecommunications Cooperative provides certain management, customer service, billing and collection, and other services to the company on a contractual basis. Payments under this contract for the years ended December 31, 1996 and 1995, were approximately $931,000 and $797,000 respectively.

     Intercompany receivable balances arising from the various intercompany transactions at December 31, 1996, and 1995 were $377,704, and $26,124, respectively.

NOTE 6 -- SUBSEQUENT EVENT

     On October 16, 1997, the Company contracted to sell 69% of their DBS franchise area to Golden Sky Systems, Inc. The acquisition closed on November 21, 1997.

                         SOURIS RIVER TELEVISION, INC.


                              MINOT, NORTH DAKOTA



                              FINANCIAL STATEMENTS


                          SEPTEMBER 30, 1997 AND 1996

                         SOURIS RIVER TELEVISION, INC.


                              MINOT, NORTH DAKOTA



                                 BALANCE SHEETS


                          SEPTEMBER 30, 1997 AND 1996



                                     ASSETS



                                                                 1997         1996
                                                              ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    7,993   $   96,858
  Accounts receivable, net of allowance.....................       2,040       54,394
  Accounts receivable -- associated company.................     592,592      245,979
  Inventory.................................................     107,154      190,429
  Notes receivable, current maturities......................     100,862       87,000
  Other current assets......................................       2,263        4,609
                                                              ----------   ----------
          Total current assets..............................     812,904      679,269
                                                              ----------   ----------
  Property and equipment (net of accumulated depreciation of
     $1,333,271 in 1997 and $1,053,380 in 1996).............     893,639    1,127,107
                                                              ----------   ----------
  Intangible assets (net of accumulated amortization of
     $391,745 in 1997 and $268,036 in 1996).................     814,424      938,133
                                                              ----------   ----------
OTHER ASSETS:
  Other investments.........................................     101,387       71,741
  Deferred income taxes.....................................                    8,211
  Notes receivable, less current maturities.................     168,257      155,223
                                                              ----------   ----------
          Total other assets................................     269,644      235,175
                                                              ----------   ----------
                                                              $2,790,611   $2,979,684
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  111,361   $   70,809
  Unearned revenue..........................................     262,624      148,642
  Customer deposits.........................................      81,760       83,750
  Other current liabilities.................................       2,596          670
                                                              ----------   ----------
          Total current liabilities.........................     458,341      303,871
                                                              ----------   ----------
  Deferred income taxes.....................................      74,223
                                                              ----------   ----------
          Total liabilities.................................     532,564      303,871
                                                              ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, no par value, authorized 100,000 shares;
     issued and outstanding 100 shares......................   2,963,885    2,963,885
  Accumulated deficit.......................................    (705,838)    (288,072)
                                                              ----------   ----------
          Total stockholder's equity........................   2,258,047    2,675,813
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $2,790,611   $2,979,684
                                                              ==========   ==========



              See accompanying notes to the financial statements.

                         SOURIS RIVER TELEVISION, INC.


                              MINOT, NORTH DAKOTA



                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT


          FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997 AND 1996



                                                                 1997         1996
                                                              ----------   ----------
REVENUES:
  CATV program revenues.....................................  $  184,770   $  199,723
  DBS program revenue.......................................   1,625,230      969,998
  Satellite program revenue.................................     270,150      342,648
  Equipment sales...........................................     576,738      337,051
  Lease revenue.............................................     169,010      172,839
  Other.....................................................      27,855       30,380
                                                              ----------   ----------
          Total revenues....................................   2,853,753    2,052,639
                                                              ----------   ----------
COST OF REVENUES:
  CATV program costs........................................      38,439       42,983
  DBS program costs.........................................     918,853      561,138
  Satellite program costs...................................     221,967      259,464
  Equipment costs...........................................     523,170      190,531
  Rebate expense............................................      93,191       34,873
                                                              ----------   ----------
          Total cost of revenues............................   1,795,620    1,088,989
                                                              ----------   ----------
          Gross profit......................................   1,058,133      963,650
                                                              ----------   ----------
EXPENSES:
  Salaries, wages and commissions...........................     503,507      559,863
  Depreciation and amortization.............................     315,201      286,268
  Bad debt expense..........................................       6,949       34,548
  Marketing.................................................     116,544      101,687
  Maintenance and installation..............................     406,997       55,695
  Other selling, general and administrative expenses........     109,977      109,706
                                                              ----------   ----------
                                                               1,459,175    1,147,767
                                                              ----------   ----------
          NET LOSS BEFORE INTEREST AND TAXES................    (401,042)    (184,117)
                                                              ----------   ----------
INTEREST INCOME.............................................      27,217       32,132
                                                              ----------   ----------
          NET LOSS BEFORE TAXES.............................    (373,825)    (151,985)
INCOME TAX BENEFIT..........................................     142,053       57,754
                                                              ----------   ----------
          NET LOSS..........................................  $ (231,772)  $  (94,231)
ACCUMULATED DEFICIT, BEGINNING OF THE PERIOD................    (474,066)    (193,841)
                                                              ----------   ----------
ACCUMULATED DEFICIT, END OF THE PERIOD......................  $ (705,838)  $ (288,072)
                                                              ==========   ==========



                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.


                              MINOT, NORTH DAKOTA



                            STATEMENTS OF CASH FLOWS


          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996



                                                                1997        1996
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(231,772)  $ (94,231)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    315,201     286,268
     Bad debt expense.......................................      6,949      34,548
  (Increase) decrease in assets:
     Accounts receivable....................................     52,313      41,306
     Accounts receivable -- associated company..............   (214,888)   (219,855)
     Inventory..............................................    147,773      69,190
     Other assets...........................................        188      (4,609)
  (Decrease) increase in liabilities:
     Accounts payable.......................................     (1,049)     (3,847)
     Unearned revenue.......................................    (93,946)    (13,587)
     Customer deposits......................................     (3,740)     25,450
     Other liabilities......................................     (3,359)        670
                                                              ---------   ---------
          Net cash provided by operating activities.........    (26,330)    128,997
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (39,283)   (234,025)
  (Increase) decrease in notes receivable...................      6,033     169,166
                                                              ---------   ---------
          Net cash (used in) investing activities...........    (33,250)    (64,859)
                                                              ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    (59,580)     64,138
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     67,573      32,720
                                                              ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   7,993   $  96,858
                                                              =========   =========



              See accompanying notes to the financial statements.

                         SOURIS RIVER TELEVISION, INC.


                              MINOT, NORTH DAKOTA



                         NOTES TO FINANCIAL STATEMENTS


                          SEPTEMBER 30, 1997 AND 1996



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Organization and Nature of Operations -- Souris River Television, Inc. (the Company) is a wholly-owned subsidiary of Souris River Telecommunications Cooperative (the Parent). The Company was formed in December 1994 for the purpose of owning and operating direct broadcast satellite (DBS) and cable television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive right to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At September 30, 1997 and 1996, the Company had the operating rights for sixteen counties in North Dakota.



     Revenue Recognition -- Revenues are earned for monthly DBS and cable television and satellite services and are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.



     Inventory -- Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes, and satellite TV accessories.



     Use of Estimates -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare the balance sheets in conformity with generally accepted accounting principles. Actual results could differ from these estimates.



     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.



     Income Taxes -- The Company is not directly subject to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the company. All tax benefits arise from losses from continuing operations.



     Investments and Other Assets -- Investments and other assets are stated at cost.



     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives.



     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all deposits with a maturity of three months or less to be cash equivalents.



NOTE 2 -- SUBSEQUENT EVENT



     On October 16, 1997, the Company contracted to sell 69% of their DBS franchise area to Golden Sky DBS, Inc. The acquisition closed late in 1997.

                                     DBS LC

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                      FOR THE PERIOD FROM JANUARY 1, 1997
                              TO NOVEMBER 17, 1997
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DBS LC:

     We have audited the accompanying statements of operations and cash flows of DBS LC (the Company) for the period from January 1, 1997 to November 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of DBS LC for the period from January 1, 1997 to November 17, 1997, in conformity with generally accepted accounting principles.

                                            KPMG LLP

January 13, 1999
Kansas City, Missouri

                                     DBS LC

                            STATEMENTS OF OPERATIONS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 17, 1997

Revenue:
  Program revenue...........................................  $304,481
  Equipment sales...........................................    44,620
                                                              --------
          Total revenue.....................................   349,101
                                                              --------
Costs and expenses:
  Programming costs.........................................   199,762
  Equipment costs...........................................    63,175
  Selling, general and administrative.......................    45,780
  Depreciation and amortization.............................    30,367
                                                              --------
          Total costs and expenses..........................   339,084
                                                              --------
          Operating income..................................    10,017
                                                              --------
Non-operating items:
  Interest and dividend income..............................    11,306
                                                              --------
          Net income........................................  $ 21,323
                                                              ========

                See accompanying notes to financial statements.

                                     DBS LC

                            STATEMENTS OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 17, 1997

Cash flow from operating activities
  Net income................................................  $    21,323
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................       30,367
  Changes in:
     Accounts receivable....................................         (875)
     Inventory..............................................        7,379
     Unearned revenue.......................................      (13,615)
                                                              -----------
          Net cash provided by operating activities.........       44,579
                                                              -----------
Cash flows from investing activities:
  Payments received on notes receivable.....................       28,721
                                                              -----------
          Net cash provided by investing activities.........       28,721
                                                              -----------
Cash flows from financing activities:
  Proceeds from the sale of DBS rights, net of expenses.....    1,686,389
  Distributions to unit holders.............................   (1,746,390)
                                                              -----------
          Net cash used in financing activities.............      (60,001)
                                                              -----------
          Net change in cash................................       13,299
Beginning of period cash and cash equivalents...............       45,976
                                                              -----------
End of period cash and cash equivalents.....................  $    59,275
                                                              ===========

                See accompanying notes to financial statements.

                                     DBS LC

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 17, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     DBS LC (the Company) is a limited-liability company organized in Iowa in 1994 for the purpose of supplying direct broadcast satellite services (DBS) to customers within its franchise areas, which include certain zip codes in Iowa.

     The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities as well as the reported amounts of revenues and expenses during the period in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     DBS LC is a limited-liability company. All taxes are the responsibility of DBS LC's unit holders. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) SUBSEQUENT EVENTS

     On November 17, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                          AUDITED FINANCIAL STATEMENTS
                                     AS OF
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana Entertainment Television, Inc.
Missoula, Montana

     We have audited the accompanying balance sheets of Western Montana Entertainment Television, Inc., d.b.a. WMET, a wholly owned subsidiary of Missoula Electric Cooperative, Inc., as of December 22, 1997 and December 31, 1996, and the related statements of revenues and accumulated deficit, and cash flows for the period January 1, 1997 through December 22, 1997 and for the year then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana Entertainment Television, Inc. as of December 22, 1997 and December 31, 1996, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                                            Summers, McNea and Company, P.C.
                                            Certified Public Accountants

February 9, 1998
Missoula, Montana

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                                 BALANCE SHEETS
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                     ASSETS

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Assets:
  Cash......................................................   $ 123,645      $  180,058
  Accounts Receivable -- Net................................      93,054         103,574
  Investment in Associated Organization -- Note 2...........      47,341          33,796
  Inventories...............................................      26,282          30,712
  Prepaid Expenses..........................................           0          37,833
  Retail Installment Contracts -- Note 3....................      15,376         109,365
  Property and Equipment -- Net of Depreciation.............      33,342          50,713
  Organization Costs -- Net of Amortization.................      55,210          63,721
  Franchise Fees -- Net of Amortization.....................     266,149         307,095
                                                               ---------      ----------
          Total Assets......................................   $ 660,399      $  916,867
                                                               =========      ==========
                         LIABILITIES AND STOCKHOLDER'S (DEFICIT)
Liabilities:
  Accounts Payable -- Trade.................................   $ 178,161      $   97,958
  Customer Deposits and Advance Payments....................       7,373           4,000
  Deferred Revenues.........................................      88,180         133,938
  Due to Affiliated Cooperative.............................     666,118         897,980
                                                               ---------      ----------
          Total Liabilities.................................   $ 939,832      $1,133,876
                                                               ---------      ----------
Commitments and Contingencies: -- Note 4                              --              --
Stockholder's (Deficit):
  Common Stock -- 50,000 shares no par value common stock
     authorized; 10,000 shares issued and outstanding.......   $       0      $        0
  (Accumulated Deficit).....................................    (279,433)       (217,009)
                                                               ---------      ----------
          Total Stockholder's (Deficit).....................   $(279,433)     $ (217,009)
                                                               ---------      ----------
          Total Liabilities and Stockholder's (Deficit).....   $ 660,399      $  916,867
                                                               =========      ==========

   The accompanying notes are an integral part of these financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
          FOR THE PERIOD JANUARY 1, 1997 THROUGH DECEMBER 22, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Sales:
  Programming Fees..........................................   $1,362,006     $  816,783
  Equipment Sales -- Net....................................      191,833        328,499
  Other Income..............................................       42,871         49,604
                                                               ----------     ----------
          Total Sales.......................................   $1,596,710     $1,194,886
Cost of Sales:
  NRTC Wholesale Programming................................   $  869,555     $  537,133
  Cost of Equipment Sold -- Net.............................      235,719        335,288
  Commissions...............................................       80,508         64,851
  Installation Costs........................................        1,193          6,303
  Coupon Expense............................................       96,626         36,935
  Other Costs of Sales......................................        3,601          5,130
                                                               ----------     ----------
          Total Costs of Sales..............................   $1,287,202     $  985,640
                                                               ----------     ----------
          Gross Profit......................................   $  309,508     $  209,246
General and Administrative Expenses:
  Advertising and Marketing.................................   $   50,501     $   44,713
  Amortization..............................................       52,013         52,252
  Bad Debts.................................................       34,854          7,078
  Depreciation..............................................       10,614         13,948
  Director Fees and Expenses................................        5,808          2,404
  Labor, Benefits and Taxes.................................      158,167        123,319
  Miscellaneous.............................................        2,628          3,773
  Office Expenses and Utilities.............................       12,688         16,101
  Professional Fees.........................................        4,370          9,153
  Rent......................................................        9,750          9,000
  Telephone.................................................       29,880         37,064
  Training and Education....................................          659          6,436
                                                               ----------     ----------
          Total General and Administrative Expenses.........   $  371,932     $  325,241
                                                               ----------     ----------
          Net (Loss)........................................   $  (62,424)    $ (115,995)
(Accumulated Deficit) -- Beginning..........................     (217,009)      (101,014)
                                                               ----------     ----------
(Accumulated Deficit) -- Ending.............................   $ (279,433)    $ (217,009)
                                                               ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD JANUARY 1, 1997 THROUGH DECEMBER 22, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                              DECEMBER 22,    DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
Cash Flows from Operating Activities:
  Net (Loss)................................................   $ (62,424)      $(115,995)
  Adjustments to Reconcile Net (Loss) to Net Cash Provided
     by Operating Activities:
     Loss on Disposition of Assets..........................       9,776               0
     Amortization...........................................      52,013          52,252
     Depreciation...........................................      10,614          13,948
     Patronage Capital Income...............................     (19,351)        (20,155)
     Changes in Operating Assets and Liabilities:
       Accounts Receivable..................................      10,520         (54,269)
       Inventories..........................................       4,430          53,652
       Prepaid Expenses.....................................      37,833         (37,833)
       Accounts Payable.....................................      80,202          53,429
       Customer Deposits and Advance Payments...............       3,373           1,778
       Deferred Revenues....................................     (45,758)        133,938
                                                               ---------       ---------
          Net Cash Provided by Operating Activities.........   $  81,228       $ 100,900
Cash Flows From Investing Activities:
  Purchase of Property and Equipment........................   $  (5,574)      $  (3,324)
  Proceeds from Investments in Associated Organization......       5,806               0
  Proceeds from Installment Contracts.......................      93,989         142,601
                                                               ---------       ---------
          Net Cash Provided by Investing Activities.........   $  94,221       $ 119,122
Cash Flows From Financing Activities:
  Payments to Affiliated Cooperative........................   $(231,862)      $(135,632)
                                                               ---------       ---------
  Net Increase (Decrease) in Cash and Cash Equivalents......   $ (56,413)      $  84,390
  Cash and Cash Equivalents -- Beginning of Year............     180,058          95,668
                                                               ---------       ---------
  Cash and Cash Equivalents -- End of Period................   $ 123,645       $ 180,058
                                                               =========       =========

   The accompanying notes are an integral part of these financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Activities

     On June 15, 1993, Missoula Electric Cooperative, Inc. (MEC) served as the incorporator for Western Montana Entertainment Television, Inc. (WMET), a taxable subsidiary of the Cooperative. WMET was incorporated under the laws of the State of Montana for the primary purpose of engaging in the general business of selling, leasing, installing, delivering, distributing and otherwise providing direct satellite broadcast television service, and programming therefore, in prescribed areas of the State of Montana.

     WMET was authorized to issue 50,000 shares of no par value, common stock. There are currently 10,000 shares of such stock issued and outstanding, all of which are owned by Missoula Electric Cooperative, Inc.

  Accounting Records

     The Company maintains its accounting records and prepares its financial statements on the accrual basis of accounting. Accordingly, revenues are recognized when earned and expenses are recorded when incurred.

  Organization Cost, Franchise Fees and Property and Equipment

     WMET acquired, from National Rural Telecommunications Cooperative (NRTC), the rights to market and distribute direct broadcast service (DBS) for the Montana counties of Missoula, Mineral, Granite and Powell. The franchise fee paid for areas in the counties already having access to cable television totaled $234,434. For "non-cabled" areas in those counties, the franchise fee totaled $175,026. The franchise agreement remains in effect until the applicable satellite is removed from its assigned orbital location. If such satellite expiration date is less than ten (10) years from the effective date of the franchise agreement, there was to be a partial refund of the franchise fees paid. Franchise fees were being amortized over a ten (10) year period.

     In addition to paying the franchise fees, WMET incurred organizational costs in the amount of $85,118, which are also being amortized over a ten (10) year period.

     Property and Equipment consists of office furniture and fixtures and computer equipment and is being depreciated using the straight-line method over estimated useful lives ranging from three (3) to five (5) years.

     Expenditures for major renewals and betterments that extend the useful lives of property and equipment were capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The Company has not established a dollar threshold amount in determining when an item is capitalized or expensed.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of less than three (3) months when purchased to be cash equivalents for purposes of the statements of cash flows.

  Inventories

     Inventories consists of direct digital satellite broadcast television equipment held for resale to its customers, and is stated at the lower of cost or market (determined on the first-in, first-out basis).

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT IN ASSOCIATED ORGANIZATION:

     Represents patronage allocation from National Rural Telecommunications Cooperative. Capital Credits, net of patronage dividends, were allocated for the years ending December 31, as follows:

1994.......................................................  $13,641
1995.......................................................   20,155
                                                             -------
                                                              33,796
1996.......................................................   13,545
                                                             -------
Total......................................................  $47,341
                                                             =======

3. RETAIL INSTALLMENT CONTRACTS:

     Retail installment contracts consists of the sales of digital satellite equipment and is generally due from its customers in monthly installments of $30, over a two year purchase period.

4. LEASES AND COMMITMENTS:

     The Company conducts its operations from facilities that are leased from Missoula Electric Cooperative, Inc. under a month-to-month operating lease requiring monthly rental payments of $750. Rental expense paid to the affiliated cooperative for the periods ended December 22, 1997 and December 31, 1996 totaled $9,750 and $9,000, respectively.

     The Company had entered into a Retail Agreement with National Rural Telecommunications Cooperative (NRTC) for the non-exclusive right to market and sell, as an authorized dealer, electronics products bearing specified trademarks (DSS(TM) products). The agreement contained a firm order commitment defined as a "non-cancelable, non-changeable purchase order for DSS(TM) products listed for one-month, 150-days in advance, subject to NRTC's then standard terms and conditions.....". In addition, the Retail Agreement contained a 12-month rolling forecast from committing WMET to acquire DSS(TM) products on a monthly basis. Total DSS(TM) products to be purchased under the firm commitment and the 12-month rolling forecast were approximately $271,000 and $1,935,700, respectively. Failure to maintain a "performance level" in accordance with evaluation criteria established by NRTC and/or DSS(TM) products manufacturer, would be cause for early termination of the agreement.

     Under the terms of the franchise agreement with NRTC, WMET was committed to pay, in addition to monthly broadcasting fees subscribed to by customers, various monthly operating fees. Such fees amounted to approximately $3.16 per active subscriber, $.04 per inactive subscriber, and $2.00 initial set-up fee per subscriber.

     The retail and franchise agreements were assumed by Golden Sky System, Inc. on December 22, 1997, as more fully disclosed below in footnote number 8 to the financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

5. CONCENTRATIONS OF CREDIT RISKS:

     The Company maintains its general checking account in one financial institution whose balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 22, 1997 and December 31, 1996, the general checking account balances in this financial institution aggregated $122,889 and $169,561, respectively.

6. RELATED PARTY TRANSACTIONS:

     Western Montana Entertainment Television, Inc. (WMET) and Missoula Electric Cooperative, Inc. (MEC) had entered into a Services Agreement dated October 17, 1996 which was to continue for perpetuity but could be terminated by ninety (90) days written notice by either party. The Services Agreement provided that MEC could provide, and WMET could purchase a variety of services provided by MEC. Such services were charged to WMET at MEC's actual costs incurred (i.e no profit was realized by MEC on services provided). Such services were billed by MEC to WMET through an intercompany payable/receivable account. In addition to costs incurred under the Services Agreement, the intercompany account has been charged for franchise fee costs, organizational costs, and equipment purchases. The balance owing to MEC as reflected in the accompanying balance sheets as due to affiliated cooperative as of December 22, 1997 and December 31, 1996 was $666,118 and $897,980, respectively. No definite terms of repayment have been provided for.

7. INCOME TAXES:

     The Company had net operating loss carryforwards, for tax purposes, in the amount of approximately $288,057 that were due to expire in the years 2009 through 2011. These tax net operating losses were used to offset federal and state income taxes upon filing the Company December 31, 1997 tax return due to the gain on sale of WMET assets to Golden Sky Systems, Inc. as discussed below.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

8. SUBSEQUENT EVENT -- SALES AGREEMENT WITH GOLDEN SKY SYSTEMS, INC.

     On December 22, 1997 all operating assets and franchise agreements of WMRT were purchased by Golden Sky Systems, Inc. for $6,604,874. The allocation was as follows:

Non-Compete Agreements and Commissions......................   $  338,072
Accounts Receivable -- Net..................................       93,054
Unearned Revenue............................................      (88,180)
Customer Lists..............................................      536,100
Property, Equipment, Contracts and Agreements...............      431,648
Goodwill....................................................    5,294,180
                                                               ----------
     Total assets purchased.................................   $6,604,874
                                                               ==========

     This acquisition was consummated with a wire transfer and direct payments of commissions and covenant not to compete on December 22, 1997 of $1,554,874 and a promissory note of $5,050,000 from Golden Sky Systems, Inc. This note receivable, dated December 22, 1997, bears interest at 7%, with the first installment of $1,300,000 due April, 1998 and the remainder due in annual installments of $1,121,868, including interest each January 5, through January 5, 2002. The note is secured by a bank irrevocable letter of credit.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP
                                 TAHOKA, TEXAS

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                      AND
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                    BOLINGER, SEGARS, GILBERT & MOSS, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 LUBBOCK, TEXAS

                          INDEPENDENT AUDITORS' REPORT

To the Partners
South Plains DBS Limited Partnership
Tahoka, Texas

     We have audited the accompanying balance sheets of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the results of its operations, changes in partners' capital and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         BOLINGER, SEGARS, GILBERT & MOSS,
                                         L.L.P.
                                         Certified Public Accountants

Lubbock, Texas
February 28, 1997

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                                 BALANCE SHEET
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Current assets
  Cash......................................................  $  195,586   $  175,287
  Accounts Receivable (Less allowance for uncollectibles of
     $2,875 in 1996 and $2,073 in 1995).....................      54,216       53,770
  Inventory.................................................      39,928      554,323
  Prepaid Expenses..........................................       5,905        5,937
                                                              ----------   ----------
                                                              $  295,635   $  789,317
                                                              ----------   ----------
Other assets
  Investment in Associated Organizations....................  $   61,084   $   37,853
  Franchise License (Less Accumulated Amortization of
     $339,114 in 1996 and $198,791 in 1995).................   1,064,115    1,204,438
  Membership................................................       1,000        1,000
  Deposits..................................................       1,617        1,617
                                                              ----------   ----------
                                                              $1,127,816   $1,244,908
                                                              ----------   ----------
Fixed assets
  Office Furniture and Fixtures.............................  $   98,152   $   99,119
  Office Equipment..........................................      22,439       22,439
  Leased Equipment..........................................      27,694       25,342
  Leasehold Improvements....................................      10,888       10,888
                                                              ----------   ----------
                                                              $  159,173   $  157,788
  Less: Accumulated Depreciation and Amortization...........      37,021       18,503
                                                              ----------   ----------
                                                              $  122,152   $  139,285
                                                              ----------   ----------
                                                              $1,545,603   $2,173,510
                                                              ==========   ==========

                          LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts Payable -- Operating Partner.....................  $  202,090   $  311,760
  Accounts Payable -- Trade.................................      20,504       96,042
  Advance Billing...........................................     232,682        3,360
  Equipment Deposits........................................       2,210       62,014
  Other Accrued Liabilities.................................       4,100       17,221
                                                              ----------   ----------
                                                              $  461,586   $  490,397
                                                              ----------   ----------
Noncurrent liabilities
  Line of Credit Outstanding -- RTFC........................  $1,724,642   $1,484,642
                                                              ----------   ----------
Partners' capital
  Poka-Lambro Telecommunications, Inc.......................  $ (152,149)  $   47,136
  South Plains Development Corporation......................    (152,149)      47,136
  S.P.A.C.E., Inc...........................................    (152,149)      47,136
  L. E. C. Development, Inc.................................    (152,149)      47,136
  Rural Vision Development Corporation......................     (32,029)       9,927
                                                              ----------   ----------
                                                              $ (640,625)  $  198,471
                                                              ----------   ----------
                                                              $1,545,603   $2,173,510
                                                              ==========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                           STATEMENT OF INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    DECEMBER 31,
                                                               -----------------------
                                                                  1996         1995
                                                               ----------   ----------
Operating Revenues
  Satellite Service Revenue.................................   $1,410,801   $  740,420
  Equipment Sales and Installation..........................      379,520      553,388
  Subscriber Activations....................................       53,650       34,403
  Miscellaneous Revenues....................................       67,287        6,154
                                                               ----------   ----------
                                                               $1,911,258   $1,334,365
                                                               ----------   ----------
Cost of Sales and Services
  Equipment Sales and Installation..........................   $  622,157   $  547,157
  Wholesale Service Costs...................................      999,466      517,744
                                                               ----------   ----------
                                                               $1,621,623   $1,064,901
                                                               ----------   ----------
Gross Profit................................................   $  289,635   $  269,464
                                                               ----------   ----------
Operating Expenses
  Advertising...............................................   $  224,919   $  319,592
  Commercial Office Expenses................................      249,694      136,045
  Depreciation and Amortization.............................      159,442      154,140
  General and Administrative................................       69,290       61,924
  Legal and Accounting......................................        6,450       21,761
  Management Expense........................................      143,122      128,984
  Office Supplies and Expenses..............................       25,782       19,978
  Property Tax..............................................       16,046        6,862
  Rent Expense..............................................       32,982       31,675
  Repair and Maintenance....................................       16,072       22,649
  Sales Commissions.........................................       55,455       33,785
  Utilities and Telephone...................................       32,236       29,921
  Interest..................................................      102,975       75,689
  Bad Debt Expense..........................................       20,765       14,337
                                                               ----------   ----------
                                                               $1,155,230   $1,057,342
                                                               ----------   ----------
          Net Operating Loss................................   $ (865,595)  $ (787,878)
                                                               ----------   ----------
Non Operating Income (Expenses)
  Interest Income...........................................   $        6   $       --
  Capital Credits...........................................       31,780       46,533
  Loss on Disposal of Assets................................       (5,287)          --
                                                               ----------   ----------
          Net Loss..........................................   $ (839,096)  $ (741,345)
                                                               ==========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                POKA
                               LAMBRO         SOUTH                                     RURAL
                              TELECOM-       PLAINS                      L.E.C.        VISION
                            MUNICATIONS,   DEVELOPMENT   S.P.A.C.E.   DEVELOPMENT,   DEVELOPMENT
                                INC.       CORPORATION      INC.          INC.       CORPORATION     TOTAL
                            ------------   -----------   ----------   ------------   -----------   ---------
Balance -- January 1,
  1995....................   $ 223,206      $ 223,206    $ 223,206     $ 223,206      $ 46,992     $ 939,816
  Net Loss -- 1995........    (176,070)      (176,070)    (176,070)     (176,070)      (37,065)     (741,345)
                             ---------      ---------    ---------     ---------      --------     ---------
Balance -- December 31,
  1995....................   $  47,136      $  47,136    $  47,136     $  47,136      $  9,927     $ 198,471
Net Loss -- 1996..........    (199,285)      (199,285)    (199,285)     (199,285)      (41,956)     (839,096)
                             ---------      ---------    ---------     ---------      --------     ---------
Balance -- December 31,
  1996....................   $(152,149)     $(152,149)   $(152,149)    $(152,149)     $(32,029)    $(640,625)
                             =========      =========    =========     =========      ========     =========

                 See accompanying notes to financial statements

                     SOUTH PLAINS DBS, LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              ---------   ----------
Cash Flows From Operating Activities
  Net Loss..................................................  $(839,096)  $ (741,345)
  Adjustments to Reconcile Net Loss to Net Cash
     Used in Operating Activities
     Depreciation and Amortization..........................    159,442      154,140
     Loss on Disposal of Assets.............................      5,287
     Capital Credits -- Non-Cash............................    (31,780)     (46,533)
     Accounts Receivable....................................       (446)      11,712
     Inventory..............................................    514,395      226,129
     Prepaid Expenses.......................................         32       (4,197)
     Accounts Payable -- Trade..............................    (75,538)    (505,314)
     Equipment Deposits.....................................    (59,804)      (2,900)
     Advanced Billing.......................................    229,322       43,111
     Other Accrued Liabilities..............................    (13,120)      14,388
                                                              ---------   ----------
          Net Cash Used in Operating Activities.............  $(111,306)  $ (850,809)
                                                              ---------   ----------
Cash Flows From Investing Activities
  Additions to Fixed Assets.................................  $  (7,274)  $  (67,199)
  Investments in Associated Organizations...................      8,549        8,680
                                                              ---------   ----------
          Net Cash Provided by (Used in) Investing
            Activities......................................  $   1,275   $  (58,519)
                                                              ---------   ----------
Cash Flows From Financing Activities
  Advances an Line-of-Credit -- RTFC........................  $ 240,000   $1,484,642
  Accounts Payable -- General Partner.......................   (109,670)    (490,727)
                                                              ---------   ----------
          Net Cash Provided by Financing Activities.........  $ 130,330   $  993,915
                                                              ---------   ----------
Increase in Cash............................................  $  20,299   $   84,587
                                                              ---------   ----------
Cash -- Beginning of Year...................................    175,287       90,700
                                                              ---------   ----------
Cash -- End of Year.........................................  $ 195,586   $  175,287
                                                              ---------   ----------
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
  Interest..................................................  $ 102,975   $   75,689
                                                              ---------   ----------
  Income Taxes..............................................  $       0   $        0
                                                              =========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     South Plains DBS Limited Partnership is a partnership among Poka Lambro Telecommunications, Inc., South Plains Development Corporation, S.P.A.C.E., Inc., L.E.C. Development, Inc., and Rural Vision Development Corporation. The partnership interests are as follows:

Poka Lambro Telecommunications, Inc. (General)..............  23.75%
South Plains Development Corporation (General)..............  23.75%
S.P.A.C.E., Inc. (General)..................................  23.75%
L.E.C. Development, Inc. (General)..........................  23.75%
Rural Vision Development Corporation (Limited)..............   5.00%

     The partnership was formed on August 27, 1992 to fund, establish and provide direct broadcast satellite services to its franchised TVGSA (TV Geographical Service Area). Poka Lambro Telecommunications, Inc. (the Corporation) serves as the operating partner.

  Operating Partner Responsibilities

     The operating partner is responsible for the books and records of the partnership and the oversight of operations. Costs incurred by the operating partner associated with partnership operations are to be periodically reimbursed, at cost.

  Allowance for Uncollectible Accounts

     The partnership records a monthly allowance for bad debts associated with equipment sales. Accruals are charged to bad debt expense and recoveries are charged back to the allowance.

     The direct write-off method is used for bad debts associated with satellite service. This method does not produce results materially different from using the reserve method.

  Inventory

     Inventory is stated at average unit cost and consists primarily of the direct broadcast satellite receivers and the related installation kits and supplies.

  Patronage Capital Certificates

     Patronage capital from associated organizations is recorded at the stated amount of the certificates.

  Accounts Payable -- Operating Partner, Related Party Transactions

     Accounts payable -- general partner represents costs borne by the operating partner of the partnership which are to be reimbursed periodically.

  Recognition of Income

     Direct broadcast satellite television programming revenues are billed in advance and are recognized when earned. Unearned amounts are classified as advance billing on the balance sheet. All other revenues are recognized at the time of the sales and at the time a service is provided.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

  Customer Billing and Collection of Digital Satellite TV (DSTV) Services

     The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the partnership, performs the billing and collection for the DSTV services provided to customers. The arrangements require NRTC to remit monthly total revenue billed less applicable billing and service expenses and to remit subsequent collection of this revenue. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing and collection reports provided by NRTC.

  Concentration of Credit Risk

     The partnership maintains its cash balances in federally insured financial institutions. At times during the year, these cash balances exceeded the insurance limit of $100,000.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. ASSETS PLEDGED

     All assets are pledged as security for the long-term debt due Rural Telephone Finance Corporation.

NOTE 3. FRANCHISE LICENSE

     The franchise license represents the cost paid to extend direct broadcast satellite services to consumers located in the TVGSA. The partnership is amortizing the cost over the term of the franchise, which is ten years. Amortization of the license commenced during the calendar year ended December 31, 1994 as the satellite service began. Amortization for the years ended December 31, 1996 and 1995 amounted to $140,323 and $140,323, respectively.

NOTE 4. FIXED ASSETS

     Fixed assets are stated at the original purchase cost.

     The major classes of fixed assets are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                              --------   --------
Office Furniture and Fixtures...............................  $ 98,152   $ 99,119
Office Equipment............................................    22,439     22,439
Lease Equipment.............................................    27,694     25,342
Leasehold Improvements......................................    10,888     10,888
                                                              --------   --------
                                                              $159,173   $157,788
                                                              ========   ========

     Provision for the depreciation of fixed assets is computed using straight-line rates as follows:

Office Furniture and Fixtures...............................   7.50%
Office Equipment............................................  14.30%
Leased Equipment............................................  14.30%

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Depreciation expense on the office furniture, fixtures and equipment for the years ended December 31, 1996 and 1995 was $14,767 and $9,331, respectively.

     The leasehold improvements relate to improvements made at the partnership's retail location and are being amortized over approximately a two year period. Amortization of leasehold improvements for the years ended December 31, 1996 and 1995 amounted to $4,352 and $4,486, respectively.

NOTE 5. LINE OF CREDIT -- RTFC

     In 1995, the partnership executed two line-of-credit agreements with the Rural Telephone Finance Cooperative (RTFC). The partnership was approved for a line of credit of $3,000,000 and $600,000 for DBS inventory purchases and general operating expenses, respectively. For both loans the annual interest rate is 6.9 percent. At December 31, 1996, the partnership had $1,649,642 outstanding on the inventory purchases loan and $75,000 outstanding on the general operating expenses loan. Terms include quarterly interest payments at
6.9 percent, with the total principal outstanding due November 28, 1999. The notes are secured by the assets of the partnership and are guaranteed by the parent companies of the partners in proportion to each partner's ownership percentage. Total interest expense for the years ended December 31, 1996 and 1995, was $102,975 and $75,689, respectively.

NOTE 6. EQUIPMENT DEPOSITS

     Equipment deposits represent amounts collected from subscribers for the purpose of reserving a satellite receiver. The deposits made by subscribers are applied as down payments on the receivers when purchased. Upon request, deposits are refunded and the reservations are withdrawn.

NOTE 7. PARTNERS' CAPITAL ACCOUNTS

     Capital calls are recognized as receivables from the partner upon issuance of the call. If participating, the partners are required to fund the calls within the time frame specified in the calls. Requests for capital are issued as required by the operating partner. The capital accounts have been adjusted for each partner's proportionate share of the accumulated losses as reflected on the statement of changes in partners' capital.

NOTE 8. COMMITMENTS AND CONTINGENCIES

     The partnership is liable to Poka Lambro Telecommunications, Inc., for all costs incurred by the corporation in its capacity as operating partner. If additional capital is necessary for the satisfaction of these commitments, this capital will be provided by the above referenced capital calls of each partner.

     The partnership has executed a non-cancelable operating lease for the use of retail office space in Lubbock, Texas. The lease term is for four years commencing on August 1, 1994. The minimum monthly rent requirements escalate on an annual basis over the term of the lease. Future minimum rental payments required under the terms of this lease are as follows at December 31, 1996:

1997........................................................  $32,280
1998........................................................  $19,040

     Lease expense recognized under this lease for the year ended December 31, 1996 and 1995, amounted to $32,982 and $31,675, respectively.

     The partnership also leases a copier and a fax machine for use in its daily operations. The lease terms are for three years commencing on August 18, 1995. Rental expense recognized under the terms noted above amounted to $2,830 and $2,548 for the years ended December 31, 1996 and 1995, respectively.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Amounts reflected in the financial statements related to revenues and billings from the National Rural Telecommunications Cooperative (NRTC) system may be subject to adjustment in a subsequent accounting period. Differences from these adjustments, if any, will normally be recorded in that accounting period, if not material.

NOTE 9. INCOME TAXES

     The partnership is not a taxable entity and the results of its operations are includable in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying financial statements.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP
                                 TAHOKA, TEXAS

                              FINANCIAL STATEMENTS
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996
                                      AND
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Partners
South Plains DBS Limited Partnership
Tahoka, Texas

     We have audited the accompanying balance sheets of South Plains DBS Limited Partnership as of December 22, 1997 and December 31, 1996, and the related statements of income, changes in partners' capital, and cash flows for the periods then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As referenced in Note 10 to the financial statements, the Partnership effectively dissolved as of December 23, 1997.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Plains DBS Limited Partnership as of December 22, 1997 and December 31, 1996, and the results of its operations, changes in partners' capital and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

                                         BOLINGER, SEGARS, GILBERT & MOSS,
                                         L.L.P.
                                         Certified Public Accountants

Lubbock, Texas
March 3, 1998

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                                 BALANCE SHEET
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                     ASSETS

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Current assets
  Cash......................................................   $  192,989     $  195,586
  Accounts Receivable (Less allowance for uncollectibles of
     $5,173 in 1997 and $2,875 in 1996).....................      110,012         54,216
  Inventory.................................................       95,773         39,928
  Prepaid Expenses..........................................        1,909          5,905
                                                               ----------     ----------
                                                               $  400,683     $  295,635
                                                               ----------     ----------
Other assets
  Investment in Associated Organizations....................   $   83,619     $   61,084
  Franchise License (Less Accumulated Amortization of
     $479,436 in 1997 and $339,114 in 1996).................      923,793      1,064,115
  Membership................................................        1,000          1,000
  Deposits..................................................        1,688          1,617
                                                               ----------     ----------
                                                               $1,010,100     $1,127,816
                                                               ----------     ----------
Fixed assets
  Office Furniture and Fixtures.............................   $  114,053     $   98,152
  Office Equipment..........................................       22,439         22,439
  Leased Equipment..........................................       14,821         27,694
  Leasehold Improvements....................................       10,888         10,888
                                                               ----------     ----------
                                                               $  162,201     $  159,173
  Less: Accumulated Depreciation and Amortization...........       47,879         37,021
                                                               ----------     ----------
                                                               $  114,322     $  122,152
                                                               ----------     ----------
                                                               $1,525,106     $1,545,603
                                                               ==========     ==========

                            LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts Payable -- Operating Partner.....................   $  208,295     $  202,090
  Accounts Payable -- Trade.................................      116,427         20,504
  Advance Billing...........................................      183,632        232,682
  Equipment Deposits........................................        2,060          2,210
  Other Accrued Liabilities.................................       23,056          4,100
                                                               ----------     ----------
                                                               $  533,470     $  461,586
                                                               ----------     ----------
Noncurrent liabilities
  Line of Credit Outstanding -- RTFC........................   $       --     $1,724,642
                                                               ----------     ----------
Partners' capital
  Golden Sky Systems, Inc. .................................   $  235,514     $       --
  L. E. C. Development, Inc. ...............................      235,513       (152,149)
  Poka-Lambro Telecommunications, Inc. .....................      520,608       (152,149)
  South Plains Development Corporation......................           --       (152,149)
  S.P.A.C.E., Inc. .........................................           --       (152,149)
  Rural Vision Development Corporation......................           --        (32,029)
                                                               ----------     ----------
                                                               $  991,635     $ (640,625)
                                                               ----------     ----------
                                                               $1,525,105     $1,545,603
                                                               ==========     ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                           STATEMENT OF INCOME (LOSS)
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                                               DECEMBER 22,   DECEMBER 31,
                                                                   1997           1996
                                                               ------------   ------------
Operating Revenues
  Satellite Service Revenue.................................    $2,220,480     $1,410,801
  Equipment Sales and Installation..........................       550,741        379,520
  Subscriber Activations....................................       104,067         53,650
  Miscellaneous Revenues....................................       146,479         67,287
                                                                ----------     ----------
                                                                $3,021,767     $1,911,258
                                                                ----------     ----------
Cost of Sales and Services
  Equipment Sales and Installation..........................    $  853,203     $  622,157
  Wholesale Service Costs...................................     1,523,393        999,466
                                                                ----------     ----------
                                                                $2,376,596     $1,621,623
                                                                ----------     ----------
Gross Profit................................................    $  645,171     $  289,635
                                                                ----------     ----------
Operating Expenses
  Advertising...............................................    $  359,490     $  224,919
  Commercial Office Expenses................................       375,448        249,694
  Depreciation and Amortization.............................       153,137        159,442
  General and Administrative................................        82,340         69,290
  Legal and Accounting......................................        11,770          6,450
  Management Expense........................................        78,668        143,122
  Office Supplies and Expenses..............................        27,850         25,782
  Property Tax..............................................         3,599         16,046
  Rent Expense..............................................        33,993         32,982
  Repair and Maintenance....................................        17,065         16,072
  Sales Commissions.........................................       205,516         55,455
  Utilities and Telephone...................................        46,514         32,236
  Interest..................................................       111,681        102,975
  Bad Debt Expense..........................................        33,858         20,765
                                                                ----------     ----------
                                                                $1,540,929     $1,155,230
                                                                ----------     ----------
          Net Operating Loss................................    $ (895,758)    $ (865,595)
                                                                ----------     ----------
Non Operating Income (Expenses)
  Interest Income...........................................    $       --     $        6
  Capital Credits...........................................        39,510         31,780
  Loss on Disposal of Assets................................       (11,492)        (5,287)
                                                                ----------     ----------
          Net Loss..........................................    $ (867,740)    $ (839,096)
                                                                ==========     ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                                          POKA
                                                         LAMBRO         SOUTH                       RURAL
                                         L. E. C.       TELECOM-        PLAINS                     VISION
                        GOLDEN SKY     DEVELOPMENT,   MUNICATIONS,   DEVELOPMENT    S.P.A.C.E.   DEVELOPMENT
                       SYSTEMS, INC.       INC.           INC.       CORPORATION       INC.      CORPORATION     TOTAL
                       -------------   ------------   ------------   ------------   ----------   -----------   ----------
Balance -- January 1,
  1996...............    $     --       $  47,136      $   47,136     $  47,136     $  47,136     $  9,927     $  198,471
  Net Loss -- 1996...          --        (199,285)       (199,285)     (199,285)     (199,285)     (41,956)      (839,096)
                         --------       ---------      ----------     ---------     ---------     --------     ----------
Balance -- December
  31, 1996...........    $     --       $(152,149)     $ (152,149)    $(152,149)    $(152,149)    $(32,029)    $ (640,625)
Capital
  Contributions -- 1997..         --      593,750       1,312,500            --       593,750           --      2,500,000
Net Loss -- 1997.....      (8,870)       (206,088)       (363,592)      (75,978)     (197,217)     (15,995)      (867,740)
Transfer of
  Ownership..........     244,384              --        (276,151)      228,127      (244,384)      48,024             --
                         --------       ---------      ----------     ---------     ---------     --------     ----------
Balance -- December
  22, 1997...........    $235,514       $ 235,513      $  520,608     $      --     $      --     $     --     $  991,635
                         ========       =========      ==========     =========     =========     ========     ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Cash Flows From Operating Activities
  Net Loss..................................................  $  (867,740)    $(839,096)
  Adjustments to Reconcile Net Loss to Net Cash Used in
     Operating Activities
     Depreciation and Amortization..........................      153,137       159,442
     Loss on Disposal of Assets.............................       11,492         5,287
     Capital Credits -- Non-Cash............................      (39,510)      (31,780)
     Accounts Receivable....................................      (55,796)         (446)
     Inventory..............................................      (55,845)      514,395
     Prepaid Expenses.......................................        3,996            32
     Deposits...............................................          (71)           --
     Accounts Payable -- Trade..............................       95,923       (75,538)
     Equipment Deposits.....................................         (150)      (59,804)
     Advanced Billing.......................................      (49,050)      229,322
     Other Accrued Liabilities..............................       18,956       (13,120)
                                                              -----------     ---------
          Net Cash Used in Operating Activities.............  $  (784,658)    $(111,306)
                                                              -----------     ---------
Cash Flows From Investing Activities
  Additions to Fixed Assets.................................  $   (16,477)    $  (7,274)
  Investments in Associated Organizations...................       16,975         8,549
                                                              -----------     ---------
          Net Cash Provided by Investing Activities.........  $       498     $   1,275
                                                              -----------     ---------
Cash Flows From Financing Activities
  Accounts Payable -- General Partner.......................  $     6,205     $(109,670)
  Advances on Line-of-Credit -- RTFC........................      185,000       240,000
  Payments on Line-of-Credit -- RTFC........................   (1,909,642)           --
  Capital Contributions.....................................    2,500,000            --
                                                              -----------     ---------
          Net Cash Provided by Financing Activities.........  $   781,563     $ 130,330
                                                              -----------     ---------
Increase (Decrease) in Cash.................................  $    (2,597)    $  20,299
                                                              -----------     ---------
Cash -- Beginning of Year...................................      195,586       175,287
                                                              -----------     ---------
Cash -- End of Year.........................................  $   192,989     $ 195,586
                                                              ===========     =========
Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Interest..................................................  $   111,681     $ 102,975
                                                              ===========     =========
  Income Taxes..............................................  $        --     $      --
                                                              ===========     =========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     South Plains DBS Limited Partnership was originally a partnership among Poka Lambro Telecommunications, Inc., South Plains Development Corporation, S.P.A.C.E., Inc., L.E.C. Development, Inc., and Rural Vision Development Corporation. The partnership interests were as follows:

Poka Lambro Telecommunications, Inc. (General)..............  23.75%
South Plains Development Corporation (General)..............  23.75%
S.P.A.C.E., Inc. (General)..................................  23.75%
L.E.C. Development, Inc. (General)..........................  23.75%
Rural Vision Development Corporation (Limited)..............   5.00%

     Effective June 30, 1997, Poka Lambro Telecommunications purchased the 23.75% interest of South Plains Development Corporation and the 5.00% interest of Rural Vision Development Corporation. Additionally, S.P.A.C.E., Inc. sold its 23.75% interest effective December 12, 1997 to Golden Sky Systems, Inc. Effective December 23, 1997, Poka Lambro Telecommunications sold its existing 52.50% interest to Golden Sky Systems, Inc. and the partnership was effectively dissolved.

     The partnership was formed on August 27, 1992 to fund, establish and provide direct broadcast satellite services to its franchised TVGSA (TV Geographical Service Area). Poka Lambro Telecommunications, Inc. (the Corporation) served as the operating partner.

  Operating Partner Responsibilities

     The operating partner is responsible for the books and records of the partnership and the oversight of operations. Costs incurred by the operating partner associated with partnership operations are to be periodically reimbursed, at cost.

  Allowance for Uncollectible Accounts

     The partnership records a monthly allowance for bad debts associated with equipment sales. Accruals are charged to bad debt expense and recoveries are charged back to the allowance.

     The direct write-off method is used for bad debts associated with satellite service. This method does not produce results materially different from using the reserve method.

  Inventory

     Inventory is stated at average unit cost and consists primarily of the direct broadcast satellite receivers and the related installation kits and supplies.

  Patronage Capital Certificates

     Patronage capital from associated organizations is recorded at the stated amount of the certificates.

  Accounts Payable -- Operating Partner, Related Party Transactions

     Accounts payable -- general partner represents costs borne by the operating partner of the partnership which are to be reimbursed periodically.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

  Recognition of Income

     Direct broadcast satellite television programming revenues are billed in advance and are recognized when earned. Unearned amounts are classified as advance billing on the balance sheet. All other revenues are recognized at the time of the sales and at the time a service is provided.

  Customer Billing and Collection of Digital Satellite TV (DSTV) Services

     The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the partnership, performs the billing and collection for the DSTV services provided to customers. The arrangements require NRTC to remit monthly total revenue billed less applicable billing and service expenses and to remit subsequent collection of this revenue. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing and collection reports provided by NRTC.

  Concentration of Credit Risk

     The partnership maintains its cash balances in federally insured financial institutions. At times during the year, these cash balances exceeded the insurance limit of $100,000.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. ASSETS PLEDGED

     All assets were pledged as security for the long-term debt due Rural Telephone Finance Corporation, which was paid in full during the period ended December 22, 1997.

NOTE 3. FRANCHISE LICENSE

     The franchise license represents the cost paid to extend direct broadcast satellite services to consumers located in the TVGSA. The partnership is amortizing the cost over the term of the franchise, which is ten years. Amortization of the license commenced during the calendar year ended December 31, 1994 as the satellite service began. Amortization for the each of the periods amounted to $140,323.

NOTE 4. FIXED ASSETS

     Fixed assets are stated at the original purchase cost.

     The major classes of fixed assets are as follows:

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Office Furniture and Fixtures...............................    $114,053       $ 98,152
Office Equipment............................................      22,439         22,439
Lease Equipment.............................................      14,821         27,694
Leasehold Improvements......................................      10,888         10,888
                                                                --------       --------
                                                                $162,201       $159,173
                                                                ========       ========

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Provision for the depreciation of fixed assets is computed using straight-line rates as follows:

Office Furniture and Fixtures...............................   7.50%
Office Equipment............................................  14.30%
Leased Equipment............................................  14.30%

     Depreciation expense on the office furniture, fixtures and equipment for the periods ended December 22, 1997 and December 31, 1996 was $12,814 and $14,767, respectively.

     The leasehold improvements relate to improvements made at the partnership's retail location and are being amortized over approximately a two year period. Amortization of leasehold improvements for the year ended December 31, 1998 amounted to $4,352. The leasehold improvements fully amortized during the year ended December 31, 1996.

NOTE 5. LINE OF CREDIT -- RTFC

     In 1995, the partnership executed two line-of-credit agreements with the Rural Telephone Finance Cooperative (RTFC). The partnership was approved for a line of credit of $3,000,000 and $600,000 for DBS inventory purchases and general operating expenses, respectively. For both loans the annual interest rate was 6.9 percent. At December 31, 1996, the partnership had $1,649,642 outstanding on the inventory purchases loan and $75,000 outstanding on the general operating expenses loan. Terms included quarterly interest payments at
6.9 percent, with the total principal outstanding due November 28, 1999. The notes were secured by the assets of the partnership and were guaranteed by the parent companies of the partners in proportion to each partner's ownership percentage. These notes were fully paid during the period ended December 22, 1997. Total interest expense for the periods ended December 22, 1997 and December 31, 1996, was $111,681 and $102,975, respectively.

NOTE 6. EQUIPMENT DEPOSITS

     Equipment deposits represent amounts collected from subscribers for the purpose of reserving a satellite receiver. The deposits made by subscribers are applied as down payments on the receivers when purchased. Upon request, deposits are refunded and the reservations are withdrawn.

NOTE 7. PARTNERS' CAPITAL ACCOUNTS

     Capital calls are recognized as receivables from the partner upon issuance of the call. If participating, the partners are required to fund the calls within the time frame specified in the calls. Requests for capital are issued as required by the operating partner. The capital accounts have been adjusted for each partner's proportionate share of the accumulated losses as reflected on the statement of changes in partners' capital.

NOTE 8. COMMITMENTS AND CONTINGENCIES

     The partnership is liable to Poka Lambro Telecommunications, Inc., for all costs incurred by the corporation in its capacity as operating partner.

     The partnership has executed a non-cancelable operating lease for the use of retail office space in Lubbock, Texas. The lease term is for four years commencing on August 1, 1994. The minimum monthly rent requirements escalate on an annual basis over the term of the lease. Future minimum rental payments required under the terms of this lease are as follows at December 22, 1997:

1998........................................................  $19,040

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Lease expense recognized under this lease for the period ended December 22, 1997 and December 31, 1996, amounted to $33,993 and $32,982, respectively.

     Amounts reflected in the financial statements related to revenues and billings from the National Rural Telecommunications Cooperative (NRTC) system may be subject to adjustment in a subsequent accounting period. Differences from these adjustments, if any, will normally be recorded in that accounting period, if not material

NOTE 9. INCOME TAXES

     The partnership is not a taxable entity and the results of its operations are includable in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying financial statements.

NOTE 10. SUBSEQUENT EVENTS/GOING CONCERN

     Effective December 23, 1997, Golden Sky Systems, Inc. purchased the existing 52.50% interest owned by Poka Lambro Telecommunications. As such, the partnership effectively dissolved as of that date.

                            CAL-ORE DIGITAL TV, INC.

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors Golden Sky Systems, Inc.:

     We have audited the accompanying balance sheet of Cal-Ore Digital TV, Inc. (the Company) as of December 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cal-Ore Digital TV, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            KPMG LLP

November 26, 1997, except as to
note 5, which is as of December 8, 1997.
Kansas City, Missouri

                            CAL-ORE DIGITAL TV, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 108,471
  Accounts receivable.......................................     65,388
  Income taxes receivable (note 1)..........................     24,556
  Inventory.................................................     11,956
  Prepaid expenses..........................................      1,860
                                                              ---------
          Total current assets..............................    212,231
Land........................................................    110,000
Furniture, fixtures and equipment (net of accumulated
  depreciation of $68,798) (note 2).........................     42,137
Intangible assets (net of accumulated amortization of
  $73,670) (note 4).........................................    294,681
Other assets (note 3).......................................     17,323
                                                              ---------
          Total assets......................................  $ 676,372
                                                              =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Current liabilities:
     Trade accounts payable.................................     72,763
     Payable to affiliate (note 4)..........................         --
     Unearned revenue.......................................    104,411
     Interest payable.......................................         --
     Other liabilities (note 3).............................     20,257
                                                              ---------
          Total current liabilities.........................    197,431
Shareholders' equity:
  Common stock, par value $1, 10,000 shares authorized,
     1,000 shares issued and outstanding....................      1,000
  Additional paid-in capital................................    647,174
  Accumulated deficit.......................................   (169,233)
                                                              ---------
          Total shareholders' equity........................    478,941
                                                              ---------
          Total liabilities and shareholders' equity........  $ 676,372
                                                              =========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues:
  Programming...............................................   $563,573
  Equipment and installation sales..........................     97,173
  Lease and other (note 2)..................................     42,835
                                                               --------
          Total revenues....................................    703,581
                                                               --------
Cost of revenues:
  Programming costs.........................................    373,032
  Equipment and installation costs..........................    106,027
  Rebate expense............................................     61,848
                                                               --------
          Total cost of revenues............................    540,907
                                                               --------
          Gross profit......................................    162,674
                                                               --------
Expenses:
  Selling, general and administrative.......................    134,352
  Depreciation and amortization.............................     74,569
  Marketing.................................................     22,744
  Provision for doubtful accounts...........................      9,740
                                                               --------
                                                                241,405
                                                               --------
          Operating loss....................................    (78,731)
Interest:
  Interest and dividend income..............................      2,749
  Interest expense..........................................     (1,634)
                                                               --------
          Net loss before income taxes......................    (77,616)
                                                               --------
Income tax expense (note 1).................................     (8,404)
                                                               --------
          Net loss..........................................   $(86,020)
                                                               ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                            ADDITIONAL                     TOTAL
                                                   COMMON    PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                                   STOCK     CAPITAL       DEFICIT        EQUITY
                                                   ------   ----------   -----------   -------------
Balance at December 31, 1995.....................  $1,000    $547,174     $ (83,213)     $464,961
  Additional cash contribution by Cal-Ore
     Telecommunications Company..................     --      100,000            --       100,000
  Net loss.......................................     --           --       (86,020)      (86,020)
                                                   ------    --------     ---------      --------
Balance at December 31, 1996.....................  $1,000    $647,174     $(169,233)     $478,941
                                                   ======    ========     =========      ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Operating activities:
  Net loss..................................................  $ (86,020)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................     74,569
     Provision for doubtful accounts........................      9,740
     Change in operating assets and liabilities:
       Accounts receivable..................................    (37,551)
       Income Tax Receivable................................     (6,336)
       Inventory............................................       (307)
       Prepaid expenses.....................................       (980)
       Trade accounts payable...............................     30,058
       Unearned revenue.....................................     85,517
       Interest payable.....................................     (4,082)
       Other liabilities....................................        (93)
                                                              ---------
          Net cash provided by operating activities.........     64,515
                                                              ---------
Investing activities:
  Purchases of furniture, fixtures, and equipment...........     (4,065)
  Purchase of land..........................................   (110,000)
                                                              ---------
          Net cash used in investing activities.............   (114,065)
                                                              ---------
Financing activities:
  Cash contribution from parent.............................    100,000
  Repayment of loan to parent...............................   (100,000)
                                                              ---------
          Net cash provided by financing activities.........         --
                                                              ---------
          Net decrease in cash..............................    (49,550)
Cash and cash equivalents, beginning of year................    158,021
                                                              ---------
Cash and cash equivalents, end of year......................  $ 108,471
                                                              =========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $   5,716
                                                              =========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Cal-Ore Digital TV, Inc. (the Company) is a California corporation formed in November 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is a wholly-owned subsidiary of California Oregon Telecommunications Company (the Parent), who has owned all 1,000 shares of the Company since the Company's inception. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, the Company had the operating rights for portions of four counties in California and Oregon. These rights were purchased by the parent in 1993 and transferred to the Company as a contribution of capital in 1994.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes, and satellite TV accessories.

  Accounts Receivable

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

  Cash and Cash Equivalents

     Cash and cash equivalents consists of cash in checking accounts and money market checking accounts.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over fifteen years, which is the expected useful life of the satellites providing DBS services.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

                            CAL-ORE DIGITAL TV, INC.

  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which is practicable to estimate that value:

          Cash and Cash Equivalents -- The carrying amounts approximates fair value because of the short maturity of those instruments.

          Receivables and Accounts Payable -- These assets are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment, consisting primarily of computer and office equipment and equipment leased to customers, is recorded at cost. Depreciation expense is recorded over the estimated useful lives which range from two to seven years.

  Income Taxes

     The Company is a C Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. The Company's income tax expense or benefit is an allocation of the Parent's consolidated income tax expense or benefit and is recoverable from the Parent.

(2) LEASING ARRANGEMENTS FOR SUBSCRIBER EQUIPMENT

     In addition to selling satellite television equipment, in 1995 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging from $15 to $19 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company. Accordingly, the Company accounts for these leases as operating leases.

     The cost of leased equipment is included as a component of furniture, fixtures, and equipment and depreciated over a two-year period. The net amount of leased equipment included in furniture, fixtures, and equipment at December 31, 1996 is as follows:

                                                                1996
                                                              --------
Cost........................................................  $ 77,051
Accumulated Depreciation....................................   (52,560)
                                                              --------
          Net carrying value................................  $ 25,491
                                                              ========

     Lease income under the above agreements is recognized billed to the customer and totaled $25,464 in 1996.

                            CAL-ORE DIGITAL TV, INC.

(3) NRTC PATRONAGE DIVIDENDS

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 was $17,323.

(4) RELATED-PARTY TRANSACTIONS

     The Company was capitalized by the Parent in early 1994 through the transfer of $26,000 in cash and franchise rights with a cost of $522,174. In April 1994, the Company sold the franchise rights for a portion of one county in California to Siskiyou Ruralvision, a related party which has a common board member. These rights were sold at the Parent's cost of $153,823.

     The Company also had a $100,000 account payable to the Parent at December 31, 1995, as the result of a short-term loan made in June 1995 for operating cash needs. This payable carried interest at 7% and was repaid in full in 1996, along with $5,716 in accrued interest.

     Employees of the Parent provide various accounting and administrative duties for the Company. Accordingly, the Company's financial statements include allocated selling, general, and administrative expenses in the amount of $21,391, in 1996.

(5) SUBSEQUENT EVENTS

     On September 24, 1997, the Company entered into a letter agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on December 8, 1997.

                            CAL-ORE DIGITAL TV, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 8, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     We have audited the accompanying statements of operations and cash flows of Cal-Ore Digital TV, Inc. (the Company) for the period from January 1, 1997 to December 8, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Cal-Ore Digital TV, Inc. for the period from January 1, 1997 to December 8, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG LLP

January 13, 1999
Kansas City, Missouri

                            CAL-ORE DIGITAL TV, INC.

                            STATEMENT OF OPERATIONS
          FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 8, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

                                                                 1997         1996
                                                              ----------    --------
Revenues:
  Programming...............................................  $  804,916    $563,573
  Equipment and installation sales..........................     166,635      97,173
  Lease and other (note 1)..................................      40,580      42,835
                                                              ----------    --------
          Total revenues....................................   1,012,131     703,581
                                                              ----------    --------
Cost of revenues:
  Programming costs.........................................     511,184     373,032
  Equipment and installation costs..........................     166,747     106,027
  Rebate expense............................................      63,959      61,848
  Selling, general and administrative.......................     185,597     134,352
  Depreciation and amortization.............................      63,390      74,569
  Marketing.................................................      25,492      22,744
  Provision for doubtful accounts...........................       9,981       9,740
                                                              ----------    --------
                                                               1,026,350     782,312
                                                              ----------    --------
          Operating loss....................................     (14,219)    (78,731)
Interest:
  Interest and dividend income..............................      11,266       2,749
  Interest expense..........................................          --      (1,634)
                                                              ----------    --------
          Loss before income taxes                                (2,953)    (77,616)
                                                              ----------    --------
Income tax benefit (expense) (note 1).......................         588      (8,404)
                                                              ----------    --------
          Net loss..........................................  $   (2,365)   $(86,020)
                                                              ==========    ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                            STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 8, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                                1997          1996
                                                              --------      --------
Operating activities:
  Net loss..................................................  $ (2,365)     $(86,020)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................    63,390        74,569
     Provision for doubtful accounts........................     9,981         9,740
     Change in operating assets and liabilities:
       Accounts receivable..................................    52,552       (37,551)
       Income Tax Receivable................................    14,556        (6,336)
       Inventory............................................     4,439          (307)
       Prepaid expenses.....................................     1,860          (980)
       Other assets.........................................   (10,221)           --
       Trade accounts payable...............................   (12,500)       30,058
       Unearned revenue.....................................     1,429        85,517
       Accrued interest payable.............................        --        (4,082)
       Other liabilities....................................   (20,257)          (93)
                                                              --------      --------
          Net cash provided by operating activities.........   102,864        64,515
                                                              --------      --------
Investing activities:
  Purchases of furniture, fixtures, and equipment...........   (20,643)       (4,065)
  Purchase of land..........................................        --      (110,000)
                                                              --------      --------
          Net cash used in investing activities.............   (20,643)     (114,065)
                                                              --------      --------
Financing activities:
  Cash contribution from parent.............................        --       100,000
  Repayment of loan to parent...............................        --      (100,000)
                                                              --------      --------
          Net cash provided by financing activities.........        --            --
                                                              --------      --------
          Net increase (decrease)...........................    82,221       (49,550)
Cash and cash equivalents, beginning of period..............   108,471       158,021
                                                              --------      --------
Cash and cash equivalents, end of period....................  $190,692      $108,471
                                                              ========      ========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $     --      $  5,716
                                                              ========      ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 8, 1997 AND
                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Cal-Ore Digital TV, Inc. (the Company) is a California corporation formed in November 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is a wholly-owned subsidiary of California Oregon Telecommunications Company (the Parent), who has owned all 1,000 shares of the Company since the Company's inception. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 9, 1997 and December 31, 1996, the Company had the operating rights for portions of four counties in California and Oregon. These rights were purchased by the parent in 1993 and transferred to the Company as a contribution of capital in 1994.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     In addition to selling satellite television equipment, in 1995 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging form $15 to $19 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over fifteen years, which is the expected useful life of the satellites providing DBS services.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Income Taxes

     The Company is a C Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. The Company's income tax expense or benefit is an allocation of the Parent's consolidated income tax expense or benefit and is recoverable from or payable to the Parent.

                            CAL-ORE DIGITAL TV, INC.

(2) RELATED-PARTY TRANSACTIONS

     The Company had a $100,000 loan payable to the Parent at December 31, 1995, as the result of a short-term loan made in June 1995 for operating cash needs. This payable carried interest at 7% and was repaid in full in 1996, along with $5,716 in accrued interest.

(3) SUBSEQUENT EVENTS

     On December 8, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cable and Communications Corporation:

     We have audited the accompanying balance sheets of NRTC System No. 0093, a segment of Cable and Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NRTC System No. 0093, a segment of Cable and Communications Corporation, at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG LLP

November 14, 1997
Kansas City, Missouri

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                1996       1995
                                                              --------   --------
Current assets:
  Cash and cash equivalents.................................  $ 12,674   $ 18,023
  Accounts receivable.......................................    86,951     37,820
  Notes receivable, current portion (note 3)................    79,150     54,044
  Inventory.................................................    24,630     25,424
          Total current assets..............................   203,405    135,311
Franchise costs (net of accumulated amortization of $62,713
  and $36,763 in 1996 and 1995, respectively)...............   196,737    222,687
Notes receivable, long-term portion (note 3)................    89,231     99,895
                                                              --------   --------
          Total assets......................................  $489,373   $457,893
                                                              ========   ========

                         LIABILITIES AND SEGMENT EQUITY

Current liabilities:
  Accounts payable..........................................  $ 44,204   $ 37,236
  Due to related party (note 5).............................    13,050      6,165
  Unearned revenue..........................................    60,324     14,033
  Other liabilities.........................................     5,075      3,388
                                                              --------   --------
          Total current liabilities.........................   122,653     60,822
Segment equity..............................................   366,720    397,071
                                                              --------   --------
Commitments Total liabilities and segment equity............  $489,373   $457,893
                                                              ========   ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                1996       1995       1994
                                                              --------   --------   --------
Revenues:
  Programming revenues......................................  $553,123   $292,826   $ 21,057
  Equipment sales...........................................   168,781    387,991    220,823
                                                              --------   --------   --------
          Total revenues....................................   721,904    680,817    241,880
                                                              --------   --------   --------
Cost of revenues:
  Programming costs.........................................   391,977    186,048     13,000
  Equipment costs...........................................   139,134    311,501    185,415
                                                              --------   --------   --------
          Total cost of revenues............................   531,111    497,549    198,415
                                                              --------   --------   --------
Gross profit................................................   190,793    183,268     43,465
                                                              --------   --------   --------
Expenses:
  Salaries, wages and benefits..............................    86,274     56,561     16,533
  Amortization..............................................    25,950     25,950     10,813
  Other general and administrative..........................    63,523     53,035      1,977
                                                              --------   --------   --------
          Total expenses....................................   175,747    135,546     29,323
                                                              --------   --------   --------
          Net income........................................  $ 15,046   $ 47,722   $ 14,142
                                                              ========   ========   ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                          STATEMENTS OF SEGMENT EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Balance at December 31, 1993................................  $264,085
  Net income................................................    14,142
                                                              --------
Balance at December 31, 1994................................   278,227
  Investments by parent.....................................    71,122
  Net income................................................    47,722
                                                              --------
Balance at December 31, 1995................................   397,071
  Distributions to parent...................................   (45,397)
  Net income................................................    15,046
                                                              --------
Balance at December 31, 1996................................  $366,720
                                                              ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                1996       1995        1994
                                                              --------   ---------   --------
Operating activities:
  Net income................................................  $ 15,046   $  47,722   $ 14,142
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Bad debt expense.......................................     1,128       9,101         --
     Amortization...........................................    25,950      25,950     10,813
     Changes in:
       Accounts receivable..................................   (49,131)    (27,025)   (10,795)
       Notes receivable.....................................   (15,570)   (163,040)        --
       Inventory............................................       794       7,682    (33,106)
       Accounts payable.....................................     6,968      21,915     15,321
       Due to related party.................................     6,885      (3,428)    14,228
       Unearned revenues....................................    46,291       7,562      6,471
       Other liabilities....................................     1,687       2,520        868
       Customer deposits....................................        --      (7,989)     7,989
                                                              --------   ---------   --------
Net cash provided by (used in) operating activities.........    40,048     (79,030)    25,931
                                                              --------   ---------   --------
Cash flows from financing activities --
  Cash investments (distributions) by Cable & Communications
     Corporation............................................   (45,397)     71,122         --
                                                              --------   ---------   --------
Net increase (decrease) in cash and cash equivalents........    (5,349)     (7,908)    25,931
Cash and cash equivalents at beginning of year..............    18,023      25,931         --
                                                              --------   ---------   --------
Cash and cash equivalents at end of year....................  $ 12,674   $  18,023   $ 25,931
                                                              ========   =========   ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     The NRTC System No. 0093 is a segment (the Segment) of Cable and Communications Corporation (C&CC) which provides rural direct broadcasting satellite (DBS) television service to customers within its franchise areas which includes fifteen counties in eastern Montana. C&CC is a wholly-owned subsidiary of Mid-Rivers Telephone Cooperative, Inc. (MRTC). MRTC is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV.

     The financial statements presented as of and for the years ended December 31, 1996, 1995 and 1994, represent the financial position and operation of the Segment. The Segment was not operated as a separate entity or a separate subsidiary of C&CC in 1996, 1995 or 1994. The financial statements presented herein have been derived from the records of C&CC and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. The financial statements do not include certain costs and expenses which could be allocable to the segment by C&CC. Accordingly, costs and expenses presented may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of various DBS service and maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Cash Equivalents

     The Segment considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

  Inventory

     Inventory is stated at the lower of average cost (first-in, first-out) or market and consists primarily of receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Segment is not directly subject to income taxes, as it is operated as a segment of C&CC. C&CC did not allocate tax expense to the segment and, accordingly, no provision for income taxes has been made.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees.

(3) NOTES RECEIVABLE

     The Segment finances DBS equipment sales to customers. These sales contracts are executed for periods varying from twelve to thirty-six months. These notes are amortized through monthly payments. The contracts are collateralized by security interests in the equipment purchased. Notes receivable as of December 30, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Notes receivable (net of allowance of $10,229 and $9,101 in
  1996 and 1995, respectively)..............................  $168,381   $153,939
Less current portion........................................    79,150     54,044
                                                              --------   --------
                                                              $ 89,231   $ 99,895
                                                              ========   ========

(4) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. The patronage dividend can be either qualified or nonqualified upon the election of the Segment. If qualified, 20% of the dividend is received in cash while 80% is distributed in patronage capital certificates, which can be redeemed in cash at a future date at the discretion of the NRTC. Nonqualified dividends are distributed entirely as patronage capital certificates, which will generally be redeemable only upon the dissolution of the NRTC. The Segment has elected to receive the nonqualified dividend. As such, the asset

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

and equally offsetting deferred income liability have not been recorded as there is no financial statement impact.

(5) RELATED PARTY TRANSACTIONS

     C&CC performs management and service and maintenance functions for the Segment and allocates such labor and benefit Segment. A related payable to C&CC of $13,050 and $6,165 exists at December 31, 1996, and 1995, respectively.

(6) SUBSEQUENT EVENT

     The Segment contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on December 17, 1997.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Revenue:
  Program revenue...........................................  $597,387   $383,438
  Equipment sales...........................................    72,194    115,589
                                                              --------   --------
          Total revenue.....................................   669,581    499,027
                                                              --------   --------
Costs and expenses:
  Programming costs.........................................   429,875    271,728
  Equipment costs...........................................    63,251     95,624
  General and administrative................................   138,941    103,549
  Amortization..............................................    19,463     19,463
                                                              --------   --------
          Total costs and expenses..........................   651,530    490,364
                                                              --------   --------
          Net income........................................  $ 18,051   $  8,663
                                                              ========   ========

                            See accompanying notes.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   --------
Operating Activities
  Net income................................................  $  18,051   $  8,663
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization...........................................     19,463     19,463
  Changes in:
     Accounts receivable....................................     12,144    (23,243)
     Notes receivable.......................................     39,913    (14,598)
     Inventory..............................................   (103,417)   (68,914)
     Accounts payables......................................     20,031     10,568
     Due to related party...................................    (13,050)    (6,165)
     Unearned revenues......................................     (2,999)    60,204
     Other liabilities......................................      1,403      1,770
                                                              ---------   --------
Net cash used in operating activities.......................     (8,461)   (12,252)
                                                              ---------   --------
Net decrease in cash........................................     (8,461)   (12,252)
Cash at beginning of period.................................     12,674     18,023
                                                              ---------   --------
Cash at end of period.......................................  $   4,213   $  5,771
                                                              =========   ========

                            See accompanying notes.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     The NRTC System No. 0093 is a segment (the Segment) of Cable and Communications Corporation (the Company) which provides rural direct broadcast satellite services (DBS) to customers within its franchise areas, which include fifteen counties in eastern Montana. The Company is a wholly-owned subsidiary of Mid-Rivers Telephone Cooperative, Inc. (the Parent). The Parent is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV.

     The Segment was not operated as a separate entity or a separate subsidiary of the Company. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's results of operations and cash flows on a stand-alone basis. The financial statements do not include certain costs and expenses which could be allocable to the Segment by the Company. Accordingly, costs and expenses presented may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Company is not directly subject to income taxes, as it is operated as a segment of the Parent. The Parent did not allocate tax expense to the Company and, accordingly, no provision for income taxes has been made.

(2) SUBSEQUENT EVENTS

     On December 17, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                               LAKELAND DBS, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     We have audited the accompanying statements of operations and cash flows of Lakeland DBS, Inc. (the Company) for the period from January 1, 1997 to December 24, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Lakeland DBS, Inc. for the period from January 1, 1997 to December 24, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        KPMG LLP

January 20, 1999
Kansas City, Missouri

                               LAKELAND DBS, INC.

                            STATEMENTS OF OPERATIONS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                                 1997        1996
                                                              ----------   --------
Revenue:
  Program revenue...........................................  $  774,548   $524,964
  Equipment sales...........................................      69,929     80,393
  Lease revenue.............................................      52,711     59,852
  Other.....................................................      15,298     15,279
                                                              ----------   --------
          Total revenue.....................................     912,486    680,488
                                                              ----------   --------
Costs and expenses:
  Programming costs.........................................     473,578    309,176
  Equipment and installation costs..........................     378,873    170,408
  Selling, general and administrative.......................     268,399    140,273
  Rebate expense............................................      44,591     35,618
  Bad debt expense..........................................       8,546     12,377
  Depreciation..............................................      60,244     38,119
                                                              ----------   --------
          Total costs and expenses..........................   1,234,231    705,971
                                                              ----------   --------
          Operating loss....................................    (321,745)   (25,483)
                                                              ----------   --------
Non-operating items:
  Interest income...........................................       3,294      2,646
  Interest expense..........................................     (23,382)   (36,137)
                                                              ----------   --------
                                                                 (20,088)   (33,491)
                                                              ----------   --------
          Net loss..........................................  $ (341,833)  $(58,974)
                                                              ==========   ========

                See accompanying notes to financial statements.

                               LAKELAND DBS, INC.

                            STATEMENTS OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                                1997        1996
                                                              ---------   --------
Cash flow from operating activities
  Net loss..................................................  $(341,833)  $(58,974)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................     60,244     38,119
     Bad debt expense.......................................      8,546     12,377
  Changes in:
     Accounts receivable....................................     (9,183)   (31,618)
     Inventory..............................................     13,767     34,742
     Unearned revenue.......................................    (34,308)    59,247
     Accounts payables......................................    (14,805)    32,550
     Other assets...........................................        723        723
     Other liabilities......................................     (2,202)     1,365
                                                              ---------   --------
          Net cash provided by (used in) operating
            activities......................................   (319,051)    88,531
                                                              ---------   --------
Cash flows from investing activities:
  Purchase of property, plant and equipment.................    (67,148)   (92,141)
                                                              ---------   --------
          Net cash used in investing activities.............    (67,148)   (92,141)
                                                              ---------   --------
Cash flows from financing activities:
  Increase in payable to related party......................    403,770     27,691
                                                              ---------   --------
          Net cash provided by financing activities.........    403,770     27,691
                                                              ---------   --------
          Net change in cash................................     17,571     24,081
Beginning of period cash and cash equivalents...............     32,192      8,111
                                                              ---------   --------
End of period cash and cash equivalents.....................  $  49,763   $ 32,192
                                                              =========   ========

                See accompanying notes to financial statements.

                               LAKELAND DBS, INC.

                         NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Lakeland DBS, Inc. (the Company) is an Oklahoma S-corporation formed for the purpose of operating direct broadcast satellite (DBS) television systems and is owned Charles O. Smith, Betty R. Smith, and Orlean M. Smith (Stockholders). The Company is an affiliate of Canadian Valley Telephone Company (Canadian Valley). Canadian Valley owns the DBS rights for which the Company provides management services. Canadian Valley is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 24, 1997 and December 31, 1996, Canadian Valley had the operating rights for portions of six counties in Oklahoma and Colorado. Canadian Valley transferred the DBS rights to the Company on December 24, 1997.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     In addition to selling satellite television equipment, in December of 1997 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging from $10 to $16 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services. Because, until December 24, 1997 Canadian Valley owned such rights, the intangible asset was maintained on Canadian Valley's accounts, therefore no amortization expense was recorded on the Company's books. Had the Company owned the marketing rights, they would have recorded additional amortization expense of $50,492 and $51,336 for the period from January 1, 1997 to December 24, 1997 and the year ended December 31, 1996, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Income Taxes

     The Company is a S Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. Accordingly, income taxes are the responsibility of the stockholders and are not reflected in the accompanying financial statements.

                               LAKELAND DBS, INC.

(2) RELATED-PARTY TRANSACTIONS

     The Company had $631,298 and $174,628 of accounts payable to Canadian Valley at December 24, 1997 and December 31, 1996, respectively, as the result of a short-term loan made for operating cash needs and the transfer of DBS marketing rights. This payable carried no interest and was repaid in full in 1998.

     The Company also had an $29,800 account payable to Charles & Betty Smith at December 31, 1996. This account payable was paid in full in 1997.

     The Company also had an $23,100 account payable to Lakeland Cable TV at December 31, 1996. This account payable was paid in full in 1997.

(3) SUBSEQUENT EVENTS

     On December 24, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Triangle Communication System, Inc.
Havre, Montana

     We have audited the accompanying balance sheets of Triangle Communication System, Inc. as of December 31, 1997, 1996, and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triangle Communication System, Inc. at December 31, 1997, 1996, and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            EIDE HELMEKE PLLP
March 6, 1998
Sioux Falls, South Dakota

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                                 BALANCE SHEETS
                       DECEMBER 31, 1997, 1996, AND 1995

                                     ASSETS

                                                                 1997         1996         1995
                                                              ----------   ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  175,917   $  356,571   $  234,152
  Accounts receivable.......................................      22,466        7,298          520
  Accounts receivable -- affiliate..........................       9,889           --           --
  Contract receivable.......................................       1,370       17,053        8,649
  Inventory.................................................      45,193       42,228       74,539
  Prepaid expenses..........................................     192,095       67,611        2,824
                                                              ----------   ----------   ----------
          Total current assets..............................     446,930      490,761      320,684
                                                              ----------   ----------   ----------
  Property and equipment (net of accumulated depreciation of
     $379,281 in 1997; $310,553 in 1996, and $283,058 in
     1995)..................................................     152,523      209,260      158,527
                                                              ----------   ----------   ----------
  Intangible assets (net of accumulated amortization of
     $105,354 in 1997; $77,360 in 1996; and $49,367 in
     1995)..................................................     321,926      349,920      377,913
                                                              ----------   ----------   ----------
OTHER ASSETS:
  Investments in marketable equity securities (Note 2)......   1,851,588    1,433,695    1,485,128
  Other investments (Note 3)................................     777,982      517,050      186,719
                                                              ----------   ----------   ----------
          Total other assets................................   2,629,570    1,950,745    1,671,847
                                                              ----------   ----------   ----------
                                                              $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

                               LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  250,509   $  135,875   $  140,152
  Accounts payable -- affiliate.............................      11,772      335,021       58,772
  Unearned revenue..........................................     214,848      219,569       17,807
  Customer deposits.........................................       3,590        1,048          840
  Accrued taxes.............................................       1,607        1,286        1,481
  Other current liabilities.................................       1,157           --           --
                                                              ----------   ----------   ----------
          Total current liabilities.........................     483,483      692,799      219,052
                                                              ----------   ----------   ----------
  Deferred income taxes.....................................     656,859      432,702      451,835
                                                              ----------   ----------   ----------
          Total liabilities.................................   1,140,342    1,125,501      670,887
                                                              ----------   ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, $100 par value, authorized 53,000 shares;
     issued and outstanding; 1997 -- 10,595 shares, 1996 and
     1995 -- 8,095 shares...................................   1,059,500      809,500      809,500
  Additional paid-in capital................................     315,000      315,000      315,000
  Unrealized gain on equity securities......................   1,108,891      915,155      947,455
  Accumulated deficit.......................................     (72,784)    (164,470)    (213,871)
                                                              ----------   ----------   ----------
          Total stockholder's equity........................   2,410,607    1,875,185    1,858,084
                                                              ----------   ----------   ----------
          Total liabilities and shareholder's equity........  $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997         1996         1995
                                                           ----------   ----------   ----------
REVENUES:
  CATV program revenues..................................  $   55,695   $   58,658   $   60,928
  DBS program revenue....................................   2,255,440    1,312,525      501,767
  Cellular revenue.......................................     129,529       62,800           --
  Rural TV service revenue...............................      13,493       16,149       18,446
  Equipment sales........................................     170,863      188,802      449,343
  Other..................................................      50,241       52,030       28,384
                                                           ----------   ----------   ----------
          Total revenues.................................   2,675,261    1,690,964    1,058,868
                                                           ----------   ----------   ----------
COST OF REVENUES:
  CATV program costs.....................................      13,924       14,406       14,767
  DBS program costs......................................   1,263,995      785,954      277,497
  Cellular program costs.................................     109,592       55,550           --
  Rural TV program costs.................................      10,333       12,034       13,250
  Equipment costs........................................     229,404      195,796      459,655
  Rebates and coupon costs...............................     469,207      162,154       61,437
                                                           ----------   ----------   ----------
          Total cost of revenues.........................   2,096,455    1,225,894      826,606
                                                           ----------   ----------   ----------
          Gross profit...................................     578,806      465,070      232,262
                                                           ----------   ----------   ----------
EXPENSES:
  Salaries, wages, and commissions.......................     180,134      129,063       81,954
  Depreciation and amortization..........................      96,721       55,489       49,692
  Bad debt expense.......................................      12,808       13,262        4,810
  Marketing..............................................      75,111       84,097      103,695
  Maintenance and installation...........................      26,709       34,059       19,341
  Other selling, general, and administrative expenses....     106,511       75,955       36,077
                                                           ----------   ----------   ----------
          Total expenses.................................     497,994      391,925      295,569
                                                           ----------   ----------   ----------
NET INCOME BEFORE NONOPERATING INCOME AND TAXES..........      80,812       73,145      (63,307)
                                                           ----------   ----------   ----------
NONOPERATING INCOME (LOSS):
  Interest income........................................       6,470        5,463        1,432
  Loss in equity earnings of affiliate...................     (31,828)          --           --
  Gain on sale of cellular stock.........................          --           --       15,501
                                                           ----------   ----------   ----------
          Total nonoperating income (loss)...............     (25,358)       5,463       16,933
                                                           ----------   ----------   ----------
          NET INCOME BEFORE TAXES........................      55,454       78,608      (46,374)
PROVISION FOR (BENEFIT FROM) INCOME TAX (Note 6).........     (36,232)      29,207      (17,231)
                                                           ----------   ----------   ----------
          NET INCOME.....................................  $   91,686   $   49,401   $  (29,143)
                                                           ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                   UNREALIZED
                                       COMMON     ADDITIONAL      GAIN (LOSS)
                                     STOCK $100    PAID-IN       ON SECURITIES      ACCUMULATED
                                     PAR VALUE     CAPITAL     AVAILABLE FOR SALE     DEFICIT       TOTAL
                                     ----------   ----------   ------------------   -----------   ----------
Balance, January 1, 1995...........  $  569,500    $315,000        $  951,493        $(184,728)   $1,651,265
  Net income.......................          --          --                --          (29,143)      (29,143)
  Issuance of 2,400 shares of
     stock.........................     240,000          --                --               --       240,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --            (4,038)              --        (4,038)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1995.........     809,500     315,000           947,455         (213,971)    1,858,084
  Net income.......................          --          --                --           49,401        49,401
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           (32,300)              --       (32,300)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1996.........     809,500     315,000           915,155         (164,470)    1,875,185
  Net income.......................          --          --                --           91,686        91,686
  Issuance of 2,500 shares of
     stock.........................     250,000          --                --               --       250,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           193,736               --       193,736
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1997.........  $1,059,500    $315,000        $1,108,891        $ (72,784)   $2,160,607
                                     ==========    ========        ==========        =========    ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997        1996        1995
                                                            ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $  91,686   $  49,401   $ (29,143)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     96,721      55,489      49,692
     Noncash equity loss in affiliate.....................     31,828          --          --
     (Gain) on sale of investments........................         --          --     (15,501)
  (Increase) decrease in assets:
     Accounts receivable..................................    (25,057)     (6,778)      1,119
     Contracts receivable.................................     15,683      (8,404)     (8,649)
     Inventory............................................     (2,965)     32,311      10,476
     Other assets.........................................   (124,484)    (64,787)     13,023
  (Decrease) increase in liabilities:
     Accounts payable.....................................    114,634      (4,277)     98,387
     Accounts payable -- associated company...............   (323,249)    276,249      23,039
     Unearned revenue.....................................     (4,721)    201,762      17,807
     Customer deposits....................................      2,542         208        (855)
     Accrued taxes........................................        321        (195)      1,481
     Other current liabilities............................      1,157          --          --
                                                            ---------   ---------   ---------
          Net cash (used in) provided by operating
            activities....................................   (125,904)    530,979     160,876
                                                            ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.....................    (11,990)    (78,229)    (94,052)
  Proceeds from the sale of investments...................         --          --      15,552
  Deposit on PCS license..................................         --    (211,616)         --
  (Increase) in other investments.........................   (292,760)   (118,715)   (182,643)
                                                            ---------   ---------   ---------
          Net cash (used in) investing activities.........   (304,750)   (408,560)   (261,143)
                                                            ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock................................    250,000          --     240,000
                                                            ---------   ---------   ---------
          Net cash provided by financing activities.......    250,000          --     240,000
                                                            ---------   ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS...................   (180,654)    122,419     139,733
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............    356,571     234,152      94,419
                                                            ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................  $ 175,917   $ 356,571   $ 234,152
                                                            =========   =========   =========

The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1997, 1996, AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Triangle Communication System, Inc. is a rural telecommunications provider, whose purpose is to engage in the business of transmitting television impulses, and installing and maintaining television equipment.

     Triangle Communication System, Inc. is a wholly owned subsidiary of Triangle Telephone Cooperative Association, Inc. which was incorporated under Montana state statute in 1980.

     The company has four areas, of primary interest which include cable television operations, rural television programming service for large satellite dish owners, and a Direct Broadcast Satellite (DBS) franchise, which allows the company to receive a commission from all DBS programming sold to rural customers located throughout their franchise area. The company also receives commissions for the sales and service of cellular phones for Commnet Cellular.

     Property and Equipment -- These assets are stated at cost. The cost of additions to plant includes contracted work, direct labor and materials, and allocable overheads. When units of property are retired, sold, or otherwise disposed of in the ordinary of business, their average book cost less net salvage is charged to accumulated depreciation. Repairs and the replacement and renewal of items determined to be of less than units of property are charged to maintenance.

     Depreciation and Amortization -- Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the various classes of property. Such provisions as a percentage of the average balance of plant in service were as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
CATV plant..................................................  6.2%   6.2%   6.2%
Franchise...................................................  6.6%   6.6%   6.6%

     Investment Securities -- The company's investment securities are classified as "available-for-sale." Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded for earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

     All other investments are stated at cost.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all cash deposits, with maturities of less than three months, to be cash and cash equivalents.

     Inventories -- Inventories are stated at the lower of cost or market by using the weighted average as cost.

     Income Taxes -- The company generally provides for income taxes resulting from timing differences between amounts reported for financial accounting and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are received or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

     Accounting Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- INVESTMENT IN MARKETABLE EQUITY SECURITY

     The cost and fair values of this marketable equity security available-for-sale at December 31, 1997, 1996, and 1995, were as follows:

                                       UNREALIZED      1997         1996         1995
                              COST        GAIN      FAIR VALUE   FAIR VALUE   FAIR VALUE
                             -------   ----------   ----------   ----------   ----------
Commnet Cellular, Inc. --
  stock....................  $85,838   $1,765,750   $1,851,588   $1,433,695   $1,485,128
                             =======   ==========   ==========   ==========   ==========

     The market value of the above security increased by $417,893 in 1997. As of December 31, 1997, the unrealized gain of $1,765,750 is included with stockholders equity net of deferred income taxes of $656,859.

NOTE 3 -- OTHER INVESTMENTS

                                                         1997       1996       1995
                                                       --------   --------   --------
Patronage capital credits from affiliated
  companies..........................................  $ 58,071   $ 38,025   $  9,310
Memberships and deposits.............................     1,450      1,450      1,450
Cellular operating companies -- capital stock (at
  cost)..............................................       959        959        959
Montana Advanced Information Network, Inc. -- capital
  stock (at cost)....................................   365,000     15,000    150,000
Vision Net, Inc. -- capital stock (at cost)..........   250,000    250,000     25,000
Montana PCS Alliance LLC (at equity).................    51,695    211,616         --
Skyland Technologies, Inc. (at equity)...............    50,807         --         --
                                                       --------   --------   --------
                                                       $777,982   $517,050   $186,719
                                                       ========   ========   ========

NOTE 4 -- FRANCHISE

     The company purchased the Direct Broadcast System (DBS) franchise rights to provide exclusive franchise rights for distribution of DirecTV satellite television programming. The franchise rights give the company exclusive right to the distribution of DirecTV service within the contract area, which includes thirteen counties in Montana. The company began amortizing the franchise rights in 1994 when programming service began.

                                     FRANCHISE   ACCUMULATED
                                       COST      AMORTIZATION   NET 1997   NET 1996   NET 1995
                                     ---------   ------------   --------   --------   --------
Direct Broadcast System (DBS)......  $427,280      $105,354     $321,926   $349,920   $377,913
                                     ========      ========     ========   ========   ========

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PROPERTY AND EQUIPMENT

                                                                1997       1996       1995
                                                              --------   --------   --------
Support equipment...........................................  $ 25,419   $ 24,089   $ 23,090
Cable television equipment..................................   175,844    166,885    166,885
Towers, antennas, and dishes................................    33,917     33,917     33,917
CATV -- cable...............................................   127,051    125,349    125,349
Cellular equipment..........................................   169,573    169,573         --
                                                              --------   --------   --------
  In service................................................   531,804    519,813    349,241
  Under construction........................................        --         --     92,344
                                                              --------   --------   --------
                                                               531,804    519,813    441,585
Less accumulated depreciation...............................   379,281    310,553    283,058
                                                              --------   --------   --------
                                                              $152,523   $209,260   $158,527
                                                              ========   ========   ========

NOTE 6 -- INCOME TAXES

     The company files a consolidated tax return with its parent company, Triangle Telephone Cooperative Association, Inc.; income tax expense is computed by individual company using the separate return method. Details of income tax are as follows:

                                                                1997       1996       1995
                                                              --------   --------   --------
Provision for (benefit from) income taxes:
  Federal tax at statutory rates............................  $ 27,599   $ 25,439   $(15,025)
  State tax at statutory rates..............................     4,870      3,768     (2,206)
  Benefit of net operating loss carryforward used on
     consolidated return with parent........................   (68,701)        --         --
                                                              --------   --------   --------
          Total (benefit from) provision for income taxes...  $(36,232)  $ 29,207   $(17,231)
                                                              ========   ========   ========
The components of deferred tax (assets) and liabilities are
  as follows:
  Deferred tax liabilities:
     Unrealized gain on securities available-for-sale.......  $656,859   $501,403   $520,536
  Deferred tax (assets):
     Net operating loss carryforwards.......................        --    (68,701)   (68,701)
                                                              --------   --------   --------
     Net deferred tax liability.............................  $656,859   $432,702   $451,835
                                                              ========   ========   ========

NOTE 7 -- RELATED PARTY TRANSACTIONS

     Triangle Telephone Cooperative Association, Inc. owns 100% of the issued and outstanding shares of Triangle Communication System, Inc. At December 31, 1997, the company had a receivable of $9,889 from its parent, Triangle Telephone Cooperative Association, Inc. At December 31, 1996 and 1995, the company had an outstanding liability with Triangle Telephone Cooperative Association, Inc. of $320,086 and $47,081, respectively.

     Triangle Communication System, Inc. has an operation and maintenance agreement with Hill County Electric Cooperative, Inc. The agreement provides that the operations of the two companies are, insofar as is possible, to be carried on jointly, and that Hill County Electric Cooperative, Inc. is to operate and manage Triangle Communication System, Inc. Costs incurred in the performance of services under the agreement that relate to joint operations are to be apportioned and Triangle Communication System, Inc. is to reimburse Hill County Electric Cooperative, Inc. at amounts specified in the agreement. Total payments to Hill County

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Electric Cooperative, Inc. under this agreement in 1997 were approximately $157,000. At December 31, 1997, 1996, and 1995, Triangle Communication System, Inc. owed Hill County Electric Cooperative, Inc. $11,772, $14,935, and $11,691, respectively.

     The maintenance agreement may be terminated by either party by giving a six month notice in writing to the other party.

NOTE 8 -- SUBSEQUENT EVENT

     In January 1998 the company entered into an agreement to sell its Direct Broadcast System (DBS) franchise rights to Golden Sky Systems, Inc. The sale for approximately $9.3 million will yield a net gain of approximately $8.6 million to the company in 1998.

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of Nemont Communications Inc. (NCI), as of December 31, 1997, and the related statements of operations, segment equity, and cash flows for the year then ended. The financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            CHMS, P.C.
                                            Certified Public Accountants
                                            Sidney, Montana

July 31, 1998

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                                                1997
                                                              --------
Current assets
  Cash......................................................  $    925
  Accounts receivable -- Note B.............................    72,645
  Inventory -- Note A.......................................    18,248
                                                              --------
          Total current assets..............................    91,818
Intangible equipment -- net of accumulated
  amortization -- Note D....................................   239,780
Other assets
  Notes receivable -- Note E................................    24,193
  NRTC patronage capital -- Note C..........................    47,249
                                                              --------
          Total other assets................................    71,442
                                                              --------
          Total assets......................................  $403,040
                                                              ========
                     LIABILITIES & SEGMENT EQUITY
Current liabilities
  Accounts payable..........................................  $253,035
  Unearned revenue..........................................    95,171
  Notes payable -- Note F...................................    23,225
                                                              --------
          Total current liabilities.........................   371,431
Segment equity..............................................    31,609
                                                              --------
          Total liabilities and segment equity..............  $403,040
                                                              ========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                 1997
                                                              ----------
REVENUES
  Programming revenues......................................  $1,636,584
  Equipment sales...........................................     146,111
  Other revenues............................................       3,921
                                                              ----------
          TOTAL REVENUES....................................   1,786,616
COST OF REVENUES
  Programming costs.........................................   1,214,952
  Equipment costs...........................................     170,007
  Rebate expense............................................      12,546
  Commission expense........................................     525,636
                                                              ----------
          TOTAL COST OF REVENUES............................   1,923,141
                                                              ----------
  GROSS PROFIT..............................................    (136,525)
EXPENSES
  Bad debt expense..........................................       7,866
  Amortization..............................................      38,365
  Marketing.................................................      34,365
  Office expense -- general.................................      52,192
  Salaries..................................................     114,950
                                                              ----------
          TOTAL EXPENSES....................................     247,738
                                                              ----------
  LOSS FROM OPERATIONS......................................    (384,263)
OTHER INCOME
  Interest income...........................................       4,673
  Dividend income...........................................      21,446
                                                              ----------
                                                                  26,119
                                                              ----------
          NET LOSS..........................................  $ (358,144)
                                                              ==========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                          STATEMENT OF SEGMENT EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
BALANCE AT JANUARY 1, 1997..................................  $ 280,411
  Company contribution to Segment...........................    109,342
  Net Loss..................................................   (358,144)
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $  31,609
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
CASH FLOWS FROM OPERATION ACTIVITIES
  Net loss..................................................  $(358,144)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization...........................................     38,365
     Patronage capital allocation...........................    (15,012)
  Changes in operating assets and liabilities:
     (increase) decrease in accounts receivable.............    (47,408)
     (increase) decrease in inventories.....................      2,336
     Increase (decrease) in accounts payable................     58,513
     Increase (decrease) in unearned revenue................     95,171
                                                              ---------
          NET CASH USED BY OPERATING ACTIVITIES.............   (226,179)
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable...........................     38,402
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash investments by Nemont Communications, Inc............    109,342
  Payments on notes payable.................................     (4,205)
                                                              ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    105,137
                                                              ---------
          NET DECREASE IN CASH..............................    (82,640)
CASH AT BEGINNING OF YEAR...................................     83,565
                                                              ---------
  CASH AT END OF YEAR.......................................  $     925
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Direct Broadcast Satellite (the Segment) is a segment of Nemont Communications, Inc. (the Company). The Company is a wholly-owned subsidiary of Nemont Telephone Cooperative (the Parent). The Segment was formed in 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communication Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for portions of four counties in northeastern Montana.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advances billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans, rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair value of financial instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Asset

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE B -- ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

NOTE C -- NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset for the noncash portion of the patronage dividend.

NOTE D -- INTANGIBLE ASSETS

NRTC -- DBS Franchise Fee...................................  $ 383,648
  less accumulated amortization.............................   (143,868)
                                                              ---------
                                                              $ 239,780
                                                              =========

NOTE E -- NOTES RECEIVABLE

     Notes receivable consist of amounts due from customers financing the purchase of DBS dishes. Interest is being charged at a rate of 12% per year, due in monthly installments over a term of 36 months.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F -- NOTES PAYABLE

     Non-interest bearing notes with associated companies are as follows:

Northern Electric Cooperative...............................  $ 6,000
  Yellowstone Valley Electric Cooperative...................    7,200
  Sheridan Electric Cooperative.............................   10,025
                                                              -------
                                                              $23,225
                                                              =======

NOTE G -- SUBSEQUENT EVENTS

     During October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed in January 1998.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY, TEXAS

                FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
                            AS OF DECEMBER 31, 1997
                       WITH INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of DBS Segment of Cumby Cellular, Inc.

     We have audited the accompanying balance sheet of DBS Segment of Cumby Cellular, Inc. (the Segment) as of December 31, 1997 and the related statement of income, segment equity, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DBS Segment of Cumby Cellular, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 9 to the financial statements, on June 10, 1998, the Segment signed a letter of intent to transfer its DirecTV Distribution Business and to sell substantially all of its assets and operations to a third party.

                                            Curtis Blakely & Co., P.C.

Longview, Texas
February 3, 1998
(except for Notes 8 and 9
as to which the date is July 23, 1998)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current Assets:
  Cash and cash equivalents.................................  $  171,165
  Accounts receivable -- customers..........................      98,168
  Notes receivable..........................................      19,567
  Accounts receivable -- affiliates.........................      71,775
  Inventory.................................................      26,995
  Prepaid income taxes......................................       7,709
                                                              ----------
          Total Current Assets..............................     395,379
                                                              ----------
Property, Plant and Equipment:
  Plant in service..........................................      16,250
  Less: Accumulated depreciation............................       6,318
                                                              ----------
          Net Property, Plant and Equipment.................       9,932
                                                              ----------
DBS Franchise...............................................     583,377
                                                              ----------
NRTC and RTFC equity certificates...........................     139,149
                                                              ----------
          Total Assets......................................  $1,127,837
                                                              ==========

                     LIABILITIES AND SEGMENT EQUITY

Current Liabilities:
  Current maturities of long-term debt......................  $  165,779
  Accounts payable..........................................     134,176
  Accounts payable -- affiliate.............................      12,476
  Deferred revenue..........................................      81,995
  Accrued Interest payable..................................       4,529
                                                              ----------
          Total Current Liabilities.........................     398,955
                                                              ----------
Long-Term Debt:
  Note payable -- RTFC......................................     648,157
                                                              ----------
Segment Equity..............................................      80,725
                                                              ----------
          Total Liabilities and Segment Equity..............  $1,127,837
                                                              ==========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                     STATEMENT OF INCOME AND SEGMENT EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Operating Revenues:
  Programming revenue.......................................  $  984,956
  Equipment sales revenue...................................      83,679
  Installation revenue......................................       9,021
  Commission revenue........................................      11,128
  DSS repairs revenue.......................................       3,493
  Miscellaneous revenue.....................................       8,566
  Less: Uncollectible revenue...............................     (26,700)
                                                              ----------
          Total Operating Revenues..........................   1,074,143
                                                              ----------
Operating Expenses:
  Programming cost..........................................     681,395
  Cost of sales.............................................     146,508
  Salaries..................................................     100,616
  Amortization and depreciation.............................      94,886
  Telephone.................................................      25,646
  Advertising...............................................      12,702
  Other general and administrative..........................      12,408
  Commissions...............................................      10,157
  Accounting................................................       9,234
  DSS Installation costs....................................       3,989
  Training..................................................       2,008
  Taxes -- other than income taxes..........................         151
                                                              ----------
          Total Operating Expenses..........................   1,099,700
                                                              ----------
Operating Loss..............................................     (25,557)
Interest and Dividend Income................................      17,815
                                                              ----------
          Loss Before Interest and Taxes....................      (7,742)
Income Tax Benefit..........................................      29,613
Interest Expense............................................     (60,500)
                                                              ----------
          Net Loss..........................................     (38,629)
Segment Equity, Beginning...................................     119,354
                                                              ----------
Segment Equity, Ending......................................  $   80,725
                                                              ==========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities:
  Net loss..................................................  $(38,629)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    94,886
     Noncash patronage dividends............................    (6,092)
  Change in assets and liabilities:
     Decrease in accounts receivable........................    23,127
     Decrease in inventory held for sale....................    10,513
     Increase in accounts payable and accruals..............    72,765
                                                              --------
          Total Adjustments.................................   195,199
                                                              --------
Net Cash Provided by Operating Activities...................   156,570
                                                              --------
Cash Flows from Investing Activities:
  Capital expenditures......................................    (5,133)
  Proceeds from sale of certificates of deposit.............   100,881
                                                              --------
Net Cash Provided by Investing Activities...................    95,748
                                                              --------
Cash Flows from Financing Activities:
  Payments of long-term debt................................  (140,971)
  Advances to affiliate.....................................   (39,412)
                                                              --------
Net Cash Used In Financing Activities.......................  (180,383)
                                                              --------
Net Increase in Cash and Cash Equivalents...................    71,935
Cash and Cash Equivalents at Beginning of Year..............    99,230
                                                              --------
Cash and Cash Equivalents at End of Year....................  $171,165
                                                              ========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Nature of Operations

     DBS Segment Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for two counties in northeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes

     The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax benefit has been provided in the accompanying statement of operations for taxes recoverable from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

NOTE 2 -- ACCOUNTS RECEIVABLE:

     Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1997 are as follows:

Accounts receivable:
  Programming...............................................  $88,196
  Equipment sales...........................................    9,972
                                                              -------
                                                              $98,168
                                                              =======

NOTE 3 -- NOTES RECEIVABLE:

     The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of four years and carry interest at 15 percent. Upon default by a customer, the Segment repossesses the equipment, transfers the resale value of the equipment to inventory, and records an allowance for the balance of the unpaid note receivable.

NOTE 4 -- RTFC AND NRTC EQUITY CERTIFICATES:

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20 percent is received in cash and 80 percent is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment purchased an RTFC equity certificate as part of the RTFC loan requirements. This certificate is refunded by RTFC so that it maintains a balance equal to 10 percent of the loan balance. RTFC pays patronage dividends to the Segment.

NOTE 5 -- DBS FRANCHISE:

     The DBS franchise is being amortized over its 10 year life and is stated net of accumulated amortization of $337,745.

NOTE 6 -- LONG-TERM DEBT.

     The Segment is indebted to the Rural Telephone Finance Corporation as follows:

Note payable with Interest at RTFC variable rate (6.9% at
  December 31, 1997) due in quarterly installments through
  August 2002...............................................  $813,936
Current portion.............................................   165,779
                                                              --------
          Long-Term Debt....................................  $648,157
                                                              ========

NOTE 7 -- ADDITIONAL CASH FLOW INFORMATION:

Cash paid during 1997 for:
  Interest..................................................  $61,284
  Income tax................................................       --

NOTE 8 -- RELATED PARTY TRANSACTIONS:

     The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $921,122 prior to the

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

commencement of DBS operations in mid-1993. The franchise rights and debt were transferred by the Company to the Segment in 1993.

     The Company also allocates certain salary, benefits and overhead costs associated with operating the Segment to the Segment's expense accounts. These allocated costs totaled $100,810 for 1997. The Segment provided an income tax benefit to the Company of $29,613 in 1997. All other expenses are paid directly from the cash accounts of the Segment.

     Intercompany assets and liabilities included in the Segment's December 31, 1997 balance sheet are as follows:

Accounts receivable.........................................  $71,775
Accounts payable............................................   12,476

NOTE 9 -- SUBSEQUENT EVENTS:

     On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY TEXAS

                              FINANCIAL STATEMENTS
                          AS OF JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                                 BALANCE SHEETS
                                    JUNE 30
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets:
  Cash and cash equivalents.................................  $  235,311   $  181,141
  Certificates of deposit...................................          --      102,497
  Accounts receivable.......................................     107,110      140,159
  Accounts receivable -- affiliates.........................      71,775       71,775
  Inventory.................................................      21,115       30,085
  Prepaid income taxes......................................          --       22,144
                                                              ----------   ----------
          Total Current Assets..............................     435,311      547,801
                                                              ----------   ----------
Property, Plant and Equipment:
  Plant in service..........................................      16,250       15,515
  Less: Accumulated depreciation............................       7,943        4,730
                                                              ----------   ----------
          Net Property, Plant and Equipment.................       8,307       10,785
                                                              ----------   ----------
DBS Franchise...............................................     537,321      629,433
NRTC and RTFC equity certificates...........................     115,007      133,058
                                                              ----------   ----------
          Total Assets......................................  $1,095,946   $1,321,077
                                                              ==========   ==========
                           LIABILITIES AND SEGMENT EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $  169,280   $  145,175
  Accounts payable..........................................      81,372      123,285
  Accounts payable -- affiliate.............................      49,290       95,250
  Deferred revenue..........................................      76,114      127,140
  Accrued interest payable..................................       3,985        4,767
  Prepaid income taxes......................................      16,802           --
                                                              ----------   ----------
          Total Current Liabilities.........................     396,843      495,617
                                                              ----------   ----------
Long-Term Debt:
  Note payable -- RTFC......................................     570,798      740,078
Segment Equity..............................................     128,305       85,382
                                                              ----------   ----------
          Total Liabilities and Segment Equity..............  $1,095,946   $1,321,077
                                                              ==========   ==========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                    STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Operating Revenues:
  Programming revenue.......................................  $674,793   $450,912
  Equipment sales revenue...................................    40,422     30,322
  Installation revenue......................................     5,730      4,117
  Commission revenue........................................       436        417
  DSS repairs revenue.......................................       384        870
  Miscellaneous revenue.....................................     6,522      4,601
  Less: Uncollectible revenue...............................   (11,572)   (12,744)
                                                              --------   --------
          Total Operating Revenues..........................   716,715    478,495
                                                              --------   --------
Operating Expenses:
  Programming cost..........................................   438,833    331,988
  Cost of sales.............................................    66,552     46,036
  Amortization and depreciation.............................    47,681     47,242
  Salaries..................................................    36,834     43,597
  Commissions...............................................     8,990      3,979
  Telephone.................................................     5,675     14,180
  Advertising...............................................     5,134      7,098
  Accounting................................................     4,952      4,581
  Other general and administrative..........................     3,801      6,349
  DSS Installation costs....................................     2,651         --
  Training..................................................        --      1,529
                                                              --------   --------
          Total Operating Expenses..........................   621,103    506,579
                                                              --------   --------
Operating Income (Loss).....................................    95,612    (28,084)
Interest and Dividend Income................................     3,297      7,336
                                                              --------   --------
Income (Loss) Before Interest and Taxes.....................    98,909    (20,748)
Income Tax (Expense) Benefit................................   (24,511)    17,500
Interest Expense............................................   (26,817)   (30,723)
                                                              --------   --------
Net Income (Loss)...........................................    47,581    (33,971)
Segment Equity, Beginning...................................    80,724    119,353
                                                              --------   --------
Segment Equity, Ending......................................  $128,305   $ 85,382
                                                              ========   ========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                    STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Cash Flows from Operating Activities:
  Net income (loss).........................................  $ 47,581   $(33,971)
  Adjustments to reconcile net income (loss) to net cash
     provided by Operating activities:
     Depreciation and amortization..........................    47,681     47,242
  Change in assets and liabilities:
     Decrease in accounts receivable........................    10,625        693
     Decrease in inventory held for sale....................     5,880      7,422
     Decrease (increase) in prepaids........................     7,709    (17,500)
     (Decrease) increase in accounts payable and accruals...   (42,427)   110,323
                                                              --------   --------
          Total Adjustments.................................    29,468    148,180
                                                              --------   --------
          Net Cash Provided by Operating Activities.........    77,049    114,209
                                                              --------   --------
Cash Flows from Investing Activities:
  Capital expenditures......................................        --     (4,390)
  Purchase of certificate of deposit........................        --     (1,616)
                                                              --------   --------
          Net Cash Used in Investing Activities.............        --     (6,006)
                                                              --------   --------
Cash Flows from Financial Activities:
  Payments of long-tern debt................................   (73,859)   (69,654)
  Receipt of patronage refund...............................    24,142         --
  Advances from affiliate...................................    36,814     43,362
                                                              --------   --------
          Net Cash Used in Financing Activities.............   (12,903)   (26,292)
                                                              --------   --------
Net Increase in Cash and Cash Equivalents...................    64,146     81,911
Beginning Cash and Cash Equivalents.........................   171,165     99,230
                                                              --------   --------
Ending Cash and Cash Equivalents............................  $235,311   $181,141
                                                              ========   ========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                              SELECTED INFORMATION
                                 JUNE 30, 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Nature of Operations

     DBS Segment of Cumby Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperation (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At June 30, 1998, the Company had the operating rights for two counties In northeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements Include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

  Income Taxes

     The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax (expense) benefit has been provided in the accompanying statement of operations for taxes (owed) recoverable (to) from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE 2 -- SUBSEQUENT EVENTS:

     On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)
                             PINE GROVE, CALIFORNIA

                          INDEPENDENT AUDITOR'S REPORT
                                      AND
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Volcano Vision, Inc.

     We have audited the accompanying balance sheet of Direct Broadcast Satellite (the Segment), a segment of Volcano Vision, Inc., as of December 31, 1997, and the related statements of income, segment deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            MOSS ADAMS LLP

Stockton, California
July 24, 1998

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Accounts receivable, less allowance for doubtful accounts
     of $35,000.............................................  $  342,119
  Inventory.................................................     173,962
  Prepaid expenses..........................................      10,888
                                                              ----------
          Total current assets..............................     526,969
                                                              ----------
NONCURRENT ASSETS
  Property and equipment (net of accumulated depreciation of
     $184,117)..............................................     347,631
  Intangible assets (net of accumulated amortization of
     $521,760)..............................................     968,983
  NRTC patronage capital certificates.......................      91,230
                                                              ----------
          Net noncurrent assets.............................   1,407,844
                                                              ----------
                                                              $1,934,813
                                                              ==========

                    LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
  Account payable -- trade..................................  $  216,913
  Payable to affiliates.....................................     430,350
  Unearned revenue..........................................     330,643
  Customer deposits.........................................       1,705
                                                              ----------
          Total current liabilities.........................     979,611
                                                              ----------
NOTE PAYABLE TO AFFILIATE...................................   1,490,743
                                                              ----------
SEGMENT DEFICIT.............................................    (535,541)
                                                              ----------
                                                              $1,934,813
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES
  Programming...............................................  $3,650,208
  Equipment and installation sales..........................     274,240
  Lease and other...........................................     112,915
                                                              ----------
          Total revenues....................................   4,037,363
                                                              ----------
COST OF REVENUES
  Programming costs.........................................   2,544,709
  Equipment and installation costs..........................     355,139
  Other costs...............................................      17,211
                                                              ----------
  Total cost of revenues....................................   2,917,059
                                                              ----------
          Gross profit......................................   1,120,304
                                                              ----------
EXPENSES
  Salaries, wages, and commissions..........................     304,585
  Selling, general, and administrative......................     334,032
  Depreciation and amortization.............................     229,015
  Marketing.................................................      74,723
  Bad debt expense..........................................      62,472
                                                              ----------
          Total expenses....................................   1,004,827
                                                              ----------
OPERATING INCOME............................................     115,477
                                                              ----------
OTHER INCOME AND (EXPENSES)
  Patronage dividends.......................................      43,052
  Interest expense..........................................    (104,594)
                                                              ----------
          Total other income and (expenses).................     (61,542)
                                                              ----------
          NET INCOME........................................  $   53,935
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                          STATEMENT OF SEGMENT DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                               SEGMENT
                                                               DEFICIT
                                                              ---------
BALANCE AT DECEMBER 31, 1996................................  $(268,556)
  Segment contribution to the Company.......................   (320,920)
  Net income................................................     53,935
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $(535,541)
                                                              =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $  53,935
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    229,015
     Provision for doubtful accounts........................     35,000
     Patronage dividend -- noncash..........................    (30,137)
     Increase (Decrease) in cash due to changes in assets
      and liabilities:
       Accounts receivable..................................     10,189
       Inventory............................................     38,572
       Prepaid expenses.....................................     (3,803)
       Accounts payable -- trade............................    (99,506)
       Unearned revenue.....................................   (196,887)
       Customer deposits....................................      1,625
                                                              ---------
          Net cash from operating activities................     38,003
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in payable to affiliates...........................    221,646
  Purchase of property and equipment........................    (14,139)
  Sale of property and equipment............................     75,410
                                                              ---------
          Net cash from investing activities................    282,917
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash contribution to Volcano Vision, Inc..................   (320,920)
                                                              ---------
          Net cash from financing activities................   (320,920)
                                                              ---------
NET CHANGE IN CASH..........................................         --
CASH, beginning of year.....................................         --
                                                              ---------
CASH, end of year...........................................  $      --
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
          Cash paid for interest............................  $      --
                                                              =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Description of Operations -- Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

     Presentation -- The Segment is not a separate subsidiary of the Company, nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

     Revenue Recognition -- Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

     Accounts Receivable -- Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

     Customer Billing and Digital Satellite TV (DSTV) Services -- The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV service provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

     Long-lived Assets -- Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

     Property and Equipment -- Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

     Income taxes -- The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

NOTE 2 -- LEASING ARRANGEMENT FOR SUBSCRIBER EQUIPMENT

     In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases are month-to-month without a minimum lease term in which the customer may return the equipment at any time.

     These leases qualify as operating leases and, accordingly, the leased units are either purchased direct or transferred from the Segment's inventory of existing units at average cost and included in property and equipment at cost. Leased units are depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned.

     The carrying amount of leased equipment included in property and equipment at December 31, 1997, is as follows:

                                                                1997
                                                              ---------
Cost........................................................  $ 295,364
Accumulated depreciation....................................   (137,805)
                                                              ---------
                                                              $ 157,559
                                                              =========

     Lease income under the above arrangements is recognized when billed to the customer, and totaled $76,202 in 1997.

NOTE 3 -- NRTC PATRONAGE DIVIDENDS

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash, and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and dividend income for the noncash portion of the patronage dividend.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- RELATED-PARTY TRANSACTIONS

     The Segment is party to various intercompany transactions with the Parent and one of its subsidiaries, The Volcano Telephone Company, for payroll-related charges and administrative expenses. Accordingly, the financial statements include the following intercompany liabilities at December 31, 1997:

                                                                 1997
                                                              ----------
Accounts payable............................................  $  117,294
Accrued interest............................................     313,056
Long-term debt..............................................   1,490,743
                                                              ----------
                                                              $1,921,093
                                                              ==========

     Long-term debt includes $1,490,743 due to the Parent for the purchase of DBS franchise rights in 1994. This debt carries a fixed interest rate of 7%.

NOTE 5 -- SUBSEQUENT EVENTS

     On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition is expected to close no later than February 27, 1999.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)
                             PINE GROVE, CALIFORNIA

                              FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1998 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                                 BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998
                                                              ----------
CURRENT ASSETS
  Accounts receivable, less allowance for doubtful accounts
     of $35,000.............................................  $  604,239
  Inventory.................................................     152,512
  Prepaid expenses..........................................       2,753
                                                              ----------
          Total current assets..............................     759,504
                                                              ----------
NONCURRENT ASSETS
  Property and equipment (net of accumulated depreciation of
     $244,348)..............................................     288,667
  Intangible assets (net of accumulated amortization of
     $633,566)..............................................     857,177
  NRTC patronage capital certificates.......................     119,323
                                                              ----------
          Net noncurrent assets.............................   1,265,167
                                                              ----------
                                                              $2,024,671
                                                              ==========

                    LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
  Account payable -- trade..................................  $  549,284
  Payable to affiliates.....................................     613,226
  Unearned revenue..........................................     289,612
  Customer deposits.........................................       7,319
                                                              ----------
          Total current liabilities.........................   1,459,441
                                                              ----------
NOTE PAYABLE TO AFFILIATE...................................   1,490,743
                                                              ----------
SEGMENT DEFICIT.............................................    (925,513)
                                                              ----------
                                                              $2,024,671
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  Programming...............................................  $3,789,373   $2,578,499
  Equipment and installation sales..........................     172,680      130,389
  Lease and other...........................................      56,615       69,123
                                                              ----------   ----------
          Total revenues....................................   4,018,668    2,778,011
                                                              ----------   ----------
COST OF REVENUES
  Programming costs.........................................   2,568,911    1,766,200
  Equipment and installation costs..........................     212,297      193,389
  Other costs...............................................       1,863       10,436
                                                              ----------   ----------
          Total cost of revenues............................   2,783,071    1,970,025
                                                              ----------   ----------
          Gross profit......................................   1,235,597      807,986
                                                              ----------   ----------
EXPENSES
  Salaries, wages, and commissions..........................     256,199      190,388
  Selling, general and administrative.......................     235,308      182,873
  Depreciation and amortization.............................     172,037      178,373
  Marketing.................................................      27,744       57,239
  Bad debt expense..........................................          --       19,894
                                                              ----------   ----------
          Total expenses....................................     691,288      628,767
                                                              ----------   ----------
OPERATING INCOME............................................     544,309      179,219
                                                              ----------   ----------
OTHER INCOME AND (EXPENSES)
  Patronage dividends.......................................      40,134       43,052
  Interest expense..........................................     (77,944)     (78,478)
                                                              ----------   ----------
          Total other income and (expenses).................     (37,810)     (35,426)
                                                              ----------   ----------
          NET INCOME........................................  $  506,499   $  143,793
                                                              ==========   ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
BALANCE BEGINNING...........................................  $(535,541)  $(269,359)
  Segment contribution to the Company.......................   (896,471)   (447,773)
  Net income................................................    506,499     143,793
                                                              ---------   ---------
BALANCE ENDING..............................................  $(925,513)  $(573,339)
                                                              =========   =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                            STATEMENT OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $ 506,499   $ 143,793
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    172,037     178,373
     Patronage dividend -- noncash..........................    (28,093)    (30,137)
     Increase (Decrease) in cash due to changes in assets
      and liabilities:
       Accounts receivable..................................   (262,120)     51,595
       Inventory............................................     21,450       8,295
       Prepaid expenses.....................................      8,135       7,085
       Accounts payable -- trade............................    332,371      85,462
       Unearned revenue.....................................    (41,031)   (126,862)
       Customer deposits....................................      5,614       1,280
                                                              ---------   ---------
          Net cash from operating activities................    714,862     318,884
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in payable to affiliates...........................    182,876      77,461
  Purchase of property and equipment........................     (1,267)    (13,549)
  Sale of property and equipment............................         --      64,977
                                                              ---------   ---------
          Net cash from investing activities................    181,609     128,889
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash contribution to Volcano Vision, Inc..................   (896,471)   (447,773)
                                                              ---------   ---------
          Net cash from financing activities................   (896,471)   (447,773)
                                                              ---------   ---------
NET CHANGE IN CASH..........................................         --          --
CASH, beginning of year.....................................         --          --
                                                              ---------   ---------
CASH, end of year...........................................  $      --   $      --
                                                              =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $      --   $      --
                                                              =========   =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the changes in financial position, results of operations, and cash flows for the interim periods reported.

     The results of operations for the nine months ended September 30, 1998 and 1997, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Description of Operations -- Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of Direct satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

     Presentation -- The Segment is not a separate subsidiary of the Company, nor has it been of operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain cost and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

     Revenue Recognition -- Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

     Accounts Receivable -- Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

     Customer Billing and Digital Satellite TV (DSTV) Services -- The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV services provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

     Long-lived Assets -- Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Property and Equipment -- Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

     Income taxes -- The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment it is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

NOTE 3 -- SUBSEQUENT EVENTS

     On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, The acquisition is expected to close no later than February 27, 1999.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheet of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

June 19, 1998
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash and Equivalents (Note 4).............................  $  198,909
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 3).....................................     194,202
  Inventories...............................................      22,442
  Prepaid Expenses..........................................       1,559
  Due from Golden Sky Systems, Inc. (Note 2)................   2,585,000
                                                              ----------
          Total Current Assets..............................   3,002,112
                                                              ----------
FURNITURE AND EQUIPMENT
  Furniture and Equipment...................................      79,817
  Accumulated Depreciation..................................     (28,751)
                                                              ----------
          Net Furniture and Equipment.......................      51,066
                                                              ----------
INTANGIBLE ASSETS
  Franchise Costs...........................................   1,046,171
  Accumulated Amortization..................................    (383,606)
                                                              ----------
                                                                 662,565
OTHER ASSETS
  NRTC Patronage Capital (Note 5)...........................     128,275
                                                              ----------
                                                                 128,275
                                                              ----------
                                                              $3,844,018
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade Payables............................................  $  184,672
  Unearned Revenues.........................................     250,854
  Accrued Salaries and Other................................     111,808
                                                              ----------
          Total Current Liabilities.........................     547,334
                                                              ----------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739
  Retained Earnings.........................................   2,171,945
                                                              ----------
          Total Stockholders' Equity........................   3,296,684
                                                              ----------
                                                              $3,844,018
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenues
  DSS programming revenues..................................   $3,943,940
  DSS equipment sales.......................................      113,153
  Other DSS sales...........................................       34,894
                                                               ----------
                                                                4,091,987
Cost of revenues
  Programming costs.........................................    2,242,450
  DSS equipment costs.......................................      113,153
  Other DSS cost of revenues................................       13,970
  Rebates...................................................      308,699
                                                               ----------
                                                                2,678,272
                                                               ----------
          Gross profit......................................    1,413,715
                                                               ----------
Selling, general & administrative expenses
  Salaries, wages and commissions...........................      449,121
  Amortization and depreciation.............................      121,013
  Bad debt expense..........................................       28,024
  Marketing and advertising.................................      181,469
  Other selling, general and administrative.................      168,028
                                                               ----------
                                                                  947,655
                                                               ----------
          Operating income..................................      466,060
                                                               ----------
Other income (expenses)
  Patronage income (Note 5).................................       36,545
  Interest income...........................................      255,889
  Interest expense..........................................         (218)
  Gain on sale of Colorado franchise territories (Note 2)...    4,654,996
                                                               ----------
                                                                4,947,212
                                                               ----------
          Net income........................................   $5,413,272
                                                               ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         STATEMENT OF RETAINED EARNINGS
                            AS OF DECEMBER 31, 1997

Balance, Beginning of Year..................................   $  (484,136)
  Net Income (Loss).........................................     5,413,272
  Dividends and Distributions...............................    (2,757,191)
                                                               -----------
Balance, End of Year........................................   $ 2,171,945
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities
  Net income................................................  $ 5,413,272
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................      121,013
     Gain on Sale of Colorado Franchise Territories.........   (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................       83,627
       Inventories..........................................      (10,026)
       Prepaids.............................................         (139)
       NRTC Patronage Capital...............................      (36,545)
       Accrued Interest -- Golden Sky Systems...............     (235,000)
     Increase (decrease) in:
       Trade Accounts Payable...............................     (171,159)
       Accrued Expenses.....................................       86,535
       Unearned Revenues....................................     (297,489)
                                                              -----------
          Net Cash Provided by Operating Activities.........      299,093
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment.................      (44,931)
  Proceeds from Sale of Franchise Territories...............    2,450,336
                                                              -----------
          Net Cash Provided by Investing Activities.........    2,405,405
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to Stockholders.............................   (2,757,191)
                                                              -----------
          Net Cash Used by Financing Activities.............   (2,757,191)
Net Decrease in Cash........................................      (52,693)
Cash, Beginning of Year.....................................      251,602
                                                              -----------
Cash, End of Year...........................................  $   198,909
                                                              ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest....................  $       218
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997 (Note 2).

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997.

  Major Suppliers/Economic Dependency

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Property, Plant and Equipment

     Property, plant and equipment consists principally of office equipment, computer equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods. Depreciation expense for the year ended December 31, 1997 is $9,475.

  Marketing and Advertising

     Advertising costs are charged to expense as incurred. The Company often subsidizes the cost of equipment for new subscribers by providing such equipment at a sales price below the Company's cost. The Company records the cost of the equipment up to the amount of the sales price to the subscriber. Any excess cost over sales price is recorded in sales and marketing expense.

NOTE 2 -- GAIN ON SALE OF COLORADO FRANCHISE TERRITORIES

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997). Golden Sky purchased the accounts receivable for the Colorado subscribers as well as assuming the unearned revenue liability for those subscribers. Since the unearned revenues exceeded the accounts receivable, there was an effective increase in purchase price over the amount paid in cash. The Company had no other assets related to the Colorado operations.

NOTE 3 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees. These unsecured receivables arise solely from customers in the franchise territories listed in Note 1.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $342,012 at December 31, 1997.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The Company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The Company occupies its offices on a month to month to month rental arrangement. Rent expense was $9,923. A shareholder has sued the Company, claiming a finders fee on the sale of the Colorado franchise territories to Golden Sky Systems, Inc. Management is vigorously contesting this action both as to liability and damages. No provision has been made in the financial statement for this claim.

NOTE 7 -- SUBSEQUENT EVENT

     The Company has signed a letter of intent to be acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets
  Cash and Equivalents......................................  $    4,521   $  871,182
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000
     in 1998................................................     226,549      163,191
  Inventories...............................................      17,288       21,449
  Due from Golden Sky Systems, Inc..........................          --    2,496,875
                                                              ----------   ----------
          Total Current Assets..............................     248,358    3,552,697
Furniture and Equipment
  Furniture and Equipment...................................      82,431       40,174
  Accumulated Depreciation..................................     (43,670)     (23,505)
                                                              ----------   ----------
          Net Furniture and Equipment.......................      38,761       16,669
                                                              ----------   ----------
Intangible Assets
  Franchise Costs...........................................   1,046,171    1,046,171
  Accumulated Amortization..................................    (462,069)    (345,515)
                                                              ----------   ----------
                                                                 584,102      700,656
                                                              ----------   ----------
Other Assets
  Prepaid Expenses..........................................          --          546
  NRTC Patronage Capital....................................     128,275       91,730
                                                              ----------   ----------
                                                                 128,275       92,276
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  227,831   $  272,362
  Unearned Revenues.........................................     198,818      397,781
  Accrued Salaries and Other................................       2,832        8,972
                                                              ----------   ----------
          Total Current Liabilities.........................     429,481      679,115
                                                              ----------   ----------
Stockholders' Equity
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739    1,124,739
  Retained Earnings (Deficit)...............................    (554,724)   2,558,444
                                                              ----------   ----------
          Total Stockholders' Equity........................     570,015    3,683,183
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  DSS Programming Revenues..................................  $3,168,112   $2,820,182
  DSS Equipment Sales.......................................     110,314       78,494
  Other DSS Sales...........................................      25,876       19,008
                                                              ----------   ----------
                                                               3,304,302    2,917,684
                                                              ----------   ----------
COST OF REVENUES
  Programming Costs.........................................   1,775,655    1,187,346
  DSS Equipment Costs.......................................      99,426       78,494
  Other DSS Cost of Revenues................................      18,812       11,861
  Rebates...................................................          --      357,379
                                                              ----------   ----------
                                                               1,893,893    1,635,080
                                                              ----------   ----------
          Gross Profit......................................   1,410,409    1,282,604
                                                              ----------   ----------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions...........................     289,736      206,105
  Amortization and Depreciation.............................      93,381       89,613
  Bad Debt Expense..........................................      21,146       27,140
  Marketing and Advertising.................................      72,118       75,627
  Other General and Administrative..........................     156,785      102,656
                                                              ----------   ----------
                                                                 633,166      501,141
                                                              ----------   ----------
          Operating Income..................................     777,243      781,463
                                                              ----------   ----------
OTHER INCOME (EXPENSE)
  Interest Income...........................................     159,122      163,541
  Interest Expense..........................................      (1,458)        (228)
  Gain on Sale of Colorado Franchise Territories............          --    4,654,996
                                                              ----------   ----------
                                                                 157,664    4,818,309
                                                              ----------   ----------
NET INCOME..................................................  $  934,907   $5,599,772
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                        STATEMENTS OF RETAINED EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Balance, Beginning of Period................................  $ 2,171,945    $  (484,136)
  Net Income................................................      934,907      5,599,772
  Dividends and Distributions...............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Balance, End of Period......................................  $  (554,724)   $ 2,558,444
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Cash Flows from Operating Activities
  Net income................................................  $   934,907    $ 5,599,772
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................       93,381         89,613
     Gain on Sale of Colorado Franchise Territories.........           --     (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................      (32,347)       114,638
       Inventories..........................................        5,154         (4,872)
       Prepaids.............................................        1,559            874
       Accrued Interest -- Golden Sky Systems...............      235,000       (146,875)
     Increase (decrease) in:
       Trade Accounts Payable...............................       43,159        (83,469)
       Accrued Expenses.....................................     (108,976)       (16,301)
       Unearned Revenues....................................      (52,035)      (150,562)
                                                              -----------    -----------
          Net Cash Provided by Operating Activities.........    1,119,802        747,822
                                                              -----------    -----------
Cash Flows from Investing Activities
  Purchase of Property, Plant and Equipment.................       (2,614)        (5,288)
  Proceeds from Sale of Franchise Territories...............    2,350,000      2,434,238
                                                              -----------    -----------
          Net Cash Provided by Investing Activities.........    2,347,386      2,428,950
                                                              -----------    -----------
Cash Flows from Financing Activities
  Distributions to Stockholders.............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
          Net Cash Used by Financing Activities.............   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Net Increase (Decrease) in Cash.............................     (194,388)       619,580
Cash, Beginning of Period...................................      198,909        251,602
                                                              -----------    -----------
Cash, End of Period.........................................  $     4,521    $   871,182
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for interest..................  $     1,458    $       228
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              SELECTED INFORMATION
                          SEPTEMBER 30, 1998 AND 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of Direct service within the contract area. In 1994, Hughes launched the satellites that provided programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                      SELECTED INFORMATION -- (CONTINUED)

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 1998 or 1997.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Discontinued Operations --

     In May of 1997, the Company sold its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and accounted for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997).

  Subsequent Event --

     On October 2, 1998, the Company was acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

------------------------------------------------------
------------------------------------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION


     UNTIL                , 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             ---------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER MAY BE CONTACTED AS FOLLOWS:

BY HAND/OVERNIGHT EXPRESS:

     STATE STREET BANK AND TRUST COMPANY OF
       MISSOURI, N.A.
     61 BROADWAY, 15TH FLOOR
     NEW YORK, NY 10016
     ATTENTION: CORPORATE TRUST DEPARTMENT

BY MAIL:

     STATE STREET BANK AND TRUST COMPANY OF
       MISSOURI, N.A.
     TWO INTERNATIONAL PLACE, 4TH FLOOR
     BOSTON, MA 02110
     ATTENTION: CORPORATE TRUST DEPARTMENT

BY FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY):

     (617) 664-5290
     ATTENTION: CORPORATE TRUST DEPARTMENT
     CONFIRM BY TELEPHONE: (617) 664-5587
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                   [GSS LOGO]

                            GOLDEN SKY SYSTEMS, INC.
                             OFFER TO EXCHANGE ITS
                       12 3/8% SENIOR SUBORDINATED NOTES
                              DUE 2006, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       12 3/8% SENIOR SUBORDINATED NOTES
                               DUE 2006, SERIES A
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

                                            , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, the registrant has adopted a by-law that provides that, to the fullest extent permitted by DGCL, the registrant shall indemnify any person serving as a director or officer of the registrant and every such director or officer serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for expenses incurred in the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Under Section 145 of the DGCL and the registrant's by-laws, such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The registrant has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws and the DGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among the registrant, Argos Support Services Company and
                            the several shareholders named therein.+*
          2.2            -- Asset Purchase Agreement, dated as of July 10, 1998, by and between the registrant and Volcano Vision, Inc.+*
          2.3            -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., the registrant,
                            Western Montana DBS, Inc. d/b/a Rock Mountain DBS and the
                            stockholders of Western Montana DBS, Inc. named
                            therein.+*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1            -- Second Amended and Restated Certificate of Incorporation
                            of the registrant.*
          3.2            -- By-Laws of the registrant, adopted as of October 1,
                            1997.*
          3.3            -- Articles of Incorporation of Argos Support Services
                            Company.*
          3.4            -- By-Laws of Argos Support Services Company.*
          3.5            -- Articles of Incorporation of PrimeWatch, Inc.*
          3.6            -- By-Laws of PrimeWatch, Inc.*
          4.1            -- Indenture, dated as of July 31, 1998, by and among the
                            registrant, as issuer, Argos Support Services Company, as
                            guarantor, PrimeWatch, Inc., as guarantor, and State
                            Street Bank and Trust Company of Missouri, N.A., as
                            trustee, relating to the registrant's 12 3/8% Senior
                            Subordinated Notes due 2006, Series A and 12 3/8% Senior
                            Subordinated Notes due 2006, Series B.*
          4.2            -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of the registrant (included in Exhibit 4.1).*
          4.3            -- Registration Rights Agreement, dated as of July 31, 1998, by and among the registrant, Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated and NationsBanc Montgomery
                            Securities LLC, as initial purchasers.*
          4.4            -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and the
                            registrant.*
          4.5            -- Account Control Agreement, dated as of July 31, 1998, by and among the registrant, State Street Bank and Trust
                            Company of Missouri, N.A., as escrow agent, and State
                            Street Bank and Trust Company, as custodian and
                            securities intermediary.*
          4.6            -- Guarantee of Argos Support Services Company, dated July
                            31, 1998.*
          4.7            -- Guaranty of PrimeWatch, Inc., dated July 31, 1998.*
          5.1            -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.*
         10.1            -- Purchase Agreement, dated July 24, 1998, among the
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A.*
         10.2            -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., the registrant, various banks,
                            Paribas (formerly known as Banque Paribas), as
                            Syndication Agent, Fleet National Bank, as Administrative
                            Agent, and General Electric Capital Corporation, as
                            Documentation Agent.*++
         10.3            -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended.*
         10.4            -- Intentionally omitted.
         10.5            -- Intentionally omitted.
         10.6            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Rodney A. Weary.*
         10.7            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Jo Ellen Linn.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.8            -- Employment Agreement, dated as of November 3, 1997,
                            between the registrant and William J. Gerski.*
         10.9            -- Intentionally omitted.
         10.10           -- Employment Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.11           -- Non-Competition Agreement between the registrant and
                            Rodney A. Weary.*
         10.12           -- Non-Competition Agreement, between the registrant and Jo
                            Ellen Linn.*
         10.13           -- Non-Competition Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.14           -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between the registrant and each of the
                            members of the registrant's Board of Directors.*
         10.15           -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between the registrant and John R.
                            Hager.*
         10.16           -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent.*
         10.17           -- First Amendment to Amended and Restated Credit Agreement,
                            dated as of February 10, 1999, among Golden Sky Holdings,
                            Inc., the registrant, various banks, Paribas (formerly
                            known as Banque Paribas), as Syndication Agent, Fleet
                            National Bank, as Administrative Agent, and General
                            Electric Capital Corporation, as Documentation Agent.
         10.18           -- Office Building Lease, dated January 27, 1999, between
                            Belletower Partners, L.L.C. and the registrant.
         12.1            -- Statements re Computation of Ratios.*
         21.1            -- Subsidiaries of the registrant.*
         23.1            -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).*
         23.2            -- Consent of KPMG Peat Marwick LLP.
         23.3            -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
         23.4            -- Consent of Loucks & Glassley, pllp.
         23.5            -- Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.
         23.6            -- Consent of Moss Adams LLP.
         23.7            -- Consent of Curtis Blakely & Co., P.C.
         23.8            -- Consent of CHMS P.C.
         23.9            -- Intentionally Omitted
         23.10           -- Consent of Olsen Thielen & Co., LTD
         23.11           -- Consent of Summers, McNea & Company, P.C.
         24.1            -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky Systems, Inc. (included in the
                            signature pages).
         24.2            -- Power of Attorney of the members of the Board of
                            Directors of Argos Support Services Company (included in
                            the signature pages).*
         24.3            -- Power of Attorney of the members of the Board of
                            Directors of PrimeWatch, Inc. (included in the signature
                            pages).*
         25.1            -- Statement on Form T-1 of Eligibility of Trustee.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         27.1            -- Financial Data Schedule.
         99.1            -- Form of Letter of Transmittal.*
         99.2            -- Form of Notice of Guaranteed Delivery.*
         99.3            -- Stock Purchase Agreement, dated as of February 12, 1997, among the registrant, Rodney A. Weary and the investors
                            named therein.*
         99.4            -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., the registrant,
                            Rodney A. Weary, and the investors named therein.*
         99.5            -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein.*

---------------

  + Certain schedules to these Exhibits have been omitted pursuant to Item
    601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to provide a copy of any such omitted schedule to the Commission upon request.

  * Previously filed.

  ++ Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.

(b) Financial Statement Schedules.

    Schedule II     -- Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on March 4, 1999.


                                            GOLDEN SKY SYSTEMS, INC.

                                            By:     /s/ RODNEY A. WEARY
                                              ----------------------------------
                                                       Rodney A. Weary
                                                   Chairman of the Board of
                                                           Directors,
                                                 Chief Executive Officer, and
                                                            Director

     The undersigned directors and officers of Golden Sky Systems, Inc., hereby appoint Rodney A. Weary and John R. Hager, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ RODNEY A. WEARY                   Chairman of the Board, Chief          March 4, 1999
-----------------------------------------------------    Executive Officer and Director
                   Rodney A. Weary                       (Principal Executive Officer)

                  /s/ JOHN R. HAGER                    Chief Financial Officer (Principal    March 4, 1999
-----------------------------------------------------    Financial and Accounting
                    John R. Hager                        Officer)

                                                       Director
-----------------------------------------------------
                  Robert F. Benbow

                                                       Director
-----------------------------------------------------
                 William O. Charman

                          *                            Director                              March 4, 1999
-----------------------------------------------------
                 William P. Collatos

                          *                            Director                              March 4, 1999
-----------------------------------------------------
                 William A. Johnston

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                          *                            Director                              March 4, 1999
-----------------------------------------------------
                  Robert B. Liepold

                          *                            Director                              March 4, 1999
-----------------------------------------------------
                  Erik M. Torgerson

* By signing his name hereto, Rodney A. Weary is executing this document on behalf of the persons indicated
  above pursuant to powers of attorney duly executed by such persons and filed with the Securities and
  Exchange Commission.

                 /s/ RODNEY A. WEARY
-----------------------------------------------------
                   Rodney A. Weary
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each of Argos Support Services Company and PrimeWatch, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Kansas City, state of Missouri, on March 4, 1999.


                                            ARGOS SUPPORT SERVICES COMPANY
                                            PRIMEWATCH, INC.

                                            BY:     /s/ RODNEY A. WEARY
                                              ----------------------------------
                                                       Rodney A. Weary
                                                 Chief Executive Officer and
                                                            Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ RODNEY A. WEARY                   Chief Executive Officer and           March 4, 1999
-----------------------------------------------------    Director of each of Argos
                   Rodney A. Weary                       Support Services Company and
                                                         Primewatch, Inc. (Principal
                                                         Executive Officer)

                  /s/ JOHN R. HAGER                    Chief Financial Officer of each of    March 4, 1999
-----------------------------------------------------    Argos Support Services Company
                    John R. Hager                        and Primewatch, Inc. (Principal
                                                         Financial and Accounting
                                                         Officer)

                  /s/ JO ELLEN LINN                    Director of each of Argos Support     March 4, 1999
-----------------------------------------------------    Services Company and Primewatch,
                    Jo Ellen Linn                        Inc.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     The audits referred to in our report dated April 24, 1998 included the related financial statements schedule II, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set fourth therein.

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP
Kansas City, Missouri
December 22, 1998

                                  SCHEDULE II
                                  SCHEDULE OF
                       VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                          BALANCE AT   CHARGED TO   CHARGED TO                 BALANCE AT
                                          BEGINNING    COSTS AND      OTHER      DEDUCTIONS-     END OF
                                          OF PERIOD     EXPENSES     ACCOUNTS    WRITE-OFFS      PERIOD
                                          ----------   ----------   ----------   -----------   ----------

Year Ended December 31, 1997
  Allowance for doubtful accounts.......      4           414          --           (280)         138
Year Ended December 31, 1996
  Allowance for doubtful accounts.......     --             7          --             (3)           4

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among the registrant, Argos Support Services Company and
                            the several shareholders named therein.+*
          2.2            -- Asset Purchase Agreement, dated as of July 10, 1998, by and between the registrant and Volcano Vision, Inc.+*
          2.3            -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., the registrant,
                            Western Montana DBS, Inc. d/b/a Rock Mountain DBS and the
                            stockholders of Western Montana DBS, Inc. named
                            therein.+*
          3.1            -- Second Amended and Restated Certificate of Incorporation
                            of the registrant.*
          3.2            -- By-Laws of the registrant, adopted as of October 1,
                            1997.*
          3.3            -- Articles of Incorporation of Argos Support Services
                            Company.*
          3.4            -- By-Laws of Argos Support Services Company.*
          3.5            -- Articles of Incorporation of PrimeWatch, Inc.*
          3.6            -- By-Laws of PrimeWatch, Inc.*
          4.1            -- Indenture, dated as of July 31, 1998, by and among the
                            registrant, as issuer, Argos Support Services Company, as
                            guarantor, PrimeWatch, Inc., as guarantor, and State
                            Street Bank and Trust Company of Missouri, N.A., as
                            trustee, relating to the registrant's 12 3/8% Senior
                            Subordinated Notes due 2006, Series A and 12 3/8% Senior
                            Subordinated Notes due 2006, Series B.*
          4.2            -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of the registrant (included in Exhibit 4.1).*
          4.3            -- Registration Rights Agreement, dated as of July 31, 1998, by and among the registrant, Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated and NationsBanc Montgomery
                            Securities LLC, as initial purchasers.*
          4.4            -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and the
                            registrant.*
          4.5            -- Account Control Agreement, dated as of July 31, 1998, by and among the registrant, State Street Bank and Trust
                            Company of Missouri, N.A., as escrow agent, and State
                            Street Bank and Trust Company, as custodian and
                            securities intermediary.*
          4.6            -- Guarantee of Argos Support Services Company, dated July
                            31, 1998.*
          4.7            -- Guaranty of PrimeWatch, Inc., dated July 31, 1998.*
          5.1            -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.*
         10.1            -- Purchase Agreement, dated July 24, 1998, among the
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A.*
         10.2            -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., the registrant, various banks,
                            Paribas (formerly known as Banque Paribas), as
                            Syndication Agent, Fleet National Bank, as Administrative
                            Agent, and General Electric Capital Corporation, as
                            Documentation Agent.*++

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.3            -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended.*
         10.4            -- Intentionally omitted.
         10.5            -- Intentionally omitted.
         10.6            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Rodney A. Weary.*
         10.7            -- Employment Agreement, dated February 12, 1997, between
                            the registrant and Jo Ellen Linn.*
         10.8            -- Employment Agreement, dated as of November 3, 1997,
                            between the registrant and William J. Gerski.*
         10.9            -- Intentionally omitted.
         10.10           -- Employment Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.11           -- Non-Competition Agreement between the registrant and
                            Rodney A. Weary.*
         10.12           -- Non-Competition Agreement, between the registrant and Jo
                            Ellen Linn.*
         10.13           -- Non-Competition Agreement, dated August 24, 1998, between the registrant and John R. Hager.*
         10.14           -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between the registrant and each of the
                            members of the registrant's Board of Directors.*
         10.15           -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between the registrant and John R.
                            Hager.*
         10.16           -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent.*
         10.17           -- First Amendment to Amended and Restated Credit Agreement,
                            dated as of February 10, 1999, among Golden Sky Holdings,
                            Inc., the registrant, various banks, Paribas (formerly
                            known as Banque Paribas), as Syndication Agent, Fleet
                            National Bank, as Administrative Agent, and General
                            Electric Capital Corporation, as Documentation Agent.
         10.18           -- Office Building Lease, dated January 27, 1999, between
                            Belletower Partners, L.L.C. and the registrant.
         12.1            -- Statements re Computation of Ratios.*
         21.1            -- Subsidiaries of the registrant.*
         23.1            -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).*
         23.2            -- Consent of KPMG Peat Marwick LLP.
         23.3            -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
         23.4            -- Consent of Loucks & Glassley, pllp.
         23.5            -- Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.
         23.6            -- Consent of Moss Adams LLP.
         23.7            -- Consent of Curtis Blakely & Co., P.C.
         23.8            -- Consent of CHMS P.C.
         23.9            -- Intentionally Omitted
         23.10           -- Consent of Olsen Thielen & Co., LTD

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         23.11           -- Consent of Summers, McNea & Company, P.C.
         24.1            -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky Systems, Inc. (included in the
                            signature pages).
         24.2            -- Power of Attorney of the members of the Board of
                            Directors of Argos Support Services Company (included in
                            the signature pages).*
         24.3            -- Power of Attorney of the members of the Board of
                            Directors of PrimeWatch, Inc. (included in the signature
                            pages).*
         25.1            -- Statement on Form T-1 of Eligibility of Trustee.*
         27.1            -- Financial Data Schedule.
         99.1            -- Form of Letter of Transmittal.*
         99.2            -- Form of Notice of Guaranteed Delivery.*
         99.3            -- Stock Purchase Agreement, dated as of February 12, 1997, among the registrant, Rodney A. Weary and the investors
                            named therein.*
         99.4            -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., the registrant,
                            Rodney A. Weary, and the investors named therein.*
         99.5            -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein.*

---------------

  + Certain schedules to these Exhibits have been omitted pursuant to Item
    601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to provide a copy of any such omitted schedule to the Commission upon request.

  * Previously filed.

  ++ Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.